                                                                   Exhibit 99.1




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                           CONVERSION APPRAISAL REPORT

                                CFS BANCORP, INC.

                          PROPOSED HOLDING COMPANY FOR
                        CITIZENS FINANCIAL SERVICES, FSB
                                Munster, Indiana


                                  Dated As Of:
                                 March 13, 1998

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                                  Prepared By:

                                RP Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

                                  [LETTERHEAD]


                                                                  March 13, 1998




Board of Directors
Citizens Financial Services, FSB
707 Ridge Road
Munster, Indiana  46321

Gentlemen:


         At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.

         This Appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS"), including the most recent revisions as of October 21, 1994, and applicable interpretations thereof.


Description of Reorganization

         The Board of Directors of Citizens Financial Services, FSB ("Citizens Financial") has adopted a Plan of Conversion (the "Plan") pursuant to which Citizens Financial will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and issue all of its outstanding shares to CFS Bancorp, Inc. ("Bancorp"). Bancorp is a Delaware corporation organized in March 1998 by Citizens Financial for the purpose of becoming a unitary holding company of Citizens Financial. Pursuant to the Plan, Bancorp will offer shares of Common Stock in the Subscription Offering, the concurrent Community Offering and, if necessary, in a Syndicated Community Offering. The Common Stock is first being offered in the Subscription Offering with nontransferable subscription rights being granted to Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, Other Members, and directors, officers and employees of Citizens Financial.

         Pursuant to an Agreement and Plan of Merger (the "Agreement"), dated December 29, 1997, Citizens Financial agreed to acquire SuburbFed Bancorp, Inc., the Delaware chartered unitary savings and loan holding company for Suburban Federal Savings, a Federal Savings Bank, Flossmoor, Illinois ("Suburban"), a federally-chartered stock savings bank. Suburban converted to stock form March 3, 1992, and its stock is listed on the NASDAQ SmallCap Market under the ticket symbol "SFSB". Pursuant to the Agreement, Citizens Financial will issue 3.6 shares of common stock for each outstanding share of Suburban common stock equivalent to

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RP Financial, LC.
Board of Directors
March 13, 1998
Page 2


$36.00 per share, based on a $10.00 initial public offering ("IPO") price per share, concurrent with consummation of the stock conversion. Cash will be paid in lieu of fractional shares. Based on approximately 1.265 million SuburbFed shares outstanding as of December 31, 1997, the total merger consideration approximated $45.565 million. Additionally, the existing options for stock of Suburban will be exchanged for options of Citizens Financial pursuant to previously referenced exchange ratio and the exercise price of such options shall be reduced to preserve the economic basis of such options. Citizens Financial will merge the operations of Suburban into those of Citizens Financial. It is anticipated that the merger will be accounted for a as pooling of interests and that certain financial adjustments will be made concurrent with the merger. The transaction is expected to constitute a tax-free reorganization under the Internal Revenue Code, so that SuburbFed shareholders who receive Citizens Financial's common stock will not recognize gain or loss in connection with the exchange.

         In addition, Bancorp intends to donate to a charitable foundation, immediately following the Conversion, authorized but unissued shares of Company Common Stock in an amount equal to $3,000,000 or 300,000 shares to be issued out of authorized but unissued shares. All capitalized terms not otherwise defined in this letter have the meanings given such terms in the Plan.


RP Financial, LC.

         RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting Citizens Financial and Bancorp in the preparation of the post-conversion business plan, we are independent of Citizens Financial and Bancorp and the other parties engaged by Citizens Financial or Bancorp to assist in the transaction.


Valuation Methodology

         In preparing our appraisal, we have reviewed Citizens Financial's and Bancorp's Application for Approval of Conversion, including the Proxy Statement, as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission. We have conducted a financial analysis of Citizens Financial that has included a review of its audited financial information for the last five fiscal years and various more recent unaudited information and internal financial reports and due diligence related discussions with Citizens Financial's management; Ernst & Young LLP, Citizens Financial's independent auditor; Elias, Matz, Tiernan & Herrick, L.L.P., Citizens Financial's conversion counsel; and Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., Citizens Financial's financial and marketing advisor in connection with Bancorp's stock offering. Additionally, we have conducted an analysis of Suburban, including a review of financial documents and discussions with Suburban's management. All conclusions set forth in the

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RP Financial, LC.
Board of Directors
March 13, 1998
Page 3


appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

         We have investigated the competitive environment within which Citizens Financial operates and have assessed Citizens Financial's relative strengths and weaknesses, incorporating the merger with Suburban. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on Citizens Financial and the industry as a whole. We have analyzed the potential effects of the stock conversion and simultaneous merger on Citizens Financial's operating characteristics and financial performance as they relate to the pro forma market value. We have reviewed the overall conditions in the primary market area as set forth in demographic, economic and competitive information prepared by CACI, SNL Securities and other third party private and governmental sources. We have compared Citizens Financial's financial performance and condition, incorporating the merger with Suburban, with selected publicly-traded thrifts and thrift holding companies in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed the current conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts and thrift holding companies. We have excluded from such analyses publicly-traded mutual holding companies and thrifts subject to announced or rumored acquisition and/or other unusual characteristics.

         Our Appraisal is based on Citizens Financial's representation that the information contained in the regulatory applications and additional information furnished to us by Citizens Financial and Suburban and its respective independent auditors, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by Citizens Financial or Suburban, or their respective independent auditors, legal counsel and other authorized agents, nor did we independently value the assets or liabilities of Citizens Financial or Suburban. Our valuation was also predicated on Citizens Financial completing the merger with Suburban in a manner consistent with the Agreement. The pro forma valuation considers Citizens Financial only as a going concern and should not be considered as an indication of the liquidation value.

         Our appraised value is predicated on a continuation of the current operating environment for Citizens Financial and Bancorp and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or Citizens Financial's and Bancorp's values alone. It is our understanding that there are no current plans for selling control of Bancorp or Citizens Financial following Conversion. To the extent that such factors can be foreseen, they have been factored into our analysis.

         The estimated pro forma market value is defined as the price at which Bancorp's Common Stock, immediately upon completion of the conversion offering, would change hands

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RP Financial, LC.
Board of Directors
March 13, 1998
Page 4

between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.


Valuation Conclusion

         It is our opinion that, as of March 13, 1998, the aggregate pro forma market value of the shares to be issued was $183,564,520, at the midpoint, incorporating the merger with SuburbFed and the 300,000 shares issued to the Foundation following consummation of the offering. Based on this valuation, the Directors of Bancorp and Citizens Financial have established the Purchase Price and the number of shares of Common Stock to be offered, and the resulting range of value. Accordingly, the Boards have established a range of value above and below the appraised value ("midpoint"), incorporating the fixed exchange for SuburbFed, of $45.6 million, indicating a minimum value of $163.3 million and a maximum value of $203.8 million. Based on the $10.00 per share issue price determined by the Boards, this valuation range equates to an issuance of 16,331,452 shares at the minimum to 20,381,452 shares at the maximum, and 18,356,452 shares at the midpoint. In the event that the appraised value is subject to an increase, up to 22,710,202 shares may be issued at a price of $10.00 per share, for an aggregate market value of $227.1 million, without a resolicitation.

         Based on this valuation range, the offering range is as follows:
$114,750,000 at the minimum, $135,000,000 at the midpoint, $155,250,000 at the maximum and $178,537,500 at the supermaximum. Based on a $10.00 per share offering price, the number of offering shares is as follows: 11,475,000 at the minimum, 13,500,000 at the midpoint, 15,525,000 at the maximum and 17,853,750 at the supermaximum.


Limiting Factors and Considerations

         Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the Conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof.

         RP Financial's valuation was determined based on the financial condition and operations of Citizens Financial and Suburban as of December 31, 1997, the date of the financial data included in Bancorp's prospectus, and structure of the merger as set forth in the Agreement.

         RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

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RP Financial, LC.
Board of Directors
March 13, 1998
Page 5

         This valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in Citizens Financial's and/or Suburban's financial performance and condition, management policies, current conditions in the equity markets for thrift shares and structure and pro forma impact of the merger. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.


                                             Respectfully submitted,

                                             RP FINANCIAL, LC.



                                             /s/RONALD S. RIGGINS
                                             --------------------
                                             Ronald S. Riggins
                                             President



                                             /s/JAMES P. HENNESSEY
                                             ---------------------
                                             James P. Hennessey
                                             Senior Vice President


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RP Financial, LC.


                                TABLE OF CONTENTS
                                CFS BANCORP, INC.
                        CITIZENS FINANCIAL SERVICES, FSB


                                                                          PAGE
  DESCRIPTION                                                            NUMBER


CHAPTER ONE               OVERVIEW AND FINANCIAL ANALYSIS

   Introduction                                                            1.1
   Plan of Conversion and Bancorp Reorganization                           1.1
   Acquisition of SuburbFed Financial Corp.                                1.2
   Establishment of a Charitable Foundation                                1.4
   Strategic Discussion                                                    1.4
   Balance Sheet Trends                                                    1.9
   Income and Expense Trends                                               1.15
   Interest Rate Risk Management                                           1.20
   Lending Activities and Strategy                                         1.21
   Asset Quality                                                           1.24
   Funding Strategy                                                        1.25
   Subsidiary Activities                                                   1.26
   Legal Proceedings                                                       1.27



CHAPTER TWO               MARKET AREA

   Market Area Demographics                                                2.2
   Economy                                                                 2.4
   Market Area Deposit Characteristics and Competition                     2.5



CHAPTER THREE             PEER GROUP ANALYSIS

   Selection of Peer Group                                                 3.1
   Financial Condition                                                     3.6
   Income and Expense Trends                                               3.9
   Loan Composition                                                        3.13
   Credit Risk                                                             3.13
   Interest Rate Risk                                                      3.13
   Market Area and Competitive Characteristics                             3.16


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RP Financial, LC.

                                TABLE OF CONTENTS
                                CFS BANCORP, INC.
                        CITIZENS FINANCIAL SERVICES, FSB
                                   (continued)


                                                                          PAGE
  DESCRIPTION                                                            NUMBER


CHAPTER FOUR              VALUATION ANALYSIS

   Introduction                                                            4.1
   Appraisal Guidelines                                                    4.1
   RP Financial Approach to the Valuation                                  4.1
   Valuation Analysis                                                      4.2
          1.   Financial Condition                                         4.3
          2.   Profitability, Growth and Viability of Earnings             4.4
          3.   Asset Growth                                                4.5
          4.   Primary Market Area                                         4.5
          5.   Dividends                                                   4.6
          6.   Liquidity of the Shares                                     4.7
          7.   Marketing of the Issue                                      4.7
                    A.  The Public Market                                  4.8
                    B.  The New Issue Market                               4.14
                    C.  The Acquisition Market                             4.16
          8.   Management                                                  4.18
          9.   Effect of Government Regulation and Regulatory Reform       4.18
   Summary of Adjustments                                                  4.19
   Valuation Approaches                                                    4.19
          1.   Price-to-Book ("P/B")                                       4.21
          2.   Price-to-Earnings ("P/E")                                   4.22
          3.   Price-to-Assets ("P/A")                                     4.22
   Comparison to Recent Conversions                                        4.23
   Valuation Conclusion                                                    4.23

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RP Financial, LC.

                                 LIST OF TABLES
                                CFS BANCORP, INC.
                        CITIZENS FINANCIAL SERVICES, FSB



  TABLE
NUMBER     DESCRIPTION                                                    PAGE


  1.1      Historical Balance Sheets                                       1.10
  1.2      Historical Income Statements                                    1.16


  2.1      Summary Demographic Data                                        2.3
  2.2      Market Area Unemployment Trends                                 2.5
  2.3      Deposit Summary                                                 2.6


  3.1      Peer Group of Publicly-Traded Thrifts                           3.4
  3.2      Balance Sheet Composition and Growth Rates                      3.8
  3.3      Income as a Percent of Average Assets and
             Yields, Costs, Spreads                                        3.10
  3.4      Loan Portfolio Composition and Related Information              3.14
  3.5      Credit Risk Measures and Related Information                    3.15
  3.6      Interest Rate Risk Measures and Net Interest
             Income Volatility                                             3.17


  4.1      Pricing Characteristics and After-Market Trends
             (Recent Conversions)                                          4.15
  4.2      Market Pricing Comparatives                                     4.17
  4.3      Public Market Pricing                                           4.25




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RP Financial, LC.
Page 1.1


                       I. OVERVIEW AND FINANCIAL ANALYSIS



Introduction

         Citizens Financial Services, FSB, ("Citizens Financial" or the "Bank") is a federally-chartered mutual savings bank operating through its headquarters in Munster, Indiana and 11 full service offices that serve northwest Indiana, including Lake, LaPorte and Porter Counties and contiguous markets. The Bank was established in 1934, and has served its communities continuously since that time. Citizens Financial's deposits are insured to regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") and the Bank is a member of the Federal Home Loan Bank ("FHLB") System. As of December 31, 1997, the Bank reported total assets of $746.0 million, total deposits of $669.4 million and total equity of $65.7 million, equal to 8.80 percent of assets. For the twelve months ended December 31, 1997, Citizens Financial reported net income of $1.8 million, equal to approximately 0.26 percent of average assets.

         As described more fully herein, the Bank is converting to stock form and reorganizing in holding company form, and simultaneously acquiring SuburbFed Financial Corp. by means of a share exchange. This conversion valuation appraisal of Citizens Financial takes into account the pro forma impact of the merger. Accordingly, the analyses contained herein incorporate both institutions. CFS Bancorp ("CFS" or "Bancorp") will be the resulting holding company for the merged stock federal savings bank.


Plan of Conversion and Bancorp Reorganization

         CFS, a Delaware corporation, was organized in March 1998 in conjunction with the mutual-to-stock conversion of Citizens Financial. In the course of the conversion, Bancorp will acquire all of the capital stock that the Bank will issue upon conversion from the mutual to stock form of ownership. Going forward, Bancorp will own 100 percent of the merged Bank's stock, and the merged Bank will be Bancorp's sole subsidiary. At this time, no other major activities are contemplated for Bancorp other than the ownership of the Bank. Bancorp plans to retain up

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RP Financial, LC.
Page 1.2


to 50 percent of the net proceeds from the sale of common stock and to use the remaining proceeds to purchase all of the then to be issued and outstanding capital stock of the Bank.


Acquisition of SuburbFed Financial Corp.

         Pursuant to an Agreement and Plan of Merger (the "Agreement"), dated December 29, 1997, Citizens Financial agreed to acquire SuburbFed Financial Corp., Flossmoor, Illinois ("SuburbFed"), the unitary savings and loan holding company for Suburban Federal Savings, a Federal Savings Bank ("Suburban"). SuburbFed is a Delaware corporation that was organized in 1991 in conjunction with Suburban's mutual-to-stock conversion. SuburbFed is a publicly-traded company whose stock is listed on the NASDAQ Small Cap Market under the ticker symbol "SFSB". As of December 31, 1997, SuburbFed reported consolidated assets of $438.5 million, deposits of $316.7 million, and stockholders' equity of $29.5 million, or 6.7 percent of total assets. Suburban is a federally-chartered stock savings bank operating through an administrative office in Harvey, Illinois, and a total of 11 retail branch offices in the southern and southwestern Chicago suburbs of Illinois, including 8 in Cook County and 1 each in Will and DuPage Counties, Illinois, and 1 office in Lake County, Indiana. The deposits of Suburban are insured to regulatory maximums by SAIF and Suburban is a member of the FHLB system.

         As described more fully herein, SuburbFed shares many of Citizens Financial's characteristics, i.e., primarily a single family residential lender largely funding with retail deposits serving the market surrounding the branches. SuburbFed currently has a more leveraged capital position than Citizens Financial and maintains a higher proportion of assets in loans. In this regard, SuburbFed has supplemented retail deposits with borrowed funds and utilized correspondent loan broker relationships to achieve its current asset mix. Furthermore, five of SuburbFed's branches are located in supermarkets, whereas all of Citizens Financial's branches are traditional branches. Citizens Financial and Suburban Federal currently serve contiguous market areas. Citizens Financial believes the merger will enhance its ability to offer full service banking services in the Illinois suburbs south and southwest of Chicago and facilitate asset growth by offering loans and other products in an expanded area. Upon completion of the

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RP Financial, LC.
Page 1.3


merger, Citizens Financial will continue to be investment and insurance center. headquartered in Munster, Indiana, with 24 full service branches as well as an

         Pursuant to the Agreement, at the effective time of the merger, each share of common stock of SuburbFed issued and outstanding, shall by virtue of the merger be converted into the right to receive CFS Common Stock with a value of $36.00 per share, or 3.6 shares based on an initial offering price for CFS stock of $10.00 per share. Additionally, each SuburbFed stock option outstanding at the effective time of the merger shall be converted into and become the right to receive an option to purchase CFS Common Stock. The number of shares of CFS Common Stock subject to each SuburbFed stock option shall be equal to the number of shares subject to such option multiplied by 3.6 and the exercise price for each SuburbFed stock option will be adjusted by dividing the per share exercise price by 3.6. As of December 31, 1997, SuburbFed had 1,265,681 shares of common stock issued and outstanding and 264,159 stock options outstanding, of which 159,309 shares subject to option were exercisable. Cash will be paid in lieu of fractional shares. Based on a $10.00 per share conversion offering price, the total value of the SuburbFed merger approximated $49 million.

         As described more fully herein, the merger is anticipated to be accounted for as a pooling of interests. At the time of the merger, certain merger expenses will be recognized, approximating $4.3 million on an after-tax basis, to reflect the following: (1) certain financial advisory, legal and other expenses in connection with the merger; (2) expenses related to payouts on the SuburbFed management contracts; (3) expenses related to converting data processing to a single system and upgrading SuburbFed offices to Citizens Financial standards; and (4) increasing the SuburbFed allowances for loan losses to levels consistent with Citizens Financial's policies and procedures. Merger synergies are not expected in the short-term as there will be no office consolidation or staff terminations concurrent with the merger.

         There will be a seven member Board of Directors of Bancorp, comprised of six directors from Citizens Financial and one director from SuburbFed. The six member executive management team of the merged institution will be comprised of the top three officers from each institution.

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RP Financial, LC.
Page 1.4


Establishment of a Charitable Foundation

         In order to enhance the Bank's existing historically strong service and reinvestment activities in the local community, the Plan of Conversion provides for the establishment of The Citizens Foundation (the "Foundation"), which will be a private charitable foundation in connection with the conversion. The Plan provides that the Bank and Bancorp will create the Foundation and fund it with shares of common stock contributed by Bancorp from authorized but unissued shares in a fixed amount equal to $3,000,000, or 300,000 shares, immediately upon consummation of the conversion transaction. The Bank believes that the conversion transaction provides a unique opportunity to put its well-regarded name on an entity that has significant value -- an opportunity for corporate activities outside of core banking. The Foundation is intended to complement the Bank's existing community reinvestment activities and will be dedicated to the promotion of charitable purposes and community development activities within the communities served by the Bank on a merged basis. Funding the Foundation with shares of common stock of Bancorp will enable the local community served to share in the growth and the profitability of Bancorp over the long term through dividends and price appreciation. As such, the Bank believes the Foundation will generate community goodwill toward Bancorp, increase the Bank's local visibility and further enhance the Bank's strong reputation for community service, thereby strengthening the community banking franchise.

         The formation and issuance of shares to the Foundation will result in dilution of pro forma book value and earnings per share as Bancorp will not receive proceeds from the shares issued to the Foundation.


Strategic Discussion

         Citizens Financial

             Citizens Financial is a well-capitalized community-oriented savings institution operating in northwest Indiana, which is encompassed within the greater Chicago metropolitan area. The Bank's current operations and strategic direction have been significantly influenced by certain events over the last several decades. In particular, during the early 1980s, the Bank experienced diminished profitability as interest rates and the cost of funds increased rapidly while interest income on long-term fixed rate loans and investments increased relatively slowly.

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RP Financial, LC.
Page 1.5


Additionally, during this same time frame, the local economy in northwest Indiana was under severe pressure as the region's traditional employers, including the steel mills and heavy manufacturers, imposed layoffs resulting in high unemployment rates. Earnings pressure coupled with the 1983 acquisition of two local troubled thrift institutions with approximately $250 million of total assets, resulting in approximately $52.9 million of supervisory goodwill, diminished the Bank's capital base to levels close to the regulatory minimum requirements in place at the time. For the next decade, the focus of management was on increasing the Bank's tangible capital and restructuring the balance sheet. Citizens Financial was largely in a "no growth" mode over this time frame as it sought to increase earnings, maintain the customer base, and build the tangible capital-to-assets ratio to approximately 10 percent. During this period, the Bank sought to restructure the balance sheet with the objective of more closely matching the repricing structure of assets and liabilities and reducing the Bank's interest rate risk exposure. The result of the operating strategy over this period led to a high proportion of assets in securities, particularly mortgage-backed securities ("MBS") with laddered maturities.

             Commencing in 1992, having achieved targeted capital levels, management sought to resume growth and diversify revenues. Management instituted a number of strategies designed to make the Bank more competitive with local community banks who were offering a broader range of products in services. In this regard, the Bank instituted a business development program and currently employs a total of seven Business Development Officers ("BDOs"). The BDOs are experienced lenders responsible for developing relationships with real estate professionals, accountants, and other third parties who may be able to facilitate the growth of the Bank's loan and deposit business. The success of the BDO program is partially attributable to Citizens Financial's decision in 1997 to offer 15 and 30 year fixed rate loans; the expanded array of loan products has made the Bank more competitive with the mortgage bankers, brokers, and other community banks operating in the regional markets.

             The Bank's loan growth was relatively slow until 1997. The Board of Directors has authorized the retention of longer-term fixed rate loan originations, including 15 and 30 year fixed rate loans. The increased loan origination volumes experienced in fiscal 1997 coupled with the retention of long-term fixed rate loans for portfolio resulted in an increase in the Bank's loan portfolio and total assets during the year. Although the Bank intends to continue to build the

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RP Financial, LC.
Page 1.6


loan portfolio, a portion of longer-term fixed rate mortgage loans (primarily 30 year loans) may be sold into the secondary market due to interest rate risk considerations. Historically, the Bank has not actively sold loans in the secondary market. Accordingly, future growth of the loan portfolio may be less than the level experienced in 1997.

             In the past few years, Citizens Financial sought to more aggressively price certain deposit accounts in order to attract funds and meet targeted growth. A portion of the growth achieved in fiscal 1997 was attributable to a special CD promotion, which attracted $38 million of deposits in a short time frame at an annual interest cost of 7.17 percent, roughly double target levels. An objective of such special promotions other than attracting funds has been to attract customers to cross-sell other products and services. Additionally, the Bank has revamped its retail checking programs and is seeking to improve commercial checking account programs to reduce the interest rate sensitivity of funding liabilities.

             In conjunction with the growth and expansion strategy, the Bank has sought to increase and diversify earnings by participating in non-traditional activities, including the sale of insurance and investments products (through two operating subsidiaries) and the trust services (directly through the Bank). The objective of the revenue diversification strategy is to increase non-interest fee income, to provide a broader array of financial products and services and to increase the cross-sell ratio to strengthen customer relationships. The Bank has placed registered investment representatives in all of the major branch offices, while the insurance business operates from a separate office in Munster. To increase visibility as a full service financial institution, the Bank frequently holds educational seminars for various professionals (i.e., attorneys and accountants) and customers regarding financial planning and the Bank's related products and services. The Bank will seek to build non-traditional business lines in the future, possibly through acquisition of an existing insurance agency or trust operation, although there are no specific plans at present.

             The Bank previously sought to diversify earnings through a real estate joint venture project consisting of 148 townhomes in Munster, Indiana, undertaken through a limited liability corporation. Due to a delay in starting the project and slow sales from an overbuilt market, the project encountered financial difficulties which led the Bank to purchase the ownership position of its partner in 1997. As a result, the Bank reported related losses on sale on the project of

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RP Financial, LC.
Page 1.7


$606,000 in 1996 and $1,177,000 in 1997 and operating losses of $1.3 million in the most recent fiscal year. All remaining units have been substantially completed and sold, eliminating the Bank's remaining exposure.

             Notwithstanding efforts to diversify operations and revenues, Citizens Financial continues to generate revenues primarily through traditional thrift operations. Interest-earning assets are primarily comprised of securities and permanent residential mortgage loans and, to a lesser extent, construction loans as well as multi-family and commercial mortgage loans. Due in part to relatively strong local demand for long-term fixed rate mortgage loans coupled with efforts to manage interest rate risk and credit risk, loans receivable comprised only 41 percent of assets as of December 31, 1997. The balance of interest-earning assets were comprised of mortgage participation certificates and collateralized mortgage obligations (qualifying as real estate mortgage investment conduits), or "REMICs", as well as investment securities and liquidity instruments.

         SuburbFed

             Suburban was initially organized in 1910 as Harvey Building and Loan and converted to a federal charter in 1934. Suburban serves the south and southwestern suburban market of Chicago, a market contiguous to the Bank's market. Like Citizens, SuburbFed primarily originates local residential one-to-four family loans. SuburbFed has increasingly utilized borrowings to supplement retail deposits following the 1992 stock conversion to leverage stockholders equity to increase the portfolio of loans, partially through correspondent broker relationships.

             To a lesser extent, SuburbFed engages, through its wholly-owned subsidiaries, in offering insurance and other financial services. SuburbFed's loan portfolio is dominated by adjustable rate mortgage ("ARMs") loans, particularly ARMs featuring a fixed rate for 1, 3 or 5 years before converting to an adjustable loan.

             SuburbFed has expanded its traditional branch network to include five branches located inside the stores of a regional grocery store company.

RP Financial, LC.
Page 1.8


         Merged Bank

             The business plan of the Bank, inclusive of the acquired operations of SuburbFed, are expected to continue to focus on products and services which have facilitated growth of the Bank to date. Specifically, the largest segment of Citizens Financial's business will continue to consist of traditional deposit products and retail banking services with funds deployed primarily into residential mortgage loans with excess funds deployed into investment securities and MBS. The acquisition of SuburbFed is expected to enhance the Bank's ability to compete and grow. The merger will result in the immediate leverage of the capital raised in the Bank's stock conversion, owing to the relatively leveraged capital position of SuburbFed. While the Bank and the Company will continue to maintain a strong capital level following the conversion and acquisition, management efforts over the near term following the conversion will largely be focused on enhancing efficiency, including completing the integration of SuburbFed into Citizens Financial's operations, continuing to manage interest rate risk, maintaining good asset quality and pursuing growth in the south Chicago suburban areas through existing facilities with an emphasis on cross-selling.

         Stock Conversion

             The key components of this strategy are the acquisition of SuburbFed and the conversion to the stock form of ownership. The acquisition of SuburbFed is intended to provide a source of asset growth in contiguous markets. The stock conversion is intended to accomplish several objectives: provide the opportunity of stock ownership to employees, depositors and management; provide a mechanism to compete with commercial banks and stock-owned thrifts in terms of attracting and retaining employees; and provide the funds, form of consideration and the capital necessary to complete the acquisition of SuburbFed. The additional capital from the stock conversion will be used to support the asset growth resulting from the acquisition, to further strengthen the interest rate risk position and to provide a capital cushion to safeguard against contingencies such as credit losses or an adverse interest rate environment. As disclosed in the Bank's prospectus, the proceeds from the stock conversion are anticipated to be invested as follows.

RP Financial, LC.
Page 1.9


        - Bancorp. Bancorp will retain up to 50 percent of the net conversion proceeds. Bancorp funds, net of the loan to the ESOP, are expected to be invested initially into short- and intermediate-term investment securities or mortgage-related securities. Over time, Bancorp funds will be utilized for various corporate purposes, possibly including the payment of regular/ special cash dividends, acquisitions, infusing additional equity into the Bank and/or repurchases of common stock.

        - Citizens Financial. At least 50 percent of the net conversion proceeds will be infused into the Bank in exchange for all of the Bank's newly issued stock. The increase in capital will be less, as the amount to be borrowed by the ESOP to fund an 8 percent stock purchase will be deducted from capital. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds, and are expected to initially be invested in short-term investments and/or used to repay borrowed funds of Suburban as they mature.


             Aside from the acquisition of SuburbFed, Citizens Financial presently has no intention to pursue significant asset growth to leverage its new capital initially. Instead, Citizens Financial's business plan calls for consolidating the operations of SuburbFed into those of Citizens Financial, effectively deploying the funds held by the Company, and undertaking moderate asset growth through the expanded branch network. Over the long term, management will continue to review growth opportunities including internal growth, branching and acquisitions of branches or other institutions.


Balance Sheet Trends

         Growth Trends

             Table 1.1 shows the Bank's historical balance sheets from December 31, 1993 to December 31, 1997, and the Bank's pro forma balance sheet at December 31, 1997 giving effect to the SuburbFed merger (but before incorporating the capital to be raised in conversion and merger expenses). The following paragraphs describe the historical balance sheet changes for Citizens Financial on a pre-acquisition basis. The pro forma balance sheet impact of the acquisition of SuburbFed will be discussed at the end of this section.

             Over the last 5 years, Citizens Financial's asset base increased at an annualized rate of nearly 6.7 percent. The moderate 4.0 percent asset growth rate through 1996 was partially

RP Financial, LC.
Page 1.10


                                   Table 1.1
                        Citizens Financial Services, FSB
                           Historical Balance Sheets
                         (Amount and Percent of Assets)



                                                        For the Fiscal Year Ended December 31,
                                         ---------------------------------------------------------------------
                                                1993                   1994                      1995
                                         ----------------        -----------------       ---------------------
                                         Amount       Pct        Amount        Pct       Amount          Pct
                                         ------       ---        ------        ---       ------          ---
                                         ($000)       (%)        ($000)        (%)       ($000)          (%)
Total Amount of:
  Assets ..........................     $575,816    100.00%     $590,607     100.00%    $602,606      100.00%
  Cash & cash equivalents .........        9,534      1.66%        8,544       1.45%      29,411        4.88%
  Investment securities-HTM .......      293,489     50.97%      328,268      55.58%     310,674       51.56%
  Investment securities-AFS .......            0      0.00%            0       0.00%           0        0.00%
  Loans receivable ................      238,986     41.50%      237,721      40.25%     243,387       40.39%
  Deposits ........................      491,696     85.39%      523,686      88.67%     531,033       88.12%
  Total Equity ....................       74,695     12.97%       58,348       9.88%      62,025       10.29%
  AFS Equity Adjustment`............                   0.00%                    0.00%        ---        0.00%


Memo:
  Loans/Deposits ..................                  56.69%                   62.68%                    58.50%
  IEA/IBL (Average) ...............                 108.08%                  108.25%                   108.26%

  Non-Performing Assets/Assets ....                   0.27%                    0.34%                     0.19%
  Allow. for Loan Losses as a % of:
     Loans Receivable, net ........                   0.52%                    0.55%                     0.59%
     Non-Performing Loans .........                 100.93%                   84.49%                   208.14%



                                         For the Fiscal Year Ended December 31,    Compounded      Pro Forma Combined
                                         --------------------------------------     Annual              As of
                                                 1996                 1997         Growth Rate     December 31, 1997
                                         ----------------      ----------------    -----------     -------------------
                                         Amount       Pct      Amount       Pct       Pct          Amount          Pct
                                         ------       ---      ------       ---       ---          ------          ---
                                         ($000)       (%)      ($000)       (%)       (%)          ($000)          (%)
Total Amount of:
  Assets ..........................     $646,993    100.00%   $746,050    100.00%    6.69%       $1,184,512     100.00%
  Cash & cash equivalents .........       38,517      5.95%     12,660      1.70%    7.35%           20,837       1.76%
  Investment securities-HTM .......      288,769     44.63%    381,752     51.17%    6.79%          462,903      39.08%
  Investment securities-AFS .......       45,830      7.08%     24,714      3.31%     N.M.           65,836       5.56%
  Loans receivable ................      249,058     38.49%    301,934     40.47%    6.02%          595,566      50.28%
  Deposits ........................      573,728     88.68%    669,417     89.73%    8.02%          986,073      83.25%
  Total Equity ....................       63,730      9.85%     65,689      8.80%   -3.16%           95,196       8.04%
  AFS Equity Adjustment ...........                   0.00%                 0.00%     --                          0.00%


Memo:
  Loans/Deposits ..................                  50.33%                57.03%                                 46.94%
  IEA/IBL (Average) ...............                 107.80%               107.23%                                107.15%

  Non-Performing Assets/Assets ....                   0.30%                 0.80%                                  0.64%
  Allow. for Loan Losses as a % of:
     Loans Receivable, net ........                   0.59%                 0.50%                                  0.66%
     Non-Performing Loans .........                  93.44%                35.16%                                 65.80%




Sources:  Citizens Financial's prospectus.
`

RP Financial, LC.
Page 1.11


attributable to a limited array of loan products, particularly longer-term fixed rate residential mortgage loan products. Over this period, the majority of growth was deployed into investment and mortgage-related securities, which increased from a balance of $293.5 million as of December 31, 1993, to $334.6 million as of December 31, 1996, and the loans/assets ratio declined from 43.0 percent to 38.5 percent, respectively. Following a renewed growth strategy, the balance of total assets increased by $99 million, from $647.0 million as of December 31, 1996, to $746.0 as of December 31, 1997, or by 15.3 percent, with the growth fueled by expansion of the loan portfolio which increased to 40.5 percent of assets.

             The composition of the Bank's asset base has undergone moderate changes since year end 1993 as loans receivable increased at an annual rate of
6.0 percent while investments increased at a faster pace of 8.5 percent. During the past year, however, loans increased by more than 21 percent. Assets have been primarily funded with deposits, which increased at an 8.0 percent annualized rate. During the most recent year, as a result of a special CD promotion (which raised overall funding costs), deposits increased by 16.7 percent. Equity increased at a modest pace since fiscal 1994, reflecting the Bank's moderate earnings levels, with a decline registered in fiscal 1994 attributable to the writeoff of goodwill. The Bank's asset growth the last 2 years led to leveraging the tangible equity capital ratio to 8.8 percent at year end 1997 from the 9.8 to 13.0 percent range during the 1993 to 1996 period. As will be discussed in a section to follow, the asset/liability composition has not changed substantially: the bulk of the Bank's assets are comprised of residential loans and investment securities including MBS and REMICs while the largest segment of the deposit base is comprised of CDs.

         Investment and Mortgage-Backed Securities

             The intent of the Bank's investment policy is to provide adequate liquidity, to generate a favorable return on excess investable funds and to support the overall credit and interest rate risk objectives of the Bank. In this regard, the Bank maintains a relatively large investment portfolio as a result of the past emphasis on maintaining ample liquidity balances and due to low loan growth historically. The Bank anticipates initially reinvesting the net conversion proceeds into investments with short-term maturities, pending longer-term deployment into other investments and loans. Citizens Financial anticipates that the future composition of the liquidity portfolio will consist of similar types of investments as are currently held.

RP Financial, LC.
Page 1.12


             As of December 31, 1997, the Bank's portfolio of cash and cash equivalents totaled $12.7 million, equal to 1.69 percent of assets. Investment securities held to maturity ("HTM") and available for sale ("AFS") totaled $381.8 million and $24.7 million, respectively, as of December 31, 1997 (see
Exhibit I-4). Overall, HTM and AFS investment securities equaled 54.42 percent of total assets at year end 1997, a decline from earlier levels.

             The composition of the investment portfolio has been subject to change over time based on the relative attractiveness of various types of securities in differing interest rate and economic environments. The majority of the Bank's investments are classified as HTM although there is a small portfolio of Government National Mortgage Association ("GNMA") MBS classified as AFS. Management's current investment strategy is to purchase long-term securities with laddered maturities to provide sufficient cash for liquidity purposes. At December 31, 1997, mortgage participation certificates (or mortgage-backed securities) totaled $59.0 million and REMICs totaled $144.5 million. The Bank generally does not invest in mortgage-related securities with estimated average lines over five years, and such securities do not include any residual interests or interest-only and principal-only securities.

             The Bank also invests in U.S. Treasury and Federal agency obligations, totaling $200.7 million at December 31, 1997, generally with estimated average lines of 10 years or less. Up until several years ago, management was largely purchasing mortgage derivative securities, primarily REMIC securities. More recently, Citizens Financial has been purchasing callable agency securities, including securities with five to ten year maturities and call provisions within one year. During 1996 and 1997, virtually all of the Bank's securities have been called within one year of purchase. Such securities provide relatively strong yields and short maturities in a stable or declining rate environment. However, the Bank is subject to extension risk in the event that market interest rates increase significantly. Management seeks to minimize this risk by purchasing securities at a premium which will provide the Bank with relatively strong yields in the event that interest rate movements are unfavorable.

         Loans Receivable

             Loans receivable totaled $301.9 million, or 40.47 percent of total assets, as of December 31, 1997. The relatively low ratio of loans reflect the historical consumer preference for long-term fixed rate loans and the Bank's historical strategy of limiting the investment in

RP Financial, LC.
Page 1.13


such loans due to interest rate risk considerations. More recently, however, the Bank became more active in originating fixed rate loans for portfolio subject to a cap, at which time a portion of such loan originations are expected to be sold in the secondary market. The increased origination activity has been facilitated through the efforts of the BDOs as well as more attractive pricing on loan products. Currently, 1-4 family mortgage loans comprise the largest segment of the loan portfolio, equal to 76.9 percent of total loans. The Bank also maintains a large portfolio of single family construction loans, including construction/perm loans as well as spec construction loans. The balance of the loan portfolio is comprised of a modest proportion of permanent commercial and multi-family mortgage loans as well as non-mortgage loans.

         Funding Structure

             Over the last five fiscal years, the Bank has relied primarily on retail deposits to fund operations, and has not utilized borrowed funds. As discussed previously, deposit growth was comparatively modest between 1993 and 1996, approximating 5.3 percent annually, as the need for funds was relatively modest given the Bank's loan origination volumes. Subsequently, in fiscal 1997, deposits increased by $95.7 million, or by 16.7 percent as the Bank priced its deposits more aggressively with the objective of achieving higher growth targets. In this regard, the deposit base increased by approximately $38 million as a result of a special CD promotion featuring a rate in excess of 7 percent. The composition of deposits has changed modestly over time, with CDs increasing in proportion to total deposits to approximately 70 percent of deposits and as passbook accounts diminished proportionately. As future prospects for in-market deposit growth are expected to be moderate, the Bank has been intensifying its cross-selling strategy to stimulate deposit growth from existing customers. Additionally, the Bank expects to continue to evaluate other acquisition opportunities as well.

         Capital

             Capital has declined since 1993 as a result of the goodwill writeoff in fiscal 1994 while subsequent earnings have increased capital at a
4.0 percent compounded annual rate. As a result of comparatively stronger asset growth, Citizens Financial's equity-to-assets ratio has diminished modestly over the last two years from just below 10 percent to equal 8.8 percent of assets currently. The addition of conversion proceeds will serve to further strengthen Citizens

RP Financial, LC.
Page 1.14


Financial's capital position on a merged basis to enhance its competitive posture within its primary market and expand operations.

         Acquisition of SuburbFed

             Since year end 1993, SuburbFed's total assets have grown at an 11.8 percent rate, while deposits grew more slowly at a 6.7 percent rate. As noted earlier, SuburbFed has increasingly utilized borrowed funds, primarily FHLB advances to fund loan portfolio growth. For example, while assets grew by $158 million over the last 5 years, borrowings increased by $77 million. SuburbFed's loan portfolio has undergone rapid growth, which was partially funded by the cashflow and sale of mortgage-backed securities. Accordingly, the loans/deposits ratio increased from nearly 36 percent at December 31, 1993 to nearly 93 percent at year end 1997. SuburbFed's equity/assets ratio has declined over the last five years as asset growth exceeded equity growth, reflecting moderate profitability, volatile equity adjustments from available for sale investments and two stock repurchase programs, one in each of 1995 and 1996.

             SuburbFed has been predominantly a permanent 1-4 family lender, with such loans representing 80 to 85 percent of loans over the last 5 years. SuburbFed's loan growth has been facilitated with affiliations with correspondent loan brokers.

             Since the acquisition of SuburbFed will be accounted for as a "pooling of interests," SuburbFed's balance sheet and income statement will simply be added to Citizens Financial's balance sheet, before reflecting previously referenced merger expenses. The pro forma pre-conversion impact of the SuburbFed acquisition at December 31, 1997 would have increased Citizens Financial's total assets to $1.185 billion, total deposits to $986.1 million and equity to $95.2 million, or 8.04 percent of assets.

             The post-merger balance sheet composition shifts towards a higher level of loans receivable (50.28 percent pro forma versus 40.47 percent for Citizens Financial alone) and lower level of investments (44.64 percent of assets versus 54.48 percent for Citizens Financial alone). Assets will continue to be funded primarily with deposits, and the borrowings utilized by SuburbFed are anticipated to be retired upon maturity. Notwithstanding the all stock merger transaction and pooling accounting treatment, Citizens Financial's equity will be leveraged modestly on a pre-conversion basis reflecting SuburbFed's lower capital ratio as of December

RP Financial, LC.
Page 1.15


31, 1997. Overall, the combined equity of SuburbFed and Citizens Financial equaled $95.2 million, or 8.04 percent of assets as of December 31, 1997.


Income and Expense Trends

         Table 1.2 shows the Bank's historical income statements from the fiscal year ended December 31, 1993 to December 31, 1997, as well as the Bank's pro forma income statement for the twelve months ended December 31, 1997 reflecting the merger. The following paragraphs describe the historical income statements of Citizens Financial on a pre-merger basis. The pro forma income statement impact of the merger with SuburbFed which reflects the addition of SuburbFed's 1997 statement of operations to Citizens is discussed at the end of this section.

         The Bank has reported moderate earnings for the five fiscal years through December 31, 1997. Earnings for the last two fiscal years have been adversely affected by losses on real estate held for development as well as the special SAIF assessment recorded in fiscal 1996. Additionally, the Bank recorded an increase to its loan loss provisions equal to $1.7 million, or 0.22 percent of assets, in the most recent fiscal year, in response to recent loan growth as well as conditions in the local real estate markets.

         Overall, net income before extraordinary items ranged from a high of $4.2 million, equal to 0.75 percent of average assets, in fiscal 1993, to a low of $1.5 million, equal to 0.24 percent of average assets, in fiscal 1996. For the most recent fiscal year, net income approached $1.8 million, or 0.26 percent of assets. The downward trend in Citizens Financial's earnings has been attributable to large one-time expenses the last two years, but has also reflected the investment in non-interest revenue areas to grow and diversify the revenue base. Over the last four fiscal years, the net interest margin has remained relatively flat, fluctuating at approximately 3 percent of assets while operating expenses experienced a rising trend, although the operating expense ratio declined in the most recent fiscal year as the increase in expenses was outpaced by asset growth. In this regard, Citizens Financial has been incurring expenses to build investment, insurance and trust services revenues, as part of its effort to offer a wider array of products. Likewise, the Bank has employed a total of seven Business Development Officers ("BDOs") with the objective of competing more effectively with other financial institutions and non-bank

RP Financial, LC.
Page 1.16

                                   Table 1.2
                        Citizens Financial Services, FSB
                          Historical Income Statements
                       (Amount and Percent of Assets)(1)



                                                                 For the Fiscal Year Ended December 31,
                                            ---------------------------------------------------------------------------
                                                     1993                        1994                        1995
                                            ---------------------        -------------------        -------------------
                                             Amount          Pct          Amount        Pct          Amount        Pct
                                            --------        -----        --------      -----        --------      -----
                                             ($000)          (%)          ($000)        (%)          ($000)         (%)

Interest Income .........................   $ 37,734         6.73%       $ 37,099       6.26%       $ 43,451       7.32%
Interest Expense ........................    (18,792)       -3.35%        (20,403)     -3.44%        (25,374)     -4.28%
                                            --------        -----        --------      -----        --------      -----
  Net Interest Income ...................   $ 18,942         3.38%       $ 16,696       2.82%       $ 18,077       3.05%
Provision for Loan Losses ...............       (180)       -0.03%           (120)     -0.02%           (120)     -0.02%
                                            --------        -----        --------      -----        --------      -----
  Net Interest Income after Provisions ..   $ 18,762         3.35%       $ 16,576       2.80%       $ 17,957       3.03%

Other Income ............................      1,482         0.26%          1,151       0.19%          1,221       0.21%
Operating Expense .......................    (12,506)       -2.23%        (11,910)     -2.01%        (13,133)     -2.21%
                                            --------        -----        --------      -----        --------      -----
  Net Operating Income ..................   $  7,738         1.38%       $  5,817       0.98%       $  6,045       1.02%

Loss on Real Estate Held for Development    $   --           0.00%       $      6       0.00%       $    (57)     -0.01%
Real Estate Operations ..................       --           0.00%           --         0.00%           --         0.00%
Realized & Unrealized Gains on Securities       --           0.00%           --         0.00%           --         0.00%
Gain on Sale of Loans ...................       --           0.00%           --         0.00%           --         0.00%
Special SAIF Assessment .................       --           0.00%           --         0.00%           --         0.00%
                                            --------        -----        --------      -----        --------      -----
  Net Operating Income ..................   $   --           0.00%       $      6       0.00%       $    (57)     -0.01%

Net Income Before Tax ...................   $  7,738         1.38%       $  5,823       0.98%       $  5,988       1.01%
 Income Taxes ...........................     (3,532)       -0.63%         (2,326)     -0.39%         (2,311)     -0.39%
                                            --------        -----        --------      -----        --------      -----
 Net Income (Loss) Before Extraord. Items   $  4,206         0.75%       $  3,497       0.59%       $  3,677       0.62%
Cumulative Effect of Change in
  Accounting for Income Taxes ...........        350         0.06%        (19,844)     -3.35%           --         0.00%
                                            --------        -----        --------      -----        --------      -----
     Net Income (Loss) ..................   $  4,556         0.81%       $(16,347)     -2.76%       $  3,677       0.62%

Estimated Core Earnings
Net Income ..............................   $  4,206         0.75%       $  3,497       0.59%       $  3,677       0.62%
Addback(Deduct): Non-Recurring (Inc)/Exp        --           0.00%             (6)      0.00%             57       0.01%
Tax Effect ..............................       --           0.00%              2       0.00%            (22)      0.00%
                                            --------        -----        --------      -----        --------      -----
  Estimated Core Income .................   $  4,206         0.75%       $  3,493       0.59%       $  3,712       0.63%

Memo:
      Efficiency Coverage Ratio (2) .....     151.46%                      140.18%                    137.65%
      Efficiency Ratio (3) ..............      61.78%                       67.19%                     68.48%
      Effective Tax Rate ................      45.64%                       39.95%                     38.59%



                                                  For the Fiscal Year Ended December 31,               Pro Forma Combined
                                            --------------------------------------------------        For the 12 Mos. Ended
                                                     1996                         1997                  December 31, 1997
                                            ----------------------        --------------------        --------------------
                                             Amount          Pct           Amount         Pct          Amount         Pct
                                            --------         -----        --------       -----        --------       -----
                                             ($000)           (%)          ($000)         (%)          ($000)         (%)
Interest Income .........................   $ 45,299          7.28%       $ 53,132        7.18%       $ 83,252        7.16%
Interest Expense ........................    (25,802)        -4.14%        (32,377)      -4.38%        (50,858)      -4.37%
                                            --------         -----        --------       -----        --------       -----
  Net Interest Income ...................   $ 19,497          3.13%       $ 20,755        2.80%       $ 32,394        2.79%
Provision for Loan Losses ...............        (60)        -0.01%         (1,660)      -0.22%        (1,840)      -0.16%
                                            --------         -----        --------       -----        --------       -----
  Net Interest Income after Provisions ..   $ 19,437          3.12%       $ 19,095        2.58%       $ 30,554        2.63%


Other Income ............................      1,586          0.25%          2,394        0.32%          5,231        0.45%
Operating Expense .......................    (14,402)        -2.31%        (16,012)      -2.16%        (26,837)      -2.31%
                                            --------         -----        --------       -----        --------       -----
  Net Operating Income ..................   $  6,621          1.06%       $  5,477        0.74%       $  8,948        0.77%


Loss on Real Estate Held for Development    $   (606)        -0.10%       $ (1,177)      -0.16%       $ (1,177)      -0.10%
Real Estate Operations ..................       --            0.00%         (1,309)      -0.18%         (1,309)      -0.11%
Realized & Unrealized Gains on Securities       --            0.00%           --          0.00%            769        0.07%
Gain on Sale of Loans ...................       --            0.00%           --          0.00%             51        0.00%
Special SAIF Assessment .................     (3,525)        -0.57%          --          0.00%           --          0.00%
                                            --------         -----        --------       -----        --------       -----
  Net Operating Income ..................   $ (4,131)        -0.66%      $ (2,486)      -0.34%       $ (1,666)      -0.14%

Net Income Before Tax ...................   $  2,490          0.40%       $  2,991        0.40%       $  7,282        0.63%
 Income Taxes ...........................       (997)        -0.16%        (1,214)      -0.16%         (2,714)      -0.23%
                                            --------         -----        --------       -----        --------       -----
 Net Income (Loss) Before Extraord. Items   $  1,494          0.24%       $  1,777        0.24%       $  4,568        0.39%
Cumulative Effect of Change in
  Accounting for Income Taxes ...........       --            0.00%           --          0.00%           --          0.00%
                                            --------         -----        --------       -----        --------       -----
     Net Income (Loss) ..................   $  1,494          0.24%       $  1,777        0.24%       $  4,568        0.39%

Estimated Core Earnings
Net Income ..............................   $  1,494          0.24%       $  1,777        0.24%       $  4,568        0.39%
Addback(Deduct): Non-Recurring (Inc)/Exp       4,131          0.66%          2,486        0.34%          1,666        0.14%
Tax Effect ..............................     (1,652)        -0.27%        (1,009)      -0.14%           (621)      -0.05%
                                            --------         -----        --------       -----        --------       -----
  Estimated Core Income .................   $  3,973          0.64%       $  3,254        0.44%       $  5,613        0.48%

Memo:
      Efficiency Coverage Ratio (2) .....     135.38%                       129.62%                     120.71%
      Efficiency Ratio (3) ..............      68.51%                        74.51%                      75.00%
      Effective Tax Rate ................      40.04%                        40.59%                      37.27%



(1)      Ratios are as a percent of average assets.

(2)      Net interest income divided by operating expenses.

(3) Operating expenses as a percent of the sum of net interest income and other income (excluding gains on sale).

Sources:  Citizens Financial's prospectus.

RP Financial, LC.
Page 1.17


competitors. Although management expects the long-term returns of such strategies to be favorable, they have initially resulted in higher operating costs.

         Net Interest Income

             Citizens Financial's net interest income declined significantly between fiscal 1993 and 1994, from $17.8 million, equal to 3.53 percent of average assets, to $16.7 million, equal to 2.91 percent of average assets. Subsequently, net interest income has increased in dollar terms, commensurate with the growth of the Bank, but has remained relatively consistent as a percent of average assets, hovering at around 3 percent. The recent stability of the ratio of net interest income to average assets is reflective of the relatively stable interest rates experienced over the last several years coupled with the laddered maturity investment strategy.

             The yields and costs information presented in Exhibit I-5 reflects greater volatility than evidenced in Citizens Financial's net interest income ratio. Specifically, Citizens Financial's interest rate spread equaled 2.67 percent in fiscal 1995, increased to 2.91 percent in fiscal 1996, and decreased to 2.59 percent in the most recent fiscal year. The reduction in fiscal 1997 is primarily attributable to an increasing cost of funds (from 4.67 percent to 5.00 percent) which is the result of the following: (1) a more aggressive growth posture which necessitated more competitive pricing (including the special CD promotion in 1997); and (2) a gradual shift in the deposit composition from passbook savings and transaction accounts to higher costing CDs.

         Non-Interest Income

             Throughout most of its history, the Bank maintained relatively traditional operations which limited the level of non-interest operating income. Other income has shown a gradual upward trend since fiscal 1994, from $1.2 million, equal to 0.19 percent of average assets, to $2.4 million, equal to 0.32 percent of average assets in fiscal 1997. One factor leading to the growth has been expansion of insurance and investment commission revenues, although these operations have not yet contributed to profitability given the expense of such operations. Additionally, in the most recent fiscal year, higher loan origination volumes increased fee income.

RP Financial, LC.
Page 1.18


         Operating Expenses

             Operating expenses have exhibited a rising trend since fiscal 1994, although the operating expense ratio diminished in the most recent fiscal year due to asset growth. For the twelve months ended December 31, 1997, operating expenses totaled $16.0 million, equal to 2.16 percent of average assets. As discussed above, the growth in operating costs has been the result of both growth of the Bank as well as the investment in infrastructure and products required to diversify the revenue stream, such as introducing trust services. Factors contributing to the increase in operating expenses also included the construction of the separate investment and insurance office, remodeling the main office and six branches and improvements to data processing facilities. The increase in 1997 was tempered by the decline in deposit insurance premiums. Citizens Financial's operating expenses are expected to increase in the near term following the conversion as a result of a leveraged ESOP and a Recognition Plan that are expected to purchase stock in the Company (the ESOP is expected to purchase 8.0 percent at the time of conversion and the Recognition Plan is expected to purchase 4.0 percent of the stock in the year following conversion). The amortization expenses associated with both plans will be included in the Bank's future operating expenses. Second, as a publicly-traded institution, there will be additional legal, accounting, printing/mailing and related costs. Third, the Bank has recently opened a new full service office in Valparaiso and expects to open another branch office in fiscal 1999, both of which will place a drag on earnings until they reach a profitable size. Fourth, the Bank expects to have to make an investment to render the EDP systems Year 2000 compliant.

         Loan Loss Provisions

             Loan loss provisions recorded by the Bank were limited from fiscal 1993 to fiscal 1996. In fiscal 1997, loan loss provisions were increased to $1.660 million as a result of the increase in loans, the increase in NPAs and due to management's evaluation of local economic and real estate market conditions. Going forward, management of the Bank intends to continue to evaluate the adequacy of the level of general valuation allowances ("GVAs") on a regular basis, establishing additional loan loss provisions in accordance with the Bank's asset classification and loss reserve policies. Currently, the Bank is accruing $30,000 of loan loss provisions quarterly.

RP Financial, LC.
Page 1.19


         Non-Operating Items

             Until the last two years, non-operating income and expense have had a limited impact on the Bank's operations. Specifically, as described in the Strategic Discussion, Citizens Financial owned a troubled real estate investment which, due to slow sales from an overbuilt market, has resulted in losses for the Bank. Losses on real estate totaled $606,000, or 0.10 percent of average assets, in fiscal 1996 and an additional $1.177 million, equal to 0.16 percent of average assets, in fiscal 1997. All remaining units were sold subsequent to the fiscal 1997 year end, eliminating the Bank's exposure to future loss. Citizens Financial also posted a related $1.3 million real estate operations expense which is believed to be non-recurring in view of the liquidation of the Bank's real estate investment. The other major non-operating expense consisted of the special SAIF assessment in fiscal 1996, which equaled $3.5 million, or
0.57 percent of average assets.

         Pro Forma Earnings Impact of SuburbFed Merger

             Although there was a pronounced change in SuburbFed's asset mix to a higher proportion of loans, net interest income only grew modestly as the interest rate spread and net interest margin were subject to steady erosion over the last five years (for example, the net interest spread declined by 77 basis points). SuburbFed has maintained generally moderate profitability ratios, with the return on average assets ranging from 0.54 to 0.85 percent (excluding the after-tax impact of the SAIF assessment in 1996), with net income approximating 66 basis points in 1997. SuburbFed combated the adverse impact of spread compression with an improved operating expense ratio the last two years (again excluding the special SAIF assessment) due to the growth supported by borrowings and loan correspondents and increased fee and other non-interest income. For the most recent year, fee and non-interest income contributed 67 basis points to SuburbFed's pre-tax profitability. SuburbFed's profitability in every year has been partially dependent on the gains on sale of loans, MBS and investment securities, contributing 5 to 26 basis points. The relatively low levels of non-performing assets has kept provisions for loan losses to moderate levels. SuburbFed's return on equity has ranged from 8 to 10 percent over the last 5 years.

             On a pro forma basis, the SuburbFed merger is projected to impact Citizens Financial's income statement in several ways. First, there are certain non-recurring merger

RP Financial, LC.
Page 1.20


expenses anticipated concurrent with the merger; specifically such expenses are expected to include financial advisory fees, costs related to data processing and occupancy, the expense of change of control provisions in the SuburbFed management contracts, and an increase to loan loss allowances consistent with Citizens Financial's current policy. Overall, total acquisition-related expenses are projected to equal $6.6 million on a pre-tax basis ($4.3 million after-tax), most of which will be incurred at the time of, or shortly following, the merger.

             The pro forma income statement impact of the merger is shown in Table 1.2. The post-merger operations reflect the addition of Citizens Financial's and SuburbFed's fiscal 1997 results. The impact of the conversion and the one-time merger costs are captured in the pro forma adjustments set forth in the valuation analysis. On a pro forma basis, net interest income as a percent of average assets is expected to be similar (2.80 percent of average assets on a stand-alone basis and 2.79 percent for the merged Bank); non-interest operating income is subject to a modest increase (from 0.32 percent of average assets to 0.45 percent for the merged Bank); and the operating expense ratio is inflated from 2.16 to 2.31 percent of average assets. On a pro forma basis (before the impact of the conversion offering), net income, adjusted for net non-operating items, is subject to an increase from 0.44 to 0.48 percent of average assets. Over the long term, the management of Citizens Financial anticipates that some modest cost savings and operating synergies may be realized, but over the near term, earnings synergies are expected to be limited as no branch closings or consolidations are anticipated and substantially all management and staff of SuburbFed are expected to be retained.


Interest Rate Risk Management

         Citizens Financial's December 31, 1997 Market Value of Portfolio Equity ("MVPE") analysis shows that MVPE would decline by approximately $13.9 million, or 19.3 percent, pursuant to a 200 basis point instantaneous and permanent increase in interest rates, relative to base case levels (i.e., no change in market interest rates). Further, the MVPE would increase by $7.1 million, or 9.9 percent, assuming a 200 basis point decrease in rates (see Exhibit I-7 for details). Assuming a 400 basis point instantaneous and sustained decline in interest rates, the Bank's MVPE is projected to diminish by $33.2 million, or
46.1 percent, relative to base case levels.

RP Financial, LC.
Page 1.21


         The foregoing MVPE analysis indicates a liability sensitive position which has resulted from an emphasis on fixed rate lending funded primarily by short-term deposits. Moreover, the Bank's one year cumulative gap ratio equaled negative 3.94 percent of assets, which reflects a modest level of interest rate risk exposure (see Exhibit I-8 for details). Citizens Financial manages interest rate risk primarily from the asset side of the balance sheet, with the intent of maintaining a certain degree of interest rate risk that will provide for enhanced profitability during periods of low and declining interest rates. Strategies implemented by the Bank to support control of interest rate risk include limiting the maturities of the investment portfolio to ten years or less, diversifying into loans with relatively short-terms, including primarily construction loans, building non-interest fee income, and maintaining a strong capital position which provides for a favorable level of interest-earning assets relative to interest-bearing liabilities.

         Based on interest rate risk analyses prepared by OTS for Suburban, Suburban's interest rate risk exposure appears to be relatively comparable to the Bank's exposure levels. Specifically, the OTS analysis shows that Suburban's MVPE would decline by approximately $9.2 million, or 26 percent, relative to base case levels (i.e., no change in market interest rates) pursuant to a 200 basis point instantaneous and permanent increase in interest rates, while the MVPE would increase by $3.1 million, or 9 percent assuming a 200 basis point decrease in rates.

         The completion of the Bank's conversion should further facilitate management efforts to further control interest rate risk, as the conversion proceeds can be reinvested to enhance core earnings and as the Bank's ratio of interest-earning assets to interest-bearing liabilities is improved.


Lending Activities and Strategy

         The Bank's lending activities have traditionally concentrated on the origination and retention of residential permanent mortgage loans (see Exhibits I-10 and I-11, loan composition and lending activity, respectively), primarily including 1-4 family mortgage loans secured by residences in the primary market area. The Bank has pursued moderate loan diversification to enhance yield and interest sensitivity by originating primarily residential construction loans and consumer loans (primarily home equity loans), as well as modest amounts of permanent

RP Financial, LC.
Page 1.22


commercial and multi-family loans, land loans and other consumer loans. As of December 31, 1997, single family residential loans totaled $241.9 million, equal to 76.85 percent of total loans, while residential construction and land development loans totaled an additional $22.9 million, equal to 7.27 percent of total loans.

         The Bank's lending strategy and the loan portfolio composition are not expected to change substantially as a result of the conversion or the merger. Accordingly, it is expected that 1-4 family residential mortgage loans secured by properties within the Bank's primary market in Indiana and Illinois and, to a lesser degree, southwestern Michigan, will continue to dominate origination activity. The Bank's overall lending philosophy is expected to remain primarily a permanent 1-4 family mortgage lender, originating most loans for portfolio but selling a portion of the longer-term fixed rate loan originations. Lending diversification is expected to continue to focus on originating single-family construction loans as well as multi-family/commercial mortgage loans and non-mortgage loans.

         Citizens Financial originates both fixed rate and adjustable rate 1-4 family loans; the Bank's general philosophy is to seek to originate adjustable rate loans and/or shorter-term fixed rate loans for portfolio (15 year maturities or less) and sell longer-term fixed rate loans through various secondary market conduits on a servicing retained basis. Recently, given the Bank's strong capital position, coupled with modest demand for adjustable rate loans, the Board has authorized management to retain a portion of the Bank's fixed rate loan originations. Going forward, the Bank expects to sell a portion of its longer-term fixed rate mortgage loan originations. The Bank's efforts in this regard will be facilitated by the merger given SuburbFed's status as a FHLMC and FNMA approved seller/servicer. The Bank originates 1-4 family loans up to a loan-to-value ("LTV") ratio of 90 percent, with private mortgage insurance ("PMI") required for loans in excess of an 80 percent LTV ratio.

         Construction loans are generally originated for the purpose of constructing detached single-family houses or single-family townhomes and condominiums. Citizens Financial has two principal types of loans in its construction loan portfolio. Construction/permanent loans are made to owners and are converted to permanent loans at the end of the construction phase. Speculative loans ("spec loans") to builders are also made by the Bank and comprise a lesser proportion of the construction loan origination volume. Construction loans typically require

RP Financial, LC.
Page 1.23


payment of interest only during the construction period and are extended for up to one year. The Bank originates construction loans up to a LTV ratio of 80 percent, with the rate offered on spec loans typically exceeding the Bank's 1-4 family loan rate. The number of spec loans extended to a builder at one time is dependent upon the financial strength and credit history of the builder. The origination of construction loans is expected to remain an active lending area for the Bank given the prior success and profitability of the program.

         On a more limited basis, the Bank originates land loans. Land loans extended by Citizens Financial are primarily to developers who have pre-sold the lots to builders. Terms of land loans offered by the Bank generally require a LTV ratio of 70 percent or less of the sell-out value and require payment of interest only until the lots are sold.

         The balance of the mortgage loan portfolio consists of commercial real estate/multi-family loans, which are collateralized by properties in the Bank's normal lending territory. Commercial real estate/multi-family loans are generally extended up to a 75 percent LTV ratio and require a debt-coverage ratio of at least 1.25 times. To date, commercial and multi-family mortgage loans have typically been made only to borrowers with strong credit histories and balance sheets, many of whom are already customers of the Bank.

         As a complement to 1-4 family permanent mortgage lending activities, the Bank also offers home equity loans. Home equity loans are typically in the form of a line of credit with the interest on the disbursed portion typically at a premium to the prime rate of interest. The Bank also offers various other types of consumer credit on a limited basis, primarily to existing customers.

         Exhibit I-10B shows loan portfolio information for SuburbFed as of December 31, 1997, as well as the loan portfolio composition for Citizens Financial on a pro forma basis incorporating the acquisition of SuburbFed. Consistent with Citizens Financial's portfolio composition, SuburbFed has primarily been a 1-4 family mortgage lender, with such loans totaling $251.2 million, or 84.9 percent of total loans. SuburbFed's remaining loans consist of modest amounts of multi-family and commercial mortgage loans as well as construction, home equity and consumer loans. As a result of the merger, Citizens Federal's permanent 1-4 family mortgage loans will increase to 80.8 percent from 76.9 percent of total loans.

RP Financial, LC.
Page 1.24


         Citizens Financial originated a relatively modest level of loans in fiscal 1995 and 1996, equal to $70.5 million and $81.8 million, respectively (see Exhibit I-11). As a result, the loan portfolio grew slowly as loan repayments fell slightly below the origination totals. During fiscal 1997, the Bank commenced originating 15 and 30 year fixed rate loans with the objective of being a more competitive lender, and the volume of loans originated increased to $115.7 million. The increased loan origination volume in fiscal 1997 coupled with the retention of long-term fixed rate loans for portfolio resulted in an increase in the Bank's loan portfolio. Although the Bank will continue to seek to build the loan portfolio, management has indicated the intent to sell some longer-term fixed rate mortgage loans in the secondary market due to interest rate risk considerations. Accordingly, the future growth of the loan portfolio may be less than the level experienced in 1997. The SuburbFed merger is expected to enhance loan origination capacity, as approximately one-half of SuburbFed's recent lending activity was generated through correspondent relationships. SuburbFed's correspondent lending has generally been less profitable than internally originated loans as a result of fees paid to the correspondents. Prepayments on correspondent-originated loans have been increasing recently, which will result in an accelerated recognition of deferred loan premiums, which may adversely affect post-acquisition earnings.


Asset Quality

         As shown in Exhibit I-12, the credit quality of Citizens Financial's loan portfolio has been relatively good through the end of fiscal 1996, which was primarily attributable to the large investment in lower risk residential mortgage loans and investment securities. The level of NPAs and troubled debt restructurings ("TDRs") increased in fiscal 1997 as a result of weakness in the local real estate market, including a large supply of newly-constructed units in the residential market. As of December 31, 1997, non-performing assets consisted of $4.5 million of non-accruing loans and $1.4 million of real estate owned ("REO"). Overall, NPAs equaled $6.0 million, equal to 0.80 percent of assets, as of December 31, 1997. Incorporating performing restructured loans of $1.3 million, NPAs and TDRs equaled $7.2 million, or 0.97 percent of total assets. Valuation allowances were equal to 1.02 percent and 51.90 percent of total loans and NPAs, respectively.

RP Financial, LC.
Page 1.25


         Exhibit I-12B shows past due loans and real estate owned for SuburbFed as of December 31, 1997, as well as the past due loans and real estate owned for Citizens Financial on a pro forma basis incorporating the SuburbFed merger. SuburbFed maintains comparatively stronger asset quality ratios, with NPAs equal to 0.37 percent of assets. On a merged basis, Citizens Financial will report pro forma non performing loans equal to $6.0 million, total pro forma NPAs equal to $7.6 million, and an NPA to assets ratio of 0.64 percent. Valuation allowances will equal 0.66 percent and 52.21 percent of total loans and NPAs, respectively.

         At December 31, 1997 SuburbFed had one non-residential real estate loan with a carrying value of $2.3 million consisting of a three story office property and an adjacent commercial lot of comparable size located in Mattison, Illinois that was two payments past due. The loan was made in January 1996, and the current delinquency was precipitated by the loss of one major and several minor tenants in December 1996. The vacant space is being re-rented, however, cash flow is not yet sufficient to service the loans. Management believes the loan is adequately collateralized and no further loss is anticipated (beyond the reserves already established).


Funding Strategy

         Citizens Financial has traditionally funded operations through retail deposits, internal cash flows and retained earnings. Citizens Financial's liability strategy is to attract retail deposit funds through its branch offices with emphasis on transaction and savings accounts to the extent possible. The Bank periodically offers promotional rates on certificates of deposit ("CDs") at above market levels in order to attract deposit funds. Virtually all of the Bank's deposits are generated through the branch office network from local depositors. The Bank's offices are generally located in mature markets that provide adequate deposit gathering opportunities.

         Exhibits I-14 and I-14B provide data pertaining to both institutions as of December 31, 1997, and on a pro forma consolidated basis. The data reflects that the respective deposit portfolios of Citizens Financial and SuburbFed are relatively similar owing, in part, to the similarity of markets and customers served. At year end 1997, Citizens Financial maintained $465.0 million, or 70.0 percent, of its $668.8 million deposit base in CDs. Passbook accounts comprise approximately 20 percent of deposits while NOW and money market accounts comprise the balance. The Bank does not utilize brokered CDs as a funding source.

RP Financial, LC.
Page 1.26


         SuburbFed has a similar funding structure with the one significant difference being the higher proportion of NOW accounts. SuburbFed's passbook savings accounts comprised the largest segment of non-CD balances, equaling $52.3 million, or 16.5 percent of total deposits. Overall, SuburbFed's deposits will provide the Bank a larger base from which to grow and is expected to have a modestly beneficial impact on the Bank's funding costs. Both institutions have emphasized local retail deposits.

         Borrowings have not been utilized by Citizens Financial over the last five fiscal years, given the Bank's liquidity from ample deposit flows and the large portfolio of investments and MBS which generate substantial monthly cash flows. Conversely, Suburban has increasingly utilized borrowings, equal to $85.0 million as of December 31, 1997, to leverage capital and enhance earnings per share. Anticipated deposit growth, the offering proceeds and internal cash flows should adequately address most of the Bank's funding needs in the foreseeable future, and the borrowings of SuburbFed are expected to be retired as they mature. If borrowings are required (other than the ESOP loan to be extended by Bancorp), such borrowings are expected to consist primarily of short-term FHLB advances and reverse repurchase agreements.


Subsidiary Activities

         Citizens Financial currently has two wholly-owned subsidiaries. CFS Insurance Agency ("CFS Insurance") is currently engaged in the sale of insurance products primarily to the Bank's customers and members of the local community. As of December 31, 1997, CFS Insurance had $481,644 in consolidated assets and for the fiscal year ended December 31, 1997, had a net loss of $228,058. CFS Investment Services, Inc. ("CFS Investment") is primarily involved in the sale of investment products including stocks, mutual funds, and annuities to the Bank's customers. CFS Investment had total assets of $3.9 million as of December 31, 1997, which included a $1.1 million investment related to the White Oak Estates real estate investment. CFS Investment reported a loss for fiscal 1997 of $2.3 million, which was partially attributable to a $1.2 million expense related to the disposition of townhomes.

         Suburban has two wholly-owned subsidiaries and one second-tier subsidiary engaged in real estate appraisals and the marketing of insurance products. South Suburban Securities Corporation ("SSSC") offers appraisal and inspection services to the general public, and does not

RP Financial, LC.
Page 1.27


utilize these services for its own loan underwriting. At December 31, 1997, Suburban had an equity deficit of $6,000 in SSSC. In addition, SSSC markets property, casualty, liability and whole life insurance products, tax-deferred annuities and financial services on an agency basis to Suburban's customers through its wholly-owned subsidiary, Suburban Insurance Resources Agency, Inc. ("SIRA"). At December 31, 1997, SSSC had an equity deficit of $31,000 in SIRA. For the year ended December 31, 1997, SSSC had a net profit of $64,000.

         Suburban Mortgage Services ("SMS") was formed in April 1988 to operate as a mortgage company, but is currently inactive. Management has no current intention to activate this subsidiary. At December 31, 1997, Suburban had an equity investment of $200,000 in SMS.

         Citizens Financial intends to either maintain these acquired subsidiaries on inactive status or merge them with Citizens Financial's subsidiaries.


Legal Proceedings

         In 1983, Citizens Financial acquired, through FSLIC-assisted supervisory acquisitions, two Indiana institutions, resulting in $52.9 million of supervisory goodwill and $40.2 million of goodwill on a GAAP basis. Such goodwill, which was being amortized over 35 years includible as capital until the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), which effectively eliminated supervisory goodwill as a capital component. At September 30, 1989, shortly after the enactment of FIRREA, Citizens Financial had approximately $26.0 million unamortized supervisory goodwill remaining. Citizens Financial subsequently filed suit against the Federal government seeking damages and/or other appropriate relief on grounds that the Federal government had breached the terms of the assistance agreement, but Citizens Financial has not specified the amount of damages sought, nor has it engaged experts to attempt to quantify the damages. At this point discovery of the Bank's claims are not expected to commence until 1999. The Bank's litigation expense in this regard has not been significant to date.

         With the exception of the claim to recover damages related to the Bank's supervisory goodwill claim, Citizens Financial and SuburbFed are not currently involved in any legal proceedings other than routine legal proceedings that occur in the ordinary course of business,

RP Financial, LC.
Page 1.28


which, in aggregate, involve amounts that are believed to be material to the financial condition of the Bank.

RP Financial, LC.
Page 2.1

                                 II. MARKET AREA

         Citizens Financial conducts operations out of the administrative offices in Munster, Indiana, which is situated in northwest Indiana (Lake County) within the Chicago metropolitan area. The Bank currently operates a total of 12 banking offices, including a total of 8 in Lake County and 2 each in adjacent LaPorte and Porter Counties. Suburban operates through its executive offices in Harvey, Illinois and its markets primarily serve the southern Chicago suburbs through a total of 11 branch offices including 8 branches in Cook County and 1 branch each in DuPage and Will Counties in Illinois, and 1 branch in Lake County, Indiana. Suburban's offices are located generally in markets contiguous and complimentary to those served by Citizens Financial. Following the acquisition, Suburban will be merged with and into Citizens Financial and Suburban's branches will operate as branches of Citizens Financial (Exhibit II-1 provides information regarding the branch offices). Suburban's administrative operations will be merged with those of the Bank.

         The Bank's markets in northwest Indiana and northeast Illinois are part of the Chicago Metropolitan Statistical Area ("MSA"). A community-oriented thrift, the Bank's primary lending and deposit market consists of the areas relatively proximate to the branch offices. The Bank does not limit its business solely within this area as business activities (primarily lending) are conducted throughout the Chicago metropolitan area and to southwest Michigan to a limited extent. The 12 branches acquired with Suburban, including 5 supermarket branches, are expected to broaden Citizens Financial's market presence in the Illinois suburban areas south of Chicago. Since there is not a significant level of overlap in the respective branch network, the Bank has indicated that no branch closings or consolidations are anticipated as a result of the acquisition.

         The Chicago metropolitan area, including the nearby Indiana suburbs, is one of the largest money centers in the U.S., and the market for deposit funds and loans is highly competitive. Citizens Financial is one of several hundred financial institutions operating within the Chicago metropolitan area, many of which are much larger than the Bank in terms of deposits, scope of operations, and number of branches, and have greater resources at their disposal than the Bank. Competition for both loans and deposits has increased over the last several years as the local economy has realized growth and as strengthened earnings reported by many banks and thrifts in the primary market have resulted in higher capital ratios for many of the Bank's competitors, improving their competitive posture.

         The following sections analyze the market area's historical and forecasted demographic growth trends, economy, and the competitive environment to help determine the growth potential that exists for the Bank. The ability of the market area to provide growth opportunities for Citizens Financial is an important consideration that is reflected in the Bank's pro forma market value analysis.

Market Area Demographics

         Demographic trends in the Bank's market are an important indicator of future growth potential. The following sections evaluate several key demographic factors impacting Citizens Financial, including trends in population, number of households and income and age and household income distribution data for the primary market areas (see Table 2.1). Examined are figures for the U.S. overall, the States of Indiana and Illinois and the Bank's primary markets (i.e., the six county market where Citizens Financial and Suburban Federal maintain a retail presence). Similar to demographic trends experienced in many of the large urban areas in the Northeast and Midwest, growth of total population and households in the Bank's markets have generally been relatively sluggish over the last several decades. Specifically, the data shows that between 1990 and 1997, the population of Lake County, Indiana and Cook County, Illinois, where Citizens Financial and Suburban Federal maintain 17 offices and 89 percent of their total deposits, did not increase materially. Conversely, the population of outlying areas, where the Bank maintains a relatively smaller proportionate market share has realized more favorable growth trends. For example, in Porter County, Indiana, the population growth rate equaled 1.6 percent on an annual basis while the population of Will County, Illinois equaled 3.1 percent on an annual basis for the period from 1990 to 1997. Population growth trends observed above are projected to continue over the next five year period with outlying less densely populated areas continuing to experience the most favorable growth trends.

         The moderate population and household growth in the primary market area represents a continuation of long term trends prompted by many forces, including the already dense

                                    Table 2.1
                        Citizens Financial Services, Inc.
                            Summary Demographic Data

                                             Year
                               ------------------------------- Growth Rate   Growth Rate
        Population (000)         1990         1997       2002   1990-97       1997-2002
        ----------------       --------      -------   ------- -----------  ------------
        United States           248,710      267,805   281,209       1.1%      1.0%
        Indiana                   5,544        5,886     6,123       0.9%      0.8%
            La Porte County         107          110       111       0.3%      0.3%
            Lake County             476          480       483       0.1%      0.1%
            Porter County           129          144       155       1.6%      1.4%
        Illinois                 11,431       11,906    12,235       0.6%      0.5%
            Cook County           5,105        5,089     5,078      -0.0%     -0.0%
            Dupage County           782          869       929       1.5%      1.4%
            Will County             357          442       500       3.1%      2.5%

        Households (000)

        United States            91,947       99,020   104,001       1.1%      1.0%
        Indiana                   2,065        2,221     2,330       1.0%      1.0%
            La Porte County          38           40        41       0.5%      0.5%
            Lake County             171          174       177       0.3%      0.3%
            Porter County            45           52        56       2.0%      1.7%
        Illinois                  4,202        4,373     4,482       0.6%      0.5%
            Cook County           1,879        1,883     1,876       0.0%     -0.1%
            Dupage County           279          309       330       1.5%      1.3%
            Will County             117          143       161       2.9%      2.4%

        Median Household Income ($)

        United States           $29,199      $36,961   $42,042       3.4%      2.6%
        Indiana                  26,507       37,600    45,103       5.1%      3.7%
            La Porte County      26,956       37,521    47,122       4.8%      4.7%
            Lake County          29,189       36,826    42,716       3.4%      3.0%
            Porter County        34,070       46,069    54,097       4.4%      3.3%
        Illinois                 31,424       40,853    47,507       3.8%      3.1%
            Cook County          31,022       42,000    48,468       4.4%      2.9%
            Dupage County        47,578       58,844    66,445       3.1%      2.5%
            Will County          37,810       51,873    63,206       4.6%      4.0%

        Per Capita Income -   ($)

        United States           $13,179      $18,100     ----        4.6%      N/A
        Indiana                  11,490       17,711     ----        6.4%      N/A
            La Porte County      11,031       17,642     ----        6.9%      N/A
            Lake County          11,490       16,097     ----        4.9%      N/A
            Porter County        12,721       20,091     ----        6.7%      N/A
        Illinois                 13,705       19,726     ----        5.3%      N/A
            Cook County          13,823       20,791     ----        6.0%      N/A
            Dupage County        18,577       26,098     ----        5.0%      N/A
            Will County          13,472       19,969     ----        5.8%      N/A


        1997 Age Distribution(%)   0-14 Years     15-24 Years    25-44 Years    45-64 Years    65+ Years      Median Age
        ------------------------   ----------     -----------    -----------    -----------    ---------      ----------
        United States              21.7           13.6           31.4           20.5           12.7           34.8
        Indiana                    21.5           14.6           29.8           21.2           12.9           35.0
            La Porte County        20.2           12.9           30.4           22.6           13.8           36.9
            Lake County            22.0           14.4           29.2           21.1           13.3           35.0
            Porter County          21.0           15.8           29.6           22.9           10.7           34.9
        Illinois                   21.9           13.6           31.5           20.2           12.9           34.7
            Cook County            21.5           12.7           32.9           19.8           13.0           34.7
            Dupage County          23.7           11.5           34.5           20.9           9.3            34.3
            Will County            24.5           14.0           32.4           20.5           8.6            32.6



                                   Less Than      $15,000 to     $25,000 to     $50,000 to     $100,000 to
        1997 HH Income Dist.(%)    $15,000        25,000         $50,000        $100,000       $150,000       $150,000+
        ------------------------   ----------     -----------    -----------    -----------    ---------      ----------
        United States              17.7           14.4           33.5           26.5           5.4            2.6
        Indiana                    15.3           14.5           36.4           27.5           4.6            1.6
            La Porte County        15.1           14.5           37.0           27.5           4.5            1.4
            Lake County            18.7           13.7           35.0           27.4           4.0            1.3
            Porter County          10.4           11.0           33.6           35.3           6.7            3.1
        Illinois                   15.2           12.5           33.0           29.5           6.7            3.1
            Cook County            15.0           12.0           31.9           30.1           7.4            3.6
            Dupage County           4.9            6.2           27.6           43.2          12.3            5.8
            Will County             8.6            7.9           30.7           40.4           9.5            2.8


        Source: CACI.

RP Financial, LC.
Page 2.4


population and high cost of living in the Chicago metropolitan area. Household growth trends closely paralleled population growth trends in the markets served by Citizens Financial and Suburban between 1990 and 1997. Although the population and number of households experienced relatively little growth between 1990 and 1997 and are forecasted to continue to record limited growth through 2000, it is believed such factors are mitigated in part by the huge overall size of the market and that recent branch expansion by both institutions has focused on areas with favorable demographic trends.

         Median household and per capita income levels in the primary market area reflect the distinct socioeconomic markets served by the Bank. Citizens Financial serves a broad market spectrum of the population ranging from relatively affluent white collar professionals to an older generally more blue collar customer base in more urban and more densely populated markets in sections of Cook County, Illinois and Lake County, Indiana. For example, in 1997, DuPage and Will Counties in Illinois reported median household income levels of $58,844 and $51,873, respectively, while household income levels in Cook County, Illinois and Lake County, Indiana, equaled $42,000 and $36,826, respectively.

Economy

         The Bank's markets on Chicago's southside and northwest Indiana have traditionally been dependent upon heavy manufacturing for employment. In this regard, steel production has historically been a significant employer, particularly in the northwest Indiana markets, Hammond, East Chicago and Gary. Accordingly, the local economy was depressed in the 1970s and 1980s as many manufacturing employers including the steel mills downsized considerably and/or left the area.

         The economy of Lake County, Indiana and Cook County, Illinois is relatively stable and has benefited from the resurgence of the Midwest markets overall. Importantly, the economy of Citizens Financial's markets has changed over the last decade with a higher proportion of service-related industries. Additionally, southern areas of Citizens Financial's and Suburban's markets continue to grow as the cost of housing continues to increase and as people exhibit a greater willingness to commute longer distances to work. As a result, the economy of the Bank's

RP Financial, LC.
Page 2.5

markets has become more integrated with that of downtown Chicago as well as suburban business centers.

         Table 2.2 displays unemployment trends for the markets served by the Bank. Overall, unemployment rates are relatively modest and reflect improvement relative to the levels reported one year ago.

                                    Table 2.2
                        Citizens Financial Services, FSB
                         Market Area Unemployment Trends


                                                     Dec. 1996                  Dec. 1997
                      Region                       Unemployment               Unemployment
                  -----------------                ------------               ------------
                  United States                        5.0%                       4.4%
                  Indiana                              3.5                        3.4
                    LaPorte County                     4.3                        3.5
                    Lake County                        4.5                        4.3
                    Porter County                      3.1                        2.8
                  Illinois                             5.0                        4.6
                    Cook County                        5.2                        4.7
                    DuPage County                      3.1                        2.7
                    Will County                        5.0                        4.6

                  Source: U.S. Bureau of Labor Statistics.

Market Area Deposit Characteristics and Competition

         Table 2.3 displays deposit market trends in the market area from June 30, 1995 to June 30, 1997, the latest date for which complete deposit data is publicly available. The huge volume of economic activity in the market area makes it very attractive to financial institutions, and the Chicago metropolitan area has become one of the major centers for financial services in the United States as evidenced by the large size of the deposit base in Cook and Lake Counties. Thus, from a competitive standpoint, Citizens Financial is seeking to emphasize its local orientation in the south Chicago and northwest Indiana markets. At the same time, the acquisition will enhance Citizens Financial's ability to compete with the many larger companies in its markets through an expanded retail network include operations in both Indiana and Illinois.

                             Table 2.3
                 Citizens Financial Services, FSB
                          Deposit Summary


                                                                As of June 30,
                              -----------------------------------------------------------------------------------
                                               1995                                       1997                      Annualized
                              ----------------------------------------     --------------------------------------     Deposit
                                                  Market         # of                        Market       # of      Growth Rate
                                Deposits          Share       Branches        Deposits       Share       Branches    1995-1997
                                --------          ------      --------        --------       ------      --------   -----------
                                                               (Dollars in Thousands)                                    (%)

State of Indiana              $ 62,688,388        100.0%         2,184     $65,825,809       100.0%         2,237       2.5%
  Commercial Banks              50,954,149         81.3%         1,820      54,179,164        82.3%         1,891       3.1%
  Savings Institutions          11,734,239         18.7%           364      11,646,645        17.7%           346      -0.4%

La Porte County               $  1,013,475        100.0%            31      $1,140,277       100.0%            31       6.1%
  Commercial Banks                 674,275         66.5%            23         680,206        59.7%            22       0.4%
  Savings Institutions             339,200         33.5%             8         460,071        40.3%             9      16.5%
   Citizens Fin. Serv. (1)          33,819         10.0%             2          51,188        11.1%             2      23.0%
   Citizens Fin. Serv. (2)                          3.3%                                       4.5%

Lake County                   $  5,008,383        100.0%           144      $5,649,696       100.0%           150       6.2%
  Commercial Banks               3,471,011         69.3%            94       4,204,991        74.4%           109      10.1%
  Savings Institutions           1,537,372         30.7%            50       1,444,705        25.6%            41      -3.1%
   Citizens Fin. Serv. (1)         478,648         31.1%             8         569,395        39.4%             8       9.1%
   Citizens Fin. Serv. (2)                          9.6%                                       4.5%

Porter County                 $  1,185,026        100.0%            54      $1,325,665       100.0%            60       5.8%
  Commercial Banks                 774,456         65.4%            44         969,743        73.2%            51      11.9%
  Savings Institutions             410,570         34.6%            10         355,922        26.8%             9      -6.9%
   Citizens Fin. Serv. (1)          23,346          5.7%             1          31,951         9.0%             1      17.0%
   Citizens Fin. Serv. (2)                          2.0%                                       2.4%

State of Illinois             $189,017,038        100.0%         3,434    $210,098,912       100.0%         3,670       5.4%
  Commercial Banks             144,208,086         76.3%         2,626     167,049,031        79.5%         2,924       7.6%
  Savings Institutions          44,808,952         23.7%           808      43,049,881        20.5%           746      -2.0%

Cook County                   $104,805,353        100.0%         1,001    $119,090,752       100.0%           680       6.6%
  Commercial Banks              75,291,543         71.8%           617      91,828,341        77.1%           340      10.4%
  Savings Institutions          29,513,810         28.2%           384      27,262,411        22.9%           340      -3.9%
   Suburban FS&LA (1)              256,626          0.9%             8         286,472         1.1%             8       5.7%
   Suburban FS&LA (2)                               0.2%                                       0.2%

DuPage County                 $ 13,151,246        100.0%           248     $15,504,886       100.0%           272       8.6%
  Commercial Banks               9,018,511         68.6%           166      10,098,311        65.1%           191       5.8%
  Savings Institutions           4,132,735         31.4%            82       5,406,575        34.9%            81      14.4%
   Suburban FS&LA (1)                3,351          0.1%             1           8,565         0.2%             1         NA
   Suburban FS&LA (2)                               0.0%                                       0.1%

Will County                   $  3,682,802        100.0%            82    $  3,874,477       100.0%            98       2.6%
  Commercial Banks               3,346,955         90.9%            71       3,557,256        91.8%            84       3.1%
  Savings Institutions             335,847          9.1%            11         317,221         8.2%            14      -2.8%
   Suburban FS&LA (1)                7,671          2.3%             1          13,662         4.3%             1      33.5%
   Suburban FS&LA (2)                               0.2%                                       0.4%

(1)  Percent of S&L deposits.
(2)  Percent of total deposits.

Source:  FDIC, OTS, SNL Securities.

RP Financial, LC.
Page 2.7


         Deposit growth in the market area was generally moderate to strong over the period from 1995 to 1997 equaling 6.2 percent and 6.6 percent annually in Lake and Cook Counties, respectively. Deposit growth achieved by Citizens Financial and Suburban was also relatively strong over the corresponding time frame equaling 9.1 percent annually for Citizens Financial in Lake County and
5.7 percent annually for Suburban in Cook County. Overall, Citizens Financial maintains an approximate 9 percent share of the deposit market in Lake County while Suburban maintains less than a 1 percent share of the Cook County deposit market, which is far larger.

RP Financial, LC.
Page 3.1

                            III. PEER GROUP ANALYSIS

         This chapter presents an analysis of Citizens Financial's operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of Citizens Financial is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to Citizens Financial, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; assets growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

         Our Peer Group selection criteria and comparative analysis to Citizens Financial considered the pro forma impact of the SuburbFed merger. Accordingly, the following comparative analysis reflects Citizens Financial incorporating the impact of the SuburbFed merger. Such data was derived from the prospectus and the analyses set forth in Section One.

Selection of Peer Group

         The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange (NYSE or AMEX), or is NASDAQ listed, since the stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Non-listed institutions are inappropriate since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

         Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of locally or regionally-based institutions

RP Financial, LC.
Page 3.2

with comparable resources, strategies and financial characteristics. Since there are only just over 400 publicly-traded institutions nationally, it is typically the case that the Peer Group will be comprised of institutions with relatively comparable characteristics. To the extent that differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for the differences.

         In deriving Citizens Financial's Peer Group, RP Financial's selection criteria initially focused on selecting comparable institutions based in Indiana and Illinois. (Exhibit III-2 presents financial and other information regarding the universe of all publicly-traded Indiana and Illinois institutions). While there are 49 publicly-traded thrifts in Indiana and Illinois, the Peer Group selection process focused on institutions with total assets ranging between $500 million and $5 billion and equity/assets ratios in excess of 7 percent. A total of six institutions met the foregoing criteria while five were included in the Peer Group. Avondale Financial Corp. met the above criteria but was excluded from the Peer Group owing to its recent losses, which stand in contrast to the recent positive earnings performance of Citizens Financial and SuburbFed.

         Recognizing the importance of asset size, location, and capitalization in investors' evaluation of a given stock, the following criteria were also employed in the second Peer Group search screen: (1) Institutions located in the Midwest with assets ranging between $1 billion and $2 billion (the approximate size of Citizens Financial on a pro forma basis); and (2) with equity/assets ratios in excess of 7 percent. A total of two institutions met the foregoing criteria while Jefferson Savings Bancorp of Missouri was excluded due to its significant out-of-market operations (i.e., extensive Texas operations).

         In order to increase the number of Peer Group companies to at least the minimum number of ten required by the regulatory appraisal guidelines, the third selection screen was broadened to include publicly-traded thrifts located in the Upper Midwest (Michigan, Minnesota, Ohio and Wisconsin) with assets ranging from $500 million to $1 billion, and equity/assets ratios in excess of 10 percent. While such institutions are somewhat smaller than Citizens Financial will be on a pro forma basis, their capitalization levels are more similar to the Bank's pro forma capitalization. A total of four institutions met the foregoing selection criteria.

RP Financial, LC.
Page 3.3

         This selection process led to a Peer Group comprised of twelve institutions. Table 3.1 shows the general characteristics of each of the twelve Peer Group companies and Exhibit III-4 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies. Eight of the Peer Group companies have completed their stock conversions in the 1990s.

         While there are expectedly some differences between the Peer Group companies and Citizens Financial, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of Citizens Financial's financial condition, income and expense trends, loan composition, interest rate and credit risk versus the Peer Group as of the most recent publicly available date. A brief introduction to each Peer Group member appears below, ordered by descending asset size.

St. Paul Bancorp, Inc. of IL. St. Paul Bancorp, with $4.6 billion in assets and 52 branch offices in the Chicago metropolitan area, was selected for the Peer Group, notwithstanding its larger asset size and branch network, primarily on the basis of its operations in Chicago. St. Paul Bancorp maintains a higher ratio of loans than the Bank and has diversified its portfolio to a greater extent. At the same time, investments and MBS are a significant component of interest-earning assets.

MAF Bancorp, Inc. of IL. MAF Bancorp, with $3.5 billion in assets and 21 branch offices, was selected due to comparable size and general location. Although MAF Bancorp maintains a higher ratio of loans and is more highly leveraged than the Bank, the loan portfolio is primarily comprised of residential loans. Additionally, like the Bank, MAF Bancorp has facilitated its recent growth through acquisition.

First Indiana Corp. of IN. First Indiana Corp. maintains a comparable asset size and branch network relative to the Bank on a pro forma basis. Additionally, First Indiana's in-state operations added to the relative comparability of the two companies. While First Indiana is primarily a residential lender, its secondary market operations and more leveraged capital position represent differences to the Bank's pro forma operations.

St. Francis Capital Corp. of Wisconsin. St. Francis Capital Corp. maintains $1.6 billion of assets and operates through 23 branch offices within the Milwaukee metropolitan area, approximately 120 miles north of the Bank's primary market. St. Francis, which has also grown through acquisition, maintains operations relatively comparable to the Bank in terms of the generally low ratio of loans to assets and traditional operating strategy.

RP Financial, LC.


                                   Table 3.1
                     Peer Group of Publicly-Traded Thrifts
                               March 16, 1998(1)


                                                                   Operating     Total             Fiscal  Conv.   Stock  Market
Ticker  Financial Institution             Exchg.  Primary Market   Strategy(2)   Assets   Offices    Year   Date   Price   Value
------  ---------------------             -----   --------------   -----------   ------   -------   ------  -----  -----  ------
                                                                                                                    ($)   ($Mil)
SPBC    St. Paul Bancorp, Inc. of IL      OTC     Chicago IL       Div.          4,557      52      12-31   05/87   26.44   904
MAFB    MAF Bancorp, Inc. of IL           OTC     Chicago IL       Thrift        3,458      21      12-31   01/90   38.00   570
FISB    First Indiana Corp. of IN         OTC     Central IN       M.B.          1,613      26      12-31   08/83   27.69   351
STFR    St. Francis Cap. Corp. of WI      OTC     Milwaukee WI     Thrift        1,598      23      09-30   06/93   44.63   234
FTFC    First Fed. Capital Corp. of WI    OTC     Southern WI      M.B.          1,544      49      12-31   11/89   32.00   294
ABCL    Alliance Bancorp, Inc. of IL      OTC     Chicago IL       M.B.          1,364      14      12-31   07/92   26.75   215
HOMF    Home Fed Bancorp of Seymour IN    OTC     Southern IN      Thrift          709      16      06-30   01/88   31.00   159
HMNF    HMN Financial, Inc. of MN         OTC     Southeast MN     Thrift          691       7      12-31   06/94   29.25   121
FFYF    FFY Financial Corp. of OH         OTC     Youngstown OH    Thrift          615      10      06-30   06/93   34.00   138
FDEF    First Defiance Fin. Corp. of OH   OTC     Northwest OH     Thrift          580      10      12-31   10/95   15.38   131
FFOH    Fidelity Financial of OH          OTC     Cincinnati OH    Thrift          535      12      12-31   03/96   17.50    98
FCBF    FCB Fin. Corp. of Neenah WI       OTC     Eastern WI       Thrift          523  S   13      03-31   09/93   30.25   117


NOTES:  (1)  Or most recent date available (M=March, S=September, D=December,
             J=June, E=Estimated, and P=Pro Forma).

        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified and Ret.= Retail Banking.

        (3)  FDIC savings bank institution.

Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

Date of Last Update: 03/16/98

RP Financial, LC.
Page 3.5

FirstFed Capital Corp. of WI. FirstFed Capital Corp. with $1.5 billion and 49 offices was selected due to size and similar market area in the upper Midwest. FirstFed Capital Corp. maintains a more diversified loan portfolio and a $1.7 billion portfolio of loans serviced for others.

Alliance Bancorp, Inc. of IL. Alliance Bancorp maintains a total of $1.4 billion of assets and operates through 14 branches in the Chicago metropolitan area. Alliance is primarily a permanent residential mortgage lender although it engages in secondary market activities to a greater extent than the Bank.

Home Fed Bancorp of Seymour. Home Fed Bancorp, with $709 million in assets and 16 offices, was selected primarily on the basis of its Indiana market and residential lending orientation. Home Fed Bancorp's modest-sized construction loan portfolio is comparable to the Bank.

HMN Financial, Inc. of MN. HMN Financial operates with a total of $691 million of assets through 7 offices. HMN Financial operates with a comparatively modest ratio of loans and high ratio of investments and MBS. Further enhancing the comparability to the Bank is the focus on permanent residential mortgage lending and high capital ratio.

FFY Financial Corp. of Ohio. FFY Financial, with $615 million in assets and 10 offices, was selected due to size, market in the Midwest, strong capital ratio and residential lending emphasis.

First Defiance Financial Corp. of Ohio. First Defiance, with $580 million in assets and 10 branches, was selected due to size and general location. First Defiance is primarily a residential lender, with a secondary emphasis on commercial business lending. As a result of its relatively recent second step conversion from the mutual holding company form, First Defiance has the highest capital ratio in the Peer Group (18.4 percent) approximating the Bank on a pro forma basis.

Fidelity Financial of Ohio. Fidelity Financial, with $535 million in assets and 12 branches, was selected due to size and similar market in a major midwestern metropolitan area. Fidelity Financial is primarily a residential lender which completed an acquisition shortly following its second step mutual holding company conversion.

FCB Financial Corp. of WI. FCB Financial, with $523 million in assets and 13 branches, was selected due to size and location in the upper Midwest. FCB Financial maintains a strong capital ratio and is primarily a residential lender. FCB Financial expanded through a merger of equals transaction completed in 1997.

         In the aggregate, the Peer Group companies are less highly capitalized than the industry on average, but more profitable on a core basis, resulting in a higher core return on equity ratio.

RP Financial, LC.
Page 3.6

Overall, the Peer Group's pricing ratios are higher than average in terms of reported and tangible book value ratio and comparable on an earnings multiple and assets ratio basis, relative to Indiana and all publicly-traded SAIF-insured thrifts, as summarized below.


                                                         As of March 13, 1998
                                                  -------------------------------------
                                                                            All
                                                             Publicly-    Publicly-
                                                              Traded        Traded
                                                   Peer      Indiana      SAIF-Insured
                                                   Group     Thrifts(1)   Thrifts(2)
                                                  ------    -----------  --------------
    Key Financial Ratios
    ---------------------
    Equity/Assets                                  10.85%    13.56%       13.59%
    Core Return on Assets ("ROA")(3)                0.96      0.87         0.89
    Core Return on Equity ("ROE")(3)                9.53      6.70         7.61

    Key Pricing Ratios (Averages)
    -----------------------------
    Price/Book Ratio ("P/B")                      189.27%   148.82%      164.92%
    Price/Tangible Book Ratio ("P/TB")            198.48    150.33       169.36
    Price/Core Earnings Multiple ("P/E")(3)        20.76x    21.82x       21.12x
    Price/Assets Ratio ("P/A")                     19.43%    19.01%       20.69%


    (1) Excludes institutions in MHC form and subject to acquisition.

    (2) Excludes institutions subject to acquisition.

    (3) Adjusted to omit non-operating items (including the special SAIF assessment) on an after-tax basis and extraordinary items.

         The following comparative analyses are based on the latest publicly-available financial information for both Citizens Financial and the Peer Group, which is generally as of or for the 12 months ending December 31, 1997. As discussed earlier, Citizens Financial's data gives effect for the merger with SuburbFed which is anticipated to be completed contemporaneously with the conversion transaction.

Financial Condition

         Citizens Financial's total assets are within the range demonstrated by the Peer Group companies and modestly larger than the Peer Group median. Citizens Financial experienced stronger asset growth than the Peer Group on average, as the Bank funded loan growth internally whereas the Peer Group funded loan growth externally. Total assets for the Peer Group

RP Financial, LC.
Page 3.7

increased at a more rapid rate on average than for Citizens Financial, primarily as a result of acquisitions consummated by several of the Peer Group companies. On a combined basis, the loan portfolios of Citizens Financial and SuburbFed increased by 21.3 percent, which was largely funded by a reduction in MBS. The slow growth in the Bank's loans and MBS was in sharp contrast to the strong growth experienced by the Peer Group. In this regard, Citizens Financial has been redeploying cash flow from the portfolio of MBS and REMICs into investments, particularly higher yielding callable agency securities. Asset growth was funded primarily by deposits as well as expansion of borrowed funds related to SuburbFed's operations. On a post-acquisition basis, the utilization of borrowings is expected to diminish upon maturity. (Note: Data fields designated "N.M" or "not meaningful" in the growth section of Table 3.2, representing growth in excess of 100 percent, are excluded from averages).

         The Peer Group is better capitalized than Citizens Financial on a pre-conversion basis on both a reported and tangible capital basis, with all meeting the FDICIA "well-capitalized" standards. Specifically, Citizens Financial's current reported and tangible capital levels of 8.0 assets, respectively, fall below the Peer Group's reported and tangible capital levels of 10.8 and 10.4 percent, respectively. Citizens Financial's pro forma capital is anticipated to exceed the Peer Group average and provide greater leverage potential, although in the intermediate term the higher capital will lead to a disadvantage for the Bank in terms of ROE. Citizens Financial's tangible equity the past year grew more quickly than the average Peer Group member given the various capital management strategies employed by the Peer Group, particularly dividends and stock repurchases.

         Citizens Financial's interest-earning assets ("IEA") position (including cash and equivalents) of 96.8 percent of assets is very comparable to the Peer Group average of 96.4 percent. Citizens Financial has a higher proportion of cash and investments and a higher proportion of MBS than the Peer Group average due to its more limited ability to originate loans internally. As a result, the loans/assets ratio of 50.3 percent for Citizens Financial fell well below the Peer Group average of 73.9 percent. While the foregoing presents an advantage to the Bank in terms of credit risk exposure and operating costs, it also reflects a disadvantage in terms of lost yield potential and more limited retail franchise value.

     RP FINANCIAL, LC.
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209

     (703) 528-1700

                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                             As of December 31, 1997


                                                                     Balance Sheet as a Percent of Assets
                                         ----------------------------------------------------------------------------------------
                                          Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                         Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                         -----------  -----   ---  -------- -------- ------   -----   -------- ------- ----------

Citizens Financial Services
  December 31, 1997                      19.6          50.3   26.9   83.3     7.2    0.0       8.0       0.0     8.0     0.0

SAIF-Insured Thrifts                     17.7          67.9   10.8   69.6    15.1    0.2      13.1       0.2    12.9     0.0
All Public Companies                     18.2          66.9   11.1   70.1    15.0    0.2      12.8       0.3    12.5     0.0
State of IN                              12.9          75.8    7.8   68.2    17.6    0.2      12.7       0.1    12.6     0.0
Comparable Group Average                 14.2          73.9    8.3   70.9    16.7    0.1      10.8       0.4    10.4     0.0
  Mid-West Companies                     14.2          73.9    8.3   70.9    16.7    0.1      10.8       0.4    10.4     0.0


Comparable Group

Mid-West Companies

ABCL  Alliance Bancorp, Inc. of IL       11.6          70.2   15.7   75.0    13.5    0.0       9.6       0.1     9.5     0.0
FCBF  FCB Fin. Corp. of Neenah WI(1)     19.1          77.0    1.6   60.5    21.9    0.0      13.9       0.0    13.9     0.0
FFYF  FFY Financial Corp. of OH           9.7          75.3   12.9   73.8    11.4    0.0      13.6       0.0    13.6     0.0
FFOH  Fidelity Financial of OH            7.6          81.6    7.4   80.7     6.4    0.0      12.0       1.4    10.6     0.0
FDEF  First Defiance Fin.Corp. of OH     16.6          76.2    3.4   68.2    12.4    0.0      18.4       0.0    18.4     0.0
FTFC  First Fed. Capital Corp. of WI     15.3          80.3    0.5   74.2    17.9    0.0       7.1       0.4     6.7     0.0
FISB  First Indiana Corp. of IN          10.8          83.6    2.4   68.6    20.7    0.0       9.5       0.1     9.4     0.0
HMNF  HMN Financial, Inc. of MN          12.5          64.3   19.7   67.6    18.5    0.0      12.2       0.9    11.3     0.0
HOMF  Home Fed Bancorp of Seymour IN     12.5          83.0    1.0   75.9    14.6    0.0       8.8       0.2     8.6     0.0
MAFB  MAF Bancorp, Inc. of IL            13.3          78.3    4.3   67.6    22.3    0.8       7.6       0.9     6.7     0.0
STFR  St. Francis Cap. Corp. of WI       33.8          46.5   12.2   66.6    24.3    0.0       8.3       0.9     7.4     0.0
SPBC  St. Paul Bancorp, Inc. of IL        8.1          70.7   18.3   72.1    17.0    0.4       9.2       0.0     9.1     0.0


                                                      Balance Sheet Annual Growth Rates                   Regulatory Capital
                                      ------------------------------------------------------------   ---------------------------
                                              Cash and   Loans           Borrows.   Net    Tng Net
                                      Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                      ------ ----------- -----  -------- --------  -----   -------   ---------   ----   --------
Citizens Financial Services

  December 31, 1997                   12.69      NM       1.26   11.63    35.12    5.79     5.79       7.55       7.55    19.57

SAIF-Insured Thrifts                  11.91    5.81      13.34    8.48    13.26    3.70     2.88      11.36      11.46    23.17
All Public Companies                  12.80    7.83      13.67    8.75    13.84    4.62     3.77      11.29      11.23    22.61
State of IN                            9.62    1.75      11.93    7.41    14.12    4.16     3.65      11.17      11.17    21.07
Comparable Group Average              16.54    4.56      16.12    7.67    34.39    4.97     3.98       8.97       8.98    15.80
  Mid-West Companies                  16.54    4.56      16.12    7.67    34.39    4.97     3.98       8.97       8.98    15.80


Comparable Group

Mid-West Companies

ABCL  Alliance Bancorp, Inc. of IL       NM      NM         NM      NM    37.04      NM       NM       8.40       8.50    16.48
FCBF  FCB Fin. Corp. of Neenah WI(1)  94.21      NM      80.47      NM    83.51      NM       NM      11.51      11.51    19.79
FFYF  FFY Financial Corp. of OH        5.57  -19.16       9.48   -1.49       NM    0.28     0.28       9.16       9.16    16.26
FFOH  Fidelity Financial of OH         7.04   -7.27       9.06    5.85    69.59   -3.65    -2.99      10.12      10.12    19.33
FDEF  First Defiance Fin.Corp. of OH   6.68   15.15       4.99    3.35    75.56   -8.30    -8.30      13.65      13.65    21.55
FTFC  First Fed. Capital Corp. of WI   1.91  -25.79      11.66   11.96   -28.11   14.62    14.69       6.39       6.39    12.23
FISB  First Indiana Corp. of IN        7.82   -9.75      12.86    1.10    35.72   10.37    10.56       8.37       8.37    12.05
HMNF  HMN Financial, Inc. of MN       24.61   45.77      19.85   28.93    20.33    2.89    -4.48         NM         NM       NM
HOMF  Home Fed Bancorp of Seymour IN   9.07   26.36       7.96    6.28    20.84   15.79    16.54       8.20       8.20    12.41
MAFB  MAF Bancorp, Inc. of IL          7.04   -4.53       9.84    3.31    20.80    5.10     7.29       6.88       6.88    14.34
STFR  St. Francis Cap. Corp. of WI    13.36   24.61       5.89   19.00     2.40    4.95    -1.48       7.41       7.41    12.20
SPBC  St. Paul Bancorp, Inc. of IL     4.59    0.26       5.30   -1.58    40.59    7.68     7.73       8.61       8.61    17.12



     (1) Financial information is for the quarter ending September 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.9

         Citizens Financial's interest-bearing liabilities ("IBL") ratio of 90.5 percent of assets is higher than the Peer Group's ratio of 87.6 percent, reflecting Citizens Financial's lower pre-conversion capitalization. On a post-conversion basis, this relationship can be expected to be reversed with the infusion of new capital and the extent to which deposits are withdrawn to fund stock purchases. Currently, Citizens Financial's funding liabilities are primarily comprised of deposits, with the borrowings solely attributable to SuburbFed. Borrowings are expected to diminish in the future based on Citizens Financial's preference for funding operations with deposits. Citizens Financial's borrowings/assets ratio approximated 7.2 percent at December 31, 1997, compared to 16.7 percent for the Peer Group.

         The Peer Group presently appears to maintain greater balance sheet strength and earnings power than Citizens Financial due to the higher capital position of the Peer Group. The strengthened capital position from conversion, the partial withdrawal of funds to purchase conversion stock and the reinvestment of proceeds in IEA should diminish Citizens Financial's comparative disadvantage and improve its comparative earnings power.

Income and Expense Trends

         Reported profitability for the past 12 months approximated 0.41 and
1.06 percent of average assets for Citizens Financial and the Peer Group, respectively (see Table 3.3). The Peer Group's higher reported earnings reflect comparative earnings strength in all key areas of core earnings. In this regard, the Peer Group reported a stronger net interest margin, higher non-interest operating income and a lower operating expense ratio. Details pertaining to the components of income and expense for Citizens Financial and the Peer Group are set forth below.

         Net Interest Income

             Citizens Financial's interest income ratio of 7.16 percent of average assets was lower than the Peer Group average of 7.52 percent. The lower level of net interest income was reported partially as a result of the Bank's lower asset yields. Following reinvestment of conversion proceeds, Citizens Financial's interest income ratio can be expected to increase although yields may be diluted as such funds are initially expected to be invested into short- to intermediate-term securities.

     RP FINANCIAL, LC.


     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209

     (703) 528-1700

                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1997


                                                       Net Interest Income                        Other Income
                                            --------------------------------------           ---------------------
                                                                            Loss     NII                             Total
                                              Net                          Provis.  After    Loan   R.E.   Other     Other
                                            Income   Income  Expense  NII  on IEA   Provis.  Fees   Oper.  Income    Income
                                            -----    ------  -------  ---  -------  ------   -----  -----  ------   -------
Citizens Financial Services

  December 31, 1997                          0.39      7.16   4.32    2.79   0.16    2.63      0.10  -0.11   0.35     0.34

SAIF-Insured Thrifts                         0.93      7.42   4.14    3.28   0.12    3.16      0.11   0.02   0.29     0.42
All Public Companies                         0.96      7.42   4.09    3.33   0.13    3.20      0.11   0.01   0.31     0.43
State of IN                                  0.92      7.51   4.31    3.19   0.11    3.08      0.06  -0.01   0.33     0.39
Comparable Group Average                     1.06      7.52   4.32    3.20   0.15    3.06      0.10   0.02   0.48     0.60
  Mid-West Companies                         1.06      7.52   4.32    3.20   0.15    3.06      0.10   0.02   0.48     0.60

Comparable Group

Mid-West Companies

ABCL  Alliance Bancorp, Inc. of IL           0.84      7.57   4.58    2.98   0.00    2.98      0.04  -0.01   1.23     1.26
FCBF  FCB Fin. Corp. of Neenah WI(1)         1.04      7.65   4.28    3.37   0.24    3.13      0.14   0.00   0.20     0.34
FFYF  FFY Financial Corp. of OH              1.29      7.83   4.17    3.66   0.11    3.55      0.00   0.00   0.17     0.17
FFOH  Fidelity Financial of OH               0.94      7.34   4.34    3.00   0.02    2.98      0.00   0.00   0.21     0.21
FDEF  First Defiance Fin.Corp. of OH         0.97      7.84   3.82    4.02   0.29    3.73      0.19  -0.05   0.07     0.20
FTFC  First Fed. Capital Corp. of WI         1.13      7.44   4.55    2.90   0.03    2.86      0.15   0.01   1.05     1.21
FISB  First Indiana Corp. of IN              1.16      8.31   4.20    4.11   0.70    3.41      0.33  -0.04   0.44     0.73
HMNF  HMN Financial, Inc. of MN              0.95      7.00   4.37    2.63   0.05    2.58      0.00   0.00   0.17     0.17
HOMF  Home Fed Bancorp of Seymour IN         1.38      7.93   4.41    3.51   0.20    3.32      0.15   0.05   0.72     0.92
MAFB  MAF Bancorp, Inc. of IL                1.14      7.19   4.37    2.82   0.03    2.78      0.07   0.21   0.38     0.66
STFR  St. Francis Cap. Corp. of WI           0.78      7.14   4.59    2.55   0.08    2.48      0.12  -0.04   0.25     0.33
SPBC  St. Paul Bancorp, Inc. of IL           1.09      6.99   4.11    2.88   0.00    2.88      0.04   0.10   0.86     1.00


                                              G&A/Other Exp.  Non-Op. Items   Yields, Costs, and Spreads
                                            ----------------- -------------  ----------------------------   MEMO:     MEMO:
                                              G&A    Goodwill  Net  Extrao.    Yield     Cost    Yld-Cost  Assets/  Effective
                                             Expense  Amort.  Gains  Items   On Assets  Of Funds  Spread  FTE Emp.   Tax Rate
                                            -------- -------  ------ ------  ---------  -------- -------  -------- ----------
Citizens Financial Services
  December 31, 1997                          2.31     0.00  -0.03    0.00     7.51        4.92   2.59      2,774      37.22

SAIF-Insured Thrifts                         2.19     0.02   0.07    0.00     7.58        4.80   2.78      4,390      36.82
All Public Companies                         2.22     0.02   0.07    0.00     7.56        4.70   2.85      4,344      36.82
State of IN                                  2.14     0.01   0.12    0.00     7.87        5.06   2.82      3,796      35.73
Comparable Group Average                     2.12     0.02   0.12    0.02     7.80        4.94   2.86      4,020      34.64
  Mid-West Companies                         2.12     0.02   0.12    0.02     7.80        4.94   2.86      4,020      34.64

Comparable Group

Mid-West Companies

ABCL  Alliance Bancorp, Inc. of IL           2.76     0.01  -0.14    0.00     7.80        5.16   2.65      3,100      39.66
FCBF  FCB Fin. Corp. of Neenah WI(1)         2.03     0.00   0.16    0.22     7.85        5.25   2.61      7,924      35.43
FFYF  FFY Financial Corp. of OH              1.83     0.00   0.02    0.00     8.00        4.92   3.08      3,473      32.67
FFOH  Fidelity Financial of OH               1.67     0.13   0.06    0.00     7.61        5.02   2.59      5,246      35.28
FDEF  First Defiance Fin.Corp. of OH         2.47     0.00   0.04    0.00     8.14        4.86   3.28      3,740      35.57
FTFC  First Fed. Capital Corp. of WI         2.57     0.03   0.37    0.00     7.81        4.92   2.88      2,238      38.48
FISB  First Indiana Corp. of IN              2.64    -0.06   0.34    0.00     8.62        4.71   3.92      2,581      39.19
HMNF  HMN Financial, Inc. of MN              1.53     0.00   0.29    0.00     7.19        5.15   2.04      4,608      36.94
HOMF  Home Fed Bancorp of Seymour IN         2.20     0.01   0.25    0.00     8.24        4.86   3.38      2,815      39.15
MAFB  MAF Bancorp, Inc. of IL                1.57     0.07   0.03    0.00     7.52        4.83   2.69      4,044      37.44
STFR  St. Francis Cap. Corp. of WI           1.88     0.08   0.05    0.00     7.65        5.06   2.59      4,249      12.26
SPBC  St. Paul Bancorp, Inc. of IL           2.23     0.00   0.01   -0.01     7.20        4.59   2.61      4,224      33.65

     (1) Financial information is for the quarter ending September 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.11

             Citizens Financial's 43 basis point disadvantage in the net interest income ratio was primarily attributable to a higher interest expense ratio arising from the Bank's lower pre-conversion capital level. Additionally, funding costs have risen in the most recent fiscal year as the Bank sought to achieve its comparatively higher recent growth objectives. The cash infusion resulting from the conversion may initially reduce the Bank's funding costs somewhat over the near term.

             On balance, Citizens Financial's net interest income ratio can be expected to increase on a pro forma basis, perhaps up to the levels approximating the Peer Group average.

         Provisions for Loan Losses

             During the last 12 months, Citizens Financial's provision for loan losses approximated the Peer Group average, 0.16 percent and 0.15 percent of average assets, respectively. The level of loan loss provisions is above Citizens Financial's recent historical averages reflecting recent loan growth, trends in the market, and other factors. Going forward, Citizens Financial's annual loan loss provisions are expected to decline but such reductions may be tempered by future growth of the loan portfolio, which is also expected to be above historical averages.

         Non-Interest Income

             Citizens Financial generates lower non-interest operating income than the Peer Group, based on levels of 0.34 percent and 0.60 percent of average assets, respectively. The majority of Citizens Financial's non-interest operating income is generated from fees on the core deposit base, loan fees, and commission revenues generated through its insurance and investment subsidiaries as well as various other miscellaneous sources. Citizens Financial's non-interest operating revenues were diminished by the real estate operations of expense of 12 basis points which is not expected to be a recurring cost. The Peer Group's sources of non-interest operating income are similar to Citizens Financial's, except that the Peer Group companies have generally diversified their operations to include more fee generating revenues, particularly in the area of secondary market loan sales and mortgage loan servicing.

         Operating Expenses

             Citizens Financial operates with higher operating expenses than the Peer Group, based on measures of 2.31 and 2.12 percent of average assets, respectively (excluding goodwill

RP Financial, LC.
Page 3.12


amortization and non-operating items). Citizens Financial's higher operating expense ratio is the result of several factors, including: (1) recent efforts to increase the Bank's loan and deposit portfolios as well as total assets; and (2) recent investment in infrastructure and products to diversify the revenue stream (primarily through the sale of investment and insurance products). Following the conversion and acquisition transactions, the expenses of the merged Bank are not expected to diminish appreciably as merger-related cost savings are expected to be modest with no branch closing or employee terminations expected. Additionally, the potential modest cost savings are expected to be partially offset by some consolidating expenditures and related marketing. The Bank's operating expense can also be expected to increase with the incorporation of stock benefit plans and public company operations.

         Net Non-Operating Items

             Citizens Financial reported a net non-operating expense equal to 3 basis points on average assets while the Peer Group reported net non-operating income equal to 12 basis points on average assets. Citizens Financial's losses were attributable to its real estate investments offset by realized and unrealized gains on the sale of investments and loans within the SuburbFed portfolio.

         Efficiency Ratio

             Citizens Financial operates with an inferior efficiency ratio (operating expenses, excluding goodwill amortization, as a percent of the sum of net interest income before loan loss provisions and other operating income) than the Peer Group, 74.0 and 55.8 percent, respectively. Citizens Financial's higher operating expenses, and lower net interest income and non-interest operating income, are the factors leading to the Bank's higher efficiency ratio. Citizens Financial's efficiency ratio is expected to improve modestly on a post-conversion basis with the investment of the net conversion proceeds.

         Income Taxes

             Citizens Financial's effective tax rate of 37.22 percent was above the Peer Group's average effective tax rate of 34.64 percent. No substantive changes are anticipated with respect to the Bank's effective tax rate in comparison to the Peer Group's.

RP Financial, LC.
Page 3.13

Loan Composition

         Perhaps one of the greatest differences between Citizens Financial and the Peer Group is loan composition, with Citizens Financial having a less diversified loan portfolio than the Peer Group (see Table 3.4). Citizens Financial's portfolio is dominated by single family residential mortgages and MBS (88.76 percent of total loans and MBS), underscoring its traditional strategy versus 73.0 percent for the Peer Group. The Peer Group has a higher proportion of high risk-weight loans consistently through all loan categories including construction/land, multi-family/commercial and non-mortgage loans. Furthermore, the Peer Group has been more actively involved in secondary market loan sales and loan servicing than has Citizens Financial. Specifically, loans serviced for others equals $50.3 million for Citizens Financial versus and average of $440.3 million for the Peer Group.

         As a result of Citizens Financial's greater proportionate investment in investments and residential mortgage loans, the risk-weighted assets/assets ratio, measured at 40.03 percent versus an average of 57.76 percent for the Peer Group.

Credit Risk

         Citizens Financial's credit risk exposure appears to be somewhat higher than the Peer Group's, on average, as indicated by lower reserve coverage ratios and higher non-performing loans and assets ratios. As shown in Table 3.5, Citizens Financial's ratio of non-performing loans/loans and non- performing assets/assets ratios of 1.01 and 0.64 percent, modestly exceeded the Peer Group's respective ratios of 0.47 and 0.41 percent. Citizens Financial's loss reserves/loans ratio of 0.66 percent was below the Peer Group average of 0.75 percent, and Citizens Financial's reserve coverage ratio (loss reserves as a percent of non-performing loans) of 65.80 percent was well below the Peer Group average of 202.68 percent. Citizens Financial also maintains a lower ratio of reserves to NPAs than the Peer Group, based on ratios of 52.21 percent and
172.70 percent, respectively.

Interest Rate Risk

         Public companies are not required to report interest rate risk in a standard fashion and many do not specifically quantify their interest rate risk on a regular basis. Furthermore, the

     RP FINANCIAL, LC.

     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209

     (703) 528-1700

                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                             As of December 31, 1997

                                                  Portfolio Composition as a Percent of MBS and Loans

                                                  1-4     Constr.   5+Unit    Commerc.            RWA/      Serviced    Servicing
  Institution                            MBS    Family    & Land   Comm RE   Business  Consumer  Assets    For Others   Assets
  -------------                         ----    ------    ------   -------   --------  --------  ------    ----------  --------
                                         (%)      (%)      (%)      (%)       (%)        (%)      (%)         ($000)   ($000)
  Citizens Financial Services            34.30    53.06     4.34     5.14      0.00      0.87     40.03       50,265        0

  SAIF-Insured Thrifts                   14.76    62.88     5.47    11.20      6.19      1.66     52.91      393,948    3,548
  All Public Companies                   14.99    61.34     4.97    12.80      5.86      1.92     53.30      511,859    4,832
  State of IN                            11.76    64.75     5.36     7.96      9.15      2.38     57.17       75,791      309
  Comparable Group Average                7.98    65.02     5.27    12.08      9.85      1.94     57.76      440,268    2,566

  Comparable Group

  ABCL  Alliance Bancorp, Inc. of IL      0.91    89.37     1.67     7.41      0.76      0.13     53.19      281,716    1,010
  FCBF  FCB Fin. Corp. of Neenah WI(1)    4.03    59.23     5.06    19.30     13.79      0.78     60.53      235,051      194
  FFYF  FFY Financial Corp. of OH         8.05    69.09     4.68     9.02     11.35      0.13     56.72            0        0
  FFOH  Fidelity Financial of OH         11.88    67.84     2.20    18.71      0.65      0.00     53.03       18,985        0
  FDEF  First Defiance Fin.Corp. of OH    4.83    57.45     3.29     6.69     23.08      6.01     66.01       17,844      188
  FTFC  First Fed. Capital Corp. of WI    1.15    57.53     7.60    19.47     16.84      0.03     55.68    1,367,152   16,291
  FISB  First Indiana Corp. of IN         3.42    62.87    19.59     3.22     10.95      6.38     76.30      969,089    4,522
  HMNF  HMN Financial, Inc. of MN         3.84    88.51     1.48     2.30      5.29      0.26     35.49        4,169        0
  HOMF  Home Fed Bancorp of Seymour IN    1.61    62.44     9.61    13.28     10.20      6.90     70.21      331,062      684
  MAFB  MAF Bancorp, Inc. of IL           7.90    81.58     1.50     5.36      3.92      0.08     49.86      997,204    2,494
  STFR  St. Francis Cap. Corp. of WI     29.35    31.13     6.55    12.98     20.56      2.64     63.15      344,982    2,366
  SPBC  St. Paul Bancorp, Inc. of IL     18.84    53.14     0.05    27.22      0.77      0.00     52.96      715,962    3,044

     (1) Financial information is for the quarter ending September 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.

     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209

     (703) 528-1700

                                    Table 3.5
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
              As of December 31, 1997 or Most Recent Date Available


                                              NPAs &                                   Rsrves/
                                     REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan     NLCs/
Institution                         Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs    Loans
--------------                      ------    -------    -----    -------   ------     -------  ---------    ------
                                     (%)       (%)       (%)       (%)       (%)        (%)      ($000)       (%)
Citizens Financial Services            0.13      0.64      1.01      0.66     65.80      52.21       433        0.02

SAIF-Insured Thrifts                   0.25      0.74      0.82      0.78    185.81     130.45       330        0.10
All Public Companies                   0.24      0.74      0.85      0.87    185.53     135.40       348        0.10
State of IN                            0.18      0.71      0.82      0.64    123.47     117.14       136        0.10
Comparable Group Average               0.47      0.41      0.47      0.75    202.68     172.70       632        0.18

Comparable Group

ABCL  Alliance Bancorp, Inc. of IL     0.18      0.27      0.31      0.56    178.52     147.57        40        0.02
FCBF  FCB Fin. Corp. of Neenah WI(1)   0.03      0.26      0.29      0.89    305.09     269.82         8        0.01
FFYF  FFY Financial Corp. of OH        0.00      0.62      0.82      0.61     74.80      74.80       256        0.22
FFOH  Fidelity Financial of OH         0.00      0.18      0.23      0.38    167.81     167.81         0        0.00
FDEF  First Defiance Fin.Corp. of OH   0.09      0.33      0.31      0.60    196.78     140.92       331        0.30
FTFC  First Fed. Capital Corp. of WI   0.07      0.32      0.35      0.61    173.20     155.81       428        0.14
FISB  First Indiana Corp. of IN        0.24      1.38      1.34      1.63    121.60     100.34     2,406        0.72
HMNF  HMN Financial, Inc. of MN        0.02      0.12        NA      0.61        NA     340.52         1        0.00
HOMF  Home Fed Bancorp of Seymour IN   0.45      0.55      0.64      0.67    104.49     101.25       143        0.10
MAFB  MAF Bancorp, Inc. of IL          0.92      0.32      0.31      0.57    182.92     138.86     3,162        0.47
STFR  St. Francis Cap. Corp. of WI     3.30      0.30      0.42      0.81    190.95     126.18       368        0.20
SPBC  St. Paul Bancorp, Inc. of IL     0.37      0.24      0.20      1.06    533.34     308.50       445       -0.04


     (1) Financial information is for the quarter ending September 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.16

computation of interest rate risk is predicated on numerous assumptions, many of which are unique among institutions. As a result, we have sought to measure interest rate risk by evaluating balance sheet composition and recent quarterly changes in net interest income.

         Currently, Citizens Financial's asset composition suggests greater interest rate risk given its lower capitalization and higher non-earning assets, resulting in a lower IEA/IBL ratio. As a result, Citizens Financial has greater dependence of the yield-cost spread to sustain the net interest margin. Post-conversion capitalization should diminish Citizens Financial's current comparative disadvantage in this regard and thereby lessen interest rate risk. The interest rate risk associated with Citizens Financial's asset base is further diminished by the higher proportion of core deposits maintained by Citizens Financial.

         Citizens Financial has maintained a comparable fluctuation in net interest income during the last 5 quarters, as compared to the Peer Group average, suggesting comparable interest rate risk exposure. It is expected that the infusion of stock proceeds will serve to enhance the stability of Citizens Financial's net income and diminish the comparative disadvantage relative to the Peer Group.

Market Area and Competitive Characteristics

         As indicated previously, all twelve Peer Group companies are regionally based, and thus share similar market area and competitive characteristics with Citizens Financial. Moreover, three of the Peer Group companies are regional competitors of Citizens Financial further enhancing the comparability of these companies. In general, the Peer Group members serve urban or densely populated suburban markets with similar demographic and economic characteristics that are likely to react similarly to broader economic trends that occur in the Midwest.

         The Peer Group's average asset size approximates $1.5 billion, which will closely approximate Citizens Financial's pro forma asset base of approximately $1.3 billion. Both operate substantial branch office networks and compete in urban/suburban markets with larger commercial banks. In general, Citizens Financial and the Peer Group are also primarily residential lenders although the Peer Group has diversified its operations to a greater degree than has Citizens Financial.

     RP FINANCIAL, LC.

     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209

     (703) 528-1700

                                    Table 3.6
         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
              As of December 31, 1997 or Most Recent Date Available


                                       Balance Sheet Measures

                                                        Non-Earn.           Quarterly Change in Net Interest Income
                                     Equity/     IEA/    Assets/   ----------------------------------------------------------
Institution                          Assets      IBL     Assets    12/31/97  09/30/97  06/30/97  03/31/97  12/31/96  09/30/96
---------------                      -------    -----   --------   --------  --------  --------  --------  --------  --------
                                       (%)       (%)       (%)     (change in net interest income is annualized in basis points)
Citizens Financial Services             8.0     107.0     3.2          0        -4        12         8         0         0

SAIF-Insured Thrifts                   12.9     114.1     3.6         -3        -4         2         1         1         3
All Public Companies                   12.5     113.4     3.8         -3        -4         0         1         1         3
State of IN                            12.6     112.5     3.5         -5        -2        -1         4         1         5
Comparable Group Average               10.4     110.1     3.6        -12        -1        -3         2         1         6

Comparable Group

ABCL  Alliance Bancorp, Inc. of IL      9.5     110.2     2.5        -50        55       -42        44         1         2
FCBF  FCB Fin. Corp. of Neenah WI(1)   13.9     118.6     2.3         NA       -51        29        -5         6         3
FFYF  FFY Financial Corp. of OH        13.6     114.9     2.1          7        -4         1       -17        -1        -4
FFOH  Fidelity Financial of OH         10.6     110.9     3.4         -4        -8        -6        NA        NA         1
FDEF  First Defiance Fin.Corp. of OH   18.4     119.5     3.7        -20        -0        -8         2        -8        -1
FTFC  First Fed. Capital Corp. of WI    6.7     104.3     3.9          4         2         4        -7         9        -0
FISB  First Indiana Corp. of IN         9.4     108.4     3.2        -27        11        -3        -1         6        -2
HMNF  HMN Financial, Inc. of MN        11.3     112.1     3.5        -27        -5        -4        -1         8       -15
HOMF  Home Fed Bancorp of Seymour IN    8.6     106.6     3.6         -8         0        -2         2         7        18
MAFB  MAF Bancorp, Inc. of IL           6.7     105.8     4.1         -1        -6        -7        15        -5        78
STFR  St. Francis Cap. Corp. of WI      7.4     101.8     7.5         10        -7         3        -3       -13        -3
SPBC  St. Paul Bancorp, Inc. of IL      9.1     108.6     2.9        -18        -4         2        -4         4        -1


     (1) Financial information is for the quarter ending September 30, 1997. NA=Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.1

                             IV. VALUATION ANALYSIS

Introduction

         This chapter presents the valuation analysis, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with Citizens Financial's conversion transaction.

Appraisal Guidelines

         The OTS appraisal guidelines, most recently amended in written form in October 1994, specify the methodology for estimating the pro forma market value of an institution pursuant to a mutual-to-stock conversion. The valuation methodology provides for: (1) the selection of a peer group of comparable publicly-traded institutions, excluding those converted for less than a year, subject to acquisition or in MHC form; (2) a financial and operational comparison of the subject company to the selected peer group, identifying key differences and similarities; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

         RP Financial's valuation analysis complies with the above-referenced appraisal guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, including closing pricing and aftermarket trading of such conversions. It should be noted that such analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

RP Financial, LC.
Page 4.2

         The pro forma market value determined herein is a preliminary value for the to-be-issued stock. Throughout the conversion process, RP Financial will:
(1) review changes in Citizens Financial's operations and financial condition (inclusive of the operations and financial condition of SuburbFed); (2) monitor Citizens Financial's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

         The appraised value determined herein is based on the current market and operating environment for Citizens Financial and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Citizens Financial, or Citizens Financial's value alone. To the extent a change in factors impacting Citizens Financial's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into our analysis.

Valuation Analysis

         A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between Citizens Financial and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of Citizens Financial relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have

RP Financial, LC.
Page 4.3

also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of Citizens Financial coming to market at this time.

1.       Financial Condition

         The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the financial condition of Citizens Financial and the Peer Group are noted as follows:

    - Overall A/L Composition. At the present time, Citizens Financial's balance sheet structure is characterized by a comparatively lower reported and tangible capital position which weakens the earnings power of Citizens Financial relative to the Peer Group. On a pro forma basis, however, Citizens Financial's capitalization is expected to exceed the Peer Group's average. Citizens Financial's loans/assets ratio falls below the Peer Group average, indicating a lower origination capacity and lower asset yields. As a result, Citizens Financial has a heavier concentration in MBS and cash and investments, which is expected to increase immediately following the transaction. The Peer Group is currently supplementing deposits with higher borrowings utilization, leveraging their fixed assets and operating expenses while the Bank relies more heavily on deposits.

    - Credit Quality. Despite the lower loans/assets ratio, the Bank operates with a higher ratio of non-performing loans and non-performing assets and less favorable coverage ratios. These factors are partially mitigated by Citizens Financial lower risk-weighted asset/assets ratio which results from the Bank's investment in securities and permanent residential mortgage loans.

    - Balance Sheet Liquidity. Citizens Financial currently maintains a higher level of cash, investment securities and MBS. The infusion of the stock proceeds will initially increase Citizens Financial's level of liquid assets pending investment of the proceeds into loans and other longer-term investments. Citizens Financial appears to have greater current borrowings capacity than the Peer Group due to the smaller balance of borrowed funds as of the most recent period.

    - Capital. Citizens Financial operates with a lower pre-conversion capital ratio than the Peer Group, but this will be reversed on a post-conversion basis. The increase in capital will depress Citizens Financial's pro forma return on equity until the proceeds can be effectively reinvested and leveraged over time.

    - Supervisory Goodwill Claim. Citizens Financial has filed suit against the Federal government seeking damages and/or other appropriate relief on grounds that the government had breached the terms of the assistance agreement as a result of the

RP Financial, LC.
Page 4.4

         enactment of FIRREA. Although Citizens Financial has not specified the amount of damages sought and the litigation is in a very preliminary phase, some recovery net of litigation expenses may be possible. In contrast, we believe only one of the Peer Group companies (Alliance Bancorp) has a goodwill-related claim with a potential recovery against the Federal Government. An analysis of publicly-traded thrifts reveals that the market considers such claims in their pricing characteristics.

         On balance, we believe Citizens Financial, on a pro forma basis, has financial condition characteristics that are comparable to the Peer Group. Therefore, we concluded that no valuation adjustment was warranted for Citizens Financial's financial strength.

2.       Profitability, Growth and Viability of Earnings

         Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major earnings factors considered in the valuation are described below.

    - Reported Earnings. Citizens Financial reported lower profitability than the Peer Group, reflecting a comparative disadvantage relative to the Peer Group in terms of net interest income, non-interest income and non-operating income and higher operating expenses.

    - Core Earnings. Citizens Financial also maintains a less favorable core earnings posture relative to the Peer Group, net of net non-operating items. While redeployment of conversion proceeds into interest-earning assets is expected to enhance Citizens Financial's net interest income, operating expenses for Citizens Financial are expected to increase as well as a result of the stock benefit plans and operating as a stock company.

    - Interest Rate Risk. Citizens Financial's greater perceived interest rate risk posture should be partially moderated by the anticipated redeployment of stock proceeds into interest-earning assets.

    - Credit Risk. Loss provisions had a comparable impact on Citizens Financial's earnings in comparison to the Peer Group. In terms of future exposure to credit quality related losses, Citizens Financial maintains a higher ratio of non-performing assets and a lower reserve coverage ratio, suggesting that Citizens Financial has higher potential exposure to earnings from future credit losses. At the same time, such risks are mitigated by the historical loss experience and the composition of interest-earning assets.

    - Earnings Growth Potential. Citizens Financial's core earnings levels have increased moderately in recent years as the favorable impact of balance sheet growth has been

RP Financial, LC.
Page 4.5

         diminished by an increasing operating expense ratio. Furthermore, competitive pricing was required to achieve targeted growth levels for loans and deposits in the most recent fiscal year. It is anticipated that, over time, the net cash proceeds from conversion will be gradually deployed into loans; however, it is anticipated that the yield-cost spread immediately following conversion will be diminished through the initial reinvestment into short-term securities. The proceeds reinvestment benefit will also be impacted by the annual expense of the stock plans, operations as a public company and data processing conversion/upgrade expenses. While some merger-related synergies are anticipated over the long term, such savings may initially be offset by expenses related to merging and marketing the combined companies. Over the longer term, Citizens Financial will have greater capacity to leverage than the Peer Group, given Citizens Financial's higher pro forma capital position, positioning Citizens Financial for greater earnings growth potential, albeit such growth would be expected to be at lower spreads.

    - Return on Equity. The higher pro forma capital position and lower pro forma core earnings will place Citizens Financial at a disadvantage relative to the Peer Group in terms of return on equity, despite higher core profitability.

         Overall, a moderate downward valuation adjustment was warranted for profitability, growth and viability of Citizens Financial's earnings.

3.       Asset Growth

         Citizens Financial's has reported comparable levels of asset growth in comparison to the Peer Group over the most recent period. Furthermore, Citizens Financial's higher pro forma capitalization implies a greater ability to undertake asset growth. Additionally, while the merger with SuburbFed will result in an expanded market and retail operations in two states, there is some risk that current SuburbFed customers and/or affiliate relationships may not be retained on a post-acquisition basis. Management has indicated that it will be repaying acquired SuburbFed borrowings as they mature which will depress post-acquisition growth levels.

         On balance, we concluded that no adjustment was appropriate for this factor.

4.       Primary Market Area

         The general condition of an institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served. Three of the twelve Peer Group companies are based in the Chicago area with the balance being based in the upper Midwest including nearby areas in Indiana as well as in Wisconsin and Ohio. In general, the Peer Group companies maintain operations in or near large

RP Financial, LC.
Page 4.6

metropolitan areas, including Chicago. Accordingly, the Peer Group companies are viewed as sharing similar market area and competitive characteristics with Citizens Financial, and, on balance, are subject to similar market area demographic and economic forces and trends.

         Summary demographic and deposit market share data for Citizens Financial and Peer Group is provided in Exhibit III-5. The Peer Group's average asset size approximates $1.5 billion, which is approximately equal to Citizens Financial's pro forma asset base of approximately $1.3 billion. Both, however, operate substantial branch office networks, compete with both larger and smaller financial institutions and engage in varied lending activities.

         On balance, we concluded that no adjustment was appropriate for Citizens Financial's market area.

5.       Dividends

         While Citizens Financial has not indicated its intention to commence a cash dividend at this time, the pro forma capitalization and profitability clearly position Citizens Financial to have the capacity to pay cash dividends comparable to the Peer Group. Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late 1980s and early 1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

         As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Eleven of the twelve institutions in the Peer Group presently pay regular cash

RP Financial, LC.
Page 4.7

dividends, with implied dividend yields ranging from 0.74 percent to 2.64 percent. The average dividend yield on the stocks of the Peer Group institutions was approximately 1.55 percent as of March 13, 1998, representing an average payout ratio of approximately 29.83 percent of core earnings. As of March 13, 1998, approximately 84 percent of all publicly-traded full stock thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 1.83 percent and an average payout ratio of 35.75 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts.

         Given Citizens Financial's capacity to pay a dividend comparable to the Peer Group based on pro forma capitalization and profitability, and since no regulatory hurdle exists, we have applied no adjustment for this factor despite no initial dividend policy. One consideration taken into account was the history of quarterly dividends paid by SuburbFed and that no dividend policy has yet been established by Citizens Financial.

6.       Liquidity of the Shares

         The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $98 million to $904 million as of March 13, 1998, with an average market value of $277.7 million. The shares outstanding of the Peer Group members ranged from 3.9 million to 34.2 million, with an average of approximately 9.6 million. Citizens Financial's pro forma market value is expected to fall below the Peer Group average but approximate the Peer Group median. The number of shares is expected to exceed the high end of the Peer Group range due to the anticipated offer price per share. Overall, since relatively liquid companies comprise the Peer Group, no adjustment was considered necessary for this factor.

7.       Marketing of the Issue

         Three separate markets exist for thrift stocks: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting

RP Financial, LC.
Page 4.8

thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of Citizens Financial's to-be-issued stock.

         A.       The Public Market

                  The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations.
Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

                  In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February 1997. Following the downturn in late-February, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the DJIA closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below the all-time high recorded a month ago.

                  Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in

RP Financial, LC.
Page 4.9

the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in technology stocks in early-June, while declining interest rates served to stabilize the broader market. Technology stocks rallied the stock market to new highs in mid-July, as a number of technology companies posted favorable second quarter earnings. Favorable inflation data, including second quarter GDP growth slowing to an annual rate of 2.2 percent, versus 4.9 percent in the first quarter, and comments by the Federal Reserve Chairman which indicated that an increase in interest rates was not imminent, spurred bond and stock prices strongly higher during the second half of July.

                  A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond yield increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off in bonds pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The DJIA moved at least 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to an annual rate of 3.6 percent compared to an original estimate of 2.2 percent.

                  Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not sustained, as the DJIA pulled back following the

RP Financial, LC.
Page 4.10

one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years. The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran.

                  Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October 1997. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average ("DJIA") posting consecutive losses of more than 1.0 percent on October 16 and 17. Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure, which was led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24, 1997. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 24, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on

RP Financial, LC.
Page 4.11

October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market.

                  Market conditions remained uneven through the week ended October 31, 1997, which was followed by a soaring stock market on November 3, 1997. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market. Following the one day rally, volatility returned to the stock market through mid-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. In mid-November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its lowest level since February 1996. Advances in the bond market provided for a generally positive stock market environment in the second half of November, with bank and technology issues being among the strongest performers. Renewed confidence that the Asian governments would control the region's financial problems furthered the stock market rally in early-December. Despite a sell-off in the bond market caused by the November unemployment rate dropping to its lowest level since October 1973, the DJIA showed surprising strength and closed almost 99 points higher on December 5, 1997. Stocks declined the following week, as earnings concerns, particularly in the technology sector, overshadowed a rally in the bond market. Positive inflation news and world market turmoil caused investors to dump stocks in favor of bonds, which served to push the yield on the bellwether 30-year Treasury bond below 6.0 percent in mid-December. Bond prices were also boosted by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, which also provided for a modest recovery in the stock market. In late-December, investors dumped stocks on earnings concerns, while a flight to quality pushed bond prices higher. The stock market surged higher at year end, as worries about South Korea's financial crisis eased.

                  Led by a rally in the bond market, stocks continued to move higher at the beginning of 1998. However, turmoil in the Asian markets and the uncertain outlook for fourth quarter earnings provided for an uneven stock market through most of January and into early-February. For example, the Dow Jones Industrial Average ("DJIA") plunged 222 points on January 9, 1998, due to fourth quarter profit worries and economic turmoil in Southeast Asia.

RP Financial, LC.
Page 4.12

Comparatively, a rally in the Asian markets propelled the DJIA 201 points higher on February 2, 1998. In general, a rebound in the Asian markets and favorable fourth quarter earnings served to the push the stock market higher during the second half of January and into early-February. In contrast, bond prices edged lower over the same time period, as the labor market remained tight as indicated by a sharp increase in labor costs during the fourth quarter of 1997 and a larger than expected increase in the number of jobs added during December 1997.

                  Strength primarily in technology stocks pushed the DJIA to a new record for the first time in six months on February 10, 1998. The rally was sustained through mid-February, as the DJIA established six consecutive new highs through February 18, 1998. Strong earnings and expectations that profitability was not as badly hurt by the Asian crisis as feared served as the basis for the rally in technology stocks. Stable interest rates and few signs of inflation preserved the positive market environment through the middle of March. On March 13, 1998, the DJIA closed at 8602.5, an increase of 24.0 percent from one year ago and just shy of the record high set earlier in the week.

                  Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Stable interest rates and acquisition activity supported higher thrift prices in early-March 1997; however, like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest rate sensitive issues were bolstered by declining interest rates.

RP Financial, LC.
Page 4.13

                  Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July. Thrift prices generally declined during the first half of August, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly during the second half of August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued to move higher following the one day rally in the DJIA. Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings.

                  The upward trend in thrift prices stalled in mid-October 1997, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues declined on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during late-November and early-December. Acquisition news also contributed to the upturn in bank and thrift prices, as two major bank acquisitions were announced for relatively high price-to-book multiples. First Union Corp.'s proposed acquisition of CoreStates Financial ($47 billion in assets) was for 539 percent of book value, while First

RP Financial, LC.
Page 4.14


American Corporation's proposed acquisition for Deposit Guaranty Corporation ($6.8 billion in assets) was for 419 percent of book value. Those deals, along with speculation of possible other major thrift and bank acquisitions, filtered into the prices of bank and thrift issues in general. Concern of relatively high valuations somewhat offset the declining interest rate environment, as thrift issues traded in a narrow range in mid-December. Thrift prices moved higher at the close of 1997, as interest rates continued to decline.

                  The positive trend in thrift prices was not sustained at the beginning of 1998, as thrift prices moved sharply lower during early-January trading. From January 2, 1998 to January 9, 1998, the SNL index for all publicly-traded thrifts declined from 810.5 to 720.2, or 11.1 percent. The sell-off in thrift stocks was prompted by concerns that the flattening yield curve would put pressure on earnings, particularly among institutions which maintained high concentrations of mortgage loans. Thrift prices recovered somewhat during the second half of January, with the upward trend becoming more pronounced in early-February. Fourth quarter earnings, which generally met expectations, and acquisition news led the recovery in thrift prices. The ongoing trend of consolidation was highlighted by the proposed merger between First Nationwide Holdings, San Francisco, California ($30.9 billion in assets) and Golden State Bancorp, Glendale, California ($16.0 billion in assets), which was announced in early-February. Stable interest rates and acquisitions provided for a continuation of the rally through the month of February and into mid-March. On March 13, 1998, the SNL Index for all publicly-traded thrifts closed at 832.3, an increase of 48.5 percent from one year ago.

         B.       The New Issue Market

                  In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining Citizens Financial's pro forma market value. In general, the market environment for converting thrift issues was highly receptive throughout 1997, with most converting issues being oversubscribed and trading higher in initial trading. To date, the positive market environment for converting thrift issues has been sustained during 1998. Since the middle of December 1997, standard conversion offerings completed and began trading have exhibited an average price increase of 47.3 percent on the first day of trading. As shown in Table 4.1, the average one week change in price for standard conversion offerings completed during the latest three month period ending March 13, 1998

RP Financial, LC.

                                   Table 4.1
                Pricing Characteristics and After-Market Trends
                Recent Conversions Completed (Last Three Months)


                  Institutional Information                                 Pre-Conversion Data            Offering Information
                  -------------------------                          --------------------------------     -----------------------
                                                                      Financial Info.   Asset Quality
                                                                     ----------------   -------------
                                 Conversion                                   Equity/   NPAs/     Res.    Gross    % of     Exp./
Institution                 State   Date   Ticker                    Assets    Assets   Assets    Cov.     Proc.    Mid.    Proc.
-----------                 -----   ----   ------                    ------   -------   ------    ---     ------   -----    -----
                                                                     ($Mil)     (%)     (%)(2)    (%)     ($Mil.)   (%)     (%)
Standard Conversions

SFSB Holding Company         PA   03/02/98  SFSH ..................  $   38     9.20%    0.59%     47%    $  7.3    132%    4.4%
Richmond County Fin. Corp.   NY   02/19/98  RCBK ..................   1,006    10.22%    0.64%    102%     244.7    132%    2.7%
Hopfed Bancorp               KY   02/09/98  HFBC ..................     202     9.27%    0.12%     94%      40.3    132%    1.9%
Timberland Bancorp           WA*  01/13/98  TSBK ..................     212    11.65%    3.83%     21%      66.1    132%    1.5%
Mystic Financial, Inc.       MA*  01/09/98  MYST ..................     158     7.78%    0.22%    302%      27.1    132%    3.4%
Wyman Park Bancorp           MD   01/07/98  P. Sheet...............      63     7.50%    0.24%    183%      10.1    132%    4.6%
Delaware First Fin. Corp.    DE   01/05/98  P. Sheet...............     107     5.63%    0.81%     53%      11.6    132%    4.8%
United Tennessee Bancshares  TN*  01/05/98  UTBI ..................      65    10.41%    0.09%    903%      14.5    132%    4.9%
Great Pee Dee Bancorp        SC   12/31/97  PEDE ..................      60    18.79%    0.18%    312%      21.8    132%    3.5%
Coddle Creek Financial       NC   12/31/97  P. Sheet...............     114    12.90%    0.88%     63%      33.7    132%    3.2%
Union Community Bancorp      IN*  12/29/97  UCBC ..................      86    17.23%    0.16%    165%      30.4    132%    2.6%
Warwick Community Bncrp      NY   12/23/97  WSBI ..................     291    10.04%    0.56%     93%      64.1    132%    3.4%
Staten Island Bancorp, Inc.  NY*  12/22/97  SIB ...................   2,145     9.11%    1.15%     58%     515.8    132%    1.7%
North Arkansas Bancshares    AR   12/19/97  P. Sheet ..............      34     6.77%    0.21%    203%       3.7    132%   10.8%
High Country Bancorp         CO   12/10/97  HCBC ..................      76     7.81%    0.23%    286%      12.6    132%    4.4%

                  Averages         -        Standard Conversions:    $  310    10.29%    0.66%    192%    $ 73.6    132%    3.9%
                   Medians         -        Standard Conversions:    $  107     9.27%    0.24%    102%    $ 27.1    132%    3.4%


Second-Step Conversions

Heritage Financial Corp.     WA*  01/09/98  HFWA ..................  $  249    11.39%   0.20%    537%     $ 66.1   132%     2.1%
Guaranty Fed. Bancshares     MO*  12/31/97  GFED ..................     212    13.82%   0.64%    244%       43.6   132%     2.1%
Community Natl. Corp(8)      TN   12/12/97  CNLK ..................      27    14.83%   0.69%    103%        4.9   132%     7.2%

                  Averages           -      2nd Step Conversions:    $  163    13.35%   0.51%    295%     $ 38.2   132%     3.8%
                   Medians           -      2nd Step Conversions:    $  212    13.82%   0.64%    244%     $ 43.6   132%     2.1%

                  Averages           -      All Conversions:         $  286    10.80%   0.64%    209%     $ 67.7   132%     3.8%
                   Medians           -      All Conversions:         $  110    10.13%   0.40%    134%     $ 28.8   132%     3.4%




                  Institutional Information                           Contribution to   Insider Purchases
                  -------------------------                          Charitable Found.
                                                                     -----------------  -----------------
                                                                                          Benefit Plans
                                                                                          ---------------            Initial
                                 Conversion                                    % of                Recog.   Mgmt.&   Dividend
Institution                 State   Date    Ticker                    Form   Offering     ESOP     Plans     Dirs.     Yield
-----------                 -----   ----    ------                    ----   --------     ----     ------   ------   --------
                                                                               (%)        (%)       (%)     (%)(3)      (%)
Standard Conversions

SFSB Holding Company         PA   03/02/98  SFSH ..................    N.A.    N.A.       8.0%      4.0%      7.9%     0.00%
Richmond County Fin. Corp.   NY   02/19/98  RCBK ..................    Stock   8.00%      8.0%      4.0%      1.2%     0.00%
Hopfed Bancorp               KY   02/09/98  HFBC ..................    N.A.    N.A.       8.0%      4.0%     16.7%     0.00%
Timberland Bancorp           WA*  01/13/98  TSBK ..................    N.A.    N.A.       8.0%      4.0%      3.8%     0.00%
Mystic Financial, Inc.       MA*  01/09/98  MYST ..................    N.A.    N.A.       8.0%      4.0%      4.6%     0.00%
Wyman Park Bancorp           MD   01/07/98  P. Sheet...............    N.A.    N.A.       8.0%      4.0%      5.9%     0.00%
Delaware First Fin. Corp.    DE   01/05/98  P. Sheet...............    N.A.    N.A.       8.0%      4.0%      2.5%     0.00%
United Tennessee Bancshares  TN*  01/05/98  UTBI ..................    N.A.    N.A.       8.0%      4.0%      9.6%     3.00%
Great Pee Dee Bancorp        SC   12/31/97  PEDE ..................    Stock   0.91%      8.0%      4.0%      8.5%     3.00%
Coddle Creek Financial       NC   12/31/97  P. Sheet...............    N.A.    N.A.       8.0%      4.0%      8.9%     2.00%
Union Community Bancorp      IN*  12/29/97  UCBC ..................    N.A.    N.A.       8.0%      4.0%      5.8%     3.00%
Warwick Community Bncrp      NY   12/23/97  WSBI ..................    Stock   3.00%      8.0%      4.0%      3.6%     0.00%
Staten Island Bancorp, Inc.  NY*  12/22/97  SIB ...................    Stock   5.00%      8.0%      4.0%      1.5%     0.00%
North Arkansas Bancshares    AR   12/19/97  P. Sheet ..............    N.A.    N.A.       8.0%      4.0%     18.6%     0.00%
High Country Bancorp         CO   12/10/97  HCBC ..................    N.A.    N.A.       8.0%      4.0%     11.0%     3.00%

                  Averages         -        Standard Conversions:      N.A.    N.A.       8.0%      4.0%      7.3%     0.93%
                   Medians         -        Standard Conversions:      N.A.    N.A.       8.0%      4.0%      5.9%     0.00%


Second-Step Conversions

Heritage Financial Corp.     WA*  01/09/98   HFWA ..................   N.A.    N.A.       2.0%      1.0%      1.3%     0.00%
Guaranty Fed. Bancshares     MO*  12/31/97   GFED ..................   N.A.    N.A.       8.0%      4.0%      5.1%     3.00%
Community Natl. Corp.(8)     TN   12/12/97   CNLK ..................   N.A.    N.A.       0.0%      4.0%     17.6%     0.00%

                  Averages           -       2nd Step Conversions:     N.A.    N.A.       3.3%      3.0%      8.0%     1.00%
                   Medians           -       2nd Step Conversions:     N.A.    N.A.       2.0%      4.0%      5.1%     0.00%

                  Averages           -       All Conversions:          N.A.    N.A.       7.2%      3.8%      7.5%     0.94%
                   Medians           -       All Conversions:          N.A.    N.A.       8.0%      4.0%      5.9%     0.00%




                  Institutional Information                                            Pro Forma Data
                  -------------------------                              ------------------------------------------
                                                                         Pricing Ratios(4)        Financial Charac.
                                                                         -----------------        -----------------
                                 Conversion                                     Core                                       IPO
Institution                 State   Date    Ticker                      P/TB   P/E(5)    P/A     ROA     TE/A    ROE      Price
-----------                 -----   ----    ------                      ----   -----     ---     ---     ----    ---      -----
                                                                        (%)      (x)     (%)     (%)      (%)    (%)       ($)
Standard Conversions

SFSB Holding Company         PA   03/02/98   SFSH ..................    76.1%   N.M.    16.6%   -0.2%    21.8%  -0.9%   $ 10.00
Richmond County Fin. Corp.   NY   02/19/98   RCBK ..................    84.8%   17.8x   21.8%    1.2%    25.6%   4.8%     10.00
Hopfed Bancorp               KY   02/09/98   HFBC ..................    75.4%   17.4    17.0%    1.0%    22.6%   4.4%     10.00
Timberland Bancorp           WA*  01/13/98   TSBK ..................    80.8%   13.3    24.6%    2.0%    30.5%   6.4%     10.00
Mystic Financial, Inc.       MA*  01/09/98   MYST ..................    77.0%   19.2    15.0%    0.8%    19.5%   4.0%     10.00
Wyman Park Bancorp           MD   01/07/98   P. Sheet...............    76.7%   22.1    14.1%    0.6%    18.4%   3.5%     10.00
Delaware First Fin. Corp.    DE   01/05/98   P. Sheet...............    73.9%   26.1     9.9%    0.4%    13.4%   2.8%     10.00
United Tennessee Bancshares  TN*  01/05/98   UTBI ..................    77.2%   15.1    18.9%    1.2%    24.5%   4.8%     10.00
Great Pee Dee Bancorp        SC   12/31/97   PEDE ..................    74.0%   18.0    28.0%    1.6%    37.8%   4.1%     10.00
Coddle Creek Financial       NC   12/31/97   P. Sheet...............    77.8%   28.2    23.6%    0.8%    30.3%   2.8%     50.00
Union Community Bancorp      IN*  12/29/97   UCBC ..................    74.6%   17.2    27.2%    1.6%    36.5%   4.3%     10.00
Warwick Community Bncrp      NY   12/23/97   WSBI ..................    79.4%   18.1    18.9%    1.0%    23.8%   4.4%     10.00
Staten Island Bancorp, Inc.  NY*  12/22/97   SIB ...................    87.2%   18.4    20.9%    1.1%    24.0%   4.7%     12.00
North Arkansas Bancshares    AR   12/19/97   P. Sheet ..............    72.0%   N.M.    10.1%   -0.2%    14.1%  -1.2%     10.00
High Country Bancorp         CO   12/10/97   HCBC ..................    77.8%   26.1    15.1%    0.6%    19.5%   3.0%     10.00

                  Averages           -       Standard Conversions:      77.6%   19.8x   18.8%    0.9%    24.1%   3.5%   $ 12.80
                   Medians           -       Standard Conversions:      77.0%   18.1x   18.9%    1.0%    23.8%   4.1%   $ 10.00


Second-Step Conversions

Heritage Financial Corp.     WA*  01/09/98   HFWA ..................   107.1%   20.3x   31.3%    1.5%    29.2%   5.3%    $ 10.00
Guaranty Fed. Bancshares     MO*  12/31/97   GFED ..................    93.5%   20.2    25.0%    1.2%    26.7%   4.6%      10.00
Community Natl. Corp.(8)     TN   12/12/97   CNLK ..................    85.9%   17.1    22.9%    1.3%    26.7%   5.0%      10.00

                  Averages           -       2nd Step Conversions:      95.5%   19.2x   26.4%    1.3%    27.5%   5.0%    $ 10.00
                   Medians           -       2nd Step Conversions:      93.5%   20.2x   25.0%    1.3%    26.7%   5.0%    $ 10.00

                  Averages           -       All Conversions:           80.6%   19.7x   20.0%    1.0%    24.7%   3.7%    $ 12.30
                   Medians           -       All Conversions:           77.5%   18.3x   19.9%    1.1%    24.2%   4.3%    $ 10.00



                  Institutional Information                                               Post-IPO Pricing Trends
                  -------------------------                            -------------------------------------------------------
                                                                                           Closing Price:
                                                                       -------------------------------------------------------
                                                                        First              After               After
                                 Conversion                            Trading     %       First       %       First      %
Institution                 State   Date     Ticker                      Day     Change   Week(6)    Change   Month(7)  Change
-----------                 -----   ----     ------                    -------   ------   -------    ------   -------   ------
                                                                          ($)      (%)      ($)       (%)       ($)      (%)
Standard Conversions

SFSB Holding Company         PA   03/02/98   SFSH ..................    $ 12.81   28.1%   $ 13.13     31.3%   $ 13.13   31.3%
Richmond County Fin. Corp.   NY   02/19/98   RCBK ..................      16.31   63.1%     16.56     65.6%     17.19   71.9%
Hopfed Bancorp               KY   02/09/98   HFBC ..................      16.81   68.1%     16.00     60.0%     16.75   67.5%
Timberland Bancorp           WA*  01/13/98   TSBK ..................      14.50   45.0%     16.00     60.0%     16.00   60.0%
Mystic Financial, Inc.       MA*  01/09/98   MYST ..................      14.44   44.4%     15.63     56.3%     15.00   50.0%
Wyman Park Bancorp           MD   01/07/98   P. Sheet...............      13.75   37.5%     13.75     37.5%     14.38   43.8%
Delaware First Fin. Corp.    DE   01/05/98   P. Sheet...............      12.88   28.8%     12.13     21.3%     12.75   27.5%
United Tennessee Bancshares  TN*  01/05/98   UTBI ..................      14.75   47.5%     13.75     37.5%     14.25   42.5%
Great Pee Dee Bancorp        SC   12/31/97   PEDE ..................      16.13   61.3%     15.50     55.0%     15.00   50.0%
Coddle Creek Financial       NC   12/31/97   P. Sheet...............      77.00   54.0%     77.63     55.3%     79.25   58.5%
Union Community Bancorp      IN*  12/29/97   UCBC ..................      14.69   46.9%     14.25     42.5%     14.25   42.5%
Warwick Community Bncrp      NY   12/23/97   WSBI ..................      15.63   56.3%     17.00     70.0%     15.63   56.3%
Staten Island Bancorp, Inc.  NY*  12/22/97   SIB ...................      19.06   58.8%     19.44     62.0%     19.19   59.9%
North Arkansas Bancshares    AR   12/19/97   P. Sheet ..............      12.50   25.0%     12.75     27.5%     13.13   31.3%
High Country Bancorp         CO   12/10/97   HCBC ..................      14.44   44.4%     15.25     52.5%     14.44   44.4%

                  Averages           -       Standard Conversions:      $ 19.05   47.3%   $ 19.25     48.9%   $ 19.35   49.1%
                   Medians           -       Standard Conversions:      $ 14.69   46.9%   $ 15.50     55.0%   $ 15.00   50.0%

Second-Step Conversions

Heritage Financial Corp.     WA*  01/09/98   HFWA ..................    $ 13.25   32.5%   $ 13.25     32.5%   $ 14.25   42.5%
Guaranty Fed. Bancshares     MO*  12/31/97   GFED ..................      12.88   28.8%     12.50     25.0%     12.38   23.8%
Community Natl. Corp.(8)     TN   12/12/97   CNLK ..................      11.56   15.6%     11.50     15.0%     11.13   11.3%


                  Averages           -       2nd Step Conversions:      $ 12.56   25.6%   $ 12.42     24.2%   $ 12.58   25.8%
                   Medians           -       2nd Step Conversions:      $ 12.88   28.8%   $ 12.50     25.0%   $ 12.38   23.8%

                  Averages           -       All Conversions:           $ 17.97   43.7%   $ 18.11     44.8%   $ 18.23   45.3%
                   Medians           -       All Conversions:           $ 14.47   44.7%   $ 14.75     47.5%   $ 14.41   23.8%


---------------------
Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.

(1)  Non-OTS regulated thrift.

(2)  As reported in summary pages of prospectus.

(3)  As reported in prospectus.

(4)  Does not take into account the adoption of SOP 93-6.

(5)  Excludes impact of special SAIF assessment on earnings.

(6)  Latest price if offering less than one week old.

(7)  Latest price if offering more than one week but less than one month old.

(8)  Simultaneously converted to commercial bank charter.



                                                                 March 6, 1998

RP FINANCIAL, LC.
Page 4.16



equaled positive 48.9 percent. The average pro forma price/tangible book and core price/earnings ratios of the recent conversions, excluding second step conversions, was 77.6 percent and 19.8 times, respectively. The standard conversions that have began trading since the middle of December 1997 have all closed at the top of the superrange.

                  In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.2), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of 129.9 percent reflects a discount of 21.25 percent from the average P/B ratio of all publicly-traded thrifts (equal to 164.92 percent), and the average core P/E ratio of 26.28 times reflects a premium of
24.43 percent from the all public average core P/E ratio of 21.12 times. The pricing ratios of the better capitalized but lower earning recently converted thrifts (with resulting lower return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

         C.       The Acquisition Market

                  Also considered in the valuation was the potential impact on Citizens Financial's stock price of recently completed and pending acquisitions of other thrifts operating in Citizens Financial's market area. As shown in
Exhibit IV-4, there were 8 publicly-traded thrifts acquired since 1996 in the Chicago metropolitan area, and 2 acquisitions are currently pending of publicly-traded Chicago area thrifts. Citizens Financial's larger size and relatively high pro forma capital position may tend to lessen acquisition speculation in Citizens Financial's stock, based on expectations that an acquiror would be reluctant to pay an acquisition premium for Citizens Financial's "excess" capital. At the same time, the fairly active acquisition market for Chicago-area thrifts may imply a certain degree of acquisition speculation for Citizens Financial's stock. To the extent that acquisition speculation may impact Citizens Financial's offering, we have largely taken this into account in selecting companies which operate in the same market.

                  Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall and recent trends in the acquisition market, RP Financial

RP FINANCIAL, LC.

Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209

(703) 528-1700

                           Market Pricing Comparatives
                           Prices As of March 13, 1998


                                                         Per Share Data
                                            Market      ----------------
                                        Capitalization   Core    Book              Pricing Ratios(3)
                                      ----------------- ------  --------  -------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                      ---------  ------  ------ -------  ------- ------- ------  -----  -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)

SAIF-Insured Thrifts                     23.90   182.33   1.06   14.73   20.10  164.92   20.69  169.36   21.12


Special Selection Grouping(8)            16.27   180.29   0.57   12.60   25.83  129.88   35.87  130.21   26.28
State of IN                              21.59    54.89   0.95   14.77   20.41  148.82   19.01  150.33   21.82

Comparable Group

Special Comparative Group(8)

PEDE  Great Pee Dee Bancorp of SC        15.88    34.65   0.56   13.51   28.36  117.54   44.51  117.54   28.36
GFED  Guaranty Fed Bancshares of MO      12.19    75.85   0.32   11.18      NM  109.03   32.89  109.03      NM
HFWA  Heritage Financial Corp of WA      14.81   144.38   0.49    9.34      NM  158.57   46.35  158.57      NM
HFBC  HopFed Bancorp of KY               17.13    69.10   0.58   13.26   29.53  129.19   29.18  129.19   29.53
MYST  Mystic Financial of MA             17.63    47.79   0.52   13.00      NM  135.62   26.41  135.62      NM
RCBK  Richmond County Fin Corp of NY     17.00   415.92   0.56   11.79      NM  144.19   36.98  144.19      NM
SIB   Staten Island Bancorp of NY        19.94   899.89   0.70   15.20      NM  131.18   33.94  134.82   28.49
TSBK  Timberland Bancorp of WA           17.94   118.64   0.75   12.38   23.92  144.91   44.13  144.91   23.92
UCBC  Union Community Bancorp of IN      15.00    45.63   0.58   13.40   25.86  111.94   40.84  111.94   25.86
UTBI  United Tenn. Bancshares of TN      14.19    20.65   0.66   12.95   21.50  109.58   26.83  109.58   21.50
WSBI  Warwick Community Bncrp of NY      17.25   110.64   0.55   12.60      NM  136.90   32.53  136.90      NM




                                              Dividends(4)                Financial Characteristics(6)
                                        ----------------------  -------------------------------------------------------
                                                                                           Reported         Core
                                        Amount/         Payout   Total  Equity/  NPAs/   -------------  ---------------
                                        Share   Yield  Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                        ------- -----  -------- ------  ------  -------  ------  -----  ------  -------
                                         ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                     0.37   1.56   30.96   1,153   13.59    0.74    0.94    8.09    0.89    7.61


Special Selection Grouping(8)            0.05   0.35   11.24     510   27.82    0.76    1.23    4.84    1.30    5.38
State of IN                              0.35   1.70   38.14     288   13.56    0.71    0.95    7.54    0.87    6.80

Comparable Group

Special Comparative Group(8)

PEDE  Great Pee Dee Bancorp of SC        0.00   0.00    0.00      78   37.86    0.45    1.57    4.15    1.57    4.15
GFED  Guaranty Fed Bancshares of MO      0.23   1.89   71.88     231   30.17    0.61    1.00    5.76    0.97    5.58
HFWA  Heritage Financial Corp of WA      0.00   0.00    0.00     311   29.23    0.10    1.53    5.25    1.53    5.25
HFBC  HopFed Bancorp of KY               0.00   0.00    0.00     237   22.59    0.12    0.99    4.37    0.99    4.37
MYST  Mystic Financial of MA             0.00   0.00    0.00     181   19.47    0.18    0.78    4.00    0.78    4.00
RCBK  Richmond County Fin Corp of NY     0.00   0.00    0.00   1,125   25.65      NA    1.22    4.75    1.22    4.75
SIB   Staten Island Bancorp of NY        0.00   0.00    0.00   2,651   25.87    0.83    0.70    5.11    1.53   11.18
TSBK  Timberland Bancorp of WA           0.00   0.00    0.00     269   30.46    3.07    1.85    6.06    1.85    6.06
UCBC  Union Community Bancorp of IN      0.30   2.00   51.72     112   36.48      NA    1.58    4.33    1.58    4.33
UTBI  United Tenn. Bancshares of TN      0.00   0.00    0.00      77   24.48    0.75    1.25    5.10    1.25    5.10
WSBI  Warwick Community Bncrp of NY      0.00   0.00    0.00     340   23.76    0.69    1.04    4.37    1.04    4.37






     (1) Average of High/Low or Bid/Ask price per share.

     (2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

     (3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

     (4) Indicated twelve month dividend, based on last quarterly dividend declared.

     (5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

     (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

     (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

     (8) Includes Converted Last 3 Mths (no MHC);

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Page 4.18


concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.       Management

         Citizens Financial's management team appears to have experience and expertise in the key areas of Citizens Financial's operations. Exhibit IV-5 provides summary resumes of Citizens Financial's Board of Directors and executive management. The financial characteristics and growth of Citizens Financial suggest that Citizens Financial is being effectively managed and there appears to be a well-defined organizational structure. Citizens Financial has no apparent executive/senior management vacancies. The location in a large metropolitan area and the compensation and benefits available through the stock structure should facilitate Citizens Financial's ability to attract qualified candidates if such a need should arise. While the management of Citizens Financial will be bolstered with the addition of the SuburbFed management, the lack of a history operating as a coherent team limits the ability to assess this potential benefit.

         The returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which also have generally seasoned Boards and management teams.

         On balance, we concluded that no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.       Effect of Government Regulation and Regulatory Reform

         Several of the Peer Group companies' deposits were impacted by the recently enacted SAIF rescue legislation, leading to a special assessment during 1996 and a reduced deposit insurance premium structure beginning in 1997. Currently, there are no significant differences between Citizens Financial and the Peer Group from a regulatory perspective, and several of the Peer Group members operate under the same regulatory scheme as Citizens Financial. On balance, no adjustment to Citizens Financial's value was warranted for this factor.

RP FINANCIAL, LC.
Page 4.19



Summary of Adjustments

         Overall, we believe Citizens Financial's pro forma market value should be discounted relative to the Peer Group as follows.


         Key Valuation Parameters                                                  Valuation Adjustment
         ------------------------                                                  --------------------
         Financial Condition                                                       No Adjustment
         Profitability, Growth and Viability of Earnings                           Moderate Downward
         Asset Growth                                                              No Adjustment
         Primary Market Area                                                       No Adjustment
         Dividends                                                                 No Adjustment
         Liquidity of the Shares                                                   No Adjustment
         Marketing of the Issue                                                    No Adjustment
         Management                                                                No Adjustment
         Effect of Government Regulations and Regulatory Reform                    No Adjustment

Valuation Approaches

         In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Citizens Financial's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") -- all performed on a pro forma basis including the effects of the conversion proceeds and the acquisition of SuburbFed. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Citizens Financial's prospectus for offering expenses, merger-related costs, reinvestment rate, the effective tax rate, stock benefit plans and contribution to the charitable foundation (summarized in Exhibits IV-6 and IV-7). Each of these assumptions are described more fully below.

         Conversion Expenses. Citizens Financial has estimated its fixed and variable conversion expenses over the range of value incorporating the appraised value determined herein, based on the financial arrangements with the various third parties engaged by Citizens Financial to assist in completing the conversion transaction.

         Exchange Shares. The number of Exchange Shares issued to SuburbFed shareholders, consistent with the data in the prospectus, reflects the Merger Agreement.

         Merger-Related Costs. Citizens Financial has estimated the merger-related for both itself and SuburbFed in such areas as merger advisory and legal fees, expenses related

RP FINANCIAL, LC.
Page 4.20



         to the change of control provisions in SuburbFed's management contracts, and adjustments to SuburbFed's loan loss allowances.

         Effective Tax Rate. Citizens Financial, in consultation with its outside auditors, has determined the marginal effective tax rate on the net reinvestment benefit of the conversion proceeds to be 40 percent based on the statutory Federal, and state income tax rates.

         Reinvestment Rate. The pro forma section in the prospectus incorporates a 5.48 percent reinvestment rate, equivalent to yield on the one-year Treasury bill as of March 13, 1998, the rate utilized herein. The reinvestment rate referred to in the conversion regulations, equivalent to the arithmetic average of the yield on interest-earning assets and cost of deposits for the most recent fiscal year, indicates a reinvestment rate of 6.30 percent. Importantly, the one year U.S. Treasury rate more closely approximates the estimated reinvestment yield based on the anticipated use of proceeds.

         Stock Benefit Plans. The assumptions for the stock benefit plans, i.e., the Employee Stock Ownership Plan ("ESOP") and Recognition Plan ("Recognition Plan"), are consistent with the structure as approved by Citizens Financial's Board and the disclosure in the pro forma section of the prospectus. Specifically, the ESOP is assumed to purchase 8 percent of the stock in conversion at the initial public offering price, with the Holding Company funded ESOP loan amortized on a straight-line basis over 12 years. The Recognition Plan is assumed to purchase 4 percent of the stock in the aftermarket at a price equivalent to the initial public offering price (we also considered the impact of the issuance of Recognition Plan shares from authorized but unissued shares at a price equivalent to the initial public offering price), with the Recognition Plan cost expensed on a straight line basis in conjunction with the 5 year vesting schedule.

         Contribution to Charitable Foundation. Immediately upon completion of the stock conversion, consistent with the Plan of Conversion, Citizens Financial will contribute 300,000 authorized but unissued shares, to a charitable foundation.

         RP Financial's valuation considered each of the valuation approaches promulgated in the regulatory valuation guidelines, as described more fully below.

         P/E Approach. The P/E approach is generally regarded as the best indicator of long-term value for a stock. Given the traditional thrift operating strategies employed by Citizens Financial and the Peer Group, which provided a certain degree of financial comparability between Citizens Financial and the Peer Group, the P/E approach was carefully considered in this valuation. Since reported earnings for both Citizens Financial and the Peer Group included certain unusual items, we also made adjustments to earnings to arrive at a core earnings estimate and the resulting price/core earnings ratio.

RP FINANCIAL, LC.
Page 4.21



         P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. Recognizing that the pro forma P/B ratio will result in a below market ratio due to the pro forma nature of the P/B computation, RP Financial considered the P/B approach to be a reliable indicator in the context of pro forma value taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"), in that the investment community frequently makes this adjustment in its evaluation of the stock price level.

         P/A Approach. Investors typically do not place significant weight on simply the size of total assets as a determinant of market value without making risk adjustments. Investors generally place greater weight on book value and earnings for established publicly-traded institutions. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low. This approach as set forth in the regulatory valuation guidelines, does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio.

         Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the earnings and book approaches, RP Financial concluded that the pro forma market value of Citizens Financial's common stock is $183,564,520 million at the midpoint at this time, inclusive of the 300,000 shares issued to the Foundation and the 4,556,452 Exchange Shares issued to the SuburbFed shareholders.

         1. Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating Citizens Financial's pro forma market value by applying a valuation P/B ratio, derived from the Peer Group's P/B ratio, to Citizens Financial's pro forma book value taking into account the acquisition of SuburbFed in a pooling merger. In applying the P/B approach, we focused on tangible book value. Based on the $183.6 million midpoint valuation, Citizens Financial's pro forma P/TB ratio was 88.30 percent. In comparison to the median P/TB ratio for the Peer Group of 185.82 percent, Citizens Financial's P/TB ratio was discounted by 52.5 percent. RP Financial considered such discount to be reasonable in light of the previously referenced valuation adjustments, the nature of the calculation of the pro forma P/TB ratio which mathematically results in a ratio discounted to book value, comparatively lower pro forma core ROE and the resulting pricing ratios under the earnings and assets approaches.

RP FINANCIAL, LC.
Page 4.22



         2. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating Citizens Financial's pro forma market value by applying a valuation P/E multiple, derived from the Peer Group's P/E multiple, times the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating and extraordinary items, plus the estimated after-tax earnings benefit from reinvestment of net conversion proceeds. Citizens Financial's reported earnings (incorporating SuburbFed) were $4.566 million for the twelve months ended December 31, 1997. In deriving Citizens Financial's core earnings, the adjustments made to reported pre-tax earnings were the addback of expenses related to Citizens Financial's real estate investments and real estate operations and the gains on the sale of investments and loans. On a tax effected basis, adjusted earnings approximated $5.613 million. Similar types of adjustments were applied to the Peer Group in the calculation of their core earnings (Note: see Exhibit IV-8).

                  Based on Citizens Financial's reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, Citizens Financial's pro forma reported and core P/E multiples at the $183.6 million midpoint value were 26.02 and 22.66 times, respectively, which provided for premiums of 37.01 and 14.73 percent relative to the Peer Group's median reported and core earnings multiples of 18.99 and 19.75 times, respectively. Such adjustments reflect the valuation adjustments outlined previously and the other pricing ratios. We also considered the potential long-term benefits of the merger with SuburbFed. RP Financial also considered the impact of SOP 93-6 in examining the P/E ratios.

         3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to Citizens Financial's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Citizens Financial's value equaled 14.15 percent of pro forma assets, compared to the Peer Group median P/A ratio of
19.44 percent, which implies a 27.2 percent discount being applied to Citizens Financial's pro forma P/A ratio. While generally emphasized less than the P/E and P/B approaches, the P/A ratio is an indicator of franchise value and, thus, was considered in the valuation conclusion.

RP FINANCIAL, LC.
Page 4.23


Comparison to Recent Conversions

         As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics at conversion (excluding second step conversions) and in the aftermarket has been limited to a "technical" analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of value herein. Particular focus was placed on the P/B approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds vs. deposit withdrawals). The recent conversions (excluding second step conversions) on average closed their offerings at their supermaximum levels given the oversubscribed nature of their offerings and prevailing market conditions at closing, indicating a median price/tangible book ratio of 77.0 percent. On average, the prices of recent conversions appreciated by 48.9 percent during the first week of trading. In comparison, Citizens Financial's P/TB ratio at the appraised midpoint reflects a premium relative to the closing ratios (generally at their supermaximums), but a discount to the aftermarket ratios. The closing and aftermarket P/TB ratios are not directly comparable in that the closing ratio reflects the pro forma impact of conversion on equity whereas the aftermarket ratio reflects only price (with no further impact on equity capital).

Valuation Conclusion

         It is our opinion that, as of March 13, 1998, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion was $183,564,520 at the midpoint, incorporating the merger with SuburbFed and 300,000 shares issued to the Foundation. Based on this valuation, the Directors of the Company and Citizens Financial have established the Initial Purchase Price and the number of shares of Conversion Stock to be offered, including the range of value. Accordingly, the Boards have established a range of value of 15 percent above and below the appraised value, incorporating the fixed exchange for SuburbFed of $183,564,520 (or "midpoint"), indicating a minimum value of $163,314,520 and a maximum value of $203,814,520. Based on the $10.00 per share offering price determined by the Boards, this valuation range equates to an issuance of 16,331,452 shares at the minimum to 20,381,452 shares at the maximum, and 18,356,452 shares at the midpoint. In the event that the appraised

RP FINANCIAL, LC.
Page 4.24


value is subject to an increase, up to 22,710,202 shares may be issued at an issue price of $10.00 per share, for an aggregate market value of $227,102,020, without a resolicitation.

         Based on this valuation range, the offering range is as follows:
$114,750,000 at the minimum, $135,000,000 at the midpoint, $155,250,000 at the maximum and $178,537,500 at the supermaximum. Based on a $10.00 per share offering price, the number of offering shares is as follows: 11,475,000 at the minimum, 13,500,000 at the midpoint, 15,525,000 at the maximum and 17,853,750 at the supermaximum.

         The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.3, and the key valuation assumptions are detailed in
Exhibit IV-6. The pro forma calculations for the range are detailed in Exhibit IV-7, and pro forma regulatory capital levels are presented in Exhibit IV-9.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                              Public Market Pricing
                   Citizens Financial Services and the Comparables
                               As of March 13, 1998

                                            Market      Per Share Data
                                        Capitalization  ---------------              Pricing Ratios(3)             Dividends(4)
                                        ---------------  Core    Book   ------------------------------------- ----------------------
                                        Price/   Market  12-Mth  Value/                                        Amount/      Payout
                                        Share(1) Value   EPS(2)  Share     P/E     P/B   P/A     P/TB  P/CORE  Share  Yield Ratio(5)
                                        ------- ------- ------- ------- ------- ------ ------- ------- ------ ------- ----- -------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)    (%)     (%)     (X)   ($)     (%)    (%)

Citizens Financial Services
----------------------------
  Superrange                             10.00   227.10    0.35  10.82   28.69   92.38   17.01   92.41   25.34   0.00   0.00   0.00
  Range Maximum                          10.00   230.81    0.37  11.07   27.34   90.35   15.50   90.38   23.97   0.00   0.00   0.00
  Range Midpoint                         10.00   183.56    0.38  11.33   26.02   88.26   14.15   88.30   22.66   0.00   0.00   0.00
  Range Minimum                          10.00   163.31    0.41  11.66   24.54   85.79   12.76   85.82   21.21   0.00   0.00   0.00

SAIF-Insured Thrifts(7)
------------------------
  Averages                               23.90   182.33    1.06  14.73   20.10  164.92   20.69  169.36   21.12   0.37   1.56  30.96
  Medians                                 ---      ---     ---    ---    19.30  156.08   19.12  159.71   20.80   ---    ---    ---

All Non-MHC State of IN(7)
---------------------------
  Averages                               21.59    54.89    0.95  14.77   20.41  148.82   19.01  150.33   21.82   0.35   1.70  38.14
  Medians                                 ---      ---     ---    ---    18.74  133.43   17.65  133.43   21.83   ---    ---   ---

Comparable Group Averages
-------------------------
  Averages                               29.41   277.72    1.41  15.93   19.18  189.27   19.43  198.48   20.76   0.44   1.55  29.83
  Medians                                 ---      ---      ---    ---   18.99  171.46   19.44  185.82   19.75    ---    ---    ---

State of IN
-----------
  FBCV 1st Bancorp of Vincennes IN       27.25   29.70      1.18  21.08  15.06  129.27    11.61  131.58   23.09  0.27   0.99  22.88
  AMFC AMB Financial Corp. of IN         17.25   16.63      0.67  15.32  16.27  112.60    16.63  112.60   25.75  0.28   1.62  41.79
  ATSB AmTrust Capital Corp. of IN       15.25    7.78      0.32  14.93  27.23  102.14    11.16  103.18     NM   0.20   1.31  62.50
  ASBI Ameriana Bancorp. of IN           20.75   67.08      0.98  13.74  18.53  151.02    17.16  151.02   21.17  0.64   3.08  65.31
  FFWC FFW Corporation of Wabash IN      19.75   28.50      1.21  12.69  15.93  155.63    14.90  170.70   16.32  0.36   1.82  29.75
  FFED Fidelity Fed. Bancorp. of IN       9.88   30.90      0.52   5.02  17.64  196.81    14.32  196.81   19.00  0.40   4.05    NM
  FISB First Indiana Corp. of IN         27.69  350.78      1.13  12.08  19.78  229.22    21.74  231.91   24.50  0.48   1.73  42.48
  HFGI Harrington Fin. Group of IN       12.00   38.95      0.32   7.50    NM   160.00     7.15  160.00     NM   0.12   1.00  37.50
  HBFW Home Bancorp of Fort Wayne IN     36.75   87.65      1.21  17.84    NM   206.00    25.04  206.00     NM   0.20   0.54  16.53
  HBBI Home Building Bancorp of IN       24.00    7.49      1.01  19.13  22.86  125.46    17.65  125.46   23.76  0.30   1.25  29.70
  HOMF Home Fed Bancorp of Seymour IN    31.00  158.50      1.62  12.21  16.85  253.89    22.34  261.16   19.14  0.40   1.29  24.69
  HWEN Home Financial Bancorp of IN       8.88    8.25      0.26   7.95  24.67  111.70    18.96  111.70     NM   0.10   1.13  38.46
  INCB Indiana Comm. Bank, SB of IN(7)   20.63   19.02      0.53  12.57    NM   164.12    19.94  164.12     NM   0.36   1.75  67.92
  LSBI LSB Fin. Corp. of Lafayette IN    30.50   27.94      1.42  18.88  18.94  161.55    13.95  161.55   21.48  0.40   1.31  28.17
  LOGN Logansport Fin. Corp. of IN       17.13   21.60      1.01  13.12  17.48  130.56    25.08  130.56   16.96  0.40   2.34  39.60
  MFBC MFB Corp. of Mishawaka IN         27.50   44.74      1.24  20.61  22.00  133.43    16.94  133.43   22.18  0.34   1.24  27.42
  MARN Marion Capital Holdings of IN     28.00   49.90      1.58  22.37  17.72  125.17    26.01  127.91   17.72  0.88   3.14  55.70
  MONT Montgomery Fin. Corp. of IN       12.75   21.08      0.44  11.89  28.98  107.23    19.94  107.23   28.98  0.22   1.73  50.00
  NEIB Northeast Indiana Bncrp of IN     21.38   37.69      1.18  15.51  18.12  137.85    19.81  137.85   18.12  0.34   1.59  28.81
  PFDC Peoples Bancorp of Auburn IN      22.50   76.30      1.26  13.25  17.86  169.81    25.92  169.81   17.86  0.44   1.96  34.92
  PERM Permanent Bancorp, Inc. of IN     32.00   67.30      1.24  19.96  25.60  160.32    16.03  162.27   25.81  0.44   1.38  35.48
  RIVR River Valley Bancorp of IN        19.00   22.61      0.76  14.80  20.88  128.38    16.33  130.23   25.00  0.20   1.05  26.32
  SOBI Sobieski Bancorp of S. Bend IN    20.25   15.47      0.65  16.49    NM   122.80    17.67  122.80     NM   0.32   1.58  49.23
  UCBC Union Community Bancorp of IN     15.00   45.63      0.58  13.40  25.86  111.94    40.84  111.94   25.86  0.30   2.00  51.72


                                                        Financial Characteristics(6)
                                         -------------------------------------------------------    Memo             SFSB
                                                                     Reported         Core         Offer-           Exchang
                                         Total  Equity/  NPAs/   -------------- ---------------     ing    Found.   Shares
                                        Assets Assets   Assets    ROA     ROE     ROA     ROE      ($Mil)  ($Mil)   ($Mil)
                                        ------  ------- ------- ------- ------- ------- -------    ------ -------- --------
                                        ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
Citizens Financial Services
---------------------------
  Superrange                             1,315    18.41    0.57    0.59    3.22    0.67    3.65    178.54    3.00    45.56
  Range Maximum                          1,315    17.16    0.58    0.57    3.31    0.65    3.77    155.25    3.00    45.56
  Range Midpoint                         1,297    16.03    0.58    0.54    3.39    0.62    3.89    135.00    3.00    45.56
  Range Minimum                          1,280    14.88    0.59    0.52    3.50    0.60    4.04    114.75    3.00    45.56

SAIF-Insured Thrifts(7)
------------------------
  Averages                               1,153    13.59    0.74    0.94    8.09    0.89    7.61
  Medians                                 ---      ---     ---     ---     ---     ---     ---

All Non-MHC State of IN(7)
---------------------------
  Averages                                 288    13.56    0.71    0.95    7.54    0.87    6.80
  Medians                                 ---      ---     ---     ---     ---     ---     ---

Comparable Group Averages
-------------------------
  Averages                               1,482    10.85    0.41    1.06   10.48    0.96    9.53
  Medians                                 ---      ---     ---     ---     ---     ---     ---

State of IN
-----------
  FBCV 1st Bancorp of Vincennes IN         256     8.98    1.48    0.75    8.89    0.49    5.79
  AMFC AMB Financial Corp. of IN           100    14.77     NA     1.07    6.93    0.68    4.38
  ATSB AmTrust Capital Corp.. of IN         70    10.93    1.81    0.40    3.88    0.23    2.22
  ASBI Ameriana Bancorp. of IN             391    11.36     NA     0.91    8.24    0.80    7.21
  FFWC FFW Corporation of Wabash IN        191     9.57    0.31    1.03   10.52    1.00   10.26
  FFED Fidelity Fed. Bancorp. of IN        216     7.28    0.35    0.73   12.79    0.68   11.87
  FISB First Indiana Corp. of IN         1,613     9.48    1.38    1.16   12.17    0.93    9.83
  HFGI Harrington Fin. Group of IN         545     4.47    0.18    0.19    3.96    0.20    4.22
  HBFW Home Bancorp of Fort Wayne IN       350    12.16    0.09    0.86    6.55    0.86    6.49
  HBBI Home Building Bancorp of IN          42    14.07    0.67    0.74    5.68    0.71    5.46
  HOMF Home Fed Bancorp of Seymour IN      709     8.80    0.55    1.38   16.20    1.22   14.26
  HWEN Home Financial Bancorp of IN         44    16.98    1.63    0.81    4.51    0.59    3.26
  INCB Indiana Comm. Bank, SB of IN(7)      95    12.15     NA     0.52    4.28    0.52    4.28
  LSBI LSB Fin. Corp. of Lafayette IN      200     8.64     NA     0.78    8.67    0.69    7.65
  LOGN Logansport Fin. Corp. of IN          86    19.21    0.62    1.50    7.75    1.55    7.99
  MFBC MFB Corp. of Mishawaka IN           264    12.70    0.09    0.83    6.00    0.82    5.96
  MARN Marion Capital Holdings of IN       192    20.78    1.43    1.57    7.09    1.57    7.09
  MONT Montgomery Fin. Corp. of IN         106    18.60    0.78    0.72    4.29    0.72    4.29
  NEIB Northeast Indiana Bncrp of IN       190    14.37    0.17    1.20    7.72    1.20    7.72
  PFDC Peoples Bancorp of Auburn IN        294    15.27    0.30    1.49    9.76    1.49    9.76
  PERM Permanent Bancorp, Inc. of IN       420    10.00    0.70    0.62    6.51    0.61    6.46
  RIVR River Valley Bancorp of IN          138    12.72    0.71    0.84    7.18    0.70    5.99
  SOBI Sobieski Bancorp of S. Bend IN       88    14.39    0.26    0.60    3.91    0.60    3.91
  UCBC Union Community Bancorp of IN       112    36.48     NA     1.58    4.33    1.58    4.33


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                              Public Market Pricing
                   Citizens Financial Services and the Comparables
                               As of March 13, 1998

                                            Market      Per Share Data
                                        Capitalization  ---------------              Pricing Ratios(3)            Dividends(4)
                                        ---------------   Core    Book  ------------------------------------- ---------------------
                                        Price/   Market  12-Mth  Value/                                        Amount/      Payout
                                        Share(1) Value   EPS(2)  Share     P/E     P/B   P/A     P/TB  P/CORE  Share Yield Ratio(5)
                                        ------- ------- ------- ------- ------- ------ ------- ------- ------ ------- ----- -------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)    (%)     (%)     (X)   ($)     (%)    (%)


Comparable Group
----------------------------
ABCL Alliance Bancorp, Inc. of IL        26.75   214.59    1.42  16.32   20.90  163.91   15.73  165.84   18.84   0.44   1.64  30.99
FCBF FCB Fin. Corp. of Neenah WI         30.25   116.86    0.68  18.80     NM   160.90   22.34  160.90     NM    0.80   2.64    NM
FFYF FFY Financial Corp. of OH           34.00   138.38    1.88  20.53   17.80  165.61   22.51  165.61   18.09   0.80   2.35  42.55
FFOH Fidelity Financial of OH            17.50    97.88    0.84  11.49   20.11  152.31   18.29  172.75   20.83   0.28   1.60  33.33
FDEF First Defiance Fin. Corp. of OH     15.38   131.16    0.62  12.53   24.41  122.75   22.62  122.75   24.81   0.36   2.34  58.06
FTFC First Fed. Capital Corp. of WI      32.00   294.11    1.49  11.90   16.93  268.91   19.05  284.44   21.48   0.48   1.50  32.21
FISB First Indiana Corp. of IN           27.69   350.78    1.13  12.08   19.78  229.22   21.74  231.91   24.50   0.48   1.73  42.48
HMNF HMN Financial, Inc. of MN           29.25   121.21    1.07  20.38   21.67  143.52   17.54  154.60   27.34   0.00   0.00   0.00
HOMF Home Fed Bancorp of Seymour IN      31.00   158.50    1.62  12.21   16.85  253.89   22.34  261.16   19.14   0.40   1.29  24.69
MAFB MAF Bancorp, Inc. of IL             38.00   570.49    2.49  17.55   15.02  216.52   16.50  245.80   15.26   0.28   0.74  11.24
STFR St. Francis Cap. Corp. of WI        44.63   234.35    2.26  25.17   18.99  177.31   14.67  198.89   19.75   0.56   1.25  24.78
SPBC St. Paul Bancorp, Inc. of IL        26.44   904.38    1.44  12.22   18.49  216.37   19.84  217.08   18.36   0.40   1.51  27.78


                                                        Financial Characteristics(6)
                                         -------------------------------------------------------
                                                                    Reported         Core
                                         Total  Equity/  NPAs/  --------------- ---------------
Financial Institution                    Assets Assets  Assets    ROA     ROE     ROA     ROE
---------------------                   ------  ------- ------- ------- ------- ------- -------
                                        ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

Comparable Group
----------------------------
ABCL Alliance Bancorp, Inc. of IL       1,364     9.60    0.27    0.84    9.10    0.93   10.10
FCBF FCB Fin. Corp. of Neenah WI          523    13.89    0.26    1.04    6.66    0.71    4.53
FFYF FFY Financial Corp. of OH            615    13.59    0.62    1.29    9.32    1.27    9.17
FFOH Fidelity Financial of OH             535    12.01    0.18    0.94    7.26    0.90    7.01
FDEF First Defiance Fin. Corp. of OH      580    18.43    0.33    0.96    4.71    0.95    4.63
FTFC First Fed. Capital Corp. of WI     1,544     7.08    0.32    1.12   17.09    0.89   13.47
FISB First Indiana Corp. of IN          1,613     9.48    1.38    1.16   12.17    0.93    9.83
HMNF HMN Financial, Inc. of MN            691    12.22    0.12    0.95    6.79    0.76    5.39
HOMF Home Fed Bancorp of Seymour IN       709     8.80    0.55    1.38   16.20    1.22   14.26
MAFB MAF Bancorp, Inc. of IL            3,458     7.62    0.32    1.14   14.72    1.12   14.49
STFR St. Francis Cap. Corp. of WI       1,598     8.27    0.30    0.78    9.58    0.75    9.21
SPBC St. Paul Bancorp, Inc. of IL       4,557     9.17    0.24    1.08   12.20    1.09   12.29


(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                     Table 4.3
                               Public Market Pricing
                   Citizens Financial Services and the Comparables
                               As of March 13, 1998



                                            Market      Per Share Data
                                        Capitalization  ---------------              Pricing Ratios(3)             Dividends(4)
                                        ---------------   Core    Book  ------------------------------------- ----------------------
                                        Price/   Market  12-Mth  Value/                                        Amount/      Payout
                                        Share(1) Value   EPS(2)  Share     P/E     P/B   P/A     P/TB  P/CORE  Share  Yield Ratio(5)
                                        ------- ------- ------- ------- ------- ------ ------- ------- ------ ------- ----- -------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)    (%)     (%)     (x)   ($)     (%)    (%)

Citizens Financial Services
----------------------------
  Superrange                             10.00   227.10    0.35  10.82   28.69   92.38   17.01   92.41   25.34   0.00   0.00   0.00
  Range Maximum                          10.00   203.81    0.37  11.07   27.34   90.35   15.50   90.38   23.97   0.00   0.00   0.00
  Range Midpoint                         10.00   183.56    0.38  11.33   26.02   88.26   14.15   88.30   22.66   0.00   0.00   0.00
  Range Minimum                          10.00   163.31    0.41  11.66   24.54   85.79   12.76   85.82   21.21   0.00   0.00   0.00

SAIF-Insured Thrifts(7)
------------------------
  Averages                               23.90   182.33    1.06  14.73   20.10  164.92   20.69  169.36   21.12   0.37   1.56  30.96
  Medians                                 ---      ---     ---    ---    19.30  156.08   19.12  159.71   20.80   ---    ---    ---

All Non-MHC State of IN(7)
---------------------------
  Averages                               21.59    54.89    0.95  14.77   20.41  148.82   19.01  150.33   21.82   0.35   1.70  38.14
  Medians                                 ---      ---     ---    ---    18.74  133.43   17.65  133.43   21.83   ---    ---   ---

Comparable Group Averages
------------------------
  Averages                               29.41   277.72    1.41  15.93   19.18  189.27   19.43  198.48   20.76   0.44   1.55  29.83
  Medians                                 ---      ---      ---    ---   18.99  171.46   19.44  185.82   19.75    ---    ---    ---

State of IN
-----------
  FBCV 1st Bancorp of Vincennes IN       27.25   29.70      1.18  21.08  15.06  129.27    11.61  131.58   23.09  0.27   0.99  22.88
  AMFC AMB Financial Corp. of IN         17.25   16.63      0.67  15.32  16.27  112.60    16.63  112.60   25.75  0.28   1.62  41.79
  ATSB AmTrust Capital Corp. of IN       15.25    7.78      0.32  14.93  27.23  102.14    11.16  103.18     NM   0.20   1.31  62.50
  ASBI Ameriana Bancorp. of IN           20.75   67.08      0.98  13.74  18.53  151.02    17.16  151.02   21.17  0.64   3.08  65.31
  FFWC FFW Corporation of Wabash IN      19.75   28.50      1.21  12.69  15.93  155.63    14.90  170.70   16.32  0.36   1.82  29.75
  FFED Fidelity Fed. Bancorp. of IN       9.88   30.90      0.52   5.02  17.64  196.81    14.32  196.81   19.00  0.40   4.05    NM
  FISB First Indiana Corp. of IN         27.69  350.78      1.13  12.08  19.78  229.22    21.74  231.91   24.50  0.48   1.73  42.48
  HFGI Harrington Fin. Group of IN       12.00   38.95      0.32   7.50    NM   160.00     7.15  160.00     NM   0.12   1.00  37.50
  HBFW Home Bancorp of Fort Wayne IN     36.75   87.65      1.21  17.84    NM   206.00    25.04  206.00     NM   0.20   0.54  16.53
  HBBI Home Building Bancorp of IN       24.00    7.49      1.01  19.13  22.86  125.46    17.65  125.46   23.76  0.30   1.25  29.70
  HOMF Home Fed Bancorp of Seymour IN    31.00  158.50      1.62  12.21  16.85  253.89    22.34  261.16   19.14  0.40   1.29  24.69
  HWEN Home Financial Bancorp of IN       8.88    8.25      0.26   7.95  24.67  111.70    18.96  111.70     NM   0.10   1.13  38.46
  INCB Indiana Comm. Bank, SB of IN(7)   20.63   19.02      0.53  12.57    NM   164.12    19.94  164.12     NM   0.36   1.75  67.92
  LSBI LSB Fin. Corp. of Lafayette IN    30.50   27.94      1.42  18.88  18.94  161.55    13.95  161.55   21.48  0.40   1.31  28.17
  LOGN Logansport Fin. Corp. of IN       17.13   21.60      1.01  13.12  17.48  130.56    25.08  130.56   16.96  0.40   2.34  39.60
  MFBC MFB Corp. of Mishawaka IN         27.50   44.74      1.24  20.61  22.00  133.43    16.94  133.43   22.18  0.34   1.24  27.42
  MARN Marion Capital Holdings of IN     28.00   49.90      1.58  22.37  17.72  125.17    26.01  127.91   17.72  0.88   3.14  55.70
  MONT Montgomery Fin. Corp. of IN       12.75   21.08      0.44  11.89  28.98  107.23    19.94  107.23   28.98  0.22   1.73  50.00
  NEIB Northeast Indiana Bncrp of IN     21.38   37.69      1.18  15.51  18.12  137.85    19.81  137.85   18.12  0.34   1.59  28.81
  PFDC Peoples Bancorp of Auburn IN      22.50   76.30      1.26  13.25  17.86  169.81    25.92  169.81   17.86  0.44   1.96  34.92
  PERM Permanent Bancorp, Inc. of IN     32.00   67.30      1.24  19.96  25.60  160.32    16.03  162.27   25.81  0.44   1.38  35.48
  RIVR River Valley Bancorp of IN        19.00   22.61      0.76  14.80  20.88  128.38    16.33  130.23   25.00  0.20   1.05  26.32
  SOBI Sobieski Bancorp of S. Bend IN    20.25   15.47      0.65  16.49    NM   122.80    17.67  122.80     NM   0.32   1.58  49.23
  UCBC Union Community Bancorp of IN     15.00   45.63      0.58  13.40  25.86  111.94    40.84  111.94   25.86  0.30   2.00  51.72



                                                        Financial Characteristics(6)
                                         -------------------------------------------------------
                                                                    Reported          Core           Memo             SFSB
                                         Total  Equity/  NPAs/   --------------- ---------------    Offer-           Exchang  Total
                                         Assets  Assets  Assets    ROA     ROE     ROA     ROE       ing    Found.   Shares   Value
                                         ------  ------- ------- ------- ------- ------- -------    -----   -----    ------   -----
                                        ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)      ($Mil)  ($Mil)   ($Mil)   ($Mil)
Citizens Financial Services
---------------------------
  Superrange                             1,335    18.41    0.57    0.59    3.22    0.67    3.65    178.54    3.00    45.56   227.10
  Range Maximum                          1,315    17.16    0.58    0.57    3.31    0.65    3.77    155.25    3.00    45.56   203.81
  Range Midpoint                         1,297    16.03    0.58    0.54    3.39    0.62    3.89    135.00    3.00    45.56   183.56
  Range Minimum                          1,280    14.88    0.59    0.52    3.50    0.60    4.04    114.75    3.00    45.56   163.31

SAIF-Insured Thrifts(7)
------------------------
  Averages                               1,153    13.59    0.74    0.94    8.09    0.89    7.61
  Medians                                 ---      ---     ---     ---     ---     ---     ---

All Non-MHC State of IN(7)
---------------------------
  Averages                                 288    13.56    0.71    0.95    7.54    0.87    6.80
  Medians                                 ---      ---     ---     ---     ---     ---     ---

Comparable Group Averages
------------------------
  Averages                               1,482    10.85    0.41    1.06   10.48    0.96    9.53
  Medians                                 ---      ---     ---     ---     ---     ---     ---

State of IN
-----------
  FBCV 1st Bancorp of Vincennes IN         256     8.98    1.48    0.75    8.89    0.49    5.79
  AMFC AMB Financial Corp. of IN           100    14.77     NA     1.07    6.93    0.68    4.38
  ATSB AmTrust Capital Corp. of IN          70    10.93    1.81    0.40    3.88    0.23    2.22
  ASBI Ameriana Bancorp. of IN             391    11.36     NA     0.91    8.24    0.80    7.21
  FFWC FFW Corporation of Wabash IN        191     9.57    0.31    1.03   10.52    1.00   10.26
  FFED Fidelity Fed. Bancorp. of IN        216     7.28    0.35    0.73   12.79    0.68   11.87
  FISB First Indiana Corp. of IN         1,613     9.48    1.38    1.16   12.17    0.93    9.83
  HFGI Harrington Fin Group of IN          545     4.47    0.18    0.19    3.96    0.20    4.22
  HBFW Home Bancorp of Fort Wayne IN       350    12.16    0.09    0.86    6.55    0.86    6.49
  HBBI Home Building Bancorp of IN          42    14.07    0.67    0.74    5.68    0.71    5.46
  HOMF Home Fed Bancorp of Seymour IN      709     8.80    0.55    1.38   16.20    1.22   14.26
  HWEN Home Financial Bancorp of IN         44    16.98    1.63    0.81    4.51    0.59    3.26
  INCB Indiana Comm. Bank, SB of IN(7)      95    12.15     NA     0.52    4.28    0.52    4.28
  LSBI LSB Fin. Corp. of Lafayette IN      200     8.64     NA     0.78    8.67    0.69    7.65
  LOGN Logansport Fin. Corp. of IN          86    19.21    0.62    1.50    7.75    1.55    7.99
  MFBC MFB Corp. of Mishawaka IN           264    12.70    0.09    0.83    6.00    0.82    5.96
  MARN Marion Capital Holdings of IN       192    20.78    1.43    1.57    7.09    1.57    7.09
  MONT Montgomery Fin. Corp. of IN         106    18.60    0.78    0.72    4.29    0.72    4.29
  NEIB Northeast IN Bncrp of IN            190    14.37    0.17    1.20    7.72    1.20    7.72
  PFDC Peoples Bancorp of Auburn IN        294    15.27    0.30    1.49    9.76    1.49    9.76
  PERM Permanent Bancorp, Inc. of IN       420    10.00    0.70    0.62    6.51    0.61    6.46
  RIVR River Valley Bancorp of IN          138    12.72    0.71    0.84    7.18    0.70    5.99
  SOBI Sobieski Bancorp of S. Bend IN       88    14.39    0.26    0.60    3.91    0.60    3.91
  UCBC Union Community Bancorp of IN       112    36.48     NA     1.58    4.33    1.58    4.33


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                    Table 4.3
                              Public Market Pricing
                   Citizens Financial Services and the Comparables
                               As of March 13, 1998



                                            Market      Per Share Data
                                        Capitalization  ---------------              Pricing Ratios(3)             Dividends(4)
                                        ---------------   Core    Book  ------------------------------------- ---------------------
                                        Price/   Market  12-Mth  Value/                                        Amount/      Payout
                                        Share(1) Value   EPS(2)  Share     P/E     P/B   P/A     P/TB  P/CORE  Share Yield Ratio(5)
                                        ------- ------- ------- ------- ------- ------ ------- ------- ------ ------- ----- -------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)    (%)     (%)     (x)   ($)     (%)    (%)


Comparable Group
----------------------------
ABCL Alliance Bancorp, Inc. of IL        26.75   214.59    1.42  16.32   20.90  163.91   15.73  165.84   18.84   0.44   1.64  30.99
FCBF FCB Fin. Corp. of Neenah WI         30.25   116.86    0.68  18.80     NM   160.90   22.34  160.90     NM    0.80   2.64    NM
FFYF FFY Financial Corp. of OH           34.00   138.38    1.88  20.53   17.80  165.61   22.51  165.61   18.09   0.80   2.35  42.55
FFOH Fidelity Financial of OH            17.50    97.88    0.84  11.49   20.11  152.31   18.29  172.75   20.83   0.28   1.60  33.33
FDEF First Defiance Fin. Corp. of OH     15.38   131.16    0.62  12.53   24.41  122.75   22.62  122.75   24.81   0.36   2.34  58.06
FTFC First Fed. Capital Corp. of WI      32.00   294.11    1.49  11.90   16.93  268.91   19.05  284.44   21.48   0.48   1.50  32.21
FISB First Indiana Corp. of IN           27.69   350.78    1.13  12.08   19.78  229.22   21.74  231.91   24.50   0.48   1.73  42.48
HMNF HMN Financial, Inc. of MN           29.25   121.21    1.07  20.38   21.67  143.52   17.54  154.60   27.34   0.00   0.00   0.00
HOMF Home Fed Bancorp of Seymour IN      31.00   158.50    1.62  12.21   16.85  253.89   22.34  261.16   19.14   0.40   1.29  24.69
MAFB MAF Bancorp, Inc. of IL             38.00   570.49    2.49  17.55   15.02  216.52   16.50  245.80   15.26   0.28   0.74  11.24
STFR St. Francis Cap. Corp. of WI        44.63   234.35    2.26  25.17   18.99  177.31   14.67  198.89   19.75   0.56   1.25  24.78
SPBC St. Paul Bancorp, Inc. of IL        26.44   904.38    1.44  12.22   18.49  216.37   19.84  217.08   18.36   0.40   1.51  27.78






                                                        Financial Characteristics(6)
                                         -------------------------------------------------------
                                         Total  Equity/  NPAs/     Reported         Core
Financial Institution                    Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                   ------  ------- ------- ------- ------- ------- -------
                                        ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)


Comparable Group
----------------------------
ABCL Alliance Bancorp, Inc. of IL       1,364     9.60    0.27    0.84    9.10    0.93   10.10
FCBF FCB Fin. Corp. of Neenah WI          523    13.89    0.26    1.04    6.66    0.71    4.53
FFYF FFY Financial Corp. of OH            615    13.59    0.62    1.29    9.32    1.27    9.17
FFOH Fidelity Financial of OH             535    12.01    0.18    0.94    7.26    0.90    7.01
FDEF First Defiance Fin. Corp. of OH      580    18.43    0.33    0.96    4.71    0.95    4.63
FTFC First Fed. Capital Corp. of WI     1,544     7.08    0.32    1.12   17.09    0.89   13.47
FISB First Indiana Corp. of IN          1,613     9.48    1.38    1.16   12.17    0.93    9.83
HMNF HMN Financial, Inc. of MN            691    12.22    0.12    0.95    6.79    0.76    5.39
HOMF Home Fed Bancorp of Seymour IN       709     8.80    0.55    1.38   16.20    1.22   14.26
MAFB MAF Bancorp, Inc. of IL            3,458     7.62    0.32    1.14   14.72    1.12   14.49
STFR St. Francis Cap. Corp. of WI       1,598     8.27    0.30    0.78    9.58    0.75    9.21
SPBC St. Paul Bancorp, Inc. of IL       4,557     9.17    0.24    1.08   12.20    1.09   12.29


(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.

                                LIST OF EXHIBITS

Exhibit
Number                        Description
-------                       -----------

     I-1            Map of Office Locations

     I-2            Citizens Financial Services, FSB Audited Financial Statements

     I-3            Key Operating Ratios

     I-4            Investment Portfolio Composition

     I-5            Yields and Costs

     I-6            Allowance for Loan Losses Activity

     I-7            Market Value of Portfolio Equity Analysis

     I-8            Gap Analysis

     I-9            Loan Maturity Schedule

    I-10            Loan Portfolio Composition
    I-10B           Pro Forma Loan Portfolio Composition

    I-11            Loan Originations, Purchases, and Sales

    I-12            Non-Performing Assets
    I-12B           Pro Forma Non-Performing Assets

    I-13            Time Deposit Rate/Maturity

    I-14            Deposit Portfolio Composition
    I-14B           Pro Forma Deposit Portfolio Composition

    II-1            List of Branch Offices

    II-2            Historical Interest Rates

    II-3            A.  Demographic Reports for Nation, State, MSA, County and Zip Codes
                    B.  Personal Income by Major Source and Earnings by Industry
                    C.  Full-Time and Part-Time Employees by Major Industry
                    D.  Regional Economic Profile


RP Financial, LC.

                                LIST OF EXHIBITS
                                   (continued)


Exhibit
Number                               Description
-------                              -----------
    III-1           General Characteristics of Publicly-Traded Institutions

    III-2           Financial Analysis of Indiana and Illinois Institutions

    III-3           Financial Analysis of Peer Group Candidates (Midwest Companies,
                    Equity/Assets Greater than 7%, and $1 Billion to $2 Billion of Assets)

    III-4           Financial Analysis of Peer Group Candidates (Upper Midwest
                    Institutions, Equity/Assets Greater than 10%, and $500 Million to
                    $1 Billion of Assets)

    III-5           Peer Group Market Area Comparative Analysis

    IV-1            Stock Prices:  March 13, 1998

    IV-2            Historical Stock Price Indices

    IV-3            Historical Thrift Stock Indices

    IV-4            Market Area Acquisition Activity

    IV-5            Directors and Senior Management Summary Resumes

    IV-6            Pro Forma Analysis Sheet

    IV-7            Pro Forma Effect of Conversion Proceeds

    IV-8            Peer Group Core Earnings Analysis

    IV-9            Pro Forma Regulatory Capital Ratios

     V-1            Firm Qualifications Statement


                                   EXHIBIT I-1

                        Citizens Financial Services, FSB
                             Map of Office Locations

                                   [Graphic]

                                   EXHIBIT I-2

                        Citizens Financial Services, FSB
                          Audited Financial Statements

                           [Incorporated by Reference]

                                   EXHIBIT I-3

                        Citizens Financial Services, FSB
                              Key Operating Ratios

                                   Exhibit I-3
                       Citizens Financial Services, FSB
                               Key Operating Ratios


                                                                    At or For the Year Ended December 31,
                                                              ------------------------------------------------
                                                                1997      1996      1995      1994      1993
                                                              --------  --------  --------  --------  --------
Performance Ratios:(2)
  Return on average assets(3)...............................     0.24%     0.24%     0.62%     0.59%     0.75%
  Return on average equity(3)...............................     2.66      2.32      5.97      5.26      5.81
  Average interest-earning assets to average
    interest-bearing liabilities............................   108.16    108.22    109.97    108.25    108.08
  Interest rate spread(4)...................................     2.59      2.91      2.67      2.60      3.19
  Net interest margin(4)....................................     2.96      3.26      3.10      3.04      3.38
  General and administrative expenses to average assets.....     2.37      2.84      2.17      2.00      2.22

Asset Quality Ratios:
  Nonperforming assets to total assets at end of period(5)..     0.80%     0.30%     0.24%     0.33%     0.27%
  Allowance for losses on loans to nonperforming loans
    at end of period........................................    68.24     93.43    142.87     84.49    100.93
  Allowance for losses on loans to total loans
    at end of period........................................     0.98      0.59      0.59      0.55      0.52

Capital and Other Ratios:
  Average equity to average assets..........................     9.12%    10.19%    10.18%    11.15%    12.87%
  Tangible equity to assets at end of period................     8.43     10.42      9.49      9.05      9.03
  Total capital to risk-weighted assets.....................    23.67     26.85     27.95     26.44     34.89

-------------------------------
(1) Includes a one-time assessment to the SAIF of $3.5 million.
(2) With the exception of end of period ratios, all ratios are based on average monthly balances during the respective periods.
(3) Prior to cumulative effect of accounting change.
(4) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities; net interest margin represents net interest income as a percentage of average interest-earning assets.
(5) Nonperforming assets consist of non-accrual loans and real estate acquired through foreclosure or by dead-in-lieu thereof.

                                   EXHIBIT I-4

                        Citizens Financial Services, FSB
                        Investment Portfolio Composition

                                      Exhibit I-
                          Citizens Financial Services, FSB
                          Investment Portfolio Composition


                                                                       December 31,
                                             ---------------------------------------------------------------
                                                     1997                  1996                  1995
                                             ------------------    -------------------   -------------------
                                             Carrying     Fair     Carrying     Fair     Carrying     Fair
                                              Value       Value     Value       Value     Value       Value
                                             --------   --------   --------   --------   --------   --------
                                                                      (In Thousands)
Available for sale (at fair value):
  Mortgage-related securities.............   $ 24,713   $ 24,713   $ 45,830   $ 45,830       --         --
                                             --------   --------   --------   --------   --------   --------
                                             $ 24,713   $ 24,713   $ 45,830   $ 45,830       --         --
                                             --------   --------   --------   --------   --------   --------
                                             --------   --------   --------   --------   --------   --------

Held to maturity:
  U.S. Government and agency obligations..   $200,727   $201,707   $ 51,794   $ 51,000   $ 17,860   $ 18,161
  Other debt securities...................      1,516      1,599      4,108      4,209      4,141      4,309
  Mortgage-related securities.............    179,509    182,313    232,867    235,839    288,673    292,125
                                             --------   --------   --------   --------   --------   --------
                                             $381,752   $385,619   $288,769   $291,039   $310,674   $314,645
                                             --------   --------   --------   --------   --------   --------
                                             --------   --------   --------   --------   --------   --------


                                   EXHIBIT I-5

                        Citizens Financial Services, FSB
                                Yields and Costs

                                  Exhibit I-5
                       Citizen Financial Services, FSB
                               Yields and Costs

                                                                              Year Ended December 31,
                                              -------------------------------------------------------------------------------------
                                                        1997                          1996                         1995
                                              ---------------------------  ---------------------------   --------------------------
                               Yield/Cost at                      Average                      Average                      Average
                                December 31,   Average             Yield/   Average             Yield/   Average             Yield/
                                    1997       Balance  Interest    Cost    Balance  Interest   Cost     Balance  Interest    Cost
                               -------------  --------  --------  -------  --------  --------  -------  --------  --------  -------
Interest-earning assets:
  Loans receivable (1):
    Real estate loans........       8.09%     $277,112   $22,642    8.17%  $245,211   $21,427    8.74%  $242,251   $20,020    8.26%
    Other loans..............       8.60         4,915       401    8.16      4,946       393    7.95      4,302       349    8.11
                                              --------   -------           ---------  -------           --------   -------
      Total loans............       8.12       282,027    23,043    8.17    250,157    21,820    8.72    246,553    20,369    8.26
  Securities(2):
    Mortgage-related.........       7.43       246,117    18,382    7.47    270,209    18,056    6.68    302,015    21,081    6.98
    Other investment.........       7.80       159,058    10,631    6.68     50,413     3,765    7.47     20,767     1,281    6.17
  Other interest-earning
    assets(3)................       6.56        13,005     1,075    8.27     26,783     1,658    6.19     12,936       720    5.56
                                              --------   -------           ---------  -------           --------   -------
    Total interest-earning
      assets.................       7.70       700,207    53,132    7.59    597,562    45,299    7.58    582,271    43,451    7.46
                                                         -------                      -------                      -------
Noninterest-earning assets...                   31,601                       34,695                       22,120
                                              --------                     ---------                    --------
    Total assets.............                 $731,808                     $632,257                     $604,391
                                              --------                     ---------                    --------
                                              --------                     ---------                    --------
Interest-bearing liabilities:
  Deposits:
    NOW and money market
      accounts...............       2.32      $ 63,762     1,737    2.72   $ 68,682     1,811    2.64   $ 69,171     2,160    3.12
    Passbook accounts........       3.49       135,095     4,867    3.60    140,574     4,984    3.55    137,787     5,207    3.78
    Certificates of deposit..       6.05       448,536    25,773    5.75    342,914    19,007    5.54    322,516    18,007    5.58
                                              --------   -------           ---------  -------           --------   -------
      Total deposits.........                  647,393    32,377    5.00    552,170    25,802    4.67    529,474    25,374    4.79
                                              --------   -------           ---------  -------           --------   -------
      Total interest-bearing
        liabilities..........       5.13       647,393    32,377    5.00    552,170    25,802    4.67    529,474    25,374    4.79
                                                         -------                      -------                      -------
Noninterest bearing
  liabilities(4).............                   17,655                       15,663                       13,350
                                              --------                     ---------                    --------
      Total liabilities......                  665,048                      567,833                      542,824
Retained income..............                   66,760                       64,424                       61,567
                                              --------                     ---------                    --------
      Total liabilities and
        retained income......                 $731,808                     $632,257                     $604,391
                                              --------                     ---------                    --------
                                              --------                     ---------                    --------
Net interest-earning assets..                 $ 52,814                     $ 45,392                     $ 52,797
                                              --------                     ---------                    --------
                                              --------                     ---------                    --------
Net interest income/interest
  rate spread................                            $20,755    2.59%             $19,497    2.91%             $18,007   2.67%
                                                        --------  -------             -------  -------            --------  ------
                                                        --------  -------             -------  -------            --------  ------
Net interest margin..........                                       2.96%                        3.26%                       3.10%
                                                                  -------                      -------                      ------
                                                                  -------                      -------                      ------
Ratio of average interest-
  earning assets to average
  interest-bearing
  liabilities................                                     108.16%                      108.22%                     109.97%
                                                                  -------                      -------                     -------
                                                                  -------                      -------                     -------

----------------------
(1) The average balance of loans receivable includes nonperforming loans, interest on which is recognized on a cash basis.
(2) Average balances of securities available for sale area based on historical costs.
(3) Includes money market accounts, Federal Funds sold and interest-earning bank deposits.
(4)  Consists primarily of demand deposit accounts.

                                   EXHIBIT I-6

                        Citizens Financial Services, FSB
                       Allowance for Loan Losses Activity

                                  Exhibit I-6
                       Citizens Financial Services, FSB
                      Allowance for Loan Losses Activity

                                                                Year Ended December 31,
                                                   ------------------------------------------------
                                                     1997      1996      1995      1994      1993
                                                   --------  --------  --------  --------  --------
                                                               (Dollars in thousands)
Allowance at beginning of period..................  $1,566    $1,509    $1,389    $1,298    $1,565
                                                   --------  --------  --------  --------  --------
Provisions........................................   1,660        60       120       120       180
  Charge-offs:
    Mortgage loans:
      Single-family residential...................      (8)      (19)       (2)      (33)      (31)
      Multi-family residential....................      --        --        --        --        --
      Commercial real estate......................      --        --        (6)       --      (441)
      Construction and land developments..........      --        --        --        --        --
    Other loans...................................    (125)       --        (1)       (4)       (9)
                                                   --------  --------  --------  --------  --------
      Total charge-offs...........................    (133)      (19)       (9)      (37)     (481)
  Recoveries:
    Mortgage loans:
      Single-family residential...................      --        16         9         7        33
      Multi-family residential....................      --        --        --        --        --
      Commercial real estate......................      --        --        --        --        --
      Construction and land development...........      --        --        --        --        --
    Other loans...................................       1        --        --         1         1
                                                   --------  --------  --------  --------  --------
      Total recoveries............................       1        16         9         8        34
                                                   --------  --------  --------  --------  --------
    Net loans charged-off to allowance for
      losses on loans.............................    (132)       (3)       --       (29)     (447)
                                                   --------  --------  --------  --------  --------
Allowance at end of period........................  $3,094    $1,566    $1,509    $1,389    $1,298
                                                   --------  --------  --------  --------  --------
                                                   --------  --------  --------  --------  --------
Allowance for loan losses to total
  nonperforming loans at end of period............   68.24%    93.44%   142.90%    84.49%   100.93%
                                                   --------  --------  --------  --------  --------
                                                   --------  --------  --------  --------  --------
Allowance for loan losses to total loans at end
  of period.......................................    1.02%     0.63%     0.62%     0.58%     0.54%
                                                   --------  --------  --------  --------  --------
                                                   --------  --------  --------  --------  --------

                                   EXHIBIT I-7

                        Citizens Financial Services, FSB
                    Market Value of Portfolio Equity Analysis

                                      Exhibit I-7
                           Citizens Financial Services, FSB
                        Market Value of Portfolio Equity Analysis

                                            Estimated Change in
                                --------------------------------------------
Change (in Basis Points) in        Net Interest Income
    Interest Rates(I)              (next four quarters)          MVPE
----------------------------    ------------------------   ------------------
                                               (Dollars in Thousands)
        +400                    (34.3)%      $(6,569)      (46.1)%   $(33,198)
        +300                    (24.4)        (4,668)      (32.7)     (23,594)
        +200                    (14.5)        (2,781)      (19.3)     (13,880)
        +100                     (5.8)        (1,113)       (6.2)      (4,488)
           0                        0              0           0            0
        -100                     (1.0)          (201)        5.4        3,917
        -200                     (4.8)          (921)        9.9        7,105
        -300                    (10.0)        (1,916)       13.7        9,896
        -400                    (13.3)        (2,550)       17.7       12,731

                                   EXHIBIT I-8

                        Citizens Financial Services, FSB
                                  Gap Analysis

                                               Exhibit I-8
                                     Citizens Financial Services, FSB
                                              Gap Analysis




                                                                                      More Than
                                                           Three to     More Than    Three Years
                                         Within Three       Twelve     One Year to     to Five      Over Five
                                            Months          Months     Three Years      Years         Years          Total
                                         ------------      --------    -----------   -----------    ---------      ---------
                                                                 (Dollars in Thousands)
Interest-earning assets (1):
  Loans receivable (2):
  Mortgage loans:
    Fixed-rate .........................  $   3,741      $   8,216     $  11,149     $  11,071     $  94,677      $ 128,854
    Adjustable-rate ....................     13,290         53,142        38,768        32,584        30,408        168,192
  Other loans ..........................        636          2,374         1,270           742            14          5,036
  Securities:
    Non-mortgage-related (3) ...........    101,600         79,972        20,655            --            15        202,242
    Morgage-related fixed (3) ..........        737         19,373        71,157        37,317        73,401        201,985
    Mortgage-related adjustable (3) ....      1,385            853            --            --            --          2,238
  Other interest-earning assets ........      7,206             --            --            --            --          7,206
                                            -------        -------       -------       -------       -------        -------
      Total interest-earning assets ....  $ 128,595      $ 163,930     $ 142,999     $  81,714     $ 198,515      $ 715,753
                                            -------        -------       -------       -------       -------        -------
                                            -------        -------       -------       -------       -------        -------


Interest bearing liabilities:
  Deposits:
    NOW accounts (5) ..................   $   1,090      $   3,270     $   7,153     $   5,477     $  17,893      $  34,883
    Passbook accounts (5) .............       6,724         20,171        38,728        24,786        44,064        134,473
    Money market deposit accounts (5) .       1,112          3,337         6,997         5,054        13,161         29,661
    Certificates of deposit ...........      96,403        189,780       155,064        15,240         8,519        465,006
                                            -------        -------       -------       -------       -------        -------
      Total interest-bearing liabilties   $ 105,329      $ 216,558     $ 207,942     $  50,557     $  83,637      $ 664,023
                                            -------        -------       -------       -------       -------        -------
                                            -------        -------       -------       -------       -------        -------


Excess (deficiency) of interest-earning
   assets over interest-bearing
   liabilities ........................    $  23,266      $(52,628)     $(64,943)     $  31,157     $ 114,878      $  51,730
                                             -------       --------      --------       -------       -------        -------
                                             -------       --------      --------       -------       -------        -------

Cumulative excess (deficiency) of
   interest-earning assets over
   interest- bearing liabilities ......    $  23,266      $(29,362)     $(94,305)     $(63,148)     $ 51,730
                                             -------       --------      --------      --------       -------
                                             -------       --------      --------      --------       -------


Cumulative excess (deficiency) of
   interest-earning assets over
   interest-bearing liabilities as a
   percent of total assets ............         3.12%        (3.94)%      (12.64)%       (8.46)%         6.93%
                                                ----         ------       -------        ------          ----
                                                ----         ------       -------        ------          ----


_______________________________

(1) Adjustable-rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed-rate loans are included in the periods in which they are scheduled to be repaid, based on scheduled amortization.
(2) Balances have been reduced for non-perfroming loans, which amounted to $4.5 million at December 31, 1997.
(3) Reflects estimated prepayments in the current interest rate environment.
(4)    Based on contractual maturities
(5) Although the Bank's NOW accounts, passbook savings accounts and money market deposit accounts are subject to immediate withdrawal, management considers a substantial amount of such accounts to be core deposits having significantly longer effective maturities. The decay rates used on these accounts are based on management's assumptions and should not be regarded as indicative of the actual withdrawals that may be experienced by the Bank. If all of the Bank's NOW accounts, passbook savings accounts and money market deposit accounts had been asssumed to be subject to repricing within one year, interest-bearing liabilities which were estimated to mature or reprice within one year would have exceeded interest-earning assets with comparable characteristics by $192.7 million or 25.8% of total assets. The Bank had $4.8 million of non-interest-bearing NOW accounts which are not included in the balances.

                                   EXHIBIT I-9

                        Citizens Financial Services, FSB
                             Loan Maturity Schedule

                                         Exhibit I-9
                              Citizens Financial Services, FSB
                                   Loan Maturity Schedule



                                                                     Principal Repayments Contractually Due
                                                                          in Year(s) Ended December 31,
                                                        ----------------------------------------------------------------
                                             Total at
                                           December 31,                             2001-    2003-     2009-     There-
                                               1997      1998     1999     2000     2002     2008      2014      after
                                           -----------  ------   ------   ------   ------   -------   -------   --------
                                                                           (In Thousands)
Mortgage loans:
  Single-family residential................. $241,910  $ 1,973   $1,015   $1,809  $ 9,378   $38,825   $42,220   $146,690
  Multi-family residential..................   16,064    3,842    2,474    1,880      117     1,498     1,359      4,894
  Commercial real estate....................   14,594    2,308    1,358      730    2,005     1,275     4,352      2,566
  Construction and land development.........   30,025    9,954    2,275        7    1,140     1,338     2,951     12,360
  Home equity...............................    7,118      463      979    1,214    3,131     1,200       --         131
Other loans.................................    5,083    2,731      747      543      742        14       306         --
                                              -------   ------   ------   ------   ------   -------   -------   --------
    Total(1)................................ $314,794  $21,271   $8,848   $6,183  $16,513   $44,150   $51,188   $166,641
                                              -------   ------   ------   ------   ------   -------   -------   --------
                                              -------   ------   ------   ------   ------   -------   -------   --------

------------------------
(1) Of the $293.5 million of loan principal repayments contractually due after December 31, 1998, $__________ million have fixed rates of interest and $___________ million have adjustable rates of interest.

                                  EXHIBIT I-10

                        Citizens Financial Services, FSB
                           Loan Portfolio Composition

                                         Exhibit I-10
                                Citizens Financial Services, FSB
                                   Loan Portfolio Composition

                                                                               December 31,
                                       ------------------------------------------------------------------------------------------
                                                   1997                 1996                   1995                  1994
                                       ----------------------  ---------------------  ---------------------  --------------------
                                                   Percent of             Percent of             Percent of            Percent of
                                         Amount      Total       Amount      Total       Amount     Total     Amount      Total
                                       ----------  ----------  ---------  ----------  ---------  ----------  --------  ----------
Mortgage loans:
  Single-family residential..........  $241,910     76.85%     $196,418     73.80%     $200,372    77.70%    $205,364     88.88%
  Multi-family residential...........    16,061      5.10        14,078      5.29        13,868     5.38        8,946      3.52
  Commercial real estate.............    14,594      4.64        11,233      4.22         9,401     3.65        9,142      3.60
  Construction and land development:
    Single-family residential........    22,886      7.27        20,462      7.69        16,276     6.31       14,230      5.60
    Multi-family residential.........     1,538      0.49         4,540      1.71         2,130     0.83        2,780      1.10
    Other............................     5,601      1.78         7,320      2.75         5,600     2.17        4,413      1.74
  Home equity........................     7,118      2.26         6,716      2.52         5,681     2.20        5,421      2.14
                                       ----------  ----------  ---------  ----------  ---------  ----------  --------  ----------
    Total mortgage loans.............   309,711     98.39       260,767     97.98       253,328    98.24      250,296     98.57
Other loans..........................     5,083      1.61         5,366      2.02         4,548     1.76        3,606      1.42
                                       ----------  ----------  ---------  ----------  ---------  ----------  --------  ----------
    Total loans receivable...........   314,794    100.00%      266,133    100.00%      257,876   100.00%     253,902    100.00%
                                                   ----------             ----------             ----------            ----------
                                                   ----------             ----------             ----------            ----------
Less:
  Undisbursed portion of loan
    proceeds.........................     8,177                  13,427                  10,647                12,239
  Allowance for losses on loans......     3,094                   1,566                   1,509                 1,389
  Deferred loan fees..................     1,589                   2,082                   2,333                 2,553
                                       ----------              ----------             ----------             ---------
Loans receivable, net................  $301,934                $249,058                $243,386              $237,721
                                       ----------              ----------             ----------             ---------
                                       ----------              ----------             ----------             ---------



                                        ------------------------
                                              1993
                                        ------------------------
                                                    Percent of
                                          Amount       Total
                                        ----------  -----------
Mortgage loans:
  Single-family residential..........     $210,344      84.63%
  Multi-family residential...........       12,013       4.85
  Commercial real estate.............        8,260       3.32
  Construction and land development:
    Single-family residential........        7,008       2.82
    Multi-family residential.........        1,600       0.61
    Other............................        2,894       1.16
  Home equity........................        3,196       1.29
                                         ----------  ----------
    Total mortgage loans.............      245,345      98.72
Other loans..........................        3,176       1.28
                                         ----------  ----------
    Total loans receivable...........      248,521     100.00%
                                                     ----------
                                                     ----------
Less:
  Undisbursed portion of loan
    proceeds.........................        5,657
  Allowance for losses on loans......        1,298
  Deferred loan fees..................        2,580
                                          ---------
Loans receivable, net................     $238,986
                                          ---------
                                          ---------

                                  EXHIBIT I-10B

                        Citizens Financial Services, FSB
                      Pro Forma Loan Portfolio Composition

                                Exhibit I.10B
                    Pro Forma Loan Portfolio Composition
                           As of December 31, 1997


                                             Citizens Financial             Suburban                Pro Forma
                                          -----------------------   ----------------------   ----------------------
                                                          % of                    % of                    % of
                                            Amount      Portfolio     Amount     Portfolio     Amount     Portfolio
                                          ---------     ---------   ---------    ---------   ---------    ---------
                                            ($000)         (%)        ($000)        (%)        ($000)        (%)
Mortgage Loans
  One-to-Four Family
    Conventional                          $ 241,910       76.85%    $ 251,223       84.92%   $ 493,133       80.76%
  Multi-Family                               16,064        5.10%       13,596        4.60%      29,660        4.86%
  Commercial                                 14,594        4.64%        3,499        1.18%      18,093        2.96%
  Construction and Land                      30,024        9.54%       10,299        3.48%      40,324        6.60%
  Home Equity                                 7,118        2.26%       14,212        4.80%      21,330        3.49%
                                          ---------     ---------   ---------    ---------   ---------    ---------
     Total Mortgage Loans                 $ 309,711       98.39%    $ 292,829       98.99%   $ 602,540       98.68%

     Total Consumer and Other Loans       $   5,083        1.61%    $   3,000        1.01%   $   8,082        1.32%
                                          ---------     ---------   ---------    ---------   ---------    ---------
        Total Loans Receivable            $ 314,794      100.00%    $ 295,828      100.00%   $ 610,622      100.00%


Plus:
  Loans in Process                        $  (8,177)                $  (3,042)               $ (11,219)
  Unearned Disc., Prem. & Deferred Fees        --                       1,703                    1,703
  Allowance for Possible Loan Losses         (3,094)                     (857)                  (3,951)
  Deferred Loan Fees                         (1,589)                       --                   (1,589)
                                          ---------                 ---------                ---------

          Total Loans, Net                $ 301,934                 $ 293,633                $ 595,567


Source:  Citizens Financial's prospectus.

                                  EXHIBIT I-11

                        Citizens Financial Services, FSB
                     Loan Originations, Purchases, and Sales

                                  Exhibit I-11
                       Citizens Financial Services, FSB
                   Loan Originations, Purchases, and Sales





                                             Year Ended December 31,
                                         -------------------------------
                                            1997        1996      1995
                                         ----------  ----------  -------
                                                   (In Thousands)
Total loans held or beginning
  of period.............................   $266,133    $257,875   $253,903
Originations of loans:
  Mortgage loans:
    Single-family residential...........     77,103      33,368     24,270
    Multi-family residential............          -         759      2,256
    Commercial real estate..............      3,502       3,796        741
    Construction and land development:
      Single-family residential.........     21,247      21,194     20,181
      Multi-family residential..........        128       2,410      1,900
      Other.............................      3,724       2,593      3,226
    Home equity.........................      5,878      13,378     13,526
Other loans.............................      4,110       4,336      4,384
                                          ----------  ----------  ---------
   Total originations...................    115,692     $81,834     70,484
                                          ----------  ----------  ---------


Purchases of loans......................          -         300        290
                                          ----------  ----------  ---------
    Total originations and purchases....    115,692      82,134      70,774
                                          ----------  ----------  ---------
Loans sold..............................          -           -           -
Transfers to real estate owned..........     (1,295)       (668)       (550)
Charge-offs.............................       (132)        (19)         (9)
Repayments..............................    (65,604)    (73,189)    (66,243)
                                          ----------  ----------  ---------
Net activity in loans...................     48,661       8,258       3,972
                                          ----------  ----------  ---------
Gross loans held at end of period.......   $314,794     $266,133    $257,875
                                        `  ----------  ----------  ---------
                                          ----------  ----------  ---------



                                  EXHIBIT I-12

                        Citizens Financial Services, FSB
                              Non-Performing Assets

                                  Exhibit I-12
                        Citizens Financial Services, FSB
                             Non-Performing Assets

                                                                                      At December 31,
                                                                   -----------------------------------------------------
                                                                     1997       1996       1995       1994       1993
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                  (Dollars in Thousands)
Non-accrual loans:
  Mortgage loans:
    Single-family residential....................................  $   3,076  $   1,248  $     707  $   1,186  $   1,226
    Multi-family residential.....................................        405         --         --        359         55
    Commercial real estate.......................................        134         --         --         --         --
    Construction and land development............................        792         --         --         99         --
    Home equity..................................................         80        403        331         --         --
  Other loans....................................................         47         25         18         --          5
                                                                   ---------  ---------  ---------  ---------  ---------
    Total non-accruing loans.....................................      4,534      1,676      1,056      1,644      1,286
                                                                   ---------  ---------  ---------  ---------  ---------
    Total non-performing loans...................................      4,534      1,676      1,056      1,644      1,286
                                                                   ---------  ---------  ---------  ---------  ---------
Other real estate owned, net.....................................      1,428        246        406        329        258
                                                                   ---------  ---------  ---------  ---------  ---------
    Total non-performing assets..................................      5,962      1,922      1,462      1,973      1,544
                                                                   ---------  ---------  ---------  ---------  ---------
Investment in real estate held for sale..........................      1,071         --         --         --         --
Investment in and advances to a limited liability company........         --      6,457      3,699      2,102        746
    Total non-performing assets and investment in real estate
      held for sale and investment in and advances to a limited
      liability company..........................................  $   7,033  $   8,379  $   5,161  $   4,075  $   2,290
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Performing troubled debt restructurings..........................  $   1,286  $   1,260  $   1,346  $   1,435  $   1,822
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Non-performing assets to total assets............................      0.80%      0.30%      0.24%      0.33%      0.27%
Non-performing loans to total loans..............................      1.50%      0.67%      0.43%      0.69%      0.54%
Total non-performing assets and investment in real estate held for sale and investment in and advances to a limited liability
  company to total assets........................................      0.94%      1.30%      0.86%      0.69%      0.40%
Total non-performing assets and troubled debt restructurings to
  total assets...................................................      0.97%      0.49%      0.47%      0.58%      0.58%

                                  EXHIBIT I-12B

                        Citizens Financial Services, FSB
                         Pro Forma Non-Performing Assets

                                 Exhibit I-12B
                             Non-Performing Assets
                             As of December 31, 1997



                                        Citizens Financial            Suburban               Pro Forma
                                        ------------------            --------               ---------
                                                     %of                 %of                      of%
                                                   Total                 Total                  Total
                                           Balance  Assets     Balance  Assets        Balance   Assets
                                        ----------  ------     -------  ------        -------   ------
NON-ACCRUAL LOANS
   Mortgage Loans...................      $4,487     0.60%      $1,235   0.28%        $5,722      0.48%
   Other Loans......................          47     0.01          236   0.05            283      0.02
                                          ------     -----      ------   -----        ------      -----
                                          $4,534     0.61%      $1,471   0.33%        $6,005      0.51%
REPOSSESSED ASSETS
   All properties...................      $1,428     0.19%        $135   0.03%        $1,563      0.13%
                                          ------     -----      ------   -----        ------      -----
Total Non-Performing Assets.........      $5,962     0.80%      $1,606   0.37%        $7,568      0.64%

Source:  Citizens Financial's prospectus

                                  EXHIBIT I-13

                        Citizens Financial Services, FSB
                           Time Deposit Rate/Maturity

                                 Exhibit I-13
                          Citizens Financial Services, FSB
                             Time Deposit Rate/Maturity









                                                Over Six          Over One          Over Two
                                                 Months              Year             Years            Over
                                 Six Months    Through One         Through           Through           Three
                                  and Less        Year            Two Years        Three Years         Years
                                 ----------    -----------        ---------        -----------       --------
                                                              (Dollars in Thousands)

0.00% to 1.99%.............       $   --         $   --           $   --             $  --             $  --
2.00% to 2.99%.............           --             --               --                --                --
3.00% to 3.99%.............           --             --               --                --                --
4.00% to 4.99%.............         17,001            491             180                 30              --
5.00% to 6.99%.............        167,318        100,253          98,116             54,372            17,685
7.00% to 8.99%.............            238            882           1,452                701             6,074
9.00% to 10.99%............           --              --              213               --
11.00% to over.............           --              --              --                --
                                  ----------     ----------       ----------         --------          ---------
    Total..................       $184,557       $101,626         $ 99,961           $ 55,103           $ 23,759
                                  ----------     ----------       ----------         ---------         ----------
                                  ----------     ----------       ----------         ---------         ----------

                                  EXHIBIT I-14

                        Citizens Financial Services, FSB
                          Deposit Portfolio Composition

                                   Exhibit I-14
                        Citizens Financial Services, FSB
                         Deposit Portfolio Composition



                                                       December 31,
                             ----------------------------------------------------------------
                                    1997                 1996                  1995
                             ----------------------------------------------------------------
                              Amount   Percentage   Amount   Percentage   Amount   Percentage
                             --------  ---------- --------   ----------  --------  ----------
Passbook accounts............$134,473    20.11%   $138,859     24.22%    $136,913    25.81%
Certificates of deposit...... 465,006    69.53     362,853     63.30      322,262    60.74
Money market accounts........  29,661     4.43      34,113      5.95       37,243     7.02
NOW accounts.................  39,651     5.93      37,415      6.53       34,131     6.43
                             --------    -----    --------    ------     --------   ------
  Total......................$668,791   100.00%   $573,240    100.00%    $530,549   100.00%
                             --------    -----    --------    ------     --------   ------
                             --------    -----    --------    ------     --------   ------

                                  EXHIBIT I-14B

                        Citizens Financial Services, FSB
                     Pro Forma Deposit Portfolio Composition

                                 Exhibit I-14B
                          Savings Account Information
                            As of December 31, 1997




                                       Citizens Financial          Suburban                Pro Forma
                                                  % of                     % of                      % of
                                      Amount    Portfolio     Amount     Portfolio   Amount        Portfolio
                                      ------    ---------     ------     ---------   ------        ---------
                                      ($000)       (%)       ($000)         (%)      ($000)          (%)
Transaction and Savings Accounts:
  Passbook                           $134,473     20.11%    $ 52,180       16.48%    $186,653       18.94%
  Money Market                         29,661      4.44%      12,652        4.00%      42,313        4.29%
  NOW Accounts                         39,651      5.93%      49,989       15.79%      89,640        9.10%
                                     --------     -----     --------       -----     --------       -----
     Total transaction accounts      $203,785     30.47%    $114,821       36.26%    $318,606       32.33%



Certificates of deposit:
 Maturiting within:
  Six Months or Less                 $184,557     27.60%    $ 44,308       13.99%    $228,865       23.22%
  Six Months to One Year              101,626     15.20%      48,714       15.38%     150,340       15.26%
  One Year Through Two Years           99,961     14.95%      69,184       21.85%     169,145       17.16%
  Two Years Through Three Years        55,103      8.24%      31,896       10.07%      86,999        8.83%
  Over Three Years                     23,759      3.55%       7,733        2.44%      31,492        3.20%
                                     --------     -----     --------       -----     --------       -----
     Total certificates of deposit   $465,006     69.53%    $201,835       63.74%    $666,841       67.67%

          TOTAL                      $668,791    100.00%    $316,656      100.00%    $985,447      100.00%


Source:  Citizens Financial's prospectus.

                                  EXHIBIT II-1

                        Citizens Financial Services, FSB
                             List of Branch Offices

                                  Exhibit II-1
                        Citizens Financial Services, FSB
                             List of Branch Offices


                                              Net Book Value
                                               of Property &
                                      Lease      Leasehold     Deposits
                          Owned/   Expiration   Improvements      at
      Location           Leased       Date      at 12/31/97    12/31/97
      --------           -------   ---------- --------------   ---------
                                                     (In Thousands)
Citizens Financial

Executive Office:

707 Ridge Road            Owned          --      $  1,694      $137,238
Munster, IN 46321

Branch Offices:

5311 Hohman Avenue        Owned          --           618       113,537
Hammond, IN 46320

155 N. Main Street        Owned          --           460        93,358
Crown Point, IN 46307

1720 45th Street          Owned          --           782       109,900
Munster, IN 46321

4740 Indianapolis Blvd    Owned          --           326        55,430
East Chicago, IN 46312

2115 Broadway             Owned          --            72        21,446
East Chicago, IN 46312

803 W. 57th Avenue        Leased     11/30/98           4        31,995
Merrillville, IN 46410

855 Thornapple Way        Owned          --           343        33,329
Valparaiso, IN 46383

4005 Franklin             Leased     12/31/98           8        30,408
Marquette Mall
Michigan City, IN 46360

714 Lincolnway            Owned          --           193        21,623
La Porte, IN 46350

3853 45th Street          Owned          --           978        20,527
Highland, IN 46322


                        Citizens Financial Services, FSB
                             List of Branch Offices


                                                     Net Book Value
                                                      of Property &
                                             Lease      Leasehold
                                 Owned/   Expiration   Improvements
      Location                  Leased       Date      at 12/31/97
      --------                  -------   ---------- --------------
                                                      In Thousands)
Suburban

Home Office:
3301 W. Vollmer Road            Leased       1998         $183
Flossmoor, IL

Branch Offices:
154th at Broadway (1)           Owned         --           799
Harvey, IL
13323 S. Baltimore Ave          Owned         --           280
Chicago, IL
162nd & School Streets          Owned         --           254
South Holland, IL
7101 W. 127th Street            Owned         --           312
Palos Heights, IL
170th at South Park Ave         Owned         --           380
South Holland, IL
16145 S. State Street (2)       Leased       1997           79
South Holland, IL
16039 S. Harlem (2)             Leased       1997           74
Tinley Park, IL
2345 W. 183rd Street (2)        Leased       1997           77
Homewood, IL
1111 E. Exchange Road (2)       Leased       1997           72
Crete, IL
1218 Sheffield Avenue           Leased       1997          133
Dyer, Indiana
10S660 State Route 83           Owned       --             852
Hinsdale, Illinois
197th and Governor's Highway    Owned       --             409
Flossmoor, Illinois


 (1)   Also the Bank's administrative office.
 (2)   Full service branch facilities located in a local grocery store chain.

                                  EXHIBIT II-2

                            Historical Interest Rates

                                  Exhibit II-2
                          Historical Interest Rates(1)



                                        Prime           90 Day          One Year       30 Year
        Year/Qtr. Ended                 Rate            T-Bill          T-Bill          T-Bond
        ---------------                 -----           ------          --------       -------
        1991:  Quarter 1                8.75%           5.92%           6.24%           8.26%
               Quarter 2                8.50%           5.72%           6.35%           8.43%
               Quarter 3                8.00%           5.22%           5.38%           7.80%
               Quarter 4                6.50%           3.95%           4.10%           7.47%

        1992:  Quarter 1                6.50%           4.15%           4.53%           7.97%
               Quarter 2                6.50%           3.65%           4.06%           7.79%
               Quarter 3                6.00%           2.75%           3.06%           7.38%
               Quarter 4                6.00%           3.15%           3.59%           7.40%

        1993:  Quarter 1                6.00%           2.95%           3.18%           6.93%
               Quarter 2                6.00%           3.09%           3.45%           6.67%
               Quarter 3                6.00%           2.97%           3.36%           6.03%
               Quarter 4                6.00%           3.06%           3.59%           6.34%

        1994:  Quarter 1                6.25%           3.56%           4.44%           7.09%
               Quarter 2                7.25%           4.22%           5.49%           7.61%
               Quarter 3                7.75%           4.79%           5.94%           7.82%
               Quarter 4                8.50%           5.71%           7.21%           7.88%

        1995:  Quarter 1                9.00%           5.86%           6.47%           7.43%
               Quarter 2                9.00%           5.57%           5.63%           6.63%
               Quarter 3                8.75%           5.42%           5.68%           6.51%
               Quarter 4                8.50%           5.09%           5.14%           5.96%

        1996:  Quarter 1                8.25%           5.14%           5.38%           6.67%
               Quarter 2                8.25%           5.16%           5.68%           6.87%
               Quarter 3                8.25%           5.03%           5.69%           6.92%
               Quarter 4                8.25%           5.18%           5.49%           6.64%

        1997:  Quarter 1                8.50%           5.32%           6.00%           7.10%
               Quarter 2                8.50%           5.17%           5.66%           6.78%
               Quarter 3                8.50%           5.10%           5.44%           6.40%
               Quarter 4                8.50%           5.34%           5.48%           5.92%

        1998:  March 13, 1998           8.50%           5.08%           5.32%           5.89%



        (1)   End of period data.

        Source:   SNL Securities.

                                  EXHIBIT II-3

                        Citizens Financial Services, FSB

         A.  Demographic Reports for Nation, State, MSA, County and Zip Codes
         B.  Personal Income by Major Source and Earnings by Industry
         C.  Full-Time and Part-Time Employees by Major Industry
         D.  Regional Economic Profile

       A. Demographic Reports for Nation, State, MSA, County and Zip Codes

                          STATE DEMOGRAPHIC REPORT


              State  00
         State Name  UNITED STATES


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------            ----------------------------            ---------------------------------
1980              226,542,204               0-4         7.2                      Total                     $35,584
1990              248,709,873               5-9         7.4                      Householder less than 35  $30,999
1997              267,805,150              10-14        7.1                      Householder 35-44         $40,281
2002              281,208,787              15-19        7.1                      Householder 45-54         $45,940
                                           20-24        6.5                      Householder 55-64         $39,611
Population Growth Rate      1              25-44       31.4                      Householder 65+           $22,603
                                           45-64       20.5
Households                                 65-84       11.3
-----------------------------               85+         1.4
1990               91,947,410               18+        74.3
1997               99,019,931                                                           Spending Potential Index*
2002              104,000,643            Median Age                                      -------------------------
                                         ----------------------------                    Auto Loan             100
Household Growth Rate       1            1990          32.9                              Home Loan             100
Average Household Size   2.64            1997          34.8                              Investments           100
                                                                                         Retirement Plans      100
Families                                 Male/Female Ratio       95.9                    Home Repair           100
-----------------------------                                                            Lawn & Garden         100
1990               64,517,947            Per Capita Income    $18,100                    Remodeling            100
1997               68,999,546                                                            Appliances            100
                                                                                         Electronics           100
Family Growth Rate        0.9            1997 Household Income*                          Furniture             100
                                         ----------------------------                    Restaurants           100
Race            1990     1997            Base              99,019,225                    Sporting Goods        100
-----------------------------            % less than $15K        17.7                    Theater/Concerts      100
% White         80.3     78.4            % $15K-25K              14.4                    Toys & Hobbies        100
% Black         12.1     12.4            % $25K-50K              33.5                    Travel                100
% Asian                                  % $50K-100K             26.5                    Video Rental          100
 /Pacific Isl.   2.9      3.7            % $100K-150K             5.4                    Apparel               100
                                         % greater than $150K     2.6                    Auto Aftermarket      100
% Hispanic*        9     10.8                                                            Health Insurance      100
                                         Median Household Income                         Pets & Supplies       100
                                         ----------------------------
                                         1997                 $36,961
                                         2002                 $42,042



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

STATE DEMOGRAPHIC REPORT


State 18
State Name  INDIANA


Population               1997 Age Distribution  1997 Average Disposable Income
----------               ---------------------  ---------------------------------
1980       5,490,214         0-4      6.9       Total                     $35,447
1990       5,544,159         5-9      7.3       Householder less than 35  $30,357
1997       5,885,587        10-14     7.3       Householder 35-44         $41,320
2002       6,123,040        15-19     7.7       Householder 45-54         $45,766
                            20-24     6.9       Householder 55-64         $38,322
Population Growth           25-44    29.8       Householder 65+           $21,450
  Rate 0.8                  45-64    21.2
                            65-84    11.4                Spending Potential Index*
                             85+      1.5                -------------------------
                             18+     74.2
Households                    Median Age                 Auto Loan              99
----------                    ----------                 Home Loan              91
1990       2,065,355          1990    32.8               Investments            93
1997       2,220,749          1997      35               Retirement Plans       94
2002       2,330,419                                     Home Repair           101
                              Male/Female Ratio 94.6     Lawn & Garden          98
Household Growth  Rate 1                                 Remodeling            105
Average Household Size 2.58   Per Capita Income $17,711  Appliances             98
                                                         Electronics            96
                                                         Furniture              95
Families                       1997 Household Income*    Restaurants            96
--------                       ----------------------    Sporting Goods         97
1990       1,480,351                                     Theater/Concerts       96
1997       1,555,021           Base          2,220,748   Toys & Hobbies         99
                               % less than $15K   15.3   Travel                 96
     Family Growth Rate 0.7    % $15K-25K         14.5   Video Rental          100
                               % $25K-50K         36.4   Apparel                96
Race            1990   1997    %$50K-100K         27.5   Auto Aftermarket       96
----            ----   ----    %$100K-150K         4.6   Health Insurance      100
% White         90.6   89.9    % more than $150K   1.6   Pets & Supplies        98
% Black          7.8    8.1
% Asian/                       Median Household Income
   Pacific Isl.  0.7    0.9    -----------------------
% Hispanic*      1.8    2.2    1997            $37,600
                               2002            $45,103

------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
------------------------------------------------------------------------------
Copyright 1997 CACI      (800) 292-CACI  FAX: (703) 243-6272           3/24/98

COUNTY DEMOGRAPHIC REPORT


State/County  18091
County Name  LA PORTE


Population                       1997 Age Distribution 1997 Average Disposable Income
----------                       --------------------- ---------------------------------
1980       108,632                   0-4      6.4      Total                     $35,110
1990       107,066                   5-9      6.8      Householder less than 35  $30,037
1997       109,606                  10-14       7      Householder 35-44         $40,988
2002       111,355                  15-19       7      Householder 45-54         $44,422
                                    20-24     5.9      Householder 55-64         $37,996
Population Growth Rate 0.3          25-44    30.4      Householder 65+           $21,790
                                    45-64    22.6
                                    65-84    12.4              Spending Potential Index*
                                     85+      1.4              -------------------------
                                     18+     75.5
Households                Median Age                           Auto Loan              99
----------                ----------                           Home Loan              89
1990       38,488         1990    34.2                         Investments            96
1997       39,883         1997    36.9                         Retirement Plans       93
2002       40,946                                              Home Repair           102
                                                               Lawn & Garden          99
Household Growth Rate 0.5                                      Remodeling            105
Average Household Size 2.59                                    Appliances             98
                                                               Electronics            95
Families                          Male/Female Ratio 104.5      Furniture              94
--------                                                       Restaurants            95
1990       27,906                 Per Capita Income $17,642    Sporting Goods         96
1997       28,089                                              Theater/Concerts       96
                                                               Toys & Hobbies         99
Family Growth Rate 0.1            1997 Household Income*       Travel                 97
                                  ----------------------       Video Rental           99
Race            1990   1997                                    Apparel                95
----            ----   ----       Base             39,883      Auto Aftermarket       95
% White         89.9    88.8      % less than $15K   15.1      Health Insurance      101
% Black          8.9     9.8      % $15K-25K         14.5      Pets & Supplies        97
% Asian/                          % $25K-50K           37
   Pacific Isl.  0.4    0.5       %$50K-100K         27.5
% Hispanic*      1.5    1.9       %$100K-150K         4.5
                                   % more than $150K  1.4

                                  Median Household Income
                                  -----------------------
                                  1997            $37,521
                                  2002            $47,122

------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
------------------------------------------------------------------------------
Copyright 1997 CACI      (800) 292-CACI  FAX: (703) 243-6272           3/24/98

COUNTY DEMOGRAPHIC REPORT


State/County  18127
County Name  PORTER


Population                         1997 Age Distribution  1997 Average Disposable Income
----------                         ---------------------  ---------------------------------
1980       119,816                     0-4      6.5       Total                     $42,185
1990       128,932                     5-9        7       Householder less than 35  $34,253
1997       144,480                    10-14     7.5       Householder 35-44         $48,435
2002       155,203                    15-19     8.4       Householder 45-54         $52,808
                                      20-24     7.4       Householder 55-64         $45,697
Population Growth Rate 1.6            25-44    29.6       Householder 65+           $24,488
                                      45-64    22.9
                                      65-84     9.7               Spending Potential Index*
                                       85+        1               -------------------------
                                       18+     74.2
Households                             Median Age                 Auto Loan             102
----------                             ----------                 Home Loan              99
1990       45,159                      1990    32.7               Investments            98
1997       51,703                      1997    34.9               Retirement Plans       99
2002       56,144                                                 Home Repair           101
                                                                  Lawn & Garden         101
Household Growth Rate 1.9                                         Remodeling            107
Average Household Size 2.74                                       Appliances            100
                                                                  Electronics           101
Families                             Male/Female Ratio 95.6       Furniture             100
--------                                                          Restaurants           103
1990       34,634                    Per Capita Income $20,091    Sporting Goods        100
1997       38,558                                                 Theater/Concerts      101
                                                                  Toys & Hobbies        103
Family Growth Rate 1.5               1997 Household Income*       Travel                100
                                     ----------------------       Video Rental          101
Race            1990   1997                                       Apparel               103
----            ----   ----          Base             51,703      Auto Aftermarket      101
% White           98   97.5          % less than $15K   10.4      Health Insurance      101
% Black          0.4    0.4          % $15K-25K           11      Pets & Supplies       101
% Asian                              % $25K-50K         33.6
  /Pacific Isl.  0.7      1          %$50K-100K         35.3
% Hispanic*        3    3.8          %$100K-150K         6.7
                                     % more than $150K   3.1

                                     Median Household Income
                                     -----------------------
                                     1997            $46,069
                                     2002            $54,097


------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
------------------------------------------------------------------------------
Copyright 1997 CACI      (800) 292-CACI  FAX: (703) 243-6272           3/24/98

                           MSA DEMOGRAPHIC REPORT


              State  2960
         State Name  GARY, IN


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------            ----------------------------            ---------------------------------
1980                  642,733               0-4         6.9                      Total                     $35,888
1990                  604,526               5-9         7.3                      Householder less than 35  $30,382
1997                  624,299              10-14        7.6                      Householder 35-44         $41,278
2002                  637,933              15-19          8                      Householder 45-54         $45,743
                                           20-24        6.8                      Householder 55-64         $39,427
Population Growth Rate    0.4              25-44       29.3                      Householder 65+           $21,448
                                           45-64       21.5
Households                                 65-84       11.5
-----------------------------               85+         1.2
1990                  215,907               18+        73.4
1997                  225,884                                                            Spending Potential Index*
2002                  232,870            Median Age                                      -------------------------
                                         ----------------------------                    Auto Loan              99
Household Growth Rate     0.6            1990          32.9                              Home Loan              95
Average Household Size   2.73            1997            35                              Investments            97
                                                                                         Retirement Plans       95
Families                                 Male/Female Ratio       92.9                    Home Repair           102
-----------------------------                                                            Lawn & Garden         100
1990                  160,395            Per Capita Income    $17,020                    Remodeling             99
1997                  163,986                                                            Appliances             99
                                                                                         Electronics            97
Family Growth Rate        0.3            1997 Household Income*                          Furniture              99
                                         ----------------------------                    Restaurants            97
Race            1990     1997            Base                 225,884                    Sporting Goods         97
-----------------------------            % less than $15K        16.8                    Theater/Concerts       99
% White         76.2     74.9            % $15K-25K                13                    Toys & Hobbies         99
% Black         19.4     19.7            % $25K-50K              34.7                    Travel                100
% Asian                                  % $50K-100K             29.2                    Video Rental          101
 /Pacific Isl.   0.6      0.8            % $100K-150K             4.6                    Apparel               100
                                         % greater than $150K     1.7                    Auto Aftermarket       99
% Hispanic*        8      9.8                                                            Health Insurance       98
                                         Median Household Income                         Pets & Supplies        98
                                         ----------------------------
                                         1997                 $38,784
                                         2002                 $45,398



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

                          COUNTY DEMOGRAPHIC REPORT


       State/County  18089
        County Name  Lake, IN


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------            ----------------------------            ---------------------------------
1980                  522,917               0-4           7                      Total                     $34,019
1990                  475,594               5-9         7.4                      Householder less than 35  $29,130
1997                  479,819              10-14        7.6                      Householder 35-44         $39,056
2002                  482,730              15-19        7.8                      Householder 45-54         $43,408
                                           20-24        6.6                      Householder 55-64         $37,625
Population Growth Rate    0.1              25-44       29.2                      Householder 65+           $20,726
                                           45-64       21.1
Households                                 65-84       12.1
-----------------------------               85+         1.2
1990                  170,748               18+        73.2
1997                  174,181                                                            Spending Potential Index*
2002                  176,726            Median Age                                      -------------------------
                                         ----------------------------                    Auto Loan              98
Household Growth Rate     0.3            1990            33                              Home Loan              94
Average Household Size   2.73            1997            35                              Investments            97
                                                                                         Retirement Plans       93
Families                                 Male/Female Ratio       92.1                    Home Repair           103
-----------------------------                                                            Lawn & Garden          99
1990                  125,761            Per Capita Income    $16,097                    Remodeling             97
1997                  125,428                                                            Appliances             99
                                                                                         Electronics            96
Family Growth Rate          0            1997 Household Income*                          Furniture              99
                                         ----------------------------                    Restaurants            96
Race            1990     1997            Base                 174,181                    Sporting Goods         95
-----------------------------            % less than $15K        18.7                    Theater/Concerts       98
% White         70.3     68.2            % $15K-25K              13.7                    Toys & Hobbies         97
% Black         24.5     25.5            % $25K-50K                35                    Travel                100
% Asian                                  % $50K-100K             27.4                    Video Rental          100
 /Pacific Isl.   0.6      0.8            % $100K-150K               4                    Apparel                99
                                         % greater than $150K     1.3                    Auto Aftermarket       98
% Hispanic*      9.4     11.6                                                            Health Insurance       97
                                         Median Household Income                         Pets & Supplies        96
                                         ----------------------------
                                         1997                 $36,826
                                         2002                 $42,716



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

                          COUNTY DEMOGRAPHIC REPORT


             State/County 18091
             County Name LA PORTE                IN


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------            ----------------------------            ---------------------------------
1980              108,632                   0-4        6.4                      Total                     $35,110
1990              107,066                   5-9        6.8                      Householder less than 35  $30,037
1997              109,606                  10-14         7                      Householder 35-44         $40,988
2002              111,355                  15-19         7                      Householder 45-54         $44,422
                                           20-24       5.9                      Householder 55-64         $37,996
Population Growth Rate    0.3              25-44      30.4                      Householder 65+           $21,790
                                           45-64      22.6
Households                                 65-84      12.4
-----------------------------               85+        1.4
1990              38,488                    18+       75.5
1997              39,883                                                                 Spending Potential Index*
2002              40,946                 Median Age                                      -------------------------
                                         ----------------------------                    Auto Loan              99
Household Growth Rate     0.5            1990          34.2                              Home Loan              89
Average Household Size   2.59            1997          36.9                              Investments            96
                                                                                         Retirement Plans       93
Families                                 Male/Female Ratio      104.5                    Home Repair           102
-----------------------------                                                            Lawn & Garden          99
1990              27,906                 Per Capita Income    $17,642                    Remodeling            105
1997              28,089                                                                 Appliances             98
                                                                                         Electronics            95
Family Growth Rate        0.1            1997 Household Income*                          Furniture              94
                                         ----------------------------                    Restaurants            95
Race            1990     1997            Base                  39,883                    Sporting Goods         96
-----------------------------            % less than $15K        15.1                    Theater/Concerts       96
% White         89.9     88.8            % $15K-25K              14.5                    Toys & Hobbies         99
% Black          8.9      9.8            % $25K-50K                37                    Travel                 97
% Asian                                  % $50K-100K             27.5                    Video Rental           99
 /Pacific Isl.   0.4      0.5            % $100K-150K             4.5                    Apparel                95
                                         % greater than $150K     1.4                    Auto Aftermarket       95
% Hispanic*      1.5      1.9                                                            Health Insurance      101
                                         Median Household Income                         Pets & Supplies        97
                                         ----------------------------
                                         1997                 $37,521
                                         2002                 $47,122



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

                         ZIP CODE DEMOGRAPHIC REPORT


              State  46410
         State Name  MERRILLVILLE               IN


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------          ---------------------------            ------------------------------------
1980              31,007                    0-4        5.9                      Total                     $38,447
1990              30,768                    5-9        6.2                      Householder less than 35  $34,475
1997              35,277                   10-14       6.3                      Householder 35-44         $44,546
2002              37,067                   15-19       6.9                      Householder 45-54         $48,811
                                           20-24       6.1                      Householder 55-64         $44,957
Population Growth Rate    1.9              25-44        29                      Householder 65+           $22,710
                                           45-64      22.8
Households                                 65-84      14.9
-----------------------------               85+        1.8
1990              11,341                    18+       77.4
1997              13,151                                                                  Spending Potential Index*
2002              13,934                         Median Age                               -------------------------
                                         ----------------------------                    Auto Loan             101
Household Growth Rate     2.1            1990            36                              Home Loan             102
Average Household Size   2.64            1997          38.2                              Investments           104
                                                                                         Retirement Plans      100
Families                                 Male/Female Ratio       93.2                    Home Repair           106
-----------------------------                                                            Lawn & Garden         105
1990               8,615                 Per Capita Income    $19,117                    Remodeling             99
1997               9,740                                                                 Appliances            101
                                                                                         Electronics           100
Family Growth Rate        1.7               1997 Household Income*                       Furniture             104
                                         ----------------------------                    Restaurants           106
Race            1990     1997            Base                  13,153                    Sporting Goods        100
-----------------------------            % less than $15K        10.6                    Theater/Concerts      105
% White         89.4     84.4            % $15K-25K                11                    Toys & Hobbies        102
% Black          7.5     11.3            % $25K-50K              38.3                    Travel                106
% Asian                                  % $50K-100K             33.3                    Video Rental          101
 /Pacific Isl.   0.8        1            % $100K-150K             5.7                    Apparel               105
                                         % greater than $150K     1.1                    Auto Aftermarket      102
% Hispanic*      6.6      9.6                                                            Health Insurance      103
                                            Median Household Income                      Pets & Supplies        99
                                         ----------------------------
                                         1997                 $42,674
                                         2002                 $48,899



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

                           ZIP CODE DEMOGRAPHIC REPORT


              State  46383
   Post Office Name  VALPARAISO                  IN


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------            ----------------------------           ----------------------------------
1980              60,743                    0-4        6.3                      Total                     $44,182
1990              68,278                    5-9          7                      Householder less than 35  $34,614
1997              78,858                   10-14       7.3                      Householder 35-44         $50,541
2002              85,711                   15-19       8.6                      Householder 45-54         $55,459
                                           20-24       8.2                      Householder 55-64         $48,474
Population Growth Rate      2              25-44      29.4                      Householder 65+           $25,705
                                           45-64      22.6
Households                                 65-84       9.5
-----------------------------               85+        1.1
1990              23,230                    18+       74.8
1997              27,599                                                                Spending Potential Index*
2002              30,366                 Median Age                                     -------------------------
                                         ----------------------------                   Auto Loan             102
Household Growth Rate     2.4            1990          32.5                             Home Loan             103
Average Household Size   2.76            1997          34.7                             Investments            99
                                                                                        Retirement Plans      102
Families                                 Male/Female Ratio       95.5                   Home Repair           102
-----------------------------                                                           Lawn & Garden         102
1990              17,587                 Per Capita Income    $21,137                   Remodeling            106
1997              20,346                                                                Appliances            100
                                                                                        Electronics           102
Family Growth Rate          2            1997 Household Income*                         Furniture             102
                                         ----------------------------                   Restaurants           105
Race            1990     1997            Base                  27,598                   Sporting Goods        101
-----------------------------            % less than $15K        10.2                   Theater/Concerts      102
% White         97.8     97.3            % $15K-25K              10.6                   Toys & Hobbies        103
% Black          0.4      0.5            % $25K-50K              31.5                   Travel                102
% Asian                                  % $50K-100K             36.3                   Video Rental          102
 /Pacific Isl.     1      1.4            % $100K-150K             7.5                   Apparel               105
                                         % greater than $150K     3.9                   Auto Aftermarket      103
% Hispanic*      2.2      2.9                                                           Health Insurance      101
                                         Median Household Income                        Pets & Supplies       102
                                         ----------------------------
                                         1997                 $47,928
                                         2002                 $56,067



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

                          ZIP CODE DEMOGRAPHIC REPORT


            Zip Code 46360
    Post Office Name MICHIGAN CITY  IN


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------            ----------------------------            ---------------------------------
1980                   58,831               0-4         6.5                      Total                     $36,010
1990                   55,309               5-9         6.8                      Householder less than 35  $29,203
1997                   57,312              10-14        7.1                      Householder 35-44         $41,029
2002                   58,550              15-19        7.3                      Householder 45-54         $45,950
                                           20-24        5.6                      Householder 55-64         $39,664
Population Growth Rate    0.5              25-44       29.8                      Householder 65+           $21,990
                                           45-64       23.2
Households                                 65-84       12.4
-----------------------------               85+         1.4
1990                   20,319               18+        75.1
1997                   21,300                                                            Spending Potential Index*
2002                   21,976            Median Age                                      -------------------------
                                         ----------------------------                    Auto Loan              99
Household Growth Rate     0.7            1990          34.5                              Home Loan              93
Average Household Size   2.58            1997          37.2                              Investments           101
                                                                                         Retirement Plans       97
Families                                 Male/Female Ratio      100.5                    Home Repair           104
-----------------------------                                                            Lawn & Garden         102
1990                   14,535            Per Capita Income    $18,040                    Remodeling            104
1997                   14,832                                                            Appliances             99
                                                                                         Electronics            97
Family Growth Rate        0.3            1997 Household Income*                          Furniture              98
                                         ----------------------------                    Restaurants            97
Race            1990     1997            Base                  21,299                    Sporting Goods         97
-----------------------------            % less than $15K        15.8                    Theater/Concerts       99
% White         84.5     83.2            % $15K-25K              14.7                    Toys & Hobbies         99
% Black         14.1     15.1            % $25K-50K              34.8                    Travel                101
% Asian                                  % $50K-100K             27.4                    Video Rental          100
 /Pacific Isl.   0.6      0.9            % $100K-150K             5.5                    Apparel                99
                                         % greater than $150K     1.7                    Auto Aftermarket       97
% Hispanic*      1.5      1.9                                                            Health Insurance      101
                                         Median Household Income                         Pets & Supplies        98
                                         ----------------------------
                                         1997                 $37,484
                                         2002                 $47,067



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

                          ZIP CODE DEMOGRAPHIC REPORT


           Zip Code  46350
   Post Office Name  LA PORTE   IN


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------            ----------------------------            ---------------------------------
1980                   34,291               0-4         6.7                      Total                     $34,189
1990                   33,821               5-9           7                      Householder less than 35  $30,175
1997                   33,616              10-14        7.1                      Householder 35-44         $41,330
2002                   33,824              15-19        6.9                      Householder 45-54         $42,952
                                           20-24        5.9                      Householder 55-64         $37,264
Population Growth Rate   -0.1              25-44       28.5                      Householder 65+           $21,444
                                           45-64         22
Households                                 65-84       14.1
-----------------------------               85+         1.8
1990                   12,904               18+          75
1997                   13,031                                                            Spending Potential Index*
2002                   13,256            Median Age                                      -------------------------
                                         ----------------------------                    Auto Loan              97
Household Growth Rate     0.1            1990          34.5                              Home Loan              88
Average Household Size   2.52            1997          37.3                              Investments            95
                                                                                         Retirement Plans       89
Families                                 Male/Female Ratio       95.4                    Home Repair           102
-----------------------------                                                            Lawn & Garden          98
1990                    9,266            Per Capita Income    $17,542                    Remodeling            102
1997                    9,062                                                            Appliances             97
                                                                                         Electronics            93
Family Growth Rate       -0.3            1997 Household Income*                          Furniture              93
                                         ----------------------------                    Restaurants            93
Race            1990     1997            Base                  13,032                    Sporting Goods         93
-----------------------------            % less than $15K        15.5                    Theater/Concerts       95
% White         97.2     96.8            % $15K-25K              14.2                    Toys & Hobbies         97
% Black          1.9      2.1            % $25K-50K              38.9                    Travel                 96
% Asian                                  % $50K-100K             26.2                    Video Rental           98
 /Pacific Isl.   0.2      0.2            % $100K-150K             3.9                    Apparel                92
                                         % greater than $150K     1.3                    Auto Aftermarket       93
% Hispanic*      1.6      2.1                                                            Health Insurance      101
                                         Median Household Income                         Pets & Supplies        96
                                         ----------------------------
                                         1997                 $36,949
                                         2002                 $46,436



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

                          ZIP CODE DEMOGRAPHIC REPORT


            Zip Code  46322
    Post Office Name  HIGHLAND                    IN


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------            ----------------------------            ---------------------------------
1980                   26,297               0-4         5.6                      Total                     $40,405
1990                   24,029               5-9         6.2                      Householder less than 35  $35,760
1997                   22,574              10-14        6.6                      Householder 35-44         $44,120
2002                   22,087              15-19          7                      Householder 45-54         $51,106
                                           20-24        6.5                      Householder 55-64         $45,475
Population Growth Rate   -0.9              25-44       29.1                      Householder 65+           $23,534
                                           45-64       25.1
Households                                 65-84       13.1
-----------------------------               85+         0.9
1990                    8,922               18+        77.4
1997                    8,508                                                            Spending Potential Index*
2002                    8,409            Median Age                                      -------------------------
                                         ----------------------------                    Auto Loan             101
Household Growth Rate    -0.7            1990          35.7                              Home Loan             104
Average Household Size   2.65            1997          38.1                              Investments           112
                                                                                         Retirement Plans      103
Families                                 Male/Female Ratio       92.9                    Home Repair           109
-----------------------------                                                            Lawn & Garden         109
1990                    6,899            Per Capita Income    $19,931                    Remodeling             98
1997                    6,386                                                            Appliances            101
                                                                                         Electronics            99
Family Growth Rate       -1.1            1997 Household Income*                          Furniture             107
                                         ----------------------------                    Restaurants           108
Race            1990     1997            Base                   8,509                    Sporting Goods         99
-----------------------------            % less than $15K         8.7                    Theater/Concerts      108
% White         97.6     96.2            % $15K-25K              11.1                    Toys & Hobbies        103
% Black          0.4      0.8            % $25K-50K              35.9                    Travel                110
% Asian                                  % $50K-100K             36.8                    Video Rental          101
 /Pacific Isl.   0.9      1.2            % $100K-150K             5.5                    Apparel               107
                                         % greater than $150K       2                    Auto Aftermarket      102
% Hispanic*      3.9      6.1                                                            Health Insurance      104
                                         Median Household Income                         Pets & Supplies        99
                                         ----------------------------
                                         1997                 $45,125
                                         2002                 $51,463



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

                          ZIP CODE DEMOGRAPHIC REPORT


           Zip Code  46321
   Post Office Name  MUNSTER                     IN


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------            ----------------------------            ---------------------------------
1980                   20,627               0-4         5.1                      Total                     $53,899
1990                   19,906               5-9         5.9                      Householder less than 35  $47,820
1997                   19,876              10-14        6.4                      Householder 35-44         $58,621
2002                   19,868              15-19        6.7                      Householder 45-54         $65,931
                                           20-24        4.8                      Householder 55-64         $61,149
Population Growth Rate      0              25-44       26.1                      Householder 65+           $32,014
                                           45-64       27.3
Households                                 65-84       15.9
-----------------------------               85+         1.8
1990                    7,211               18+        78.4
1997                    7,288                                                            Spending Potential Index*
2002                    7,350            Median Age                                      -------------------------
                                         ----------------------------                    Auto Loan             109
Household Growth Rate     0.1            1990          40.4                              Home Loan             117
Average Household Size   2.69            1997          42.3                              Investments           126
                                                                                         Retirement Plans      124
Families                                 Male/Female Ratio       91.1                    Home Repair           117
-----------------------------                                                            Lawn & Garden         122
1990                    5,776            Per Capita Income    $26,844                    Remodeling            107
1997                    5,687                                                            Appliances            107
                                                                                         Electronics           109
Family Growth Rate       -0.2            1997 Household Income*                          Furniture             120
                                         ----------------------------                    Restaurants           122
Race            1990     1997            Base                   7,289                    Sporting Goods        110
-----------------------------            % less than $15K         6.2                    Theater/Concerts      121
% White         95.2       93            % $15K-25K               7.5                    Toys & Hobbies        111
% Black          0.4      0.8            % $25K-50K              26.1                    Travel                124
% Asian                                  % $50K-100K             42.2                    Video Rental          104
 /Pacific Isl.   3.6        5            % $100K-150K            10.4                    Apparel               125
                                         % greater than $150K     7.6                    Auto Aftermarket      112
% Hispanic*      2.6      4.1                                                            Health Insurance      110
                                         Median Household Income                         Pets & Supplies       105
                                         ----------------------------
                                         1997                 $57,073
                                         2002                 $65,525



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

                          ZIP CODE DEMOGRAPHIC REPORT


           Zip Code  46320
   Post Office Name  HAMMOND                   IN


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------            ----------------------------            ---------------------------------
1980                   19,841               0-4         8.8                      Total                     $23,987
1990                   16,636               5-9         8.5                      Householder less than 35  $21,727
1997                   15,366              10-14        8.6                      Householder 35-44         $30,219
2002                   14,948              15-19        8.4                      Householder 45-54         $30,576
                                           20-24        7.3                      Householder 55-64         $25,885
Population Growth Rate   -1.1              25-44       27.8                      Householder 65+           $14,665
                                           45-64       17.8
Households                                 65-84       11.6
-----------------------------               85+         1.2
1990                    6,052               18+        68.9
1997                    5,665                                                            Spending Potential Index*
2002                    5,562            Median Age                                      -------------------------
                                         ----------------------------                    Auto Loan              91
Household Growth Rate    -0.9            1990          29.3                              Home Loan              86
Average Household Size   2.68            1997          30.6                              Investments            89
                                                                                         Retirement Plans       82
Families                                 Male/Female Ratio       92.7                    Home Repair           101
-----------------------------                                                            Lawn & Garden          93
1990                    3,907            Per Capita Income    $11,011                    Remodeling             90
1997                    3,554                                                            Appliances             94
                                                                                         Electronics            88
Family Growth Rate       -1.3            1997 Household Income*                          Furniture              90
                                         ----------------------------                    Restaurants            84
Race            1990     1997            Base                   5,664                    Sporting Goods         86
-----------------------------            % less than $15K        37.3                    Theater/Concerts       89
% White         60.3     49.4            % $15K-25K              15.1                    Toys & Hobbies         88
% Black         30.4     39.4            % $25K-50K              31.1                    Travel                 97
% Asian                                  % $50K-100K             14.5                    Video Rental           97
 /Pacific Isl.   0.3      0.3            % $100K-150K             1.3                    Apparel                88
                                         % greater than $150K     0.6                    Auto Aftermarket       92
% Hispanic*     16.6       20                                                            Health Insurance       93
                                         Median Household Income                         Pets & Supplies        91
                                         ----------------------------
                                         1997                 $22,779
                                         2002                 $27,955



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

                          ZIP CODE DEMOGRAPHIC REPORT


           Zip Code  46312
   Post Office Name  EAST CHICAGO                IN


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------            ----------------------------            ---------------------------------
1980                   39,555               0-4         7.9                      Total                     $25,108
1990                   33,775               5-9         8.1                      Householder less than 35  $19,152
1997                   36,217              10-14        8.6                      Householder 35-44         $27,797
2002                   37,182              15-19        8.9                      Householder 45-54         $32,874
                                           20-24        7.3                      Householder 55-64         $30,072
Population Growth Rate      1              25-44       25.9                      Householder 65+           $18,185
                                           45-64       19.2
Households                                 65-84         13
-----------------------------               85+         1.2
1990                   12,070               18+        69.9
1997                   13,113                                                            Spending Potential Index*
2002                   13,588            Median Age                                      -------------------------
                                         ----------------------------                    Auto Loan              92
Household Growth Rate     1.1            1990          30.7                              Home Loan              85
Average Household Size   2.75            1997            32                              Investments            88
                                                                                         Retirement Plans       79
Families                                 Male/Female Ratio       89.5                    Home Repair            96
-----------------------------                                                            Lawn & Garden          92
1990                    8,471            Per Capita Income    $11,441                    Remodeling             92
1997                    9,004                                                            Appliances             96
                                                                                         Electronics            90
Family Growth Rate        0.8            1997 Household Income*                          Furniture              87
                                         ----------------------------                    Restaurants            84
Race            1990     1997            Base                  13,114                    Sporting Goods         87
-----------------------------            % less than $15K        34.8                    Theater/Concerts       88
% White         37.9     31.1            % $15K-25K              16.1                    Toys & Hobbies         88
% Black         33.7     39.5            % $25K-50K              30.4                    Travel                 93
% Asian                                  % $50K-100K             16.3                    Video Rental           98
 /Pacific Isl.   0.2      0.2            % $100K-150K               2                    Apparel                85
                                         % greater than $150K     0.4                    Auto Aftermarket       92
% Hispanic*     47.8       49                                                            Health Insurance       94
                                         Median Household Income                         Pets & Supplies        94
                                         ----------------------------
                                         1997                 $24,228
                                         2002                 $28,789



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

                          ZIP CODE DEMOGRAPHIC REPORT


           Zip Code  46307
   Post Office Name  CROWN POINT                IN


Population                               1997 Age Distribution                   1997 Average Disposable Income
-----------------------------            ----------------------------            ---------------------------------
1980                   34,387               0-4         6.6                      Total                     $43,586
1990                   37,693               5-9         7.4                      Householder less than 35  $37,454
1997                   42,682              10-14        7.3                      Householder 35-44         $48,801
2002                   44,632              15-19        7.7                      Householder 45-54         $54,671
                                           20-24        6.2                      Householder 55-64         $47,014
Population Growth Rate    1.7              25-44       31.5                      Householder 65+           $24,243
                                           45-64       21.4
Households                                 65-84       10.4
-----------------------------               85+         1.4
1990                   12,905               18+        74.1
1997                   14,832                                                            Spending Potential Index*
2002                   15,662            Median Age                                      -------------------------
                                         ----------------------------                    Auto Loan             101
Household Growth Rate     1.9            1990          33.9                              Home Loan             102
Average Household Size   2.81            1997          35.8                              Investments            95
                                                                                         Retirement Plans       99
Families                                 Male/Female Ratio       93.6                    Home Repair           101
-----------------------------                                                            Lawn & Garden         100
1990                   10,280            Per Capita Income    $20,223                    Remodeling            101
1997                   11,519                                                            Appliances            100
                                                                                         Electronics           102
Family Growth Rate        1.6            1997 Household Income*                          Furniture             104
                                         ----------------------------                    Restaurants           107
Race            1990     1997            Base                  14,832                    Sporting Goods        100
-----------------------------            % less than $15K         7.9                    Theater/Concerts      104
% White         98.1     96.8            % $15K-25K               9.7                    Toys & Hobbies        103
% Black          0.4      0.9            % $25K-50K              34.3                    Travel                101
% Asian                                  % $50K-100K               38                    Video Rental          102
 /Pacific Isl.   0.7        1            % $100K-150K             7.5                    Apparel               106
                                         % greater than $150K     2.5                    Auto Aftermarket      103
% Hispanic*      2.8      4.6                                                            Health Insurance      100
                                         Median Household Income                         Pets & Supplies       100
                                         ----------------------------
                                         1997                 $48,293
                                         2002                 $55,172



--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272          3/24/98

           B. Personal Income by Major Source and Earnings by Industry

                          REGIONAL ECONOMIC PROFILE
                           for States and counties


Indiana [18.000]
-----------------------------------------------------------------------------------------------------------------------
    Item                                           1991            1992            1993            1994            1995
-----------------------------------------------------------------------------------------------------------------------
    Place of residence profile

Personal income (thousands of dollars)       98,831,594     106,298,903     112,187,938     117,988,359     124,730,317
  Nonfarm personal income                    98,702,081     105,621,315     111,399,626     117,354,283     124,643,113
  Farm income                                   129,513         677,588         788,312         634,076          87,204

Derivation of personal income
  Net earnings /1                            67,496,404      73,162,014      77,386,163      82,630,278      86,995,091
  Transfer payments                          14,633,494      16,520,747      17,601,428      17,560,845      18,477,338
    Income maintenance /2                       909,924       1,133,898       1,205,046       1,322,815       1,317,225
    Unemployment insurance                      214,495         227,703         206,584         246,314         238,520
    Retirement and other                     13,509,075      15,159,146      16,189,798      15,991,716      16,921,593
  Dividends, interest, and rent              16,701,696      16,616,142      17,200,347      17,797,236      19,257,888

  Population (number of persons) /3           5,602,878       5,651,855       5,706,597       5,750,033       5,796,948


Per capita incomes (dollars) /4
  Per capita personal income                     17,639          18,808          19,659          20,520          21,517
  Per capita net earnings                        12,047          12,945          13,561          14,370          15,007
  Per capita transfer payments                    2,612           2,923           3,084           3,054           3,187
    Per capita income maintenance                   162             201             211             230             227
    Per capita unemployment insurance                38              40              36              43              41
    Per capita retirement & other                 2,411           2,682           2,837           2,781           2,919
Per capita dividends, interest, & rent            2,981           2,940           3,014           3,095           3,322

     Place of work profile

Total earnings (place of work, $000)         70,702,714      76,513,119      80,905,201      86,453,167      90,885,424
  Wages and salary disbursements             57,717,773      61,498,240      64,586,703      68,941,081      72,681,087
  Other labor income                          7,064,499       7,899,185       8,826,857       9,604,935      10,188,138
  Proprietors' income                         5,920,442       7,115,694       7,491,641       7,907,151       8,016,199
    Nonfarm proprietors' income               5,997,888       6,657,618       6,940,851       7,498,850       8,151,925
    Farm proprietors' income                    -77,446         458,076         550,790         408,301        -135,726

Total full- and part- time employment         3,096,319       3,146,985       3,228,395       3,325,123       3,406,054
  Wage and salary jobs                        2,627,918       2,678,795       2,747,226       2,833,250       2,906,624
  Number of proprietors                         468,401         468,190         481,169         491,873         499,430
    Number of nonfarm proprietors /5            400,571         400,085         415,623         427,052         434,602
    Number of farm proprietors                   67,830          68,105          65,546          64,821          64,828

Average earnings per job (dollars)               22,834          24,313          25,061          26,000          26,683
  Wage & salary earnings per job                 21,963          22,957          23,510          24,333          25,005
  Average earnings per nonfarm proprietor        14,973          16,641          16,700          17,560          18,757

See footnotes at end of table.                                                              REGIONAL ECONOMIC INFORMATION SYSTEM
                                                                   August 1997                       BUREAU OF ECONOMIC ANALYSIS
Table CA30

                                        REGIONAL ECONOMIC PROFILE
                                         for States and counties
Lake, Indiana [18.089]

----------------------------------------------------------------------------------------------------------
    Item                                        1991        1992        1993        1994        1995
----------------------------------------------------------------------------------------------------------


    Place of residence profile

Personal income (thousands of dollars)          8,302,370   8,707,386   9,121,102   9,513,219   10,054,461
  Nonfarm personal income                       8,307,659   8,703,096   9,117,766   9,508,008   10,054,692
  Farm income                                      -5,289       4,290       3,336       5,211         -231


Derivation of personal income
 Net earnings  1/                               5,676,666   5,937,541   6,185,943   6,552,090   6,917,070
 Transfer payments                              1,407,477   1,579,476   1,682,200   1,675,261   1,748,039
   Income maintenance 2/                          142,974     168,895     177,741     198,454     197,117
   Unemployment insurance                          22,098      25,589      23,508      27,563      26,927
   Retirement and other                         1,242,405   1,384,992   1,480,951   1,449,244   1,523,995
 Dividends, interest, and rent                  1,218,227   1,190,369   1,252,959   1,285,868   1,389,352

 Population (number of persons) 3/                478,397     479,608     480,198     480,609     480,555


Per capita incomes (dollars) 4/
 Per capita personal income                        17,355      18,155      18,994      19,794      20,923
 Per capita net earnings                           11,866      12,380      12,882      13,633      14,394
 Per capita transfer payments                       2,942       3,293       3,503       3,486       3,638
  Per capita income maintenance                       299         352         370         413         410
  Per capita unemployment insurance                    46          53          49          57          56
  Per capita retirement & other                     2,597       2,888       3,084       3,015       3,171
 Per capita dividends, interest, & rent             2,546       2,482       2,609       2,675       2,891


     Place of work profile

Total earnings (place of work, $000)            5,926,760   6,113,695   6,313,449   6,667,549   6,885,307
  Wages and salary disbursements                4,967,866   5,059,366   5,188,398   5,454,637   5,614,021
  Other labor income                              638,333     681,255     727,105     768,451     791,830
  Proprietors' income                             320,561     373,074     397,946     444,461     479,456
    Nonfarm proprietors' income                   327,982     370,972     396,982     441,502     481,903
    Farm proprietors' income                       -7,421       2,102         964       2,959      -2,447

Total full-and part-time employment               231,095     228,009     230,254     233,686     234,059
 Wage and salary jobs                             208,238     205,157     206,375     208,731     208,705
 Number of proprietors                             22,857      22,852      23,879      24,955      25,354
   Number of nonfarm proprietors /5                22,335      22,327      23,374      24,455      24,854
   Number of farm proprietors                         522         525         505         500         500

Average earnings per job (dollars)                 25,646      26,813      27,419      28,532      29,417
 Wage & salary earnings per job                    23,857      24,661      25,141      26,132      26,899
 Average earnings per nonfarm proprietor           14,685      16,615      16,984      18,054      19,389

See footnotes at end of table.                                                              REGIONAL ECONOMIC INFORMATION SYSTEM
                                                                   August 1997                       BUREAU OF ECONOMIC ANALYSIS
Table CA30

                             REGIONAL ECONOMIC PROFILE
                              for States and counties

La Porte, Indiana [18.091]

---------------------------------------------------------------------------------------------------------------------------------

    Item                                                        1991          1992           1993         1994          1995
----------------------------------------------------------------------------------------------------------
    Place of residence profile

Personal income (thousands of dollars)                     1,762,947     1,887,469       1,966,580    2,051,474      2,156,789
   Nonfarm personal income                                 1,762,883     1,873,193       1,952,470    2,033,875      2,145,107
   Farm income                                                    64        14,276          14,110       17,599         11,682

Derivation of personal income
   Net earnings 1/                                         1,178,783     1,268,855       1,320,180    1,403,989      1,465,635
   Transfer payments                                         277,124       316,506         338,708      335,779        353,588
     Income maintenance 2/                                    16,702        21,380          22,273       23,741         22,957
     Unemployment insurance                                    3,880         4,521           4,326        4,667          5,188
     Retirement and other                                    256,542       290,605         312,109      307,371        325,443
Dividends, interest, and rent                                307,040       302,108         307,692      311,706        337,566

Population (number of persons) 3/                            108,161       109,015         109,574      109,652        109,632


Per capita incomes (dollars) 4/
   Per capita personal income                                 16,299        17,314          17,948       18,709         19,673
   Per capita net earnings                                    10,898        11,639          12,048       12,804         13,369
   Per capita transfer payments                                2,562         2,903           3,091        3,062          3,225
   Per capita income maintenance                                 154           196             203          217            209
   Per capita unemployment insurance                              36            41              39           43             47
   Per capita retirement & other                               2,372         2,666           2,848        2,803          2,969
Per capita dividends, interest, & rent                         2,839         2,771           2,808        2,843          3,079

      Place of work profile

Total earnings (place of work, $000)                       1,131,922     1,220,537       1,267,772    1,340,164      1,395,071
   Wages and salary disbursements                            937,617       992,691       1,022,698    1,074,571      1,119,763
   Other labor income                                        115,202       128,493         140,212      148,164        153,889
   Proprietors' income                                        79,103        99,353         104,862      117,429        121,419
      Nonfarm proprietors' income                             84,293        90,878          97,037      105,798        115,619
      Farm proprietors' income                                -5,190         8,475           7,825       11,631          5,800

Total full- and part- time employment                         54,161        54,373          55,416       56,575         57,774
   Wage and salary jobs                                       46,631        46,842          47,790       48,705         49,776
   Number of proprietors                                       7,530         7,531           7,626        7,870          7,998
      Number of nonfarm proprietors /5                         6,648         6,647           6,775        7,029          7,157
      Number of farm proprietors                                 882           884             851          841            841

Average earnings per job (dollars)                            20,899        22,447          22,877       23,688         24,147
   Wage & salary earnings per job                             20,107        21,192          21,400       22,063         22,496
   Average earnings per nonfarm proprietor                    12,679        13,672          14,323       15,052         16,155

See footnotes at end of table.                                                              REGIONAL ECONOMIC INFORMATION SYSTEM
                                                                   August 1997                       BUREAU OF ECONOMIC ANALYSIS
Table CA30


                                             REGIONAL ECONOMIC PROFILE
                                              for States and counties
Porter, Indiana (18.127)
--------------------------------------------------------------------------------------------------------------------------------
    Item                                       1991           1992            1993           1994            1995
--------------------------------------------------------------------------------------------------------------------------------
    Place of residence profile

Personal income (thousands of dollars)       2,566,120      2,729,142       2,877,280      3,100,025       3,314,294
  Nonfarm personal income                    2,569,171      2,725,812       2,872,800      3,092,675       3,311,295
  Farm income                                   -3,051          3,330           4,480          7,350           2,999

Derivation of personal income
  Net earnings 1/                            1,925,269      2,046,028       2,155,737      2,349,491       2,506,253
  Transfer payments                            270,248        301,247         322,787        330,134         353,836
    Income maintenance 2/                        9,773         12,194          13,091         14,291          14,475
    Unemployment insurance                       4,881          6,249           6,256          7,265           7,269
    Retirement and other                       255,594        282,804         303,440        308,578         332,092
  Dividends, interest, and rent                370,603        381,867         398,756        420,400         454,205

Population (number of persons) 3/              132,075        134,224         135,980        137,771         140,276


Per capita incomes (dollars) 4/
  Per capita personal income                    19,429         20,333          21,160         22,501          23,627
  Per capita net earnings                       14,577         15,243          15,853         17,054          17,867
  Per capita transfer payments                   2,046          2,244           2,374          2,396           2,522
    Per capita income maintenance                   74             91              96            104             103
    Per capita unemployment insurance               37             47              46             53              52
    Per capita retirement & other                1,935          2,107           2,232          2,240           2,367
  Per capita dividends, interest, & rent         2,806          2,845           2,932          3,051           3,238

    Place of work profile

Total earnings (place of work, $000)         1,428,068      1,543,040       1,621,013      1,809,370       1,915,775
    Wages and salary disbursements           1,145,418      1,227,205       1,289,797      1,438,602       1,522,979
    Other labor income                         149,439        169,653         184,225        204,749         217,883
    Proprietors' income                        133,211        146,182         146,991        166,019         174,913
      Nonfarm proprietors' income              137,644        144,345         144,123        160,204         173,433
      Farm proprietors' income                  -4,433          1,837           2,868          5,815           1,480

Total full- and part- time employment           59,696         61,074          62,487         65,483          66,907
  Wage and salary jobs                          50,242         51,594          52,745         55,154          56,400
  Number of proprietors                          9,454          9,480           9,742         10,329          10,507
    Number of nonfarm proprietors 5/             8,921          8,952           9,234          9,826          10,004
    Number of farm proprietors                     533            528             508            503             503

Average earnings per job (dollars)              23,922         25,265          25,942         27,631          28,633
  Wage & salary earnings per job                22,798         23,786          24,453         26,083          27,003
  Average earnings per nonfarm proprietor       15,429         16,124          15,608         16,304          17,336

See footnotes at end of table.                                                              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                            August 1997                                    BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30, Regional Economic Profiles

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Consists largely of supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC; and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

4/ Type of income divided by population yields a per capital for that type of income.

5/ Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The
   Yuma, AZ MSA includes La Paz, AZ through 1982.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angood Census Area and Yakutat Borough.

9/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee),
   WI for the years prior to 1989.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N) Data not available for this year.

             C. Full-Time and Part-Time Employees by Major Industry

             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY(1)
                              for States and Counties
                                 (number of jobs)


Indiana (18.000)

Item                                             1991          1992          1993          1994          1995
-----                                         ------------  ------------  ------------  ------------  ------------
Employment by place of work
Total full- and part-time employment.......     3,096,319     3,146,985     3,228,395     3,325,123     3,406,054
By type
  Wage and salary employment...............     2,627,918     2,678,795     2,747,226     2,833,250     2,906,624
  Proprietors' employment..................       468,401       468,190       481,169       491,873       499,430
    Farm proprietors' employment...........        67,830        68,105        65,546        64,821        64,828
    Nonfarm proprietors' employment/2......       400,571       400,085       415,623       427,052       434,602
By Industry

  Farm employment..........................        82,570        81,675        79,863        78,389        77,583
  Nonfarm employment.......................     3,013,749     3,065,310     3,148,532     3,246,734     3,328,471
    Private employment.....................     2,607,413     2,652,342     2,734,795     2,833,031     2,916,516
      Ag. serv., forestry, fishing, and
        other/3............................        22,978        22,756        24,745        26,397        27,692
      Mining...............................        11,779        10,828        10,160        10,586        10,184
      Construction.........................       163,821       167,049       173,426       184,013       188,740
      Manufacturing........................       629,179       640,071       654,539       677,034       696,635
      Transportation and public
        utilities..........................       153,457       152,526       157,027       160,391       164,362
      Wholesale trade......................       135,869       136,764       138,481       141,808       147,336
      Retail trade.........................       547,699       559,968       574,434       601,602       626,545
      Finance, insurance, and real
        estate.............................       190,467       190,583       195,953       200,027       199,269
      Services.............................       752,164       771,797       806,030       831,173       855,753
    Government and government
      enterprises..........................       406,336       412,968       413,737       413,703       411,955
      Federal, civilian....................        44,801        44,661        44,249        42,839        42,138
      Military.............................        34,252        32,835        31,500        28,343        24,678
      State and local......................       327,283       335,472       337,988       342,521       345,139
        State..............................       104,626       109,496       108,515       108,776       109,339
        Local..............................       222,657       225,976       229,473       233,745       235,800


                                                                             REGIONAL ECONOMIC INFORMATION SYSTEM
 See Footnotes at end of table.      August 1997                                      BUREAU OF ECONOMIC ANALYSIS
Table CA25

               FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                            for States and counties
                                (number of jobs)

Lake, Indiana (18.089)


Item                                                 1991       1992       1993        1994       1995
-----                                              -------    -------    -------     -------    -------
Employment by place of work
Total full- and part-time employment               231,095    228,009    230,254     233,686    234,059

By type
 Wage and salary employment                        208,238    205,157    206,375     208,731    208,705
 Proprietors' employment                            22,857     22,852     23,879      24,955     25,354
  Farm proprietors' employment                         522        525        505         500        500
  Nonfarm proprietors' employment 2/                22,335     22,327     23,374      24,455     24,854

By industry

 Farm employment                                       657        639        625         614        607
 Nonfarm employment                                230,438    227,370    229,629     233,072    233,452
  Private employment                               202,122    198,839    201,613     204,986    205,705
   Ag. serv., forestry, fishing and other 3/         1,243      1,233      1,378       1,509      1,527
   Mining                                               95        103        109         132        149
   Construction                                     16,507     15,189     14,805      16,706     15,392
   Manufacturing                                    43,183     42,239     41,374      41,092     40,925
   Transportation and public utilities              16,010     14,791     14,993      13,746     13,663
   Wholesale trade                                   9,279      9,153      8,965       9,195      9,287
   Retail trade                                     43,137     43,194     44,339      45,071     45,922
   Finance, insurance, and real estate              11,819     12,076     12,620      12,597     12,327
   Services                                         60,849     60,861     63,030      64,938     66,513
  Government and government enterprises             28,316     28,531     28,016      28,086     27,747
   Federal, civilian                                 1,667      1,686      1,643       1,689      1,848
   Military                                          2,469      2,362      2,271       2,091      1,905
   State and local                                  24,180     24,483     24,102      24,306     23,994
    State                                            3,621      3,791      3,766       3,865      3,845
    Local                                           20,559     20,692     20,336      20,441     20,149

See footnotes at end of table.                                     REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                     August 1997                                  BUREAU OF ECONOMIC ANALYSIS

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                            for States and counties
                                (number of jobs)


La Porte, Indiana (18.091)
---------------------------------------------------------------------------------------------------

   Item                                       1991      1992      1993      1994      1995
---------------------------------------------------------------------------------------------------
Employment by place of work
Total full- and part-time employment        54,161    54,373    55,416    56,575    57,774

By type
  Wage and salary employment                46,631    46,842    47,790    48,705    49,776
  Proprietors' employment                    7,530     7,531     7,626     7,870     7,998
    Farm proprietors' employment               882       884       851       841       841
    Nonfarm proprietors' employment 2/       6,648     6,647     6,775     7,029     7,157

By industry

    Farm employment                          1,226     1,211     1,196     1,168     1,148
    Nonfarm employment                      52,935    53,162    54,220    55,407    56,626
      Private employment                    45,477    45,493    46,429    47,585    48,722
        Ag. serv., forestry, fishing,
         and other 3/                          572       517       583       614       657
        Mining                                  72        67        78        80        82
        Construction                         2,434     2,454     2,351     2,638     2,847
        Manufacturing                       13,015    12,652    12,543    12,606    12,701
        Transportaiton and
         public utilties                     2,385     2,456     2,472     2,460     2,462
        Wholesale trade                      2,072     2,126     2,201     2,259     2,330
        Retail trade                         9,873     9,923    10,110    10,493    11,282
        Finance, insurance, and real estate  2,606     2,500     2,612     2,589     2,488
        Services                            12,448    12,798    13,479    13,846    13,873
      Government and government enterprises  7,458     7,669     7,791     7,822     7,904
        Federal, civilian                      254       249       237       236       235
        Military                               570       548       530       493       452
        State and local                      6,634     6,872     7,024     7,093     7,217
          State                              2,891     3,046     3,030     3,055     3,049
          Local                              3,743     3,826     3,994     4,038     4,168

See footnotes at end of table.                        REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                  August 1997                        BUREAU OF ECONOMIC ANALYSIS

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                            for States and counties
                                (number of jobs)


Porter, Indiana (18.000)
---------------------------------------------------------------------------------------------------

   Item                                       1991      1992      1993      1994      1995
---------------------------------------------------------------------------------------------------
Employment by place of work
Total full- and part-time employment        59,696    61,074    62,487    65,483    66,907

By type
  Wage and salary employment                50,242    51,594    52,745    55,154    56,400
  Proprietors' employment                    9,454     9,480     9,742    10,329    10,507
    Farm proprietors' employment               533       528       508       503       503
    Nonfarm proprietors' employment 2/       8,921     8,952     9,234     9,826    10,004

By industry

    Farm employment                            645       632       618       607       601
    Nonfarm employment                      59,051    60,442    61,869    64,876    66,306
      Private employment                    51,218    52,571    53,914    56,604    57,816
        Ag. serv., forestry, fishing,
         and other 3/                          439       (D)       (D)       626       671
        Mining                                  73       (D)       (D)        39        34
        Construction                         3,534     3,659     4,009     4,774     5,161
        Manufacturing                       11,811    11,972    11,879    12,046    12,257
        Transportation and
         public utilties                     3,767     3,765     3,880     3,998     3,855
        Wholesale trade                      2,356     2,414     2,520     2,602     2,723
        Retail trade                        10,558    10,834    11,126    12,212    12,572
        Finance, insurance, and real estate  3,038     3,066     3,155     3,193     3,188
        Services                            15,642    16,372    16,784    17,114    17,355
      Government and government enterprises  7,833     7,871     7,955     8,272     8,490
        Federal, civilian                      386       380       412       415       427
        Military                               675       653       636       599       552
        State and local                      6,772     6,838     6,907     7,258     7,511
          State                                354       383       380       376       380
          Local                              6,418     6,455     6,527     6,882     7,131


See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                     August 1997          BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25
Total Full- and Part-time Employment by Major Industry

(1)  1969-74 based on 1967 SIC.  1975-87 based on 1972 SIC.  1988-95 based on
     1987 SIC.

(2)  Excludes limited partners.

(3) "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

(4) Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

(5) La Paz County, AZ was separated from Yuma County on January 1, 1983. The Yuma, AZ MSA includes La Paz, AZ through 1982.

(6) Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutains East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(7) Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

E    Estimate shown constitutes the major portion of the true estimate.

(D)  Not shown to avoid disclosure of confidential information.
     Estimates are included in totals.

(L)  Less than 10 jobs.  Estimates are included in totals.

(N)  Data not available for this year.

                                  EXHIBIT III-1

             General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)




                                                   Primary           Operating Total           Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ----------------------------               -----  -------           --------- ------  ------- ------ ----   -----    -----
                                                                               ($Mil)                          ($)   ($Mil)

 California Companies

 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    46,679      371   12-31   10/72  63.81  5,944
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,590      249   12-31   05/59  94.31  5,382
 GSB    Golden State Bancorp of CA          NYSE   California         Div.    16,029      178   06-30   10/83  35.50  1,811
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,854 S     85   12-31   01/71  29.69    794
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     4,168       37   12-31     /    14.75    286
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,160       24   12-31   12/83  39.38    417
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,757 S     26   12-31   05/86  19.63    516
 BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,246       37   12-31   05/86  35.00    422
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,766       23   03-31   03/96  19.25    346
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,305 S     18   12-31   10/91  42.13    251
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift   1,063       19   06-30   06/95  16.88    106
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift   1,010       14   12-31   04/94  19.75    143
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     928        6   12-31     /    19.25     60
 ITLA   ITLA Capital Corp of CA (3)         OTC    Los Angeles CA     R.E.       902 S      6   12-31   10/95  20.00    157
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       852        8   06-30   12/93  21.00     98
 PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       724       10   06-30   06/96  23.38    110
 HBNK   Highland Bancorp of CA              OTC    Los Angeles CA     R.E.       550        7   12-31     /    35.75     83
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     408        7   12-31   02/95  20.75     67
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     408        8   06-30   06/95  17.56     41
 LFCO   Life Financial Corp of CA           OTC    Southern CA        Thrift     294 S      5   12-31     /    19.88    130
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     125 S      3   12-31   01/96  12.75     11


 Florida Companies

 BKUNA  BankUnited Fin. Corp. of FL         OTC    Miami FL           Thrift   3,029       16   09-30   12/85  14.25    202
 OCN    Ocwen Financial Corp. of FL         NYSE   Southeast FL       Div.     2,956 S      1   12-31     /    28.75  1,741
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,845 S     60   12-31   11/83  14.75    380
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,821       47   09-30   09/93  37.75    191
 HARB   Harbor FL Bncp MHC of FL (46.1      OTC    Eastern FL         Thrift   1,129       23   09-30   01/94  75.00    373
 FFFL   Fidelity Bcsh MHC of FL (47.7)      OTC    Southeast FL       Thrift   1,046 S     20   12-31   01/94  31.25    212


 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)





                                                   Primary           Operating Total           Fiscal Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ----------------------------               -----  -------           --------- ------  ------- ------ -----  -----    -------
                                                                               ($Mil)                          ($)   ($Mil)
 Florida Companies (continued)

 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     709 S     20   12-31   10/94  40.75    208
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     400        9   12-31   01/94  20.00     75


 Mid-Atlantic Companies


 DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    21,849       91   12-31   08/86  29.94  3,484
 SVRN   Sovereign Bancorp, Inc. of PA       OTC    PA,NJ,DE           M.B.    14,336      150   12-31   08/86  21.06  1,968
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,084       74   12-31   01/94  36.63  3,100
 ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift  10,528       61   12-31   11/93  58.00  1,519
 LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     6,073       35   09-30   04/94  60.06  1,443
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift   4,083      108   12-31   04/92  49.88    644
 ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,843       15   12-31   06/93  33.00    581
 RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,474 S      8   12-31   01/97  21.31    930
 NYB    New York Bancorp, Inc. of NY        NYSE   Southeastern NY    Thrift   3,265       31   09-30   01/88  42.63    911
 SIB    Staten Island Bancorp of NY (3)     NYSE   New York City NY   Thrift   2,651       16   12-31   12/97  19.94    900
 CMSB   Commonwealth Bancorp Inc of PA      OTC    Philadelphia PA    M.B.     2,269       56   12-31   06/96  20.00    325
 NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift   2,249       58   06-30   11/94  16.00    749
 RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   2,243       30   06-30   03/94  37.00    356
 HARS   Harris Fin. MHC of PA (24.3)        OTC    Harrisburg PA      M.B.     2,201       33   12-31   01/94  24.00    811
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,975       33   12-31   09/93  24.63    216
 QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,603       11   12-31   11/93  41.00    611
 JSB    JSB Financial, Inc. of NY (3)       NYSE   New York City NY   Thrift   1,531 S     13   12-31   06/90  53.88    533
 WSFS   WSFS Financial Corp. of DE (3)      OTC    Wilmington         Div.     1,515       16   12-31   11/86  20.25    252
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,511       10   12-31   07/96  34.75    273
 DIME   Dime Community Bancorp of NY (3)    OTC    New York City NY   Thrift   1,488       15   06-30   06/96  24.50    305
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,476       18   06-30   07/94  18.00    174
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,182       22   06-30   02/84  24.88    220
 MFSL   Maryland Fed. Bancorp of MD         OTC    Southern MD        Thrift   1,175 S     27   02-28   06/87  36.94    239
 RCBK   Richmond County Fin Corp of NY (3)  OTC    New York City      Thrift   1,125 P      0           02/98  17.00    416
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift   1,088        7   12-31   11/95  24.13    190
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,049       17   12-31   07/92  42.25    339
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift   1,019       29   06-30   07/87  30.75    157


 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)



                                                   Primary           Operating Total           Fiscal Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ----------------------------               -----  -------           --------- ------  ------- ------ -----  -----    ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)


 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     884       17   12-31   08/84  44.00    169
 PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift     876       15   12-31   11/85  10.50    132
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     822 S     11   12-31   06/90  19.13    101
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     784       13   12-31   03/96  19.13    148
 MBB    MSB Bancorp of Middletown NY (3)    AMEX   Southeastern NY    Thrift     774 S     16   12-31   09/92  34.88     99
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     728       10   09-30   10/94  17.94    196
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     703 S     16   12-31   10/95  22.88    105
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     676        7   12-31   06/95  19.00    124
 TSBS   Peoples Bcrp, MHC of NJ (35.9) (3)  OTC    Central NJ         Thrift     640       14   12-31   08/95  43.75    396
 FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift     611        4   03-31   08/97  14.00    127
 THRD   TF Financial Corp. of PA            OTC    PA, NJ             Thrift     597       14   12-31   07/94  26.13     83
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     582 S     20   12-31   12/88  34.00     81
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     539        4   09-30   09/86  26.63     82
 AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     529 S     12   12-31   12/95  18.13     78
 FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     525 S     10   12-31   04/87  30.75     83
 LVSB   Lakeview Financial of NJ            OTC    Northern NJ        Thrift     518 S      8   07-31   12/93  25.50    106
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    Thrift     493       10   12-31   07/83  17.88     73
 CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift     416        7   03-31   10/94  15.00     35
 RARB   Raritan Bancorp of Raritan NJ (3)   OTC    Central NJ         Thrift     408        6   12-31   03/87  28.75     68
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     393        8   09-30   06/88  32.00     50
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     379        5   09-30   01/95  17.50     42
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     377       10   12-31   11/89  27.00     77
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     375        4   12-31   04/93  42.69     88
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     367       11   12-31   01/95  35.25     84
 HARL   Harleysville SB of PA               OTC    Southeastern PA    Thrift     348        4   09-30   08/87  31.13     52
 WSBI   Warwick Community Bncrp of NY (3)   OTC    Southeast NY       Thrift     340 P      4   05-31   12/97  17.25    111
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     332        4   09-30   04/96  19.63     59
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     326        7   06-30   03/87  35.00     76
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     324 S      6   12-31   01/96  18.50     48
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     322        4   09-30   09/93  29.75     36
 FIBC   Financial Bancorp, Inc. of NY       OTC    New York City NY   Thrift     308        5   09-30   08/94  25.75     44
 PHFC   Pittsburgh Home Fin Corp of PA      OTC    Pittsburgh PA      Thrift     300        9   09-30   04/96  18.00     35
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     295        4   09-30   04/96  17.75     82


 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ----------------------------               -----  -------           --------- ------  ------- ------ -----  -----    ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)


 WVFC   WVS Financial Corp. of PA           OTC    Pittsburgh PA      Thrift     292        5   06-30   11/93  37.00     65
 LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift     291        1   06-30   05/94  21.63    112
 FBER   1st Bergen Bancorp of NJ            OTC    Northern NJ        Thrift     290        4   12-31   04/96  19.50     56
 WYNE   Wayne Bancorp, Inc. of NJ           OTC    Northern NJ        Thrift     270        5   12-31   06/96  24.00     48
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     265 S      5   12-31     /     8.38     37
 GDVS   Greater DV SB,MHC of PA (19.9)      OTC    Southeast PA       Thrift     260        7   12-31   03/95  30.50    100
 SKAN   Skaneateles Bancorp Inc of NY (3)   OTC    Northwest NY       Thrift     256        9   12-31   06/86  19.75     28
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       252 S      2   12-31   06/85  16.31     21
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     248        5   12-31   11/94  19.88     71
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     234        9   03-31   08/94  23.25     39
 ESBK   Elmira Svgs Bank (The) of NY (3)    OTC    NY,PA              Thrift     231        6   12-31   03/85  28.73     21
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     218        9   12-31   07/97  19.13     53
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     213        6   06-30   02/87  23.50     51
 PBHC   Pathfinder BC MHC of NY (46.1) (3)  OTC    Upstate NY         Thrift     197        5   12-31   11/95  21.00     60
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     184        3   06-30   12/95  16.94     53
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     182        6   12-31   04/97  18.25     38
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     174        4   12-31   06/95  22.50     27
 AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     160        5   09-30   10/96  19.94     28
 SKBO   First Carnegie MHC of PA(45.0)      OTC    Western PA         Thrift     144        3   03-31   04/97  19.25     44
 PRBC   Prestige Bancorp of PA              OTC    Southwestern PA    Thrift     143        4   12-31   06/96  19.50     18
 TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     125 S      1   03-31   10/95  20.25     30
 GOSB   GSB Financial Corp. of NY (3)       OTC    Southeast NY       Thrift     116        2   09-30   07/97  16.50     37
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     108        2   06-30   01/97  19.75     21
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     101        5   09-30   04/96  18.50     26
 SHSB   SHS Bancorp, Inc. of PA             OTC    Pittsburgh, PA     Thrift      88 S      3   12-31   10/97  17.00     14
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      71 S      2   09-30   07/93  11.00      8
 USAB   USABancshares, Inc of PA (3)        OTC    Philadelphia PA    Thrift      64 S      1   12-31     /    12.00      9
 PWBK   Pennwood Bancorp, Inc. of PA        OTC    Pittsburgh PA      Thrift      47        3   06-30   07/96  20.00     11


 Mid-West Companies

 COFI   Charter One Financial of OH         OTC    OH,MI,NY           Div.    19,760      221   12-31   01/88  60.69  3,875


 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ----------------------------               -----  -------           --------- ------  ------- ------ -----  -----    ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)

 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     7,189      108   06-30   12/84  35.00  1,141
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,557       52   12-31   05/87  26.44    904
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     3,460       35   03-31   01/92  51.13    665
 MAFB   MAF Bancorp, Inc. of IL             OTC    Chicago IL         Thrift   3,458       21   12-31   01/90  38.00    570
 FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   2,033 S     19   12/31     /    22.13    303
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,941       35   03-31   07/92  41.00    371
 DNFC   D&N Financial Corp. of MI           OTC    Northern MI        Ret.     1,815       37   12-31   02/85  26.38    240
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,613       26   12-31   08/83  27.69    351
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,598       23   09-30   06/93  44.63    234
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,544       49   12-31   11/89  32.00    294
 ABCL   Alliance Bancorp, Inc. of IL        OTC    Chicago IL         M.B.     1,364       14   12-31   07/92  26.75    215
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,258 S     32   12-31   04/93  27.00    270
 AADV   Advantage Bancorp, Inc. of WI       OTC    WI,IL              Thrift   1,027       15   09-30   03/92  68.50    222
 METF   Metropolitan Fin. Corp. of OH       OTC    Northeast OH       Thrift     925       15   12-31     /    16.88    119
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     886       26   12-31   08/94  29.56    157
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     853       17   12-31   06/90  29.25    223
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift     750       25   06-30   12/89  26.00    210
 NASB   North American SB, FSB of MO        OTC    KS,MO              M.B.       734        7   09-30   09/85  70.00    157
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     709       16   06-30   01/88  31.00    159
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     691        7   12-31   06/94  29.25    121
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       678       14   03-31   01/88  21.75    165
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     668       19   12-31   12/83  13.00    115
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       645       22   12-31   07/92  13.38     57
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     615       10   06-30   06/93  34.00    138
 EMLD   Emerald Financial Corp. of OH       OTC    Cleveland OH       Thrift     603 S     14   12-31     /    21.50    109
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     581       19   06-30   04/92  28.75     86
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     580       10   12-31   10/95  15.38    131
 HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     545        4   06-30     /    12.00     39
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       542        5   12-31   04/95  15.13     50
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     535       12   12-31   03/96  17.50     98
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     523 S     13   03-31   09/93  30.25    117
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       521       11   12-31     /    26.00     84
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     490        5   09-30   12/93  24.88     70


 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ----------------------------               -----  -------           --------- ------  ------- ------ -----  -----    ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)

 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     487        5   12-31   02/92  37.50    118
 FFSX   First FSB MHC Sxld of IA(46.1)      OTC    Western IA         Thrift     459       13   06-30   07/92  33.25     94
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     438       12   12-31   03/92  47.00     60
 PERM   Permanent Bancorp, Inc. of IN       OTC    Southwest IN       Thrift     420       11   03-31   04/94  32.00     67
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     414        3   06-30   01/94  15.88     47
 CASH   First Midwest Fin., Inc. of OH      OTC    IA,SD              R.E.       408       12   09-30   09/93  23.00     62
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     403       11   09-30   10/94  20.00     60
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     397 S     10   12-31   07/94  25.75     61
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       396        9   06-30   12/92  24.00     64
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     392        5   06-30   03/94  28.75     54
 FMBD   First Mutual Bancorp Inc of IL      OTC    Central IL         Thrift     391       14   12-31   07/95  19.50     68
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     391        8   12-31   03/87  20.75     67
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     388        8   06-30   07/87  22.25     92
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     382        8   09-30   12/95  32.13    134
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     368        6   12-31   06/92  31.81     86
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     364       10   12-31   08/95  20.50    105
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     353        4   12-31   09/96  18.00    123
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     350        9   09-30   03/95  36.75     88
 KNK    Kankakee Bancorp, Inc. of IL        AMEX   Illinois           Thrift     343        9   12-31   01/93  35.38     49
 WFI    Winton Financial Corp. of OH        AMEX   Cincinnati OH      R.E.       324 S      5   09-30   08/88  27.50     55
 WCBI   WestCo Bancorp, Inc. of IL          OTC    Chicago IL         Thrift     316        1   12-31   06/92  29.00     71
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     305        5   06-30   11/90  20.88     48
 FSFF   First SecurityFed Fin of IL         OTC    Chicago, IL        Thrift     303 P      5   12-31   10/97  15.38     99
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     301        5   09-30   10/94  32.50     65
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     294        7   09-30   07/87  22.50     76
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     274        7   12-31   05/96  21.63     52
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     264        5   09-30   03/94  27.50     45
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       256        2   06-30   04/87  27.25     30
 WAYN   Wayne Svgs Bks MHC of OH (47.8      OTC    Central OH         Thrift     255        6   03-31   06/93  30.00     68
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     242        8   06-30   12/93  22.50     43
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     239        5   12-31   02/93  34.00     42
 HFBC   HopFed Bancorp of KY                OTC    Southwest KY       Thrift     237 P      5   09-30   02/98  17.13     69
 LARK   Landmark Bancshares, Inc of KS      OTC    Central KS         Thrift     234        5   09-30   03/94  23.00     39


 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ----------------------------               -----  -------           --------- ------  ------- ------ -----  -----    ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)

 GFED   Guaranty Fed Bancshares of MO       OTC    Southwest MO       Thrift     231        4   06-30   12/97  12.19     76
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     231        7   12-31   01/88  26.75     32
 EBI    Equality Bancorp, Inc. of MO        AMEX   St Louis           Thrift     229        3   03-31   12/97  15.94     40
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     224        2   06-30   06/93  27.38     35
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     219        3   09-30   10/94  15.88     36
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     216        3   06-30   12/96  23.88     60
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     216        4   06-30   08/87   9.88     31
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     215 S      4   12-31   03/96  22.38     73
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     212 S      9   12-31   07/92  30.50     50
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     211        3   09-30   04/95  19.75     51
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     209        6   09-30   07/92  22.50     35
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     201        8   12-31   04/95  18.50     36
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     200 S      4   12-31   02/95  30.50     28
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     192        2   06-30   03/93  28.00     50
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     191        4   06-30   04/93  19.75     28
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     190 S      3   12-31   06/95  21.38     38
 PULB   Pulaski SB, MHC of MO (29.8)        OTC    St. Louis MO       Thrift     179 S      5   09-30   05/94  50.50    106
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     177        3   12-31   08/96  19.00     44
 HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     177        3   12-31   04/97  18.88     39
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     171        3   12-31   07/96  20.38     24
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     170        3   06-30   03/95  14.63     38
 JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     168        4   12-31   04/95  24.25     46
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     167        7   06-30   08/93  20.50     54
 FBSI   First Bancshares, Inc. of MO        OTC    Southcentral MO    Thrift     162        6   06-30   12/93  16.00     35
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     160        8   06-30   04/94  21.75     35
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     158 S      2   06-30   04/95  28.25     39
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     148        4   12-31   11/92  17.00     17
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     142        3   12-31   06/95  20.00     33
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     138 S      6   12-31   12/96  19.00     23
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     135        7   09-30   10/92  12.38     21
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     134        2   12-31   09/96  13.63     39
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     133        3   06-30   07/95  16.00     26
 CLAS   Classic Bancshares, Inc. of KY      OTC    Eastern KY         Thrift     132 S      3   03-31   12/95  20.50     27


 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ----------------------------               -----  -------           --------- ------  ------- ------ -----  -----    ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)

 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     123        2   12-31   12/93  17.50     25
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     123 S      4   12-31   12/93  18.75     18
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     119        5   09-30   04/95  20.00     20
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     115        3   03-31   09/95  19.13     16
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     114        2   09-30   10/93  14.88     14
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     113        1   06-30   05/95  14.50     24
 UCBC   Union Community Bancorp of IN       OTC    W.Central IN       Thrift     112 P      1   12-31   12/97  15.00     46
 CBES   CBES Bancorp, Inc. of MO            OTC    Western MO         Thrift     111        2   06-30   09/96  26.00     27
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  16.63     33
 FTNB   Fulton Bancorp, Inc. of MO          OTC    Central MO         Thrift     108        2   06-30   10/96  22.00     38
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     108        1   09-30   11/96  21.25     41
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     106        1   06-30   04/97  17.75     32
 MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     106        4   06-30   07/97  12.75     21
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift     100        4   12-31   04/96  17.25     17
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift     100        2   09-30   06/95  15.44     23
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift     100        3   03-31   10/94  21.63     18
 CNSB   CNS Bancorp, Inc. of MO             OTC    Central MO         Thrift      97 S      5   12-31   06/96  18.25     30
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      96        3   06-30   02/95  17.38     16
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        95        4   06-30   12/94  20.63     19
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      95        1   12-31   08/94  20.63     44
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      95        1   06-30   01/94  17.50     17
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      94 S      4   06-30   08/95  22.94     19
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      94 S      3   09-30   10/94  15.06     13
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      92        1   09-30   06/96  16.75     19
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      92        1   06-30   04/96  20.50     30
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      89        3   06-30   06/94  16.00     14
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      89        2   06-30   01/94  14.50     23
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      88        3   06-30   03/95  20.25     15
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      86        2   06-30   08/95  13.75     18
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      86        1   12-31   06/95  17.13     22
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      86 S      1   12-31   11/96  13.88     30
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      85        1   09-30   02/95  23.25     19
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        83        2   12-31   10/93  23.50     10


 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)




                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ----------------------------               -----  -------           --------- ------  ------- ------ -----  -----    ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)

 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      82        2   09-30   09/96  16.63     24
 MSBF   MSB Financial, Inc of MI            OTC    Southcentral MI    Thrift      77        2   06-30   02/95  17.00     21
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      70 S      1   06-30   12/96  18.50     17
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      70 S      2   06-30   03/95  15.25      8
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      69        1   09-30   03/95  19.13     14
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      63        1   12-31   01/95  21.25     18
 NSLB   NS&L Bancorp, Inc of Neosho MO      OTC    Southwest MO       Thrift      58        2   09-30   06/95  17.50     12
 MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      57        2   09-30   03/97  16.75     22
 FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      50        1   06-30   07/96  15.13     14
 CSBF   CSB Financial Group Inc of IL       OTC    Centralia IL       Thrift      49 S      2   09-30   10/95  13.63     11
 RELI   Reliance Bancshares Inc of WI       OTC    Milwaukee WI       Thrift      45        1   06-30   04/96   9.00     23
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      44        1   06-30   07/96   8.88      8
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      42        2   09-30   02/95  24.00      7
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  15.25      8
 JOAC   Joachim Bancorp, Inc. of MO         OTC    Eastern MO         Thrift      34        1   03-31   12/95  16.63     12


 New England Companies

 PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     8,184      111   12-31   07/88  38.00  2,324
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   7,020       84   12-31   12/86  63.50    867
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     6,795      141   12-31   12/86  45.63  1,266
 CFX    CFX Corp of Keene NH (3)            AMEX   NH,MA              M.B.     2,874       43   12-31   02/87  30.25    728
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,157       30   09-30   02/87  53.00    345
 SISB   SIS Bancorp, Inc. of MA (3)         OTC    Central MA         Div.     1,734       25   12-31   02/95  38.25    266
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,323       12   12-31   05/86  39.63    205
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,197       15   12-31   08/87  24.63    186
 FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,160       13   03-31   01/97  19.63    171
 MDBK   Medford Bancorp, Inc. of MA (3)     OTC    Eastern MA         Thrift   1,136       16   12-31   03/86  43.38    197
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,129 S     12   12-31   10/95  36.94    240
 FFES   First Fed of E. Hartford CT         OTC    Central CT         Thrift     983       12   12-31   06/87  40.00    108
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       975       10   12-31   10/95  21.63    119
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     958       11   12-31   07/86  30.00    155


 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ----------------------------               -----  -------           --------- ------  ------- ------ -----  -----    ------
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)

 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     925       15   12-31   05/86  51.00    182
 MECH   MECH Financial Inc of CT (3)        OTC    Hartford CT        Thrift     892       14   12-31   06/96  27.00    143
 PBKB   People's Bancshares of MA (3)       OTC    Southeastern MA    Thrift     717 S     14   12-31   10/86  24.75     81
 NSSY   NSS Bancorp of CT (3)               OTC    Southwest CT       Thrift     671 S      8   12-31   06/94  42.25    103
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     639       14   12-31   12/81  51.63    120
 MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     609       12   12-31   10/86   8.00    113
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       540        5   12-31   07/86   4.84     81
 ABBK   Abington Bancorp of MA (3)          OTC    Southeastern MA    M.B.       532        8   12-31   06/86  20.75     75
 SWCB   Sandwich Bancorp of MA (3)          OTC    Southeastern MA    Thrift     519       11   12-31   07/86  58.25    113
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     443        3   12-31   07/86  19.88    101
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       371        6   12-31   07/86  23.81     91
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     360        5   12-31   05/86  19.00     81
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     358 S      8   03-31   10/86  32.50     64
 NMSB   Newmil Bancorp, Inc. of CT (3)      OTC    Western CT         Thrift     356       15   06-30   02/86  13.25     51
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     318       10   12-31   05/86  20.00     42
 NBN    Northeast Bancorp of ME (3)         AMEX   Eastern ME         Thrift     279       11   06-30   08/87  18.00     40
 ANE    Alliance Bancorp of NE, of CT (3)   AMEX   Northern CT        Thrift     247        7   12-31   12/86  21.13     35
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     227        6   12-31   05/93  13.50     32
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     223        5   12-31   12/88  32.75     43
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     209        2   12-31   08/88  26.00     48
 MYST   Mystic Financial of MA (3)          OTC    Medford            Thrift     181 P      3   06-30   01/98  17.63     48
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       150 S      8   12-31   06/93  18.50     23
 FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     149 S      7   12-31     /    14.38     20
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     132        4   04-30   12/87  27.00     24
 NTMG   Nutmeg FS&LA of CT                  OTC    Eastern CT         M.B.       105 S      3   12-31     /    11.00     11
 FCB    Falmouth Bancorp, Inc. of MA (3)    AMEX   Southeast MA       Thrift      98        2   09-30   03/96  22.13     32
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      63        2   03-31   11/89  38.00      9


 North-West Companies

 WAMU   Washington Mutual, Inc. of WA (3)   OTC    CA,WA,FL,OR,UT     Div.    96,982      914   12-31   03/83  70.38 18,127
 WFSL   Washington Federal, Inc. of WA      OTC    Western US         Thrift   5,713      104   09-30   11/82  27.50  1,438


 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ----------------------------               -----  -------           --------- ------  ------- ------ -----  -----    ------
                                                                               ($Mil)                          ($)   ($Mil)

 North-West Companies (continued)

 IWBK   Interwest Bancorp of WA             OTC    Western WA         Div.     1,982       39   09-30     /    42.50    342
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,876       41   12-31     /    25.00    189
 FWWB   First Savings Bancorp of WA         OTC    Central WA         Thrift   1,099 S     20   03-31   11/95  26.00    264
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     975       33   09-30   10/95  22.69    227
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     533       12   03-31   08/86  19.25    143
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       451 S      8   12-31   12/85  17.88     74
 CASB   Cascade Financial Corp. of WA       OTC    Seattle WA         Thrift     423       11   06-30   09/92  14.25     48
 OTFC   Oregon Trail Fin. Corp. of OR       OTC    Baker City         Thrift     369 S      7   03-31   10/97  18.38     80
 HFWA   Heritage Financial Corp of WA       OTC    NW Washington      Thrift     311 P     10   06-30   01/98  14.81    144
 TSBK   Timberland Bancorp of WA            OTC    Grays Harbor       Thrift     269 P      5   06-30   01/98  17.94    119
 RVSB   Riverview Bancorp of WA             OTC    Southwest WA       Thrift     263        9   03-31   10/97  15.88     97
 FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     183        5   03-31   07/97  19.88     39
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     111 S      3   12-31   01/97  17.25     45


 South-East Companies

 BNKU   Bank United Corp. of TX             OTC    TX,AZ              Thrift  12,523       71   09-30   08/96  44.50  1,406
 FFCH   First Fin. Holdings Inc. of SC      OTC    Charleston SC      Div.     1,793       34   09-30   11/83  52.25    353
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,269 S     31   09-30   12/83  33.25    258
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     934       14   03-31   04/86  21.25    122
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     911       10   06-30   12/95  13.88    239
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     702 S     19   12-31   08/92  77.00    127
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       605 S     14   12-31   11/80  20.38    101
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     580       12   12-31   10/94  38.00    174
 CFCP   Coastal Fin. Corp. of SC            OTC    South Carolina     Thrift     564        9   09-30   09/90  21.00     98
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     547 S     13   12-31   05/96  25.25    124
 FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     495        7   06-30   07/97  43.50    193
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     409        9   09-30   04/95  20.38     70
 CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     395 S     12   12-31   07/97  45.50    110
 PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC    Northeast AR       Thrift     389        6   09-30   04/94  44.75     73
 COOP   Cooperative Bancshares of NC        OTC    Eastern NC         Thrift     369       16   12-31   08/91  20.25     60
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       337 S      9   03-31   03/86  31.50     87



 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------              -----  -------           --------- ------  ------- ------ -----  -----    ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 --------------------------------
 UFRM   United FSB of Rocky Mount NC        OTC    Eastern NC         M.B.       304       13   12-31   07/80  18.38     58
 SOPN   First Svgs Bancorp of NC            OTC    Central NC         Thrift     301        5   06-30   01/94  23.00     85
 ANA    Acadiana Bancshares, Inc of LA      AMEX   Southern LA        Thrift     274 S      5   12-31   07/96  22.25     60
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     257 S      6   09-30   10/93  66.75    101
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       238 S      4   12-31   12/86  20.38     42
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     234        8   12-31     /    78.94     61
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     229        2   09-30   03/96  18.63     86
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     228        2   09-30   10/96  12.50     58
 HCBB   HCB Bancshares of Camden AR         OTC    Southern AR        Thrift     200 S      7   06-30   05/97  14.63     39
 ESX    Essex Bancorp of Norfolk VA         AMEX   VA,NC              M.B.       192 S      4   12-31   07/90   5.19      5
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     183        4   03-31   03/88  29.00     37
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     180        5   09-30   07/95  27.88     49
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     180        3   09-30   04/96  17.44     75
 FFDB   FirstFed Bancorp, Inc. of AL        OTC    Central AL         Thrift     179        8   03-31   11/91  23.75     27
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     166        7   09-30   02/87  10.75     33
 HBS    Haywood Bancshares, Inc. of NC (3)  AMEX   Northwest NC       Thrift     153 S      4   12-31   12/87  22.25     28
 BFSB   Bedford Bancshares, Inc. of VA      OTC    Southern VA        Thrift     137        3   09-30   08/94  29.00     33
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     131        3   12-31   04/97  20.63     71
 PDB    Piedmont Bancorp, Inc. of NC        AMEX   Central NC         Thrift     130        1   06-30   12/95  10.63     29
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     115        4   06-30   11/96  17.13     32
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     114        4   12-31   12/93  24.00     21
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     109 S      5   12-31   07/95  22.00     20
 TWIN   Twin City Bancorp, Inc. of TN       OTC    Northeast TN       Thrift     109        3   12-31   01/95  14.50     18
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 J      4   06-30   10/95  16.63     20
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     105 S      2   12-31   04/96  20.13     38
 CENB   Century Bancorp, Inc. of NC         OTC    Charlotte NC       Thrift     102        1   06-30   12/96  87.25     36
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      96 S      2   09-30   02/95  21.63     21
 PEDE   Great Pee Dee Bancorp of SC         OTC    Northeast SC       Thrift      78 P      1   06-30   12/97  15.88     35
 UTBI   United Tenn. Bancshares of TN       OTC    Eastern TN         Thrift      77 P      2   12-31   01/98  14.19     21
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      71 S      1   09-30   12/96  18.00     20
 SSB    Scotland Bancorp, Inc. of NC        AMEX   S. Central NC      Thrift      61        2   09-30   04/96  10.13     19
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      45        3   06-30   07/94  21.50     13
 MBSP   Mitchell Bancorp, Inc. of NC        OTC    Western NC         Thrift      36        1   06-30   07/96  17.25     16



 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 19, 1998(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ---------------------               -----  -------           --------- ------  ------- ------ -----  -----    ------
                                                                               ($Mil)                          ($)   ($Mil)
 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,930 S     37   12-31     /    33.00    165
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       303        6   03-31   06/93  21.75     36
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     235        6   09-30   04/96  20.00     49
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     120        2   09-30   01/95  21.75     22
 GUPB   GFSB Bancorp, Inc of Gallup NM      OTC    Northwest NM       Thrift     115        1   06-30   06/95  20.75     17
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     106 S      3   12-31   08/86  10.88     13


 Western Companies (Excl CA)
 ---------------------------
 FFBA   First Colorado Bancorp of CO        OTC    Colorado           Thrift   1,555       27   12-31   01/96  28.38    477
 WSTR   WesterFed Fin. Corp. of MT          OTC    Montana            Thrift   1,035       36   06-30   01/94  26.00    145
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     103 S      4   12-31   09/86  27.25     33
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      90        2   12-31   09/93  14.00     16
 HCBC   High Country Bancorp of CO          OTC    Salida             Thrift      87        2   12-31   12/97  15.25     20
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      61        1   09-30   03/96  17.13     16



 Other Areas
 -----------

NOTES:  (1)      Or most recent date available (M=March, S=September,
                  D=December, J=June, E=Estimated, and P=Pro Forma)

         (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

         (3)      FDIC savings bank.


Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 03/19/98

                                  EXHIBIT III-2

               Financial Analysis of Indiana and Illinois Thrifts

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700



                           Market Pricing Comparatives
                           Prices As of March 13, 1998





                                                 Market       Per Share Data
                                             Capitalization   --------------            Pricing Ratios(3)
                                             --------------    Core    Book    ---------------------------------------
                                             Price/   Market  12-Mth  Value/
     Financial Institution                   Share(1)  Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
     ---------------------                   -------- ------  ------  ------   -----   -----  -----   ------ -------
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)


     SAIF-Insured Thrifts................     23.90   182.33   1.06   14.73   20.10  164.92   20.69  169.36   21.12
     State of IN.........................     21.59    54.89   0.95   14.77   20.41  148.82   19.01  150.33   21.82
     Comparable Group Average............     27.50   374.84   0.82   14.04   18.21  198.22   17.57  205.20   19.22
       Mid-West Companies................     27.50   374.84   0.82   14.04   18.21  198.22   17.57  205.20   19.22


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     ABCL  Alliance Bancorp, Inc. of IL.      26.75   214.59   1.42   16.32   20.90  163.91   15.73  165.84   18.84
     AVND  Avondale Fin. Corp. of IL....      15.13    50.29  -3.19   13.83      NM  109.40    9.28  109.40      NM
     FISB  First Indiana Corp. of IN....      27.69   350.78   1.13   12.08   19.78  229.22   21.74  231.91   24.50
     HOMF  Home Fed Bancorp of Seymour IN     31.00   158.50   1.62   12.21   16.85  253.89   22.34  261.16   19.14
     MAFB  MAF Bancorp, Inc. of IL......      38.00   570.49   2.49   17.55   15.02  216.52   16.50  245.80   15.26
     SPBC  St. Paul Bancorp, Inc. of IL.      26.44   904.38   1.44   12.22   18.49  216.37   19.84  217.08   18.36






                                                 Dividends(4)                Financial Characteristics(6)
                                           ----------------------- --------------------------------------------------------
                                                                                              Reported         Core
                                           Amount/         Payout   Total  Equity/  NPAs/    ------------- ----------------
     Financial Institution                 Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
     ---------------------                 ------   ----- -------- ------  ------  -------   ---     ---     ---     ----
                                              ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)


     SAIF-Insured Thrifts...............      0.37   1.56   30.96   1,153   13.59    0.74    0.94    8.09    0.89    7.61
     State of IN........................      0.35   1.70   38.14     288   13.56    0.71    0.95    7.54    0.87    6.80
     Comparable Group Average...........      0.33   1.15   27.44   2,041    8.86    0.68    0.58    6.74    0.59    6.77
       Mid-West Companies...............      0.33   1.15   27.44   2,041    8.86    0.68    0.58    6.74    0.59    6.77


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------

     ABCL  Alliance Bancorp, Inc. of IL.      0.44   1.64   30.99   1,364    9.60    0.27    0.84    9.10    0.93   10.10
     AVND  Avondale Fin. Corp. of IL....      0.00   0.00      NM     542    8.48    1.35   -2.10  -23.98   -1.78  -20.34
     FISB  First Indiana Corp. of IN....      0.48   1.73   42.48   1,613    9.48    1.38    1.16   12.17    0.93    9.83
     HOMF  Home Fed Bancorp of Seymour IN     0.40   1.29   24.69     709    8.80    0.55    1.38   16.20    1.22   14.26
     MAFB  MAF Bancorp, Inc. of IL......      0.28   0.74   11.24   3,458    7.62    0.32    1.14   14.72    1.12   14.49
     SPBC  St. Paul Bancorp, Inc. of IL.      0.40   1.51   27.78   4,557    9.17    0.24    1.08   12.20    1.09   12.29



(1)      Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT III-3

                   Financial Analysis of Peer Group Candidates

(Midwest Companies, Equity/Assets Greater Than 7%, and $1 Billion to $2 Billion
                                   of Assets)

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                   Exhibit III
                           Market Pricing Comparatives
                           Prices As of March 13, 1998




                                               Market      Per Share Data
                                          Capitalization   --------------
                                         ----------------  Core    Book              Pricing Ratios(3)
                                         Price/    Market  12-Mth  Value/   --------------------------------------
   Financial Institution                 Share(1)  Value   EPS(2)  Share    P/E     P/B      P/A     P/TB   P/CORE
   ---------------------                 --------  ------  ------  ------   ---     ---      ---     ----   ------
                                          ($)      ($Mil)    ($)     ($)    (X)     (%)      (%)     (%)      (x)

SAIF-Insured Thrifts ...............      23.90    182.33   1.06   14.73   20.10   164.92   20.69   169.36   21.12
State of IN ........................      21.59     54.89   0.95   14.77   20.41   148.82   19.01   150.33   21.82
Comparable Group Average ...........      34.54    266.27   1.56   16.14   21.25   228.11   18.40   262.35   23.32
  Mid-West Companies ...............      34.54    266.27   1.56   16.14   21.25   228.11   18.40   262.35   23.32

Comparable Group
----------------

Mid-West Companies
------------------

FTFC  First Fed. Capital Corp. of WI      32.00   294.11   1.49   11.90   16.93   268.91   19.05   284.44   21.48
JSBA  Jefferson Svgs Bancorp of MO        27.00   270.35   0.94   11.34   27.84   238.10   21.50   303.71   28.72
STFR  St. Francis Cap. Corp. of WI        44.63   234.35   2.26   25.17   18.99   177.31   14.67   198.89   19.75




                                              Dividends(4)                Financial Characteristics(6)
                                         ---------------------  ----------------------------------------------------
                                                                                          Reported          Core
                                         Amount/       Payout   Total   Equity/  NPAs/   ------------    -----------
   Financial Institution                 Share  Yield  Ratio(5) Assets  Assets   Assets  ROA     ROE     ROA     ROE
   ---------------------                 ------ -----  -------- ------  ------   ------  ---     ---     ---     ---
                                          ($)     (%)    (%)    ($Mil)     (%)    (%)    (%)     (%)     (%)     (%)


SAIF-Insured Thrifts ...............      0.37   1.56   30.96    1,153    13.59   0.74   0.94    8.09   0.89    7.61
State of IN ........................      0.35   1.70   38.14      288    13.56   0.71   0.95    7.54   0.87    6.80
Comparable Group Average ...........      0.44   1.26   28.93    1,467     8.13   0.43   0.90   12.12   0.80   10.69
  Mid-West Companies ...............      0.44   1.26   28.93    1,467     8.13   0.43   0.90   12.12   0.80   10.69

Comparable Group
----------------

Mid-West Companies
------------------

FTFC  First Fed. Capital Corp. of WI      0.48   1.50   32.21    1,544     7.08   0.32   1.12   17.09   0.89   13.47
JSBA  Jefferson Svgs Bancorp of MO .      0.28   1.04   29.79    1,258     9.03   0.67   0.79    9.68   0.77    9.38
STFR  St. Francis Cap. Corp. of WI .      0.56   1.25   24.78    1,598     8.27   0.30   0.78    9.58   0.75    9.21



(1)      Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT III-4

                   Financial Analysis of Peer Group Candidates

(Upper Midwest Institutions, Equity/Assets Greater Than 10%, and $500 Million to
                             $1 Billion of Assets)

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                           Market Pricing Comparatives
                           Prices As of March 13, 1998




                                             Market      Per Share Data
                                         Capitalization  ---------------
                                         ---------------  Core    Book              Pricing Ratios(3)
                                         Price/   Market 12-Mth  Value/   --------------------------------------
     Financial Institution               Share(1) Value  EPS(2)  Share     P/E     P/B      P/A     P/TB   P/CORE
     ---------------------               -------  ------ ------- -----     ---     ---      ---     ----   ------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)      (%)      (%)     (x)

SAIF-Insured Thrifts ...............      23.90   182.33   1.06   14.73   20.10   164.92   20.69   169.36   21.12
State of IN ........................      21.59    54.89   0.95   14.77   20.41   148.82   19.01   150.33   21.82
Comparable Group Average ...........      25.28   121.10   1.02   16.75   21.00   149.02   20.66   155.32   22.77
  Mid-West Companies ...............      25.28   121.10   1.02   16.75   21.00   149.02   20.66   155.32   22.77

Comparable Group
----------------

Mid-West Companies
------------------

FCBF  FCB Fin. Corp. of Neenah WI ..      30.25   116.86   0.68   18.80      NM   160.90   22.34   160.90      NM
FFYF  FFY Financial Corp. of OH ....      34.00   138.38   1.88   20.53   17.80   165.61   22.51   165.61   18.09
FFOH  Fidelity Financial of OH .....      17.50    97.88   0.84   11.49   20.11   152.31   18.29   172.75   20.83
FDEF  First Defiance Fin.Corp. of OH      15.38   131.16   0.62   12.53   24.41   122.75   22.62   122.75   24.81
HMNF  HMN Financial, Inc. of MN ....      29.25   121.21   1.07   20.38   21.67   143.52   17.54   154.60   27.34





                                              Dividends(4)               Financial Characteristics(6)
                                         --------------------- -------------------------------------------------
                                                                                         Reported        Core
                                         Amount/      Payout   Total    Equity/ NPAs/  ------------  -----------
     Financial Institution               Share  Yield Ratio(5) Assets   Assets  Assets  ROA    ROE    ROA    ROE
     ---------------------               -----  ----- -------- ------   ------  ------  ---    ---    ---    ---
                                          ($)    (%)     (%)   ($Mil)     (%)    (%)    (%)    (%)    (%)    (%)

SAIF-Insured Thrifts ...............      0.37   1.56   30.96   1,153    13.59   0.74   0.94   8.09   0.89   7.61
State of IN ........................      0.35   1.70   38.14     288    13.56   0.71   0.95   7.54   0.87   6.80
Comparable Group Average ...........      0.45   1.79   33.49     589    14.03   0.30   1.04   6.95   0.92   6.15
  Mid-West Companies ...............      0.45   1.79   33.49     589    14.03   0.30   1.04   6.95   0.92   6.15

Comparable Group
----------------

Mid-West Companies
------------------

FCBF  FCB Fin. Corp. of Neenah WI ..      0.80   2.64      NM     523    13.89   0.26   1.04   6.66   0.71   4.53
FFYF  FFY Financial Corp. of OH ....      0.80   2.35   42.55     615    13.59   0.62   1.29   9.32   1.27   9.17
FFOH  Fidelity Financial of OH .....      0.28   1.60   33.33     535    12.01   0.18   0.94   7.26   0.90   7.01
FDEF  First Defiance Fin.Corp. of OH      0.36   2.34   58.06     580    18.43   0.33   0.96   4.71   0.95   4.63
HMNF  HMN Financial, Inc. of MN ....      0.00   0.00    0.00     691    12.22   0.12   0.95   6.79   0.76   5.39




(1)      Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT III-5

                   Peer Group Market Area Comparative Analysis

                       Peer Group Market Area Comparative Analysis




                                                                                             Per Capita Income
                                            Population   Proj.                               -----------------    Deposit
                                           ------------  Pop.   1990-97 1997-2002                    % State       Market   Unempl.
Institution                    County      1990   1997   2002  % Change % Change  Median Age Amount  Average      Share(1)  Rate(2)
-----------                    ------      ----   ----   -----  ------- --------- ---------- ------  -------      --------  -------
                                           (000)  (000)

St Paul Bancorp of IL          Cook        5,105  5,089  5,078   -0.3%    -0.2%      34.7    20,791   105.4%        2.1%      4.7%
MAF Bancorp of IL              DuPage        782    869    929   11.2%     6.9%      34.3    26,098   132.3%        3.7%      2.7%
First Indiana Corp of IN       Marion        797    819    833    2.7%     1.8%      34.2    19,427   109.7%        4.1%      3.2%
St Francis Cap Corp of WI      Milwaukee     959    916    887   -4.5%    -3.2%      34.4    17,901    99.0%        4.4%      3.1%
First Fed Capital Corp of WI   LaCrosse       98    103    106    5.2%     3.4%      32.6    16,254    89.9%       17.1%      2.5%
Alliance Bancorp of IL         DuPage        782    869    929   11.2%     6.9%      34.3    26,098   132.3%        2.1%      2.7%
Home Fed Bancorp of IN         Jackson        38     41     43    8.2%     5.3%      35.8    16,164    91.3%        8.2%      4.0%
HMN Financial, Inc of MN       Fillmore       21     21     21    0.8%     0.5%      38.2    12,986    62.3%       19.2%      2.9%
FFY Financial Corp of OH       Mahoning      265    259    255   -2.2%    -1.5%      38.3    13,979    81.1%       11.7%      6.3%
First Defiance Fin Corp of OH  Defiance       39     40     41    2.2%     1.5%      34.5    15,001    87.0%       28.1%      3.5%
Fidelity Financial Corp of OH  Hamilton      866    854    846   -1.4%    -0.9%      34.5    19,841   115.1%        2.5%      3.2%
FCB Financial Corp of WI       Winnebago     140    151    158    7.4%     4.8%      34.8    18,276   101.1%       13.9%      2.3%

                               Averages:     824    836    844    3.4%     2.1%      35.1    18,568   100.5%        9.8%      3.4%
                               Medians:      523    539    544    2.4%     1.6%      34.5    18,089   100.1%        6.3%      3.2%

                               Cook, IL    5,105  5,089  5,078   -0.3%    -0.2%      34.7    20,791   105.4%        0.2%      4.7%
                               Lake, IN      476    480    483    0.9%     0.6%      35.0    16,097    90.9%       10.1%      4.3%



(1) Total institution deposits in headquarters county as percent of total county deposits.

(2)      Unemployment rates as of December 1997, not seasonally adjusted

Sources: CACI, Inc, SNL Securities

                                  EXHIBIT IV-1

                                  Stock Prices:
                              As of March 13, 1998

RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                        Exhibit IV-1
                                           Weekly Thrift Market Line - Part One
                                                Prices As Of March 13, 1998


                                                                                              Price Change Data
                                               Market Capitalization         -----------------------------------------------
                                            ----------------------------                                   % Change From
                                                      Shares    Market        52 Week (1)              ---------------------
                                             Price/   Outst-   Capital-      ------------     Last     Last 52 Wks   Dec 31,
Financial Institution                       Share(1)  anding  ization(9)     High     Low     Week     Week  Ago(2)  1997(2)
---------------------                       --------  ------  ----------     ----     ---     ----     ----  ------  -------
                                               ($)     (000)    ($Mil)       ($)      ($)      ($)     (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
--------------------------------------------
SAIF-Insured Thrifts(300)                     23.85    5,839     188.5        25.58   15.87   23.78    0.44   44.08     2.14
NYSE Traded Companies(9)                      44.37   43,859   2,276.6        46.55   26.20   44.23    0.43   44.36     3.64
AMEX Traded Companies(20)                     19.50    2,932      55.2        21.63   13.80   19.53   -0.17   33.20    -0.37
NASDAQ Listed OTC Companies(271)              23.60    4,985     139.6        25.29   15.74   23.53    0.49   44.92     2.29
California Companies(20)                      30.20   18,170     917.7        32.11   18.92   30.12    0.22   35.55     2.04
Florida Companies(5)                          23.10   21,867     517.9        26.29   15.04   23.00    1.89   33.60    -5.40
Mid-Atlantic Companies(56)                    24.56    6,721     192.6        26.01   15.65   24.43    0.54   47.05     0.71
Mid-West Companies(143)                       22.17    3,913     113.4        23.79   14.90   22.06    0.61   44.37     2.85
New England Companies(9)                      30.54    4,842     189.6        32.31   17.38   30.57    0.50   62.27     2.92
North-West Companies(11)                      22.38   10,610     266.8        23.50   16.48   22.38   -0.33   44.97    15.51
South-East Companies(44)                      26.02    3,790     107.8        28.55   18.20   26.19   -0.30   40.45    -0.72
South-West Companies(6)                       21.36    2,028      50.4        23.36   14.34   21.09    1.11   48.53    -5.11
Western Companies (Excl CA)(6)                21.34    4,509     118.0        21.90   14.89   21.13    0.96   41.43     5.71
Thrift Strategy(250)                          22.47    3,827      97.9        24.23   15.40   22.41    0.41   42.34     1.76
Mortgage Banker Strategy(31)                  31.87   16,294     709.4        33.49   18.94   31.73    0.82   54.42     2.48
Real Estate Strategy(8)                       25.89    6,484     153.6        26.77   15.16   25.74    1.07   54.67    10.82
Diversified Strategy(7)                       38.38   33,283   1,288.6        40.52   22.58   38.41   -0.06   47.88     6.18
Retail Banking Strategy(4)                    19.27    4,568     103.7        21.54   11.98   19.44   -1.11   43.99    -3.80
Companies Issuing Dividends(253)              24.56    5,846     200.1        26.37   16.35   24.48    0.52   42.78     1.23
Companies Without Dividends(47)               20.01    5,802     126.6        21.40   13.32   20.02    0.06   51.00     6.96
Equity/Assets LESS THAN 6%(25)                26.51   17,572     613.6        28.39   15.65   26.35    1.22   56.26     0.91
Equity/Assets 6-12%(134)                      26.71    6,204     232.9        28.30   16.44   26.54    0.78   51.21     2.76
Equity/Assets GREATER THAN 12%(141)           20.95    3,613      81.1        22.79   15.42   20.99    0.03   36.06     1.80
Converted Last 3 Mths (no MHC)(7)             15.31    4,757      72.7        15.88   13.15   15.29    0.13   63.69    33.76
Actively Traded Companies(36)                 34.94   19,975     888.0        36.54   20.72   34.81    0.34   55.53     4.31
Market Value Below $20 Million(46)            17.70      870      14.6        19.15   12.75   17.56    0.84   36.98     1.70
Holding Company Structure(272)                24.00    5,755     191.8        25.78   16.08   23.94    0.38   42.52     2.07
Assets Over $1 Billion(57)                    34.09   20,716     809.7        36.04   21.07   33.92    0.72   42.94     1.79
Assets $500 Million-$1 Billion(45)            25.41    5,456     121.5        27.31   15.79   25.47   -0.19   48.90     1.49
Assets $250-$500 Million(65)                  23.94    3,007      67.6        25.54   15.81   23.74    0.77   52.53     3.75
Assets less than $250 Million(133)            19.38    1,580      28.9        21.05   13.95   19.37    0.41   39.09     1.75
Goodwill Companies(121)                       27.78   10,327     348.6        29.47   17.49   27.65    0.54   47.71     1.96
Non-Goodwill Companies(179)                   21.35    2,990      86.9        23.12   14.85   21.32    0.39   41.80     2.25
Acquirors of FSLIC Cases(9)                   41.05   38,054   2,112.5        43.21   25.41   40.72    0.65   45.08    -1.27


                                                        Current Per Share Financials
                                                 ----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            --------  ------  ------ -------- ------
                                                    ($)      ($)     ($)     ($)     ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
--------------------------------------------
SAIF-Insured Thrifts(300)                          1.13    1.08   14.98   14.55   137.83
NYSE Traded Companies(9)                           2.67    2.33   19.78   19.07   316.98
AMEX Traded Companies(20)                          0.85    0.82   14.03   13.85   110.09
NASDAQ Listed OTC Companies(271)                   1.11    1.06   14.91   14.47   134.89
California Companies(20)                           1.68    1.59   17.34   16.70   255.06
Florida Companies(5)                               1.13    0.80   11.76   11.21   167.91
Mid-Atlantic Companies(56)                         1.24    1.18   14.89   14.10   154.53
Mid-West Companies(143)                            1.01    0.97   14.41   14.13   117.83
New England Companies(9)                           1.40    1.55   17.51   16.68   244.32
North-West Companies(11)                           1.06    0.98   13.20   12.77   111.53
South-East Companies(44)                           1.11    1.07   16.34   16.11   117.80
South-West Companies(6)                            1.37    1.30   15.42   14.76   201.63
Western Companies (Excl CA)(6)                     0.95    0.94   15.40   14.75    94.84
Thrift Strategy(250)                               1.05    1.02   14.99   14.61   123.42
Mortgage Banker Strategy(31)                       1.62    1.50   15.51   14.62   221.56
Real Estate Strategy(8)                            1.60    1.46   13.91   13.52   197.41
Diversified Strategy(7)                            1.79    1.61   14.56   14.24   191.07
Retail Banking Strategy(4)                        -0.37   -0.44   12.95   12.39   186.34
Companies Issuing Dividends(253)                   1.20    1.14   15.24   14.77   137.89
Companies Without Dividends(47)                    0.73    0.76   13.58   13.37   137.53
Equity/Assets LESS THAN 6%(25)                     1.33    1.36   12.22   11.31   251.58
Equity/Assets 6-12%(134)                           1.35    1.26   14.90   14.23   173.08
Equity/Assets GREATER THAN 12%(141)                0.90    0.87   15.50   15.36    89.01
Converted Last 3 Mths (no MHC)(7)                  0.56    0.56   12.29   12.29    41.95
Actively Traded Companies(36)                      1.78    1.86   16.36   15.70   215.72
Market Value Below $20 Million(46)                 0.82    0.77   13.83   13.78   104.53
Holding Company Structure(272)                     1.12    1.07   15.21   14.78   137.81
Assets Over $1 Billion(57)                         1.73    1.66   16.58   15.17   235.18
Assets $500 Million-$1 Billion(45)                 1.24    1.17   14.01   13.55   156.98
Assets $250-$500 Million(65)                       1.15    1.10   15.25   14.88   138.17
Assets less than $250 Million(133)                 0.85    0.82   14.57   14.50    94.21
Goodwill Companies(121)                            1.40    1.31   15.36   14.26   179.36
Non-Goodwill Companies(179)                        0.96    0.93   14.73   14.73   111.48
Acquirors of FSLIC Cases(9)                        2.59    2.38   19.94   18.91   294.38



(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                             Exhibit IV-1(continued)
                                      Weekly Thrift Market Line - Part One
                                           Prices As Of March 13, 1998


                                                                                             Price Change Data
                                               Market Capitalization         -----------------------------------------------
                                            ----------------------------                                   % Change From
                                                      Shares    Market        52 Week (1)              ---------------------
                                             Price/   Outst-   Capital-      ------------    Last    Last    52 Wks   Dec 31,
Financial Institution                       Share(1)  anding  ization(9)     High    Low     Week    Week    Ago(2)  1997(2)
---------------------                       --------  ------  ----------     ----    ----    ----    ----    ------  -------
                                               ($)     (000)    ($Mil)       ($)      ($)     ($)     (%)      (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHC)
-------------------------------------------
BIF-Insured Thrifts(59)                       26.41   15,276    633.0        27.86   16.52   26.30    0.36   54.42     3.59
NYSE Traded Companies(4)                      35.10   64,007  2,004.3        36.10   24.86   34.50    1.40   50.51     0.70
AMEX Traded Companies(7)                      27.03    1,777     50.9        27.83   15.86   27.01    0.34   63.25     7.11
NASDAQ Listed OTC Companies(48)               25.57   12,444    575.7        27.13   15.85   25.50    0.27   53.79     3.45
California Companies(1)                       20.00    7,871    157.4        21.25   14.00   19.88    0.60   23.08     3.90
Mid-Atlantic Companies(21)                    25.29   21,699    617.7        26.58   17.12   24.99    0.92   51.76     3.13
New England Companies(31)                     27.37    4,565    136.6        28.73   15.83   27.45   -0.18   63.84     5.63
North-West Companies(3)                       35.84   89,713  6,114.8        37.27   22.65   34.98    2.53   41.45     5.13
South-East Companies(3)                       17.29    2,593     39.3        20.58   13.84   17.31   -0.44    6.85   -14.24
Thrift Strategy(44)                           25.25    7,971    220.6        26.56   15.97   25.07    0.68   54.42     5.07
Mortgage Banker Strategy(7)                   24.67   29,028    798.5        27.03   14.48   25.00   -1.59   63.73    -5.54
Real Estate Strategy(3)                       21.91    5,839    124.0        22.75   14.50   21.44    2.06   36.51     3.71
Diversified Strategy(5)                       39.83   62,448  4,019.3        41.50   24.28   39.89   -0.62   50.41     2.37
Companies Issuing Dividends(47)               28.49   16,556    744.3        30.04   17.38   28.38    0.32   51.91     0.47
Companies Without Dividends(12)               18.27   10,270    197.6        19.32   13.14   18.20    0.50   64.24    15.78
Equity/Assets LESS THAN 6%(4)                 32.22   68,924  4,623.2        33.85   18.63   31.31    2.65   69.50     0.54
Equity/Assets 6-12%(40)                       27.83   10,659    338.3        29.19   16.22   27.81    0.15   59.55     2.52
Equity/Assets GREATER THAN 12%(15)            21.54   11,742    256.3        23.16   16.64   21.45    0.22   38.45     6.89
Converted Last 3 Mths (no MHC)(4)             17.96   19,680    368.6        18.53   16.08   18.00   -0.26   71.24    35.19
Actively Traded Companies(17)                 36.04   30,643  1,655.9        37.09   21.50   35.78    0.86   59.27     6.74
Market Value Below $20 Million(2)             13.19    1,046     14.2        14.57    7.72   13.13    0.65   57.90     8.32
Holding Company Structure(47)                 25.94   13,839    635.3        27.41   16.51   25.78    0.45   54.58     4.69
Assets Over $1 Billion(18)                    34.32   41,112  1,855.8        35.68   22.22   34.14    0.21   49.80     5.29
Assets $500 Million-$1 Billion(15)            28.43    5,404    122.8        29.27   16.71   28.09    1.82   57.07     2.95
Assets $250-$500 Million(11)                  20.71    3,657     72.0        22.20   12.49   20.75   -0.18   62.19     0.61
Assets less than $250 Million(15)             20.14    1,755     32.6        22.10   12.87   20.18   -0.16   52.02     4.31
Goodwill Companies(32)                        29.21   24,515  1,090.9        30.37   17.74   29.12    0.29   58.95     5.49
Non-Goodwill Companies(27)                    23.39    5,327    139.8        25.15   15.20   23.28    0.42   49.54     1.54

                                                        Current Per Share Financials
                                                 ----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            --------  ------  ------ -------- ------
                                                    ($)      ($)     ($)     ($)     ($)
Market Averages. BIF-Insured Thrifts(no MHC)
-------------------------------------------
BIF-Insured Thrifts(59)                             1.44    1.41   14.07   13.53   143.96
NYSE Traded Companies(4)                            1.52    1.52   19.35   17.04   138.95
AMEX Traded Companies(7)                            1.51    1.32   15.83   15.30   148.21
NASDAQ Listed OTC Companies(48)                     1.43    1.42   13.41   13.03   143.93
California Companies(1)                             1.52    1.52   12.28   12.23   114.54
Mid-Atlantic Companies(21)                          1.03    1.02   14.57   13.90   127.78
New England Companies(31)                           1.81    1.72   14.04   13.53   158.60
North-West Companies(3)                             1.14    1.50   12.99   12.53   185.79
South-East Companies(3)                             0.91    0.90   12.89   12.69    77.67
Thrift Strategy(44)                                 1.43    1.37   14.40   13.95   134.40
Mortgage Banker Strategy(7)                         1.30    1.30   12.06   11.49   149.96
Real Estate Strategy(3)                             1.72    1.61   11.40   11.38   106.01
Diversified Strategy(5)                             1.58    1.86   14.88   13.45   230.31
Companies Issuing Dividends(47)                     1.48    1.44   14.65   13.99   158.42
Companies Without Dividends(12)                     1.30    1.31   11.82   11.77    87.44
Equity/Assets LESS THAN 6%(4)                       1.24    1.30   10.25    9.81   202.89
Equity/Assets 6-12%(40)                             1.71    1.65   13.93   13.27   164.53
Equity/Assets GREATER THAN 12%(15)                  0.89    0.89   15.41   15.15    80.24
Converted Last 3 Mths (no MHC)(4)                   0.49    0.58   13.15   13.05    56.13
Actively Traded Companies(17)                       2.02    1.96   17.21   16.31   193.18
Market Value Below $20 Million(2)                   2.42    2.31    9.03    8.98    98.56
Holding Company Structure(47)                       1.43    1.40   14.15   13.74   136.49
Assets Over $1 Billion(18)                          1.52    1.59   16.36   15.16   171.93
Assets $500 Million-$1 Billion(15)                  1.81    1.69   15.29   14.96   171.05
Assets $250-$500 Million(11)                        1.19    1.14   11.40   11.10   113.11
Assets less than $250 Million(15)                   1.27    1.20   12.54   12.43   115.01
Goodwill Companies(32)                              1.53    1.51   14.77   13.73   167.82
Non-Goodwill Companies(27)                          1.35    1.31   13.32   13.32   118.26


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                   Exhibit IV-1
                                      Weekly Thrift Market Line - Part One
                                           Prices As Of March 13, 1998


                                                                                             Price Change Data
                                               Market Capitalization        ------------------------------------------------
                                            ----------------------------                                     % Change From
                                                      Shares    Market        52 Week (1)               -----------------------
                                             Price/   Outst-   Capital-     -------------       Last     Last  52 Wks   Dec 31,
Financial Institution                       Share(1)  anding  ization(9)     High    Low        Week     Week   Ago(2)  1997(2)
---------------------                       --------  ------  ----------    -----   -----      ------   -----  -------  -------
                                               ($)     (000)    ($Mil)       ($)     ($)        ($)      (%)     (%)      (%)

Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                      24.91    8,626      62.1      26.56   12.99      24.19     3.39   104.64    7.05
BIF-Insured Thrifts(3)                        29.50   32,019     473.9      29.85   13.09      28.46     5.38   124.10    2.50
NASDAQ Listed OTC Companies(22)               25.49   11,550     113.6      26.97   13.00      24.72     3.64   107.07    6.48
Florida Companies(3)                          36.00    5,939     100.7      38.07   19.13      34.19     4.83    83.29    5.67
Mid-Atlantic Companies(11)                    21.07   11,406      64.2      22.49    9.84      20.27     4.73   131.47    6.65
Mid-West Companies(5)                         27.03    2,277      27.3      28.69   15.54      26.72     1.42    75.43    8.14
New England Companies(1)                      38.00   61,162     929.2      38.19   19.00      37.91     0.24    61.70    0.00
Thrift Strategy(20)                           24.70    6,418      49.4      26.36   13.07      24.01     3.31    99.71    5.93
Mortgage Banker Strategy(1)                   24.00   33,790     196.1      24.25    6.04      21.50    11.63   255.56   20.72
Diversified Strategy(1)                       38.00   61,162     929.2      38.19   19.00      37.91     0.24    61.70    0.00
Companies Issuing Dividends(22)               25.49   11,550     113.6      26.97   13.00      24.72     3.64   107.07    6.48
Equity/Assets 6-12%(16)                       27.26   14,371     142.8      28.86   13.10      26.32     4.48   117.05    8.10
Equity/Assets GREATER THAN 12%(6)             20.16    3,088      26.0      21.28   12.71      19.94     1.11    77.14    1.65
Holding Company Structure(3)                  25.50    2,566      25.4      27.25   12.09      24.50     5.26   127.75    4.22
Assets Over $1 Billion(6)                     27.31   37,133     363.9      28.55   12.73      26.82     2.57   120.59    7.53
Assets $500 Million-$1 Billion(2)             40.75    5,095     100.7      40.75   19.50      36.38    12.01   106.33   15.18
Assets $250-$500 Million(6)                   28.85    3,387      34.0      31.19   15.46      29.10    -0.79    84.03    1.50
Assets less than $250 Million(8)              20.34    2,519      17.9      21.68   10.82      19.36     5.58   112.62    7.49
Goodwill Companies(9)                         27.25   25,707     252.9      28.53   13.14      26.59     3.47   121.84    6.64
Non-Goodwill Companies(13)                    24.43    3,056      30.0      26.03   12.91      23.60     3.74    98.21    6.39
MHC Institutions(22)                          25.49   11,550     113.6      26.97   13.00      24.72     3.64   107.07    6.48

                                                  Current Per Share Financials
                                           ----------------------------------------
                                                                    Tangible
                                           Trailing  12 Mo.   Book    Book
                                            12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                       EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                      --------  ------  ------ -------- ------
                                              ($)      ($)     ($)     ($)     ($)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                     0.66    0.62    9.91    9.82    89.11
BIF-Insured Thrifts(3)                       1.08    0.73    9.90    9.25   101.13
NASDAQ Listed OTC Companies(22)              0.71    0.63    9.91    9.75    90.61
Florida Companies(3)                         1.00    0.89   14.22   14.18   146.68
Mid-Atlantic Companies(11)                   0.51    0.50    8.18    7.93    68.27
Mid-West Companies(5)                        0.80    0.75   11.21   11.18   102.04
New England Companies(1)                     1.51    0.87   11.61   11.55   133.81
Thrift Strategy(20)                          0.66    0.63   10.12    9.98    89.34
Mortgage Banker Strategy(1)                  0.53    0.45    5.29    4.72    65.15
Diversified Strategy(1)                      1.51    0.87   11.61   11.55   133.81
Companies Issuing Dividends(22)              0.71    0.63    9.91    9.75    90.61
Equity/Assets 6-12%(16)                      0.75    0.65    9.79    9.58   100.59
Equity/Assets GREATER THAN 12%(6)            0.58    0.58   10.27   10.27    60.67
Holding Company Structure(3)                 0.74    0.68    9.46    8.84    90.74
Assets Over $1 Billion(6)                    0.85    0.63    8.50    8.20   100.29
Assets $500 Million-$1 Billion(2)            1.07    0.98   15.79   15.79   139.20
Assets $250-$500 Million(6)                  0.83    0.80   10.83   10.80   102.70
Assets less than $250 Million(8)             0.51    0.49    9.35    9.17    71.22
Goodwill Companies(9)                        0.87    0.71    9.42    8.99   105.26
Non-Goodwill Companies(13)                   0.61    0.59   10.20   10.20    81.82
MHC Institutions(22)                         0.71    0.63    9.91    9.75    90.61


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                   Exhibit IV-1
                                      Weekly Thrift Market Line - Part One
                                           Prices As Of March 13, 1998


                                                                                             Price Change Data
                                               Market Capitalization           -----------------------------------------------
                                            ------------------------------                                   % Change From
                                                      Shares      Market        52 Week (1)             ----------------------
                                             Price/   Outst-     Capital-      ------------     Last    Last   52 Wks   Dec 31,
Financial Institution                       Share(1)  anding    ization(9)     High     Low     Week    Week   Ago(2)  1997(2)
---------------------                       --------  ------    ----------     ----     ---     ----    ----   ------  -------
                                               ($)     (000)    ($Mil)         ($)      ($)      ($)    (%)     (%)      (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             63.81    93,156   5,944.3        66.94   35.25   63.19    0.98   58.02    -4.68
CFB   Commercial Federal Corp. of NE          35.00    32,599   1,141.0        36.50   21.42   34.06    2.76   40.00    -1.57
DME   Dime Bancorp, Inc. of NY*               29.94   116,358   3,483.8        31.00   14.88   29.81    0.44   74.78    -1.02
DSL   Downey Financial Corp. of CA            29.69    26,756     794.4        29.94   18.10   29.13    1.92   40.11     4.40
FED   FirstFed Fin. Corp. of CA               39.38    10,588     417.0        40.81   22.50   40.44   -2.62   44.51     1.63
GSB   Golden State Bancorp of CA(8)           35.50    51,023   1,811.3        38.00   22.50   35.44    0.17   32.71    -5.18
GDW   Golden West Fin. Corp. of CA            94.31    57,069   5,382.2        97.81   59.88   93.88    0.46   36.92    -3.58
GPT   GreenPoint Fin. Corp. of NY*            36.63    84,640   3,100.4        37.13   25.75   35.69    2.63   29.66     0.96
JSB   JSB Financial, Inc. of NY*              53.88     9,898     533.3        55.25   40.00   52.56    2.51   31.41     7.63
NYB   New York Bancorp, Inc. of NY(8)         42.63    21,359     910.5        42.63   20.81   40.06    6.42   83.35     7.33
OCN   Ocwen Financial Corp. of FL             28.75    60,566   1,741.3        30.38   13.00   29.88   -3.78   72.88    13.01
SIB   Staten Island Bancorp of NY*            19.94    45,130     899.9        21.00   18.81   19.94    0.00   66.17    -4.78
WES   Westcorp Inc. of Orange CA              19.63    26,279     515.9        23.50   13.25   19.00    3.32   18.04    16.29


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA          22.25     2,697      60.0        24.75   17.50   22.13    0.54   21.92    -4.83
ANE   Alliance Bancorp of NE, of CT*          21.13     1,636      34.6        21.13   10.41   20.00    5.65   81.69    28.06
BKC   American Bank of Waterbury CT*          51.63     2,321     119.8        52.00   31.00   52.00   -0.71   61.34     5.91
BFD   BostonFed Bancorp of MA                 21.63     5,520     119.4        22.44   14.38   21.88   -1.14   27.24    -1.14
CFX   CFX Corp of Keene NH(8)*                30.25    24,071     728.1        30.88   15.50   30.63   -1.24   77.94    -1.24
CNY   Carver Bancorp, Inc. of NY              15.00     2,314      34.7        17.13    9.13   15.13   -0.86   48.08    -7.69
CBK   Citizens First Fin.Corp. of IL          21.63     2,397      51.8        21.75   14.63   20.25    6.81   37.33     6.81
EBI   Equality Bancorp, Inc. of MO            15.94     2,486      39.6        15.94   12.00   15.88    0.38   59.40     9.93
ESX   Essex Bancorp of Norfolk VA(8)           5.19     1,058       5.5         7.94    1.00    5.38   -3.53  151.94    31.73
FCB   Falmouth Bancorp, Inc. of MA*           22.13     1,455      32.2        23.50   13.25   22.75   -2.73   45.11     7.95
FAB   FirstFed America Bancorp of MA          19.63     8,707     170.9        22.13   13.63   20.00   -1.85   31.92   -10.28
GAF   GA Financial Corp. of PA                19.13     7,718     147.6        19.81   14.88   19.06    0.37   24.38     1.32
HBS   Haywood Bancshares, Inc. of NC*         22.25     1,250      27.8        23.00   15.63   22.06    0.86   29.89    -1.11
KNK   Kankakee Bancorp, Inc. of IL            35.38     1,372      48.5        37.75   26.38   34.63    2.17   31.04    -6.28
KYF   Kentucky First Bancorp of KY            13.75     1,298      17.8        15.00   10.56   13.88   -0.94   17.02    -7.97
MBB   MSB Bancorp of Middletown NY(8)*        34.88     2,844      99.2        37.63   16.38   35.00   -0.34   87.22    -7.31
NBN   Northeast Bancorp of ME*                18.00     2,223      40.0        19.50    9.00   18.25   -1.37   98.24    -5.26
PDB   Piedmont Bancorp, Inc. of NC            10.63     2,751      29.2        11.63   10.00   10.75   -1.12   -1.12    -2.30
SSB   Scotland Bancorp, Inc. of NC            10.13     1,914      19.4        19.25    9.88   10.13    0.00  -38.61     1.91
SZB   SouthFirst Bancshares of AL             21.63       976      21.1        22.75   13.88   21.88   -1.14   49.17    -4.92
SRN   Southern Banc Company of AL             16.63     1,230      20.5        19.13   14.25   16.88   -1.48   13.67    -6.31
SSM   Stone Street Bancorp of NC              20.13     1,898      38.2        27.25   19.25   20.00    0.65  -21.06    -9.28
TSH   Teche Holding Company of LA             20.38     3,438      70.1        23.50   15.50   20.63   -1.21   30.39   -10.42
FTF   Texarkana Fst. Fin. Corp of AR          27.88     1,760      49.1        29.50   15.63   29.00   -3.86   65.17    11.52
THR   Three Rivers Fin. Corp. of MI           22.94       825      18.9        23.50   13.75   22.88    0.26   55.53     5.47
WSB   Washington SB, FSB of MD                 8.38     4,395      36.8         9.50    4.88    8.38    0.00   59.62    -7.51
WFI   Winton Financial Corp. of OH            27.50     2,006      55.2        28.25   12.00   27.75   -0.90  119.65    34.94


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             27.25     1,090      29.7        29.29   18.41   27.50   -0.91   39.60    -6.96
FBER  1st Bergen Bancorp of NJ                19.50     2,865      55.9        20.00   12.88   20.00   -2.50   28.88     1.93
AFED  AFSALA Bancorp, Inc. of NY              19.94     1,383      27.6        20.25   12.56   18.88    5.61   41.12     3.58
ALBK  ALBANK Fin. Corp. of Albany NY          49.88    12,907     643.8        51.44   33.75   48.38    3.10   43.54    -3.03
AMFC  AMB Financial Corp. of IN               17.25       964      16.6        17.88   13.13   17.25    0.00   26.00     8.63
ASBP  ASB Financial Corp. of OH               14.50     1,653      24.0        14.63   11.50   14.13    2.62   26.09     9.43
ABBK  Abington Bancorp of MA*                 20.75     3,637      75.5        22.00   10.25   20.75    0.00   98.75    -1.19

                                                  Current Per Share Financials
                                           -------------------------------------------
                                                                     Tangible
                                           Trailing  12 Mo.   Book     Book
                                            12 Mo.   Core    Value/   Value/   Assets/
Financial Institution                       EPS(3)   EPS(3)  Share   Share(4)  Share
---------------------                      --------  ------  ------  --------  -------
                                              ($)      ($)     ($)     ($)      ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA            4.08     3.58    20.57   17.56    501.08
CFB   Commercial Federal Corp. of NE         2.09     2.05    14.06   12.68    220.54
DME   Dime Bancorp, Inc. of NY*              1.05     1.05    11.30    9.27    187.77
DSL   Downey Financial Corp. of CA           1.49     1.43    15.61   15.41    218.79
FED   FirstFed Fin. Corp. of CA              2.18     2.14    21.04   20.87    392.91
GSB   Golden State Bancorp of CA(8)          1.85     2.22    18.96   17.11    314.15
GDW   Golden West Fin. Corp. of CA           6.21     6.11    47.28   47.28    693.73
GPT   GreenPoint Fin. Corp. of NY*           1.74     1.69    15.00    8.18    154.58
JSB   JSB Financial, Inc. of NY*             2.97     2.64    35.91   35.91    154.68
NYB   New York Bancorp, Inc. of NY(8)        2.48     2.53     8.34    8.34    152.85
OCN   Ocwen Financial Corp. of FL            1.34     0.75     6.90    6.72     48.81
SIB   Staten Island Bancorp of NY*           0.32     0.70    15.20   14.79     58.75
WES   Westcorp Inc. of Orange CA             1.31     0.28    12.99   12.96    142.98


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA         0.97     0.94    17.22   17.22    101.60
ANE   Alliance Bancorp of NE, of CT*         1.23     0.86    11.49   11.17    151.06
BKC   American Bank of Waterbury CT*         3.42     2.96    24.82   24.01    275.32
BFD   BostonFed Bancorp of MA                1.28     1.14    14.78   14.24    176.57
CFX   CFX Corp of Keene NH(8)*               0.55     0.89    10.21    9.85    119.39
CNY   Carver Bancorp, Inc. of NY            -0.20     0.03    15.24   14.66    179.67
CBK   Citizens First Fin.Corp. of IL         0.79     0.53    15.84   15.84    114.14
EBI   Equality Bancorp, Inc. of MO           0.46     0.10    10.31   10.31     92.23
ESX   Essex Bancorp of Norfolk VA(8)         0.20     0.18     0.03   -0.14    181.37
FCB   Falmouth Bancorp, Inc. of MA*          0.63     0.53    16.05   16.05     67.05
FAB   FirstFed America Bancorp of MA         0.20     0.63    14.87   14.87    133.17
GAF   GA Financial Corp. of PA               1.08     1.02    15.05   14.90    101.57
HBS   Haywood Bancshares, Inc. of NC*        1.56     1.56    17.34   16.74    122.24
KNK   Kankakee Bancorp, Inc. of IL           2.20     2.15    27.57   25.99    250.30
KYF   Kentucky First Bancorp of KY           0.77     0.76    11.32   11.32     66.49
MBB   MSB Bancorp of Middletown NY(8)*       1.52     1.14    22.40   11.94    272.15
NBN   Northeast Bancorp of ME*               0.70     0.68     9.46    8.53    125.39
PDB   Piedmont Bancorp, Inc. of NC           0.54     0.54     7.66    7.66     47.32
SSB   Scotland Bancorp, Inc. of NC           0.58     0.58     7.73    7.73     32.12
SZB   SouthFirst Bancshares of AL            0.51     0.47    13.96   13.96     98.14
SRN   Southern Banc Company of AL            0.12     0.43    14.58   14.43     85.72
SSM   Stone Street Bancorp of NC             0.86     0.86    16.32   16.32     55.20
TSH   Teche Holding Company of LA            1.13     1.08    16.09   16.09    118.85
FTF   Texarkana Fst. Fin. Corp of AR         1.72     1.68    15.52   15.52    102.42
THR   Three Rivers Fin. Corp. of MI          1.00     0.94    15.72   15.67    114.20
WSB   Washington SB, FSB of MD               0.52     0.31     5.13    5.13     60.27
WFI   Winton Financial Corp. of OH           1.61     1.32    11.60   11.37    161.76


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN            1.81     1.18    21.08   20.71    234.80
FBER  1st Bergen Bancorp of NJ               0.74     0.74    13.71   13.71    101.37
AFED  AFSALA Bancorp, Inc. of NY             0.89     0.89    14.52   14.52    115.99
ALBK  ALBANK Fin. Corp. of Albany NY         3.36     3.34    27.86   21.64    316.35
AMFC  AMB Financial Corp. of IN              1.06     0.67    15.32   15.32    103.74
ASBP  ASB Financial Corp. of OH              0.62     0.62    10.59   10.59     68.47
ABBK  Abington Bancorp of MA*                1.20     1.06     9.99    9.09    146.27


RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                   Exhibit IV-1
                                      Weekly Thrift Market Line - Part One
                                           Prices As Of March 13, 1998


                                                                                             Price Change Data
                                               Market Capitalization        -----------------------------------------------
                                            ----------------------------                                   % Change From
                                                      Shares     Market      52 Week (1)             -----------------------
                                             Price/   Outst-    Capital-    -------------    Last    Last   52 Wks   Dec 31,
Financial Institution                       Share(1)  anding   ization(9)   High    Low      Week    Week   Ago(2)   1997(2)
---------------------                       --------  ------   ----------   -----   -----    -----   -----  ------  --------
                                               ($)     (000)     ($Mil)       ($)    ($)      ($)     (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM           10.88     1,217      13.2      11.38    5.15    10.75    1.21  111.26    -1.09
AFBC  Advance Fin. Bancorp of WV             19.75     1,084      21.4      20.88   13.50    20.00   -1.25   38.60    13.64
AADV  Advantage Bancorp, Inc. of WI(8)       68.50     3,236     221.7      70.88   36.50    68.75   -0.36   87.67    -3.36
AFCB  Affiliated Comm BC, Inc of MA(8)       36.94     6,504     240.3      37.75   19.00    36.50    1.21   71.02    -2.15
ALBC  Albion Banc Corp. of Albion NY         11.00       750       8.3      14.17    6.04    10.88    1.10   78.28   -17.48
ABCL  Alliance Bancorp, Inc. of IL           26.75     8,022     214.6      28.38   18.50    27.00   -0.93   34.02     0.94
ATSB  AmTrust Capital Corp. of IN            15.25       510       7.8      15.25   11.50    14.63    4.24   24.49     9.87
AHCI  Ambanc Holding Co., Inc. of NY*        18.13     4,306      78.1      19.50   12.69    18.00    0.72   27.23    -3.31
ASBI  Ameriana Bancorp of IN                 20.75     3,233      67.1      22.00   15.25    20.25    2.47   31.75     4.38
ABCW  Anchor Bancorp Wisconsin of WI         41.00     9,052     371.1      43.00   21.00    42.00   -2.38   80.22    12.70
ANDB  Andover Bancorp, Inc. of MA*           39.63     5,168     204.8      42.00   26.25    39.88   -0.63   42.97    -1.54
ASFC  Astoria Financial Corp. of NY          58.00    26,198   1,519.5      59.06   34.75    57.38    1.08   46.61     4.04
AVND  Avondale Fin. Corp. of IL              15.13     3,324      50.3      18.88   12.75    15.13    0.00  -17.10    -6.89
BKCT  Bancorp Connecticut of CT*             19.88     5,092     101.2      25.00   11.00    20.25   -1.83   67.34    -5.33
BPLS  Bank Plus Corp. of CA                  14.75    19,367     285.7      14.88    9.63    14.56    1.30   11.32    16.79
BNKU  Bank United Corp. of TX                44.50    31,596   1,406.0      49.88   28.25    45.50   -2.20   40.16    -9.07
BWFC  Bank West Fin. Corp. of MI             14.63     2,623      38.4      17.50    7.50    14.38    1.74   88.77    -9.30
BANC  BankAtlantic Bancorp of FL             14.75    25,760     380.0      17.00   12.13    13.75    7.27   10.24   -11.94
BKUNA BankUnited Fin. Corp. of FL            14.25    14,209     202.5      15.63    8.50    13.88    2.67   29.55    -7.53
BVCC  Bay View Capital Corp. of CA           35.00    12,070     422.5      37.25   22.63    34.63    1.07   28.16    -3.45
FSNJ  Bayonne Banchsares of NJ               14.00     9,050     126.7      14.00    7.93    13.81    1.38   70.11     4.63
BFSB  Bedford Bancshares, Inc. of VA         29.00     1,142      33.1      34.75   19.00    29.50   -1.69   49.64   -14.71
BFFC  Big Foot Fin. Corp. of IL              23.88     2,513      60.0      23.88   13.88    23.13    3.24   71.31    13.71
BYFC  Broadway Fin. Corp. of CA              12.75       831      10.6      13.75   10.50    12.75    0.00   13.33    -3.77
CBES  CBES Bancorp, Inc. of MO               26.00     1,022      26.6      26.00   15.88    25.75    0.97   56.34    16.85
CCFH  CCF Holding Company of GA              22.00       902      19.8      22.00   14.32    21.13    4.12   48.95     9.29
CENF  CENFED Financial Corp. of CA(8)        42.13     5,959     251.1      45.00   26.38    41.75    0.91   37.81    -6.38
CFSB  CFSB Bancorp of Lansing MI             29.25     7,607     222.5      31.13   12.88    29.25    0.00  124.48    11.43
CKFB  CKF Bancorp of Danville KY             21.25       867      18.4      21.25   17.75    19.75    7.59   12.55    14.86
CNSB  CNS Bancorp, Inc. of MO                18.25     1,653      30.2      21.50   15.00    18.00    1.39    4.29   -10.98
CSBF  CSB Financial Group Inc of IL          13.63       840      11.4      13.75   11.00    13.75   -0.87   23.91     0.96
CBCI  Calumet Bancorp of Chicago IL          37.50     3,141     117.8      39.00   22.83    38.50   -2.60   57.36    12.78
CAFI  Camco Fin. Corp. of OH                 26.00     3,217      83.6      27.00   16.67    25.63    1.44   49.60     1.96
CMRN  Cameron Fin. Corp. of MO               19.75     2,564      50.6      21.00   15.88    20.00   -1.25   20.57    -3.66
CAPS  Capital Savings Bancorp of MO(8)       22.50     1,891      42.5      25.25   12.75    22.50    0.00   63.64   -10.89
CFNC  Carolina Fincorp of NC*                17.13     1,852      31.7      18.75   14.13    17.00    0.76   13.75    -7.41
CASB  Cascade Financial Corp. of WA          14.25     3,395      48.4      16.80   11.60    15.38   -7.35    1.79     7.55
CATB  Catskill Fin. Corp. of NY*             17.75     4,630      82.2      19.13   13.94    18.25   -2.74   10.94    -5.99
CNIT  Cenit Bancorp of Norfolk VA            77.00     1,654     127.4      80.00   40.00    76.00    1.32   71.11    -3.14
CEBK  Central Co-Op. Bank of MA*             32.50     1,965      63.9      33.50   15.88    33.50   -2.99   78.08    14.04
CENB  Century Bancorp, Inc. of NC            87.25       407      35.5      93.75   66.00    93.75   -6.93   32.20     2.95
CBSB  Charter Financial Inc. of IL(8)        32.13     4,174     134.1      32.75   16.25    32.38   -0.77  104.00    27.86
COFI  Charter One Financial of OH            60.69    63,849   3,875.0      64.00   40.24    60.13    0.93   40.81    -3.87
CVAL  Chester Valley Bancorp of PA           35.00     2,169      75.9      36.50   15.71    35.50   -1.41  113.68    19.66
CTZN  CitFed Bancorp of Dayton OH(8)         51.13    13,003     664.8      52.88   22.00    51.25   -0.23  116.84    31.10
CLAS  Classic Bancshares, Inc. of KY         20.50     1,300      26.7      21.50   12.25    21.25   -3.53   51.85    22.39
CBSA  Coastal Bancorp of Houston TX          33.00     5,009     165.3      35.50   22.75    32.00    3.13   16.81    -5.39
CFCP  Coastal Fin. Corp. of SC               21.00     4,674      98.2      27.75   16.13    20.50    2.44   12.00   -14.29
CMSB  Commonwealth Bancorp Inc of PA         20.00    16,247     324.9      21.63   13.50    20.25   -1.23   27.47     0.60
CMSV  Commty. Svgs, MHC of FL (48.5)         40.75     5,095     100.7      40.75   19.50    36.38   12.01  106.33    15.18
CFTP  Community Fed. Bancorp of MS           18.63     4,629      86.2      21.00   16.38    18.50    0.70   -5.09    -8.00
CFFC  Community Fin. Corp. of VA             29.00     1,277      37.0      30.75   21.50    29.00    0.00   28.89     4.96
CFBC  Community First Bnkg Co. of GA         45.50     2,414     109.8      45.63   31.88    44.13    3.10  127.50     3.41
CIBI  Community Inv. Bancorp of OH           17.38       902      15.7      17.50   11.33    17.00    2.24   51.13     7.55
COOP  Cooperative Bancshares of NC           20.25     2,984      60.4      25.00   10.25    20.00    1.25   88.37   -17.35

                                                  Current Per Share Financials
                                           ----------------------------------------
                                                                    Tangible
                                           Trailing  12 Mo.   Book    Book
                                            12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                       EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                      --------  ------  ------ -------- ------
                                              ($)      ($)     ($)     ($)    ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM            1.26    1.17    7.51    7.51    86.80
AFBC  Advance Fin. Bancorp of WV              0.84    0.81   15.17   15.17    99.66
AADV  Advantage Bancorp, Inc. of WI(8)        3.57    3.13   31.79   29.74   317.22
AFCB  Affiliated Comm BC, Inc of MA(8)        1.77    1.76   16.94   16.85   173.52
ALBC  Albion Banc Corp. of Albion NY          0.44    0.43    8.09    8.09    94.41
ABCL  Alliance Bancorp, Inc. of IL            1.28    1.42   16.32   16.13   170.01
ATSB  AmTrust Capital Corp. of IN             0.56    0.32   14.93   14.78   136.64
AHCI  Ambanc Holding Co., Inc. of NY*        -0.61   -0.69   13.98   13.98   122.92
ASBI  Ameriana Bancorp of IN                  1.12    0.98   13.74   13.74   120.90
ABCW  Anchor Bancorp Wisconsin of WI          2.20    2.03   14.25   14.02   214.45
ANDB  Andover Bancorp, Inc. of MA*            2.56    2.50   20.72   20.72   255.95
ASFC  Astoria Financial Corp. of NY           2.56    2.38   32.42   22.56   401.88
AVND  Avondale Fin. Corp. of IL              -3.76   -3.19   13.83   13.83   163.12
BKCT  Bancorp Connecticut of CT*              1.16    1.03    9.22    9.22    87.00
BPLS  Bank Plus Corp. of CA                   0.65    0.73    9.36    8.53   215.20
BNKU  Bank United Corp. of TX                 2.52    2.21   19.39   18.89   396.36
BWFC  Bank West Fin. Corp. of MI              0.43    0.32    8.83    8.83    64.65
BANC  BankAtlantic Bancorp of FL              1.06    0.56    6.08    5.04   110.44
BKUNA BankUnited Fin. Corp. of FL             0.38    0.29    9.13    8.10   213.16
BVCC  Bay View Capital Corp. of CA            1.16    1.58   14.39   11.94   268.97
FSNJ  Bayonne Banchsares of NJ                0.30    0.43   10.63   10.63    67.47
BFSB  Bedford Bancshares, Inc. of VA          1.42    1.41   17.41   17.41   119.88
BFFC  Big Foot Fin. Corp. of IL               0.51    0.45   15.09   15.09    86.06
BYFC  Broadway Fin. Corp. of CA               0.42    0.48   14.77   14.77   150.11
CBES  CBES Bancorp, Inc. of MO                1.09    0.95   17.16   17.16   108.73
CCFH  CCF Holding Company of GA               0.15   -0.16   12.92   12.92   121.22
CENF  CENFED Financial Corp. of CA(8)         2.41    2.17   21.51   21.48   386.76
CFSB  CFSB Bancorp of Lansing MI              1.40    1.31    8.88    8.88   112.12
CKFB  CKF Bancorp of Danville KY              1.29    0.97   15.87   15.87    72.51
CNSB  CNS Bancorp, Inc. of MO                 0.47    0.47   14.34   14.34    58.93
CSBF  CSB Financial Group Inc of IL           0.29    0.25   13.87   13.09    57.78
CBCI  Calumet Bancorp of Chicago IL           2.54    2.56   25.98   25.98   154.93
CAFI  Camco Fin. Corp. of OH                  1.75    1.42   15.22   14.12   161.82
CMRN  Cameron Fin. Corp. of MO                0.94    0.93   17.66   17.66    82.39
CAPS  Capital Savings Bancorp of MO(8)        1.25    1.20   12.08   12.08   128.08
CFNC  Carolina Fincorp of NC*                 0.73    0.70   14.06   14.06    61.91
CASB  Cascade Financial Corp. of WA           0.74    0.72    8.63    8.63   124.46
CATB  Catskill Fin. Corp. of NY*              0.82    0.82   15.48   15.48    63.64
CNIT  Cenit Bancorp of Norfolk VA             3.39    3.15   29.47   26.99   424.25
CEBK  Central Co-Op. Bank of MA*              1.49    1.41   18.05   16.26   182.40
CENB  Century Bancorp, Inc. of NC             4.00    4.01   75.76   75.76   251.30
CBSB  Charter Financial Inc. of IL(8)         1.26    1.39   14.24   12.75    91.61
COFI  Charter One Financial of OH             1.97    2.88   21.56   20.15   309.48
CVAL  Chester Valley Bancorp of PA            1.45    1.38   13.23   13.23   150.14
CTZN  CitFed Bancorp of Dayton OH(8)          2.10    2.10   16.14   14.74   266.12
CLAS  Classic Bancshares, Inc. of KY          0.82    0.96   15.13   12.85   101.68
CBSA  Coastal Bancorp of Houston TX           2.40    2.46   20.29   17.06   584.86
CFCP  Coastal Fin. Corp. of SC                1.31    1.10    7.21    7.21   120.64
CMSB  Commonwealth Bancorp Inc of PA          1.01    0.77   13.22   10.44   139.63
CMSV  Commty. Svgs, MHC of FL (48.5)          1.07    0.98   15.79   15.79   139.20
CFTP  Community Fed. Bancorp of MS            0.61    0.61   13.07   13.07    49.40
CFFC  Community Fin. Corp. of VA              1.47    1.48   19.52   19.43   143.21
CFBC  Community First Bnkg Co. of GA          0.96    0.96   29.10   28.71   163.45
CIBI  Community Inv. Bancorp of OH            1.02    1.02   12.31   12.31   106.29
COOP  Cooperative Bancshares of NC            0.75    0.74    9.48    9.48   123.70


RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                   Exhibit IV-1
                                      Weekly Thrift Market Line - Part One
                                           Prices As Of March 13, 1998


                                                                                             Price Change Data
                                               Market Capitalization         -----------------------------------------------
                                            ----------------------------                                 % Change From
                                                      Shares    Market      52 Week (1)             -----------------------
                                             Price/   Outst-   Capital-     -----------     Last    Last    52 Wks   Dec 31,
Financial Institution                       Share(1)  anding  ization(9)    High    Low     Week    Week    Ago(2)  1997(2)
---------------------                       --------  ------  ----------    ----    ---     ----    ----    ------  --------
                                               ($)     (000)    ($Mil)       ($)    ($)      ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CRZY  Crazy Woman Creek Bncorp of WY          17.13      955    16.4        17.13   13.00   17.13    0.00    22.36    14.20
DNFC  D&N Financial Corp. of MI               26.38    9,099   240.0        26.75   15.68   26.19    0.73    60.07    -0.45
DCBI  Delphos Citizens Bancorp of OH          21.25    1,946    41.4        24.25   12.44   23.00   -7.61    53.10     2.41
DIME  Dime Community Bancorp of NY*           24.50   12,438   304.7        25.50   16.63   24.50    0.00    32.00     3.16
DIBK  Dime Financial Corp. of CT*             30.00    5,164   154.9        32.00   18.00   31.13   -3.63    48.15    -1.64
EGLB  Eagle BancGroup of IL                   20.38    1,178    24.0        20.75   14.75   20.50   -0.59    29.40     7.94
EBSI  Eagle Bancshares of Tucker GA           21.25    5,719   121.5        22.38   15.25   21.38   -0.61    23.19    -3.41
EGFC  Eagle Financial Corp. of CT(8)          53.00    6,514   345.2        55.00   26.75   52.25    1.44    81.94    -3.64
ETFS  East Texas Fin. Serv. of TX             21.75    1,026    22.3        23.75   16.88   21.50    1.16    19.18    -8.42
ESBK  Elmira Svgs Bank (The) of NY*           28.73      741    21.3        30.38   17.62   28.75   -0.07    54.71    -4.23
EMLD  Emerald Financial Corp. of OH           21.50    5,073   109.1        24.75   11.38   21.50    0.00    75.51    -2.85
EFBC  Empire Federal Bancorp of MT            17.25    2,592    44.7        18.25   12.50   17.50   -1.43    25.45     0.70
EFBI  Enterprise Fed. Bancorp of OH           32.50    1,986    64.5        35.00   15.25   32.25    0.78   109.68     3.17
EQSB  Equitable FSB of Wheaton MD             29.75    1,215    36.1        30.50   16.63   30.50   -2.46    72.46    12.26
FCBF  FCB Fin. Corp. of Neenah WI             30.25    3,863   116.9        33.31   20.13   32.25   -6.20    34.44     2.54
FFDF  FFD Financial Corp. of OH               20.50    1,445    29.6        21.13   13.00   20.50    0.00    51.85    13.89
FFLC  FFLC Bancorp of Leesburg FL             20.00    3,744    74.9        23.50   15.00   19.00    5.26    25.16    -8.05
FFFC  FFVA Financial Corp. of VA(8)           38.00    4,581   174.1        40.00   20.50   38.00    0.00    67.03    -2.89
FFWC  FFW Corporation of Wabash IN            19.75    1,443    28.5        21.50   12.75   18.25    8.22    51.92     3.95
FFYF  FFY Financial Corp. of OH               34.00    4,070   138.4        35.38   25.00   35.00   -2.86    34.65     2.63
FMCO  FMS Financial Corp. of NJ               34.00    2,388    81.2        35.75   18.75   34.75   -2.16    72.15    -4.23
FFHH  FSF Financial Corp. of MN               20.00    3,015    60.3        21.25   16.38   20.00    0.00    15.94    -4.49
FOBC  Fed One Bancorp of Wheeling WV(8)       35.25    2,375    83.7        36.63   17.63   35.63   -1.07    85.53    28.18
FBCI  Fidelity Bancorp of Chicago IL          24.88    2,814    70.0        26.00   18.50   25.25   -1.47    27.59    -2.93
FSBI  Fidelity Bancorp, Inc. of PA            32.00    1,562    50.0        32.00   18.41   30.00    6.67    47.40    10.34
FFFL  Fidelity Bcsh MHC of FL (47.7)          31.25    6,783   100.8        35.38   18.75   32.00   -2.34    60.26    -3.85
FFED  Fidelity Fed. Bancorp of IN              9.88    3,128    30.9        10.50    7.50    9.38    5.33    -1.20    -4.17
FFOH  Fidelity Financial of OH                17.50    5,593    97.9        18.25   12.38   17.75   -1.41    33.28    12.90
FIBC  Financial Bancorp, Inc. of NY           25.75    1,710    44.0        27.00   14.88   27.00   -4.63    43.06     6.71
FBSI  First Bancshares, Inc. of MO            16.00    2,186    35.0        17.50    9.50   16.00    0.00    60.00     2.37
FBBC  First Bell Bancorp of PA                19.00    6,511   123.7        19.38   14.50   18.75    1.33    16.00     0.00
SKBO  First Carnegie MHC of PA(45.0)          19.25    2,300    19.9        19.88   11.63   18.88    1.96    92.50     2.67
FSTC  First Citizens Corp of GA               31.50    2,765    87.1        35.50   15.50   32.00   -1.56    90.91    -7.35
FCME  First Coastal Corp. of ME*              14.38    1,359    19.5        15.75    8.88   14.50   -0.83    47.49    -3.36
FFBA  First Colorado Bancorp of CO            28.38   16,808   477.0        28.75   16.00   28.25    0.46    55.51    19.49
FDEF  First Defiance Fin.Corp. of OH          15.38    8,528   131.2        16.25   12.38   15.25    0.85    14.95    -3.87
FESX  First Essex Bancorp of MA*              24.63    7,536   185.6        26.13   14.50   25.75   -4.35    56.38     5.94
FFSX  First FSB MHC Sxld of IA(46.1)          33.25    2,834    43.3        35.50   20.75   33.25    0.00    62.20     4.72
FFES  First Fed of E. Hartford CT             40.00    2,706   108.2        40.00   23.00   40.00    0.00    50.94     7.38
BDJI  First Fed. Bancorp. of MN               20.00      998    20.0        22.00   11.83   20.00    0.00    60.00    -9.09
FFBH  First Fed. Bancshares of AR             25.25    4,896   123.6        27.00   17.50   25.56   -1.21    29.49     6.32
FTFC  First Fed. Capital Corp. of WI          32.00    9,191   294.1        34.00   16.83   30.75    4.07    69.94    -5.55
FFKY  First Fed. Fin. Corp. of KY             22.25    4,144    92.2        23.50   18.25   22.25    0.00     6.56    -2.20
FFBZ  First Federal Bancorp of OH             22.50    1,575    35.4        23.56   17.00   22.13    1.67    28.57     6.48
FFCH  First Fin. Holdings Inc. of SC          52.25    6,761   353.3        53.50   23.75   52.25    0.00    84.96    -1.66
FFBI  First Financial Bancorp of IL           23.50      415     9.8        24.50   15.50   23.25    1.08    51.61    11.90
FFHS  First Franklin Corp. of OH              26.75    1,192    31.9        31.25   17.00   25.75    3.88    49.61   -14.40
FGHC  First Georgia Hold. Corp of GA          10.75    3,052    32.8        10.75    7.00   10.75    0.00    48.28    13.16
FSPG  First Home Bancorp of NJ(8)             30.75    2,708    83.3        30.75   17.88   30.13    2.06    71.98     2.06
FFSL  First Independence Corp. of KS          14.88      954    14.2        15.63   10.88   15.00   -0.80    26.64     6.29
FISB  First Indiana Corp. of IN               27.69   12,668   350.8        30.00   14.48   28.25   -1.98    56.71     9.84
FKFS  First Keystone Fin. Corp of PA          17.50    2,413    42.2        19.00   10.63   17.25    1.45    60.85    -2.13
FLKY  First Lancaster Bncshrs of KY           15.13      953    14.4        16.38   14.63   15.13    0.00     0.87    -5.08
FLFC  First Liberty Fin. Corp. of GA          33.25    7,748   257.6        34.25   21.00   33.25    0.00    49.44     3.91
CASH  First Midwest Fin., Inc. of OH          23.00    2,692    61.9        23.13   15.00   22.88    0.52    37.31     2.22

                                                  Current Per Share Financials
                                           ----------------------------------------
                                                                     Tangible
                                           Trailing  12 Mo.   Book     Book
                                            12 Mo.   Core    Value/   Value/   Assets/
Financial Institution                       EPS(3)   EPS(3)  Share   Share(4)  Share
---------------------                      --------  ------  ------  --------  ------
                                              ($)      ($)     ($)     ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CRZY  Crazy Woman Creek Bncorp of WY         0.75    0.76    15.04   15.04      63.64
DNFC  D&N Financial Corp. of MI              1.57    1.41    10.78   10.68     199.51
DCBI  Delphos Citizens Bancorp of OH         0.93    0.93    14.83   14.83      55.37
DIME  Dime Community Bancorp of NY*          0.95    0.91    14.97   12.94     119.64
DIBK  Dime Financial Corp. of CT*            3.24    3.22    15.35   14.95     185.61
EGLB  Eagle BancGroup of IL                  0.43    0.31    17.24   17.24     145.28
EBSI  Eagle Bancshares of Tucker GA          0.96    0.97    12.80   12.80     163.40
EGFC  Eagle Financial Corp. of CT(8)         1.18    1.56    23.38   18.96     331.16
ETFS  East Texas Fin. Serv. of TX            0.71    0.66    20.45   20.45     117.05
ESBK  Elmira Svgs Bank (The) of NY*          1.18    1.27    19.71   19.71     311.72
EMLD  Emerald Financial Corp. of OH          1.20    1.11     9.28    9.14     118.96
EFBC  Empire Federal Bancorp of MT           0.62    0.62    15.51   15.51      42.65
EFBI  Enterprise Fed. Bancorp of OH          1.11    1.00    16.31   16.30     151.69
EQSB  Equitable FSB of Wheaton MD            1.90    1.87    13.77   13.77     264.76
FCBF  FCB Fin. Corp. of Neenah WI            1.00    0.68    18.80   18.80     135.38
FFDF  FFD Financial Corp. of OH              1.11    0.53    15.38   15.38      63.92
FFLC  FFLC Bancorp of Leesburg FL            1.00    0.95    13.74   13.74     106.90
FFFC  FFVA Financial Corp. of VA(8)          1.40    1.66    17.33   17.00     126.54
FFWC  FFW Corporation of Wabash IN           1.24    1.21    12.69   11.57     132.57
FFYF  FFY Financial Corp. of OH              1.91    1.88    20.53   20.53     151.04
FMCO  FMS Financial Corp. of NJ              2.34    2.32    15.80   15.57     243.58
FFHH  FSF Financial Corp. of MN              1.04    1.03    14.58   14.58     133.62
FOBC  Fed One Bancorp of Wheeling WV(8)      1.37    1.35    17.09   16.37     154.43
FBCI  Fidelity Bancorp of Chicago IL         0.38    1.09    18.22   18.19     174.01
FSBI  Fidelity Bancorp, Inc. of PA           1.77    1.73    17.21   17.21     251.65
FFFL  Fidelity Bcsh MHC of FL (47.7)         0.93    0.79    12.65   12.57     154.16
FFED  Fidelity Fed. Bancorp of IN            0.56    0.52     5.02    5.02      69.00
FFOH  Fidelity Financial of OH               0.87    0.84    11.49   10.13      95.67
FIBC  Financial Bancorp, Inc. of NY          1.53    1.63    16.10   16.03     180.26
FBSI  First Bancshares, Inc. of MO           0.86    0.82    10.64   10.64      73.89
FBBC  First Bell Bancorp of PA               1.16    1.14    11.21   11.21     103.78
SKBO  First Carnegie MHC of PA(45.0)         0.41    0.46    10.74   10.74      62.46
FSTC  First Citizens Corp of GA              2.15    1.92    12.34    9.73     121.95
FCME  First Coastal Corp. of ME*             4.52    4.34    10.66   10.66     109.32
FFBA  First Colorado Bancorp of CO           1.18    1.13    12.45   12.20      92.53
FDEF  First Defiance Fin.Corp. of OH         0.63    0.62    12.53   12.53      67.98
FESX  First Essex Bancorp of MA*             1.29    1.15    12.08   10.62     158.90
FFSX  First FSB MHC Sxld of IA(46.1)         1.19    1.15    14.34   14.23     161.94
FFES  First Fed of E. Hartford CT            2.06    2.28    24.76   24.76     363.17
BDJI  First Fed. Bancorp. of MN              0.73    0.73    12.12   12.12     119.08
FFBH  First Fed. Bancshares of AR            1.13    1.08    16.64   16.64     111.75
FTFC  First Fed. Capital Corp. of WI         1.89    1.49    11.90   11.25     168.02
FFKY  First Fed. Fin. Corp. of KY            1.49    1.47    12.81   12.11      93.71
FFBZ  First Federal Bancorp of OH            1.22    1.22    10.09   10.08     132.60
FFCH  First Fin. Holdings Inc. of SC         2.16    2.11    17.08   17.08     265.25
FFBI  First Financial Bancorp of IL          0.30    0.67    18.39   18.39     199.23
FFHS  First Franklin Corp. of OH             1.42    1.30    17.81   17.72     193.38
FGHC  First Georgia Hold. Corp of GA         0.58    0.48     4.53    4.20      54.52
FSPG  First Home Bancorp of NJ(8)            1.74    1.70    13.31   13.11     193.90
FFSL  First Independence Corp. of KS         0.76    0.76    11.91   11.91     119.15
FISB  First Indiana Corp. of IN              1.40    1.13    12.08   11.94     127.36
FKFS  First Keystone Fin. Corp of PA         1.12    1.01    10.38   10.38     156.87
FLKY  First Lancaster Bncshrs of KY          0.53    0.53    14.92   14.92      52.34
FLFC  First Liberty Fin. Corp. of GA         1.15    1.23    12.12   10.95     163.80
CASH  First Midwest Fin., Inc. of OH         1.37    1.28    16.39   14.62     151.41


RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                   Exhibit IV-1
                                      Weekly Thrift Market Line - Part One
                                           Prices As Of March 13, 1998


                                                                                             Price Change Data
                                               Market Capitalization         -----------------------------------------------
                                            ----------------------------                                   % Change From
                                                      Shares    Market        52 Week (1)              ---------------------
                                             Price/   Outst-   Capital-      ------------     Last     Last   52 Wks   Dec 31,
Financial Institution                       Share(1)  anding  ization(9)     High     Low     Week     Week   Ago(2)  1997(2)
---------------------                       --------  ------  ----------     ----    ----     ----     ----   ------  -------
                                               ($)     (000)    ($Mil)       ($)      ($)      ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FMBD  First Mutual Bancorp Inc of IL          19.50    3,507      68.4       25.00   13.75    18.81     3.67    22.80   -22.00
FMSB  First Mutual SB of Bellevue WA*         17.88    4,125      73.8       20.17   10.61    18.13    -1.38    47.52    -3.35
FNGB  First Northern Cap. Corp of WI          13.00    8,846     115.0       14.00    9.13    13.38    -2.84    40.54    -7.14
FFPB  First Palm Beach Bancorp of FL          37.75    5,055     190.8       44.94   26.56    38.50    -1.95    30.17   -12.47
FSLA  First SB SLA MHC of NJ (47.5)(8)        42.25    8,016     143.8       54.50   19.09    44.00    -3.98   116.11   -22.48
FWWB  First Savings Bancorp of WA             26.00   10,156     264.1       28.56   18.75    25.50     1.96    34.16    -5.45
FSFF  First SecurityFed Fin of IL             15.38    6,408      98.6       16.63   14.50    15.38     0.00    53.80    -2.35
SHEN  First Shenango Bancorp of PA(8)         42.69    2,069      88.3       43.88   21.75    43.13    -1.02    71.58    15.38
SOPN  First Svgs Bancorp of NC                23.00    3,700      85.1       26.00   19.38    22.75     1.10    15.00    -9.80
FBNW  FirstBank Corp of Clarkston WA          19.88    1,984      39.4       20.25   15.50    19.81     0.35    98.80     5.30
FFDB  FirstFed Bancorp, Inc. of AL            23.75    1,155      27.4       25.00   14.38    23.75     0.00    65.16     9.80
FSPT  FirstSpartan Fin. Corp. of SC           43.50    4,430     192.7       43.75   35.00    43.13     0.86   117.50     8.07
FLAG  Flag Financial Corp of GA               20.38    2,037      41.5       21.50   11.75    20.00     1.90    66.37    -5.21
FLGS  Flagstar Bancorp, Inc of MI             22.13   13,670     302.5       22.63   13.00    22.06     0.32     N.A.    11.77
FFIC  Flushing Fin. Corp. of NY*              24.13    7,865     189.8       25.50   17.88    23.88     1.05    26.14     1.05
FBHC  Fort Bend Holding Corp. of TX           21.75    1,668      36.3       24.00   11.75    21.75     0.00    85.11     0.00
FTSB  Fort Thomas Fin. Corp. of KY            15.44    1,474      22.8       15.63    9.25    15.50    -0.39    31.40     0.39
FKKY  Frankfort First Bancorp of KY           16.00    1,619      25.9       24.50   15.75    16.25    -1.54   -25.58    -9.25
FTNB  Fulton Bancorp, Inc. of MO              22.00    1,719      37.8       26.50   17.50    21.88     0.55    20.55    -0.59
GFSB  GFS Bancorp of Grinnell IA(8)           17.50      996      17.4       17.63   10.75    17.50     0.00    62.79     2.58
GUPB  GFSB Bancorp, Inc of Gallup NM          20.75      801      16.6       22.25   16.25    20.38     1.82    27.69    -1.80
GSLA  GS Financial Corp. of LA                20.63    3,439      70.9       21.00   13.38    20.56     0.34   106.30    -1.76
GOSB  GSB Financial Corp. of NY*              16.50    2,248      37.1       18.94   14.25    15.88     3.90    65.00    -8.64
GFCO  Glenway Financial Corp. of OH           20.88    2,281      47.6       21.25   10.25    20.00     4.40    81.57    11.36
GTPS  Great American Bancorp of IL            20.00    1,672      33.4       21.50   15.50    21.13    -5.35    22.10     5.26
PEDE  Great Pee Dee Bancorp of SC             15.88    2,182      34.7       16.25   14.75    16.06    -1.12    58.80    -1.55
GSBC  Great Southern Bancorp of MO            26.00    8,066     209.7       26.00   16.00    25.25     2.97    50.72     6.12
GDVS  Greater DV SB,MHC of PA (19.9)          30.50    3,273      19.8       32.75   12.25    31.50    -3.17   130.19    -1.61
GSFC  Green Street Fin. Corp. of NC           17.44    4,298      75.0       20.75   17.00    17.75    -1.75    -2.46    -4.44
GFED  Guaranty Fed Bancshares of MO           12.19    6,222      75.8       14.44    6.21    12.38    -1.53    96.30    -5.36
HCBB  HCB Bancshares of Camden AR             14.63    2,645      38.7       15.25   12.63    14.75    -0.81    46.30     0.90
HEMT  HF Bancorp of Hemet CA                  16.88    6,293     106.2       18.25   12.25    17.25    -2.14    27.40    -3.54
HFFC  HF Financial Corp. of SD                28.75    2,977      85.6       29.75   18.75    28.94    -0.66    44.62     8.49
HFNC  HFNC Financial Corp. of NC              13.88   17,193     238.6       22.00   13.25    14.13    -1.77   -37.08    -4.28
HMNF  HMN Financial, Inc. of MN               29.25    4,144     121.2       32.50   19.00    28.63     2.17    27.17   -10.00
HALL  Hallmark Capital Corp. of WI            15.88    2,934      46.6       18.00    8.75    15.50     2.45    68.22    -6.59
HARB  Harbor FL Bncp MHC of FL (46.1(8)       75.00    4,979     173.7       75.00   35.00    71.63     4.70   101.34    13.21
HRBF  Harbor Federal Bancorp of MD            23.25    1,693      39.4       25.25   15.50    23.00     1.09    38.81    -7.92
HFSA  Hardin Bancorp of Hardin MO             19.13      824      15.8       19.13   13.50    18.88     1.32    25.44     4.82
HARL  Harleysville SB of PA                   31.13    1,666      51.9       31.13   20.25    29.25     6.43    39.91    13.20
HFGI  Harrington Fin. Group of IN             12.00    3,246      39.0       13.75   10.25    11.75     2.13    14.29    -7.69
HARS  Harris Fin. MHC of PA (24.3)            24.00   33,790     196.1       24.25    6.04    21.50    11.63   255.56    20.72
HFFB  Harrodsburg 1st Fin Bcrp of KY          16.63    1,986      33.0       18.00   14.75    16.75    -0.72     2.34    -0.72
HHFC  Harvest Home Fin. Corp. of OH           15.06      891      13.4       15.75   10.25    14.75     2.10    22.94    -4.38
HAVN  Haven Bancorp of Woodhaven NY           24.63    8,785     216.4       25.00   15.25    24.50     0.53    41.71     9.47
HTHR  Hawthorne Fin. Corp. of CA              19.25    3,091      59.5       24.00    9.25    19.94    -3.46    81.09    -4.37
HMLK  Hemlock Fed. Fin. Corp. of IL           18.88    2,076      39.2       18.88   12.50    18.75     0.69    88.80    10.22
HFWA  Heritage Financial Corp of WA           14.81    9,749     144.4       14.94   13.00    14.94    -0.87    48.10    48.10
HCBC  High Country Bancorp of CO              15.25    1,323      20.2       15.50   14.44    14.88     2.49    52.50    -1.61
HBNK  Highland Bancorp of CA                  35.75    2,318      82.9       36.25   20.50    35.75     0.00    57.14     9.16
HIFS  Hingham Inst. for Sav. of MA*           32.75    1,304      42.7       34.50   18.00    33.00    -0.76    72.37    13.91
HBEI  Home Bancorp of Elgin IL                18.00    6,856     123.4       19.31   14.13    18.00     0.00    16.13     0.67
HBFW  Home Bancorp of Fort Wayne IN           36.75    2,385      87.6       36.75   20.13    34.25     7.30    82.56    24.58
HBBI  Home Building Bancorp of IN             24.00      312       7.5       24.00   20.50    22.50     6.67    14.29    12.94
HCFC  Home City Fin. Corp. of OH              18.50      905      16.7       19.25   12.75    18.75    -1.33    32.14     0.00

                                                  Current Per Share Financials
                                           ----------------------------------------
                                                                     Tangible
                                           Trailing  12 Mo.   Book     Book
                                            12 Mo.   Core    Value/   Value/   Assets/
Financial Institution                       EPS(3)   EPS(3)  Share   Share(4)  Share
---------------------                      --------  ------  ------  --------  ------
                                              ($)      ($)     ($)     ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FMBD  First Mutual Bancorp Inc of IL        0.28     0.23    15.45    11.85     111.62
FMSB  First Mutual SB of Bellevue WA*       1.06     1.04     7.43     7.43     109.36
FNGB  First Northern Cap. Corp of WI        0.68     0.65     8.34     8.34      75.48
FFPB  First Palm Beach Bancorp of FL        1.86     1.43    22.95    22.44     360.25
FSLA  First SB SLA MHC of NJ (47.5)(8)      1.16     1.22    12.69    11.59     130.90
FWWB  First Savings Bancorp of WA           1.25     1.17    14.80    13.67     108.17
FSFF  First SecurityFed Fin of IL           0.61     0.61    12.80    12.80      47.35
SHEN  First Shenango Bancorp of PA(8)       2.22     2.21    23.13    23.13     181.23
SOPN  First Svgs Bancorp of NC              1.35     1.35    18.51    18.51      81.30
FBNW  FirstBank Corp of Clarkston WA        0.48     0.24    14.95    14.95      92.39
FFDB  FirstFed Bancorp, Inc. of AL          1.48     1.48    15.00    13.77     154.80
FSPT  FirstSpartan Fin. Corp. of SC         1.33     1.33    29.52    29.52     111.81
FLAG  Flag Financial Corp of GA             1.01     0.84    10.66    10.66     117.07
FLGS  Flagstar Bancorp, Inc of MI           1.66     0.83     8.89     8.54     148.74
FFIC  Flushing Fin. Corp. of NY*            1.08     1.09    17.35    16.67     138.39
FBHC  Fort Bend Holding Corp. of TX         1.41     1.04    12.29    11.52     181.49
FTSB  Fort Thomas Fin. Corp. of KY          0.80     0.80    10.72    10.72      67.76
FKKY  Frankfort First Bancorp of KY         0.14     0.59    13.92    13.92      82.03
FTNB  Fulton Bancorp, Inc. of MO            0.75     0.60    15.06    15.06      62.82
GFSB  GFS Bancorp of Grinnell IA(8)         1.18     1.12    11.23    11.23      94.93
GUPB  GFSB Bancorp, Inc of Gallup NM        1.08     1.08    17.90    17.90     143.25
GSLA  GS Financial Corp. of LA              0.49     0.48    16.30    16.30      38.21
GOSB  GSB Financial Corp. of NY*            0.34     0.31    14.66    14.66      51.55
GFCO  Glenway Financial Corp. of OH         1.05     1.05    12.41    12.28     133.55
GTPS  Great American Bancorp of IL          0.52     0.52    16.92    16.92      84.91
PEDE  Great Pee Dee Bancorp of SC           0.56     0.56    13.51    13.51      35.68
GSBC  Great Southern Bancorp of MO          1.66     1.53     8.13     8.07      93.04
GDVS  Greater DV SB,MHC of PA (19.9)        0.62     0.62     8.91     8.91      79.58
GSFC  Green Street Fin. Corp. of NC         0.66     0.66    14.73    14.73      41.81
GFED  Guaranty Fed Bancshares of MO         0.33     0.32    11.18    11.18      37.06
HCBB  HCB Bancshares of Camden AR           0.18     0.18    14.43    13.91      75.59
HEMT  HF Bancorp of Hemet CA                0.06     0.35    13.29    11.18     168.96
HFFC  HF Financial Corp. of SD              2.05     1.90    18.68    18.68     195.05
HFNC  HFNC Financial Corp. of NC            0.63     0.48     9.66     9.66      52.97
HMNF  HMN Financial, Inc. of MN             1.35     1.07    20.38    18.92     166.80
HALL  Hallmark Capital Corp. of WI          0.94     0.92    10.74    10.74     140.94
HARB  Harbor FL Bncp MHC of FL (46.1(8)     2.88     2.77    20.24    19.64     226.74
HRBF  Harbor Federal Bancorp of MD          0.96     0.92    17.23    17.23     137.96
HFSA  Hardin Bancorp of Hardin MO           0.99     0.90    15.89    15.89     140.09
HARL  Harleysville SB of PA                 2.06     2.07    14.23    14.23     208.81
HFGI  Harrington Fin. Group of IN           0.30     0.32     7.50     7.50     167.80
HARS  Harris Fin. MHC of PA (24.3)          0.53     0.45     5.29     4.72      65.15
HFFB  Harrodsburg 1st Fin Bcrp of KY        0.74     0.74    14.66    14.66      54.84
HHFC  Harvest Home Fin. Corp. of OH         0.80     0.70    11.61    11.61     105.31
HAVN  Haven Bancorp of Woodhaven NY         1.26     1.27    12.85    12.81     224.80
HTHR  Hawthorne Fin. Corp. of CA            2.52     3.02    13.69    13.69     300.29
HMLK  Hemlock Fed. Fin. Corp. of IL         0.45     0.77    14.66    14.66      85.11
HFWA  Heritage Financial Corp of WA         0.49     0.49     9.34     9.34      31.95
HCBC  High Country Bancorp of CO            0.47     0.47    13.48    13.48      65.86
HBNK  Highland Bancorp of CA                2.64     2.03    17.91    17.91     237.12
HIFS  Hingham Inst. for Sav. of MA*         2.04     2.04    16.39    16.39     170.69
HBEI  Home Bancorp of Elgin IL              0.41     0.41    13.89    13.89      51.43
HBFW  Home Bancorp of Fort Wayne IN         1.22     1.21    17.84    17.84     146.77
HBBI  Home Building Bancorp of IN           1.05     1.01    19.13    19.13     135.99
HCFC  Home City Fin. Corp. of OH            0.92     0.93    15.19    15.19      77.47


RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                   Exhibit IV-1
                                      Weekly Thrift Market Line - Part One
                                           Prices As Of March 13, 1998


                                                                                             Price Change Data
                                               Market Capitalization         -----------------------------------------------
                                            ----------------------------                                   % Change From
                                                      Shares    Market        52 Week (1)             ---------------------
                                             Price/   Outst-   Capital-      ------------     Last    Last  52 Wks   Dec 31,
Financial Institution                       Share(1)  anding  ization(9)     High     Low     Week    Week  Ago(2)  1997(2)
---------------------                       --------  ------  ----------     ----     ---     ----    ----  ------  -------
                                               ($)     (000)    ($Mil)       ($)      ($)      ($)     (%)    (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HOMF  Home Fed Bancorp of Seymour IN          31.00    5,113    158.5        32.75   16.67    31.25   -0.80   68.30    19.23
HWEN  Home Financial Bancorp of IN             8.88      929      8.2         9.75    7.38     9.25   -4.00   14.58    -4.00
HPBC  Home Port Bancorp, Inc. of MA*          26.00    1,842     47.9        27.63   16.50    26.00    0.00   42.47    12.41
HFBC  HopFed Bancorp of KY                    17.13    4,034     69.1        17.31   16.00    16.75    2.27   71.30    71.30
HZFS  Horizon Fin'l. Services of IA           16.00      853     13.6        16.75    8.50    15.00    6.67   85.40    33.33
HRZB  Horizon Financial Corp. of WA*          19.25    7,454    143.5        19.25   11.96    18.06    6.59   40.51     8.45
IBSF  IBS Financial Corp. of NJ               17.94   10,944    196.3        18.75   14.25    18.13   -1.05   17.03     1.41
ITLA  ITLA Capital Corp of CA*                20.00    7,871    157.4        21.25   14.00    19.88    0.60   23.08     3.90
IFSB  Independence FSB of DC                  16.31    1,281     20.9        19.00    7.50    17.00   -4.06   88.99    -4.06
INCB  Indiana Comm. Bank, SB of IN(8)         20.63      922     19.0        21.00   15.00    20.63    0.00   14.61     0.63
INBI  Industrial Bancorp of OH                20.50    5,103    104.6        20.50   12.00    18.50   10.81   62.31    15.49
IWBK  Interwest Bancorp of WA                 42.50    8,037    341.6        43.25   27.63    42.56   -0.14   29.26    12.58
IPSW  Ipswich SB of Ipswich MA*               13.50    2,385     32.2        16.50    6.88    13.75   -1.82   71.32   -18.18
JXVL  Jacksonville Bancorp of TX              20.00    2,444     48.9        23.25   13.25    20.13   -0.65   31.15   -13.98
JXSB  Jcksnville SB,MHC of IL (45.6)          24.25    1,908     14.1        24.25   10.67    23.50    3.19  120.45    21.25
JSBA  Jefferson Svgs Bancorp of MO            27.00   10,013    270.4        27.00   13.88    25.63    5.35   77.05    31.71
JOAC  Joachim Bancorp, Inc. of MO(8)          16.63      722     12.0        16.63   14.00    16.38    1.53   18.79     3.94
KSAV  KS Bancorp of Kenly NC                  24.00      885     21.2        25.50   15.38    24.00    0.00   48.79    -3.03
KSBK  KSB Bancorp of Kingfield ME*            18.50    1,239     22.9        22.50    9.00    19.50   -5.13   98.29   -17.78
KFBI  Klamath First Bancorp of OR             22.69    9,994    226.8        24.25   16.50    22.78   -0.40   26.06     5.53
LSBI  LSB Fin. Corp. of Lafayette IN          30.50      916     27.9        30.50   19.05    30.13    1.23   60.10     7.02
LVSB  Lakeview Financial of NJ                25.50    4,164    106.2        26.00   13.63    25.50    0.00   52.24     0.00
LARK  Landmark Bancshares, Inc of KS          23.00    1,689     38.8        27.25   18.50    22.69    1.37   21.82    -7.56
LARL  Laurel Capital Group of PA              23.50    2,175     51.1        23.50   13.42    21.50    9.30   63.99     8.44
LSBX  Lawrence Savings Bank of MA*            19.00    4,288     81.5        19.31    9.13    19.00    0.00   97.30    16.00
LFED  Leeds FSB, MHC of MD (36.3)             21.63    5,182     40.7        23.50   11.83    21.63    0.00   74.72    -0.55
LXMO  Lexington B&L Fin. Corp. of MO          16.75    1,121     18.8        17.88   14.13    16.50    1.52   13.10    -5.63
LFCO  Life Financial Corp of CA(8)            19.88    6,546    130.1        21.88   10.75    17.50   13.60    N.A.    57.40
LFBI  Little Falls Bancorp of NJ              18.50    2,608     48.2        20.50   12.75    18.75   -1.33   39.62    -9.76
LOGN  Logansport Fin. Corp. of IN             17.13    1,261     21.6        18.00   12.50    17.00    0.76   17.09    -4.83
LONF  London Financial Corp. of OH            15.25      510      7.8        21.00   14.00    16.25   -6.15   -1.61    -8.96
LISB  Long Island Bancorp, Inc of NY          60.06   24,029  1,443.2        61.13   33.00    60.31   -0.41   69.47    21.02
MAFB  MAF Bancorp, Inc. of IL                 38.00   15,013    570.5        38.63   24.83    38.25   -0.65   44.32     7.41
MBLF  MBLA Financial Corp. of MO              27.38    1,270     34.8        30.63   20.00    28.13   -2.67   31.95   -10.23
MECH  MECH Financial Inc of CT*               27.00    5,293    142.9        28.00   16.75    27.13   -0.48   50.00     3.61
MFBC  MFB Corp. of Mishawaka IN               27.50    1,627     44.7        30.38   18.75    26.25    4.76   45.66    -9.48
MSBF  MSB Financial, Inc of MI                17.00    1,237     21.0        19.50   10.38    17.13   -0.76   61.90   -10.53
MARN  Marion Capital Holdings of IN           28.00    1,782     49.9        28.13   21.25    27.63    1.34   27.27     3.21
MRKF  Market Fin. Corp. of OH                 16.75    1,336     22.4        17.38   12.25    17.38   -3.62   67.50     7.17
MFSL  Maryland Fed. Bancorp of MD(8)          36.94    6,476    239.2        36.94   17.19    36.00    2.61  102.41     5.54
MASB  MassBank Corp. of Reading MA*           51.00    3,571    182.1        51.00   29.91    49.50    3.03   59.97     7.08
MFLR  Mayflower Co-Op. Bank of MA*            27.00      899     24.3        27.00   15.75    27.00    0.00   36.71     0.93
MDBK  Medford Bancorp, Inc. of MA*            43.38    4,541    197.0        44.00   24.50    43.50   -0.28   56.32    10.52
MERI  Meritrust FSB of Thibodaux LA(8)        78.94      774     61.1        80.00   34.00    79.50   -0.70  122.37    14.41
MWBX  MetroWest Bank of MA*                    8.00   14,108    112.9         9.50    4.63     7.63    4.85   52.38   -11.11
METF  Metropolitan Fin. Corp. of OH           16.88    7,051    119.0        18.88    5.38    16.88    0.00  213.75     8.90
MIFC  Mid Iowa Financial Corp. of IA          12.38    1,710     21.2        12.63    7.31    12.00    3.17   50.06     7.65
MCBN  Mid-Coast Bancorp of ME                 38.00      237      9.0        40.75   18.50    38.00    0.00  100.00    26.67
MWBI  Midwest Bancshares, Inc. of IA          17.00    1,021     17.4        19.50    9.33    16.13    5.39   72.94    -6.85
MWFD  Midwest Fed. Fin. Corp of WI(8)         30.50    1,628     49.7        30.50   16.75    29.50    3.39   73.00     8.43
MFFC  Milton Fed. Fin. Corp. of OH            15.88    2,267     36.0        17.00   13.25    15.75    0.83   14.41     3.25
MIVI  Miss. View Hold. Co. of MN              19.13      740     14.2        19.75   14.00    18.88    1.32   26.44     3.41
MBSP  Mitchell Bancorp, Inc. of NC            17.25      931     16.1        18.00   15.25    16.63    3.73    9.52     1.47
MBBC  Monterey Bay Bancorp of CA              20.75    3,230     67.0        21.50   15.50    21.00   -1.19   20.29     6.41
MONT  Montgomery Fin. Corp. of IN             12.75    1,653     21.1        14.00   11.00    12.81   -0.47   27.50    -1.01


                                                  Current Per Share Financials
                                           -----------------------------------------
                                                                     Tangible
                                           Trailing  12 Mo.   Book     Book
                                            12 Mo.   Core    Value/   Value/   Assets/
Financial Institution                       EPS(3)   EPS(3)  Share   Share(4)  Share
---------------------                      --------  ------  ------  --------  ------
                                              ($)      ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HOMF  Home Fed Bancorp of Seymour IN         1.84    1.62    12.21    11.87    138.75
HWEN  Home Financial Bancorp of IN           0.36    0.26     7.95     7.95     46.83
HPBC  Home Port Bancorp, Inc. of MA*         1.79    1.75    11.92    11.92    113.36
HFBC  HopFed Bancorp of KY                   0.58    0.58    13.26    13.26     58.70
HZFS  Horizon Fin'l. Services of IA          0.83    0.66    10.58    10.58    104.07
HRZB  Horizon Financial Corp. of WA*         1.09    1.08    11.38    11.38     71.47
IBSF  IBS Financial Corp. of NJ              0.53    0.53    11.80    11.80     66.54
ITLA  ITLA Capital Corp of CA*               1.52    1.52    12.28    12.23    114.54
IFSB  Independence FSB of DC                 1.09    0.45    14.23    12.67    196.38
INCB  Indiana Comm. Bank, SB of IN(8)        0.53    0.53    12.57    12.57    103.45
INBI  Industrial Bancorp of OH               1.00    1.00    11.93    11.93     71.34
IWBK  Interwest Bancorp of WA                2.55    2.22    16.60    16.32    246.65
IPSW  Ipswich SB of Ipswich MA*              0.93    0.76     4.96     4.96     95.28
JXVL  Jacksonville Bancorp of TX             1.38    1.38    14.09    14.09     96.32
JXSB  Jcksnville SB,MHC of IL (45.6)         0.51    0.41     9.17     9.17     88.07
JSBA  Jefferson Svgs Bancorp of MO           0.97    0.94    11.34     8.89    125.61
JOAC  Joachim Bancorp, Inc. of MO(8)         0.37    0.37    13.71    13.71     47.41
KSAV  KS Bancorp of Kenly NC                 1.38    1.38    16.50    16.50    128.79
KSBK  KSB Bancorp of Kingfield ME*           1.22    1.22     8.89     8.45    120.79
KFBI  Klamath First Bancorp of OR            0.88    0.88    14.71    13.44     97.58
LSBI  LSB Fin. Corp. of Lafayette IN         1.61    1.42    18.88    18.88    218.63
LVSB  Lakeview Financial of NJ               1.68    1.04    13.29    11.25    124.39
LARK  Landmark Bancshares, Inc of KS         1.46    1.32    19.49    19.49    138.33
LARL  Laurel Capital Group of PA             1.34    1.35    10.37    10.37     98.11
LSBX  Lawrence Savings Bank of MA*           1.89    1.87     8.77     8.77     83.92
LFED  Leeds FSB, MHC of MD (36.3)            0.66    0.66     9.35     9.35     56.23
LXMO  Lexington B&L Fin. Corp. of MO         0.65    0.65    15.12    14.18     82.47
LFCO  Life Financial Corp of CA(8)           1.38    1.38     7.56     7.56     44.93
LFBI  Little Falls Bancorp of NJ             0.66    0.60    14.53    13.40    124.40
LOGN  Logansport Fin. Corp. of IN            0.98    1.01    13.12    13.12     68.29
LONF  London Financial Corp. of OH           0.81    0.75    10.23    10.23     74.35
LISB  Long Island Bancorp, Inc of NY         2.11    1.74    23.19    22.98    252.72
MAFB  MAF Bancorp, Inc. of IL                2.53    2.49    17.55    15.46    230.31
MBLF  MBLA Financial Corp. of MO             1.41    1.43    22.32    22.32    176.03
MECH  MECH Financial Inc of CT*              2.47    2.44    16.73    16.73    168.59
MFBC  MFB Corp. of Mishawaka IN              1.25    1.24    20.61    20.61    162.32
MSBF  MSB Financial, Inc of MI               0.91    0.84    10.56    10.56     62.61
MARN  Marion Capital Holdings of IN          1.58    1.58    22.37    21.89    107.66
MRKF  Market Fin. Corp. of OH                0.43    0.43    15.13    15.13     42.54
MFSL  Maryland Fed. Bancorp of MD(8)         1.14    1.61    15.39    15.22    181.44
MASB  MassBank Corp. of Reading MA*          2.85    2.63    29.06    28.65    259.14
MFLR  Mayflower Co-Op. Bank of MA*           1.56    1.48    14.31    14.10    146.73
MDBK  Medford Bancorp, Inc. of MA*           2.51    2.42    22.35    21.04    250.07
MERI  Meritrust FSB of Thibodaux LA(8)       3.51    3.51    25.66    25.66    302.07
MWBX  MetroWest Bank of MA*                  0.54    0.53     3.17     3.17     43.16
METF  Metropolitan Fin. Corp. of OH          0.82    0.77     5.20     4.78    131.18
MIFC  Mid Iowa Financial Corp. of IA         0.89    0.98     7.41     7.40     79.15
MCBN  Mid-Coast Bancorp of ME                1.92    1.80    22.03    22.03    264.27
MWBI  Midwest Bancshares, Inc. of IA         1.24    1.10    10.46    10.46    144.69
MWFD  Midwest Fed. Fin. Corp of WI(8)        1.80    1.42    11.70    11.31    130.03
MFFC  Milton Fed. Fin. Corp. of OH           0.56    0.54    11.43    11.43     96.53
MIVI  Miss. View Hold. Co. of MN             1.01    0.99    16.86    16.86     92.73
MBSP  Mitchell Bancorp, Inc. of NC           0.56    0.56    15.56    15.56     38.78
MBBC  Monterey Bay Bancorp of CA             0.55    0.50    14.84    13.84    126.35
MONT  Montgomery Fin. Corp. of IN            0.44    0.44    11.89    11.89     63.93


RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                   Exhibit IV-1
                                      Weekly Thrift Market Line - Part One
                                           Prices As Of March 13, 1998


                                                                                             Price Change Data
                                               Market Capitalization       -----------------------------------------------
                                            ----------------------------                                 % Change From
                                                      Shares    Market      52 Week (1)              ---------------------
                                             Price/   Outst-   Capital-    -------------     Last    Last   52 Wks  Dec 31,
Financial Institution                       Share(1)  anding  ization(9)   High     Low      Week    Week   Ago(2) 1997(2)
---------------------                       --------  ------  ----------   -----   -----     -----   -----  ------ -------
                                               ($)     (000)    ($Mil)      ($)     ($)       ($)     (%)     (%)    (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MSBK  Mutual SB, FSB of Bay City MI           13.38    4,282      57.3     14.63    6.50     13.88   -3.60   75.36    2.92
MYST  Mystic Financial of MA*                 17.63    2,711      47.8     18.56   14.44     17.88   -1.40   76.30   76.30
NHTB  NH Thrift Bancshares of NH              20.00    2,088      41.8     22.75   11.75     20.38   -1.86   66.67   -2.44
NSLB  NS&L Bancorp, Inc of Neosho MO          17.50      686      12.0     19.50   16.00     17.75   -1.41    8.49   -7.31
NSSY  NSS Bancorp of CT*                      42.25    2,427     102.5     42.75   23.00     42.13    0.28   66.47   11.92
NMSB  Newmil Bancorp, Inc. of CT*             13.25    3,879      51.4     14.50    8.88     13.25    0.00   43.24    1.92
NASB  North American SB, FSB of MO            70.00    2,240     156.8     71.00   38.00     71.00   -1.41   90.48   31.75
NBSI  North Bancshares of Chicago IL          17.50    1,430      25.0     18.83   12.75     17.50    0.00   37.25   -2.13
FFFD  North Central Bancshares of IA          22.38    3,266      73.1     22.38   15.00     21.25    5.32   44.39   12.58
NEIB  Northeast Indiana Bncrp of IN           21.38    1,763      37.7     22.75   13.25     21.38    0.00   40.20   -3.39
NWEQ  Northwest Equity Corp. of WI            21.63      839      18.1     22.25   13.75     21.50    0.60   54.50    4.24
NWSB  Northwest SB, MHC of PA (30.7)          16.00   46,798     229.6     16.38    7.13     15.88    0.76  104.87   13.23
NTMG  Nutmeg FS&LA of CT                      11.00      986      10.8     11.25    5.25     10.13    8.59   98.92    4.76
OHSL  OHSL Financial Corp. of OH              34.00    1,241      42.2     36.75   22.00     36.63   -7.18   54.55   25.93
OCFC  Ocean Fin. Corp. of NJ                  34.75    7,853     272.9     38.38   27.63     35.13   -1.08   12.53   -6.71
OTFC  Oregon Trail Fin. Corp. of OR           18.38    4,333      79.6     18.44   15.63     18.25    0.71   83.80    5.75
OFCP  Ottawa Financial Corp. of MI            29.56    5,313     157.1     34.00   18.52     28.75    2.82   64.13  -13.06
PFFB  PFF Bancorp of Pomona CA                19.25   17,956     345.7     21.50   13.63     18.88    1.96   20.31   -3.17
PSFI  PS Financial of Chicago IL              13.88    2,167      30.1     22.38   12.88     14.00   -0.86    1.83  -37.98
PVFC  PVF Capital Corp. of OH                 24.00    2,659      63.8     24.00   15.23     22.50    6.67   57.58   18.87
PBCI  Pamrapo Bancorp, Inc. of NJ             27.00    2,843      76.8     27.50   18.50     26.75    0.93   16.13   -0.92
PFED  Park Bancorp of Chicago IL              19.00    2,333      44.3     19.75   14.25     18.88    0.64   18.75    1.99
PVSA  Parkvale Financial Corp of PA           30.75    5,108     157.1     34.25   20.80     30.50    0.82   36.06  -10.22
PBHC  Pathfinder BC MHC of NY (46.1)*         21.00    2,875      18.5     21.50    7.17     19.00   10.53  186.49    5.00
PEEK  Peekskill Fin. Corp. of NY              16.94    3,127      53.0     18.25   13.38     17.00   -0.35   14.85    1.13
PFSB  PennFed Fin. Services of NJ             18.00    9,646     173.6     18.63   11.13     18.00    0.00   46.94    5.08
PWBC  PennFirst Bancorp of PA                 19.13    5,271     100.8     20.00   12.27     19.00    0.68   55.91   -0.62
PWBK  Pennwood Bancorp, Inc. of PA            20.00      551      11.0     22.00   13.75     20.00    0.00   42.86    1.27
PBKB  People's Bancshares of MA*              24.75    3,289      81.4     24.75   11.63     22.75    8.79   99.92    8.79
PFDC  Peoples Bancorp of Auburn IN            22.50    3,391      76.3     25.00   14.50     22.50    0.00   51.72    2.27
PBCT  Peoples Bank, MHC of CT (40.1)*         38.00   61,162     929.2     38.19   19.00     37.91    0.24   61.70    0.00
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)*      43.75    9,046     142.1     45.25   18.00     42.75    2.34  151.73   -3.31
PFFC  Peoples Fin. Corp. of OH                16.63    1,417      23.6     19.00   12.75     16.75   -0.72    9.05    9.91
PHBK  Peoples Heritage Fin Grp of ME*         45.63   27,737   1,265.6     47.00   27.50     46.44   -1.74   44.58   -0.80
PSFC  Peoples Sidney Fin. Corp of OH          17.75    1,785      31.7     18.63   12.56     17.50    1.43   77.50   -0.73
PERM  Permanent Bancorp, Inc. of IN           32.00    2,103      67.3     33.25   20.75     31.75    0.79   47.13    2.79
PMFI  Perpetual Midwest Fin. of IA(8)         28.75    1,891      54.4     30.50   18.75     28.50    0.88   41.98   -1.71
PERT  Perpetual of SC, MHC (46.8)(8)          66.75    1,509      47.1     66.75   24.13     65.38    2.10  151.89   10.09
PCBC  Perry Co. Fin. Corp. of MO              23.25      828      19.3     25.00   18.75     23.88   -2.64   22.37   -3.65
PHFC  Pittsburgh Home Fin Corp of PA          18.00    1,969      35.4     20.81   14.00     18.00    0.00   23.03    0.00
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       44.75    1,632      34.4     45.38   17.75     44.75    0.00  123.75    0.56
PTRS  Potters Financial Corp of OH            18.75      965      18.1     22.25    9.50     18.00    4.17   87.50   -6.25
PKPS  Poughkeepsie Fin. Corp. of NY(8)        10.50   12,610     132.4     11.63    5.44     10.69   -1.78   68.00   -9.72
PHSB  Ppls Home SB, MHC of PA (45.0)          19.13    2,760      23.8     19.75   13.63     19.13    0.00   91.30    1.32
PRBC  Prestige Bancorp of PA                  19.50      915      17.8     20.00   15.50     19.00    2.63   24.76   -2.50
PFNC  Progress Financial Corp. of PA          17.88    4,064      72.7     18.00    7.68     17.75    0.73  105.75    8.36
PSBK  Progressive Bank, Inc. of NY(8)*        44.00    3,832     168.6     44.00   23.38     41.81    5.24   77.78   15.03
PROV  Provident Fin. Holdings of CA           23.38    4,693     109.7     23.50   14.13     23.25    0.56   42.74    6.86
PULB  Pulaski SB, MHC of MO (29.8)(8)         50.50    2,097      31.5     50.50   17.00     48.25    4.66  197.06   60.93
PLSK  Pulaski SB, MHC of NJ (46.0)            18.25    2,108      17.4     24.50   11.50     18.88   -3.34   82.50   -5.19
PULS  Pulse Bancorp of S. River NJ            26.63    3,088      82.2     29.75   17.88     26.25    1.45   48.94    1.91
QCFB  QCF Bancorp of Virginia MN              28.25    1,382      39.0     29.75   18.88     28.13    0.43   48.68   -5.04
QCBC  Quaker City Bancorp of CA               21.00    4,673      98.1     24.56   14.40     20.50    2.44   38.16   -1.18
QCSB  Queens County Bancorp of NY*            41.00   14,913     611.4     41.00   23.33     39.50    3.80   59.72    1.23
RARB  Raritan Bancorp of Raritan NJ*          28.75    2,372      68.2     29.25   16.33     28.00    2.68   70.83    2.68


                                                  Current Per Share Financials
                                           -------------------------------------------
                                                                     Tangible
                                           Trailing  12 Mo.   Book     Book
                                            12 Mo.   Core    Value/   Value/    Assets/
Financial Institution                       EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                      --------  ------  ------  --------   ------
                                              ($)      ($)     ($)      ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MSBK  Mutual SB, FSB of Bay City MI         -2.14    -0.75     7.66     7.66    150.57
MYST  Mystic Financial of MA*                0.52     0.52    13.00    13.00     66.76
NHTB  NH Thrift Bancshares of NH             1.33     1.08    12.24    10.59    152.29
NSLB  NS&L Bancorp, Inc of Neosho MO         0.62     0.61    16.64    16.51     84.29
NSSY  NSS Bancorp of CT*                     2.76     3.13    22.49    21.83    276.37
NMSB  Newmil Bancorp, Inc. of CT*            0.71     0.72     8.54     8.54     91.65
NASB  North American SB, FSB of MO           5.40     4.39    27.83    27.01    327.72
NBSI  North Bancshares of Chicago IL         0.44     0.42    11.60    11.60     86.00
FFFD  North Central Bancshares of IA         1.16     1.16    15.10    15.10     65.87
NEIB  Northeast Indiana Bncrp of IN          1.18     1.18    15.51    15.51    107.95
NWEQ  Northwest Equity Corp. of WI           1.22     1.17    13.77    13.77    118.66
NWSB  Northwest SB, MHC of PA (30.7)         0.41     0.42     4.44     3.94     48.05
NTMG  Nutmeg FS&LA of CT                     0.67     0.43     5.88     5.88    106.64
OHSL  OHSL Financial Corp. of OH             1.62     1.55    20.98    20.98    192.51
OCFC  Ocean Fin. Corp. of NJ                 1.78     1.77    27.45    27.45    192.40
OTFC  Oregon Trail Fin. Corp. of OR          0.63     0.64    10.64    10.64     85.17
OFCP  Ottawa Financial Corp. of MI           1.42     1.35    14.37    11.69    166.73
PFFB  PFF Bancorp of Pomona CA               0.79     0.75    14.95    14.80    154.04
PSFI  PS Financial of Chicago IL             0.72     0.73    14.76    14.76     39.55
PVFC  PVF Capital Corp. of OH                1.90     1.79    10.85    10.85    149.01
PBCI  Pamrapo Bancorp, Inc. of NJ            1.78     1.70    17.07    16.96    132.51
PFED  Park Bancorp of Chicago IL             0.66     0.71    16.55    16.55     75.85
PVSA  Parkvale Financial Corp of PA          2.07     2.07    15.79    15.70    199.52
PBHC  Pathfinder BC MHC of NY (46.1)*        0.64     0.58     8.20     6.95     68.44
PEEK  Peekskill Fin. Corp. of NY             0.64     0.64    14.87    14.87     58.91
PFSB  PennFed Fin. Services of NJ            1.11     1.10    10.64     9.12    152.97
PWBC  PennFirst Bancorp of PA                0.96     0.96    13.06    11.61    156.01
PWBK  Pennwood Bancorp, Inc. of PA           0.83     0.96    15.41    15.41     85.68
PBKB  People's Bancshares of MA*             1.44     0.74     8.94     8.58    218.14
PFDC  Peoples Bancorp of Auburn IN           1.26     1.26    13.25    13.25     86.79
PBCT  Peoples Bank, MHC of CT (40.1)*        1.51     0.87    11.61    11.55    133.81
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)*     0.82     0.61    12.16    10.99     70.80
PFFC  Peoples Fin. Corp. of OH               0.56     0.55    10.97    10.97     58.20
PHBK  Peoples Heritage Fin Grp of ME*        2.65     2.62    17.13    12.87    244.99
PSFC  Peoples Sidney Fin. Corp of OH         0.64     0.64    14.72    14.72     59.52
PERM  Permanent Bancorp, Inc. of IN          1.25     1.24    19.96    19.72    199.63
PMFI  Perpetual Midwest Fin. of IA(8)        1.02     0.91    18.49    18.49    207.35
PERT  Perpetual of SC, MHC (46.8)(8)         1.27     1.40    20.28    20.28    170.31
PCBC  Perry Co. Fin. Corp. of MO             1.07     1.07    19.75    19.75    102.69
PHFC  Pittsburgh Home Fin Corp of PA         1.07     0.92    12.52    12.37    152.19
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)      1.45     1.43    15.17    15.17    238.61
PTRS  Potters Financial Corp of OH           1.20     1.18    11.20    11.20    127.17
PKPS  Poughkeepsie Fin. Corp. of NY(8)       0.19     0.24     5.76     5.76     69.43
PHSB  Ppls Home SB, MHC of PA (45.0)         0.59     0.56    10.37    10.37     78.89
PRBC  Prestige Bancorp of PA                 0.86     0.84    17.08    17.08    156.57
PFNC  Progress Financial Corp. of PA         0.95     0.72     6.18     5.19    121.41
PSBK  Progressive Bank, Inc. of NY(8)*       2.25     2.20    20.48    18.57    230.56
PROV  Provident Fin. Holdings of CA          1.04     0.55    17.85    17.85    154.21
PULB  Pulaski SB, MHC of MO (29.8)(8)        1.03     0.90    11.38    11.38     85.56
PLSK  Pulaski SB, MHC of NJ (46.0)           0.53     0.53    10.29    10.29     86.21
PULS  Pulse Bancorp of S. River NJ           1.85     1.87    14.31    14.31    174.65
QCFB  QCF Bancorp of Virginia MN             1.81     1.81    18.83    18.83    114.47
QCBC  Quaker City Bancorp of CA              1.27     1.22    15.73    15.73    182.36
QCSB  Queens County Bancorp of NY*           1.56     1.54    11.43    11.43    107.51
RARB  Raritan Bancorp of Raritan NJ*         1.65     1.62    13.02    12.83    172.14


RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                   Exhibit IV-1
                                      Weekly Thrift Market Line - Part One
                                           Prices As Of March 13, 1998


                                                                                             Price Change Data
                                               Market Capitalization         -------------------------------------------------
                                            ----------------------------                                     % Change From
                                                      Shares    Market        52 Week (1)               -----------------------
                                             Price/   Outst-   Capital-      -------------     Last     Last   52 Wks    Dec 31,
Financial Institution                       Share(1)  anding  ization(9)     High      Low     Week     Week   Ago(2)   1997(2)
---------------------                       --------  ------  ----------     ----     ----     ----     ----   ------   -------
                                               ($)     (000)    ($Mil)        ($)      ($)      ($)      (%)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
REDF  RedFed Bancorp of Redlands CA(8)        19.75    7,233     142.9        21.13   12.38    19.94    -0.95    36.21     -0.65
RELY  Reliance Bancorp, Inc. of NY            37.00    9,634     356.5        37.50   22.00    36.94     0.16    51.02      1.01
RELI  Reliance Bancshares Inc of WI            9.00    2,562      23.1        10.13    7.13     8.88     1.35    21.95     -5.26
RCBK  Richmond County Fin Corp of NY*         17.00   24,466     415.9        17.19   15.69    17.19    -1.11    70.00     70.00
RIVR  River Valley Bancorp of IN              19.00    1,190      22.6        19.75   13.63    19.75    -3.80    33.33      1.33
RVSB  Riverview Bancorp of WA                 15.88    6,133      97.4        18.00    6.36    15.94    -0.38   149.69    -10.54
RSLN  Roslyn Bancorp, Inc. of NY*             21.31   43,642     930.0        24.50   15.88    21.94    -2.87    20.06     -8.34
SCCB  S. Carolina Comm. Bnshrs of SC          21.50      583      12.5        25.25   17.50    21.88    -1.74     7.50     -4.44
SBFL  SB Fngr Lakes MHC of NY (33.1)          19.88    3,570      11.7        19.88    7.38    16.00    24.25   165.07     24.25
SFED  SFS Bancorp of Schenectady NY           22.50    1,208      27.2        27.25   16.00    23.00    -2.17    30.43    -16.29
SGVB  SGV Bancorp of W. Covina CA             17.56    2,345      41.2        19.38   11.38    17.75    -1.07    31.24     -1.07
SHSB  SHS Bancorp, Inc. of PA                 17.00      820      13.9        18.00   14.75    18.00    -5.56    70.00      1.49
SISB  SIS Bancorp, Inc. of MA*                38.25    6,948     265.8        40.25   23.38    38.50    -0.65    44.34     -4.83
SWCB  Sandwich Bancorp of MA(8)*              58.25    1,942     113.1        58.50   27.25    57.25     1.75    84.92     32.39
SFSL  Security First Corp. of OH              21.75    7,571     164.7        22.25   12.00    21.50     1.16    71.67      4.17
SKAN  Skaneateles Bancorp Inc of NY*          19.75    1,437      28.4        22.25   12.25    19.63     0.61    48.16    -10.75
SOBI  Sobieski Bancorp of S. Bend IN          20.25      764      15.5        24.25   14.50    21.50    -5.81    42.11     -0.64
SOSA  Somerset Savings Bank of MA(8)*          4.84   16,659      80.6         5.94    2.25     4.81     0.62    93.60     -3.20
SSFC  South Street Fin. Corp. of NC*          12.50    4,676      58.5        20.00   11.75    12.88    -2.95   -23.08    -34.21
SCBS  Southern Commun. Bncshrs of AL          18.00    1,137      20.5        19.00   13.25    18.00     0.00    30.91     -1.37
SMBC  Southern Missouri Bncrp of MO           21.75    1,612      35.1        23.25   15.50    23.25    -6.45    35.94      6.10
SWBI  Southwest Bancshares of IL(8)           31.81    2,715      86.4        32.25   18.75    31.00     2.61    63.13      6.92
SVRN  Sovereign Bancorp, Inc. of PA           21.06   93,444   1,967.9        21.63   11.38    20.19     4.31    58.94      1.49
STFR  St. Francis Cap. Corp. of WI            44.63    5,251     234.4        50.75   29.00    43.25     3.19    44.53    -11.62
SPBC  St. Paul Bancorp, Inc. of IL            26.44   34,205     904.4        28.50   17.58    26.63    -0.71    41.31      0.72
SFFC  StateFed Financial Corp. of IA          14.50    1,557      22.6        14.75    9.00    14.25     1.75    63.29     -1.69
SFIN  Statewide Fin. Corp. of NJ              22.88    4,591     105.0        24.13   14.75    22.75     0.57    38.67     -4.67
STSA  Sterling Financial Corp. of WA          25.00    7,570     189.3        25.00   15.25    23.75     5.26    48.10     14.94
SFSB  SuburbFed Fin. Corp. of IL(8)           47.00    1,266      59.5        50.00   22.25    46.63     0.79   105.42     -6.00
ROSE  T R Financial Corp. of NY*              33.00   17,598     580.7        35.00   16.69    32.63     1.13    85.29     -0.75
THRD  TF Financial Corp. of PA                26.13    3,187      83.3        30.00   16.63    26.13     0.00    35.74    -12.90
TPNZ  Tappan Zee Fin., Inc. of NY             20.25    1,478      29.9        22.63   14.00    19.25     5.19    35.00      8.00
TSBK  Timberland Bancorp of WA                17.94    6,613     118.6        18.50   14.50    18.25    -1.70    79.40     79.40
TRIC  Tri-County Bancorp of WY                14.00    1,167      16.3        15.00    9.25    14.00     0.00    51.35     -6.67
TWIN  Twin City Bancorp, Inc. of TN           14.50    1,269      18.4        15.50   12.00    14.75    -1.69    14.44     -6.45
USAB  USABancshares, Inc of PA*               12.00      732       8.8        13.38    6.56    11.75     2.13    68.30     20.00
UCBC  Union Community Bancorp of IN           15.00    3,042      45.6        15.00   13.94    14.50     3.45    50.00      2.53
UFRM  United FSB of Rocky Mount NC(8)         18.38    3,169      58.2        21.00    8.63    18.25     0.71   112.98     -6.37
UBMT  United Fin. Corp. of MT                 27.25    1,223      33.3        28.00   19.00    26.75     1.87    41.56      6.86
UTBI  United Tenn. Bancshares of TN           14.19    1,455      20.6        14.75   13.63    14.13     0.42    41.90     41.90
VABF  Va. Beach Fed. Fin. Corp of VA          20.38    4,979     101.5        20.88    9.75    20.88    -2.39    89.58     10.88
WHGB  WHG Bancshares of MD                    18.50    1,389      25.7        19.00   13.75    17.88     3.47    28.12     -1.33
WSFS  WSFS Financial Corp. of DE*             20.25   12,460     252.3        21.75   10.63    20.00     1.25    70.45      1.25
WVFC  WVS Financial Corp. of PA               37.00    1,753      64.9        38.00   23.50    37.00     0.00    47.23      4.96
WRNB  Warren Bancorp of Peabody MA*           23.81    3,806      90.6        24.25   15.00    23.00     3.52    49.94      3.52
WSBI  Warwick Community Bncrp of NY*          17.25    6,414     110.6        17.38   15.38    17.00     1.47    72.50     -0.75
WFSL  Washington Federal, Inc. of WA          27.50   52,286   1,437.9        30.29   20.46    27.50     0.00    19.77     -3.78
WAMU  Washington Mutual, Inc. of WA*          70.38  257,560  18,127.1        72.38   45.38    68.75     2.37    36.32     10.30
WYNE  Wayne Bancorp, Inc. of NJ               24.00    2,014      48.3        27.50   16.00    25.00    -4.00    45.45    -10.28
WAYN  Wayne Svgs Bks MHC of OH (47.8          30.00    2,257      32.3        33.00   17.00    30.00     0.00    69.01      3.45
WCFB  Wbstr Cty FSB MHC of IA (45.2)          20.63    2,109      19.6        22.00   13.75    20.13     2.48    50.04      3.15
WBST  Webster Financial Corp. of CT           63.50   13,653     867.0        66.88   35.13    63.63    -0.20    60.23     -4.51
WEFC  Wells Fin. Corp. of Wells MN            18.50    1,959      36.2        19.00   14.00    18.50     0.00    28.65      3.47
WCBI  WestCo Bancorp, Inc. of IL              29.00    2,464      71.5        29.25   22.00    29.00     0.00    31.82      6.42
WSTR  WesterFed Fin. Corp. of MT              26.00    5,577     145.0        27.00   17.63    25.75     0.97    25.30      1.96


                                                  Current Per Share Financials
                                           ----------------------------------------
                                                                        Tangible
                                           Trailing   12 Mo.    Book      Book
                                            12 Mo.    Core     Value/    Value/    Assets/
Financial Institution                       EPS(3)    EPS(3)   Share    Share(4)   Share
---------------------                      --------   ------   ------   --------   ------
                                              ($)      ($)      ($)       ($)       ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
REDF  RedFed Bancorp of Redlands CA(8)       1.44      1.48     11.65     11.61     139.60
RELY  Reliance Bancorp, Inc. of NY           1.88      1.97     19.92     13.56     232.83
RELI  Reliance Bancshares Inc of WI          0.19      0.20      8.71      8.71      17.39
RCBK  Richmond County Fin Corp of NY*        0.56      0.56     11.79     11.79      45.97
RIVR  River Valley Bancorp of IN             0.91      0.76     14.80     14.59     116.35
RVSB  Riverview Bancorp of WA                0.54      0.53      9.75      9.41      42.89
RSLN  Roslyn Bancorp, Inc. of NY*            0.73      0.93     14.04     13.97      79.61
SCCB  S. Carolina Comm. Bnshrs of SC         0.79      0.79     16.00     16.00      77.34
SBFL  SB Fngr Lakes MHC of NY (33.1)         0.24      0.21      6.07      6.07      69.39
SFED  SFS Bancorp of Schenectady NY          0.88      0.85     17.74     17.74     144.39
SGVB  SGV Bancorp of W. Covina CA            0.57      0.66     13.13     12.94     173.91
SHSB  SHS Bancorp, Inc. of PA                0.72      0.72     14.39     14.39     107.88
SISB  SIS Bancorp, Inc. of MA*               1.37      1.87     18.06     18.06     249.51
SWCB  Sandwich Bancorp of MA(8)*             2.50      2.44     21.63     20.88     267.09
SFSL  Security First Corp. of OH             1.19      1.19      8.38      8.26      89.54
SKAN  Skaneateles Bancorp Inc of NY*         1.16      1.12     12.30     11.97     178.22
SOBI  Sobieski Bancorp of S. Bend IN         0.65      0.65     16.49     16.49     114.60
SOSA  Somerset Savings Bank of MA(8)*        0.36      0.35      2.15      2.15      32.40
SSFC  South Street Fin. Corp. of NC*         0.43      0.44      7.28      7.28      48.86
SCBS  Southern Commun. Bncshrs of AL         0.70      0.70     12.73     12.73      62.34
SMBC  Southern Missouri Bncrp of MO          0.85      0.81     16.47     16.47      99.21
SWBI  Southwest Bancshares of IL(8)          1.51      1.52     16.22     16.22     135.65
SVRN  Sovereign Bancorp, Inc. of PA          0.61      0.83      7.30      6.06     153.42
STFR  St. Francis Cap. Corp. of WI           2.35      2.26     25.17     22.44     304.26
SPBC  St. Paul Bancorp, Inc. of IL           1.43      1.44     12.22     12.18     133.24
SFFC  StateFed Financial Corp. of IA         0.70      0.70     10.05     10.05      56.91
SFIN  Statewide Fin. Corp. of NJ             1.19      1.19     14.34     14.31     153.15
STSA  Sterling Financial Corp. of WA         1.15      1.04     13.59     12.56     247.85
SFSB  SuburbFed Fin. Corp. of IL(8)          2.20      1.78     23.31     23.24     346.34
ROSE  T R Financial Corp. of NY*             1.97      1.76     13.69     13.69     218.38
THRD  TF Financial Corp. of PA               1.53      1.30     15.72     13.12     187.34
TPNZ  Tappan Zee Fin., Inc. of NY            0.70      0.69     14.46     14.46      84.29
TSBK  Timberland Bancorp of WA               0.75      0.75     12.38     12.38      40.65
TRIC  Tri-County Bancorp of WY               0.77      0.79     11.85     11.85      77.12
TWIN  Twin City Bancorp, Inc. of TN          0.85      0.70     11.04     11.04      85.65
USAB  USABancshares, Inc of PA*              0.32      0.28      7.40      7.29      87.80
UCBC  Union Community Bancorp of IN          0.58      0.58     13.40     13.40      36.73
UFRM  United FSB of Rocky Mount NC(8)        0.57      0.37      6.94      6.94      95.98
UBMT  United Fin. Corp. of MT                1.22      1.21     20.24     20.24      84.29
UTBI  United Tenn. Bancshares of TN          0.66      0.66     12.95     12.95      52.89
VABF  Va. Beach Fed. Fin. Corp of VA         0.75      0.61      8.70      8.70     121.61
WHGB  WHG Bancshares of MD                   0.54      0.55     14.34     14.34      72.95
WSFS  WSFS Financial Corp. of DE*            1.32      1.30      6.96      6.92     121.61
WVFC  WVS Financial Corp. of PA              2.13      2.15     17.76     17.76     166.58
WRNB  Warren Bancorp of Peabody MA*          1.91      1.70     10.52     10.52      97.48
WSBI  Warwick Community Bncrp of NY*         0.55      0.55     12.60     12.60      53.02
WFSL  Washington Federal, Inc. of WA         2.07      2.04     14.09     13.00     109.27
WAMU  Washington Mutual, Inc. of WA*         1.28      2.38     20.15     18.77     376.54
WYNE  Wayne Bancorp, Inc. of NJ              0.97      0.97     16.85     16.85     134.08
WAYN  Wayne Svgs Bks MHC of OH (47.8         0.84      0.78     10.72     10.72     113.04
WCFB  Wbstr Cty FSB MHC of IA (45.2)         0.65      0.65     10.60     10.60      45.10
WBST  Webster Financial Corp. of CT          2.31      3.52     27.99     24.41     514.14
WEFC  Wells Fin. Corp. of Wells MN           1.13      1.10     15.13     15.13     102.83
WCBI  WestCo Bancorp, Inc. of IL             1.91      1.78     19.72     19.72     128.22
WSTR  WesterFed Fin. Corp. of MT             1.30      1.26     19.31     15.69     185.60


RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                   Exhibit IV-1
                                      Weekly Thrift Market Line - Part One
                                           Prices As Of March 13, 1998


                                                                                             Price Change Data
                                               Market Capitalization         -------------------------------------------------
                                            ----------------------------                                   % Change From
                                                      Shares    Market        52 Week (1)            -------------------------
                                             Price/   Outst-   Capital-      ------------    Last    Last    52 Wks   Dec 31,
Financial Institution                       Share(1)  anding  ization(9)     High    Low     Week    Week    Ago(2)   1997(2)
---------------------                       --------  ------  ----------     ----    ----    ----    ----    ------   --------
                                               ($)     (000)    ($Mil)       ($)     ($)     ($)     (%)      (%)       (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WOFC  Western Ohio Fin. Corp. of OH           25.75   2,356    60.7          29.25   21.00   25.63    0.47    17.05    -4.20
WEHO  Westwood Hmstd Fin Corp of OH           13.63   2,843    38.8          18.13   12.50   14.00   -2.64     0.00   -19.82
FFWD  Wood Bancorp of OH                      20.50   2,651    54.3          27.00    8.47   20.00    2.50   136.45     9.04
YFCB  Yonkers Fin. Corp. of NY                19.63   3,021    59.3          22.00   14.25   18.75    4.69    28.72     1.97
YFED  York Financial Corp. of PA              24.88   8,852   220.2          27.25   14.20   25.25   -1.47    71.59    -3.38


                                                  Current Per Share Financials
                                           ---------------------------------------------
                                                                        Tangible
                                           Trailing   12 Mo.    Book      Book
                                            12 Mo.    Core     Value/    Value/    Assets/
Financial Institution                       EPS(3)    EPS(3)   Share    Share(4)   Share
---------------------                      --------   ------   ------   --------   -------
                                              ($)       ($)     ($)       ($)        ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WOFC  Western Ohio Fin. Corp. of OH          0.61     0.71      23.39    21.83      168.69
WEHO  Westwood Hmstd Fin Corp of OH          0.31     0.49      10.60    10.60       47.22
FFWD  Wood Bancorp of OH                     0.89     0.80       8.04     8.04       62.82
YFCB  Yonkers Fin. Corp. of NY               1.02     1.01      14.87    14.87      109.83
YFED  York Financial Corp. of PA             1.26     1.05      11.84    11.84      133.56


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                                       Exhibit IV-1
                                           Weekly Thrift Market Line - Part Two
                                               Prices As Of March 13, 1998

                                                              KEY FINANCIAL RATIOS
                                         --------------------------------------------------------------    ASSET QUALITY RATIOS
                                                    TANG.        REPORTED EARNINGS       CORE EARNINGS    -----------------------
                                         EQUITY/   EQUITY/    -----------------------   ---------------    MPAS    RESVS/  RESVS/
FINANCIAL INSTITUTION                    ASSETS    ASSETS     ROA(5)   ROE(5)  ROI(5)   ROA(5)   ROE(5)   ASSETS    NPAS   LOANS
---------------------------------------- -------   -------    ------   ------  ------   ------   ------   ------   ------  ------
                                           (%)       (%)        (%)      (%)     (%)      (%)      (%)      (%)      (%)     (%)
Market Averages. SAIF-Insured Thrifts
(no MHCs)
----------------------------------------
     SAIF-Insured Thrifts(300)            13.68    13.44       0.94     8.14    4.53      0.90    7.65      0.75   129.19    0.78
     NYSE Traded Companies(9)              7.57     7.32       1.15    16.24    5.83      0.82   12.52      1.10    90.92    1.31
     AMEX Traded Companies(20)            14.32    14.23       0.89     6.34    4.22      0.85    5.80      0.63   155.41    0.73
     NASDAQ Listed OTC Companies(271)     13.80    13.55       0.94     8.05    4.52      0.90    7.65      0.75   128.19    0.77
     California Companies(20)              7.58     7.31       0.62     9.16    5.16      0.56    8.65      1.28    80.23    1.26
     Florida Companies(5)                  8.63     8.24       1.20    14.60    4.89      0.78    9.26      0.55   100.20    0.62
     Mid-Atlantic Companies(56)           10.69    10.33       0.85     8.75    4.91      0.81    8.32      0.85    98.42    0.90
     Mid-West Companies(143)              14.58    14.39       0.96     7.55    4.28      0.92    7.17      0.63   139.03    0.67
     New England Companies(9)              7.67     7.37       0.62     8.87    4.79      0.65    9.11      0.69   152.00    1.01
     North-West Companies(11)             16.87    16.51       1.17     8.71    4.45      1.11    8.12      0.61   284.86    0.77
     South-East Companies(44)             17.50    17.35       1.08     7.61    4.25      1.03    7.17      0.97   109.78    0.81
     South-West Companies(6)              10.58    10.42       0.94    11.09    6.78      0.88   10.30      0.66    83.30    0.71
     Western Companies (Excl CA)(6)       17.89    17.52       1.10     6.66    4.43      1.09    6.59      0.32   153.87    0.70
     Thrift Strategy(250)                 14.86    14.64       0.97     7.60    4.60      0.93    7.23      0.69   132.23    0.72
     Mortgage Banker Strategy(31)          7.56     7.12       0.75    10.41    4.40      0.69    9.70      1.05   114.34    1.02
     Real Estate Strategy(8)               7.56     7.33       0.95    12.53    6.07      0.87   11.57      1.05   105.92    1.28
     Diversified Strategy(7)               8.75     8.59       1.33    16.23    5.02      1.01   13.00      0.67   142.65    1.06
     Retail Banking Strategy(4)            7.04     6.76      -0.23    -0.09   -4.07     -0.26   -0.99      1.45    97.74    1.24
     Companies Issuing Dividends(253)     13.63    13.37       0.98     8.46    4.80      0.93    7.86      0.73   127.34    0.75
     Companies Without Dividends(47)      13.91    13.76       0.72     6.43    3.12      0.72    6.50      0.87   139.16    0.96
     Equity/Assets less than 6%(25)        5.00     4.66       0.59    12.06    4.57      0.56   11.53      0.88   107.27    0.96
     Equity/Assets 6-12%(134)              8.91     8.57       0.83     9.74    4.90      0.77    9.01      0.84   127.54    0.88
     Equity/Assets greater than 12%(141)  19.18    19.05       1.10     6.12    4.22      1.06    5.85      0.64   134.19    0.67
     Converted Last 3 Mths (no MHC)(7)    30.18    30.18       1.39     5.00    3.66      1.39    4.98      0.85   217.86    0.84
     Actively Traded Companies(36)         8.94     8.68       0.96    11.39    4.73      0.98   12.02      0.74   147.68    0.95
     Market Value Below $20 Million(46)   14.99    14.92       0.90     6.34    4.73      0.84    5.84      0.84   116.91    0.71
     Holding Company Structure(272)       13.90    13.66       0.94     7.95    4.52      0.90    7.50      0.73   128.61    0.78
     Assets Over $1 Billion(57)            7.83     7.22       0.88    11.88    4.99      0.80   10.87      0.79   112.65    0.95
     Assets $500 Million-$1 Billion(45)    9.91     9.62       0.86     9.08    4.19      0.80    8.72      0.68   163.21    0.90
     Assets $250-$500 Million(65)         12.47    12.21       0.94     8.41    4.80      0.89    7.86      0.76   145.82    0.77
     Assets less than $250 Million(133)   17.70    17.63       1.00     6.28    4.35      0.96    5.97      0.75   116.65    0.69
     Goodwill Companies(121)               9.81     9.20       0.89    10.26    4.94      0.82    9.37      0.84   114.19    0.84
     Non-Goodwill Companies(179)          16.13    16.13       0.97     6.79    4.27      0.94    6.56      0.69   138.45    0.75
     Acquirors of FSLIC Cases(9)           7.99     7.55       0.96    13.08    6.23      0.87   11.75      1.31    53.48    0.68


                                                        PRICING RATIOS                       DIVIDEND DATA(6)
                                          -------------------------------------------    ------------------------
                                                                      PRICE/   PRICE/     IND.    DIVI-
                                          PRICE/     PRICE/  PRICE/    TANG.    CORE      DIV./   DEND     PAYOUT
FINANCIAL INSTITUTION                     EARNINGS    BOOK   ASSETS    BOOK   EARNINGS    SHARE   YIELD   RATIO(7)
----------------------------------------  -------   -------  ------   ------  --------    -----   -----   --------
                                            (X)       (%)     (%)      (%)      (X)        ($)     (%)      (%)
Market Averages. SAIF-Insured Thrifts
(no MHCs)
----------------------------------------
     SAIF-Insured Thrifts(300)              20.07   161.47   20.21    166.07    21.08      0.36    1.55    30.45
     NYSE Traded Companies(9)               17.43   214.52   19.77    201.66    17.90      0.33    0.81    13.17
     AMEX Traded Companies(20)              19.27   141.52   19.70    142.83    20.33      0.33    1.71    34.34
     NASDAQ Listed OTC Companies(271)       20.22   161.71   20.26    167.14    21.21      0.37    1.56    30.69
     California Companies(20)               17.37   166.21   11.82    163.74    19.57      0.18    0.53    11.82
     Florida Companies(5)                   18.92   177.18   21.63    195.59    24.60      0.24    0.91    17.18
     Mid-Atlantic Companies(56)             19.93   167.03   16.81    177.56    20.92      0.39    1.57    30.61
     Mid-West Companies(143)                20.18   157.95   20.95    160.27    21.10      0.35    1.61    31.02
     New England Companies(9)               19.18   169.96   12.60    179.15    19.96      0.44    1.49    27.37
     North-West Companies(11)               22.05   168.24   25.93    174.14    22.77      0.28    1.08    24.90
     South-East Companies(44)               21.29   165.48   25.28    169.70    22.07      0.48    1.90    40.75
     South-West Companies(6)                14.30   141.45   14.00    148.56    15.47      0.33    1.44    24.97
     Western Companies (Excl CA)(6)         21.48   140.40   24.21    146.36    21.71      0.47    2.09    37.25
     Thrift Strategy(250)                   20.46   152.99   21.03    156.78    21.24      0.37    1.64    32.62
     Mortgage Banker Strategy(31)           18.54   207.93   15.22    220.36    21.05      0.33    1.04    20.30
     Real Estate Strategy(8)                16.95   192.00   14.51    197.30    17.99      0.16    0.67    11.62
     Diversified Strategy(7)                19.16   242.18   24.84    247.21    20.84      0.56    1.42    29.40
     Retail Banking Strategy(4)             15.88   156.24   10.27    161.71    18.71      0.39    2.27    11.46
     Companies Issuing Dividends(253)       19.99   163.94   20.32    169.65    21.10      0.43    1.84    36.27
     Companies Without Dividends(47)        20.60   147.91   19.64    146.06    20.96      0.00    0.00     0.00
     Equity/Assets less than 6%(25)         17.40   220.78   11.08    228.58    20.23      0.22    0.73    15.29
     Equity/Assets 6-12%(134)               18.85   180.20   15.71    188.94    20.09      0.38    1.48    26.93
     Equity/Assets greater than 12%(141)    21.74   135.51   25.56    136.94    22.24      0.37    1.75    36.34
     Converted Last 3 Mths (no MHC)(7)      25.83   125.82   37.82    125.82    25.83      0.08    0.56    17.35
     Actively Traded Companies(36)          18.69   221.40   18.58    228.44    19.30      0.49    1.47    28.32
     Market Value Below $20 Million(46)     20.59   129.90   18.72    130.27    21.71      0.31    1.75    33.48
     Holding Company Structure(272)         20.36   159.98   20.37    164.31    21.24      0.37    1.57    31.07
     Assets Over $1 Billion(57)             19.38   206.80   16.36    224.20    20.84      0.41    1.16    22.80
     Assets $500 Million-$1 Billion(45)     18.48   185.88   17.43    188.63    19.70      0.36    1.42    28.51
     Assets $250-$500 Million(65)           19.36   161.63   19.27    166.88    20.36      0.37    1.53    26.69
     Assets less than $250 Million(133)     21.28   136.35   23.03    137.14    22.00      0.34    1.76    36.00
     Goodwill Companies(121)                19.17   183.59   17.05    196.08    20.58      0.40    1.46    26.19
     Non-Goodwill Companies(179)            20.69   147.56   22.22    147.56    21.43      0.34    1.61    33.21
     Acquirors of FSLIC Cases(9)            16.32   201.37   15.20    193.24    17.62      0.63    2.28    26.80


1) Average of high/low or bid/ask price per share.
2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
6) Annualized, based on last regular quarterly cash dividend announcement.
7) Indicated dividend as a percent of trailing twelve month earnings.
8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*  All thrifts are SAIF insured unless otherwise noted with an asterisk.
   Parentheses following market averages indicate the number    of
   institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                                 Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part Two
                                               Prices As Of March 13, 1998

                                                              KEY FINANCIAL RATIOS
                                         --------------------------------------------------------------    ASSET QUALITY RATIOS
                                                    TANG.        REPORTED EARNINGS       CORE EARNINGS    -----------------------
                                         EQUITY/   EQUITY/    -----------------------   ---------------    MPAS    RESVS/  RESVS/
FINANCIAL INSTITUTION                    ASSETS    ASSETS     ROA(5)   ROE(5)  ROI(5)   ROA(5)   ROE(5)   ASSETS    NPAS   LOANS
---------------------------------------- -------   -------    ------   ------  ------   ------   ------   ------   ------  ------
                                           (%)       (%)        (%)      (%)     (%)      (%)      (%)      (%)      (%)     (%)
Market Averages. BIF-Insured Thrifts
(no MHCs)
----------------------------------------
     BIF-Insured Thrifts(59)               11.65    11.33      1.13    11.72     5.64    1.11    11.44     0.75  162.49     1.35
     NYSE Traded Companies(4)              16.20    14.65      1.09     8.91     3.84    1.24    10.11     1.47   45.15     0.99
     AMEX Traded Companies(7)              12.46    12.11      1.02    10.29     5.24    0.90     8.98     1.41   67.25     1.23
     NASDAQ Listed OTC Companies(48)       11.15    10.95      1.15    12.12     5.84    1.12    11.83     0.61  183.75     1.40
     California Companies(1)               10.72    10.68      1.46    13.06     7.60    1.46    13.06     0.00    0.00     1.50
     Mid-Atlantic Companies(21)            14.36    13.89      0.90     7.91     3.77    0.92     8.02     0.81  126.35     1.18
     New England Companies(31)              9.48     9.22      1.28    14.78     7.03    1.22    13.89     0.78  166.66     1.58
     North-West Companies(3)                9.36     9.23      1.03    11.63     4.47    1.16    14.24     0.49  401.95     1.05
     South-East Companies(3)               17.27    17.10      1.14     6.83     4.90    1.13     6.78     0.31  184.96     0.51
     Thrift Strategy(44)                   12.73    12.44      1.16    11.26     5.71    1.12    10.72     0.78  145.81     1.28
     Mortgage Banker Strategy(7)            8.79     8.43      0.93    12.01     5.28    0.95    11.90     0.44  302.59     1.26
     Real Estate Strategy(3)               10.76    10.73      1.73    16.25     7.81    1.62    15.19     0.83  132.18     1.59
     Diversified Strategy(5)                6.58     5.97      0.87    13.30     4.59    0.98    15.25     0.82  151.87     1.94
     Companies Issuing Dividends(47)       10.48    10.11      1.06    11.22     5.21    1.02    10.81     0.76  165.99     1.31
     Companies Without Dividends(12)       16.20    16.12      1.41    13.65     7.31    1.45    13.87     0.72  147.35     1.52
     Equity/Assets less than 6%(4)          5.09     4.95      0.90    16.51     5.26    0.85    15.67     0.93   94.22     1.54
     Equity/Assets 6-12%(40)                8.67     8.30      1.17    13.69     6.43    1.13    13.21     0.85  166.41     1.49
     Equity/Assets greater than 12%(15)    20.34    20.11      1.09     5.83     3.88    1.13     6.18     0.43  174.79     0.98
     Converted Last 3 Mths (no MHC)(4)     23.69    23.51      0.93     4.56     2.76    1.14     6.07     0.57  151.21     1.07
     Actively Traded Companies(17)          9.76     9.35      1.27    13.85     6.05    1.22    13.43     0.63  158.23     1.28
     Market Value Below $20 Million(2)      9.09     9.03      2.33    27.01    17.05    2.22    25.69     1.11   89.24     1.62
     Holding Company Structure(47)         12.65    12.41      1.16    11.43     5.67    1.14    11.17     0.67  161.67     1.36
     Assets Over $1 Billion(18)            11.76    11.05      1.02    10.44     4.44    1.09    11.21     0.80  149.13     1.38
     Assets $500 Million-$1 Billion(15)     9.35     9.19      1.14    13.11     6.09    1.07    12.08     0.78  169.01     1.53
     Assets $250-$500 Million(11)          11.63    11.45      1.19    11.93     5.73    1.14    11.44     0.74  204.18     1.56
     Assets less than $250 Million(15)     13.21    13.12      1.20    11.98     6.60    1.13    11.21     0.68  137.20     1.03
     Goodwill Companies(32)                10.07     9.46      0.99    11.39     5.24    1.00    11.27     0.86  150.35     1.38
     Non-Goodwill Companies(27)            13.34    13.34      1.28    12.07     6.06    1.23    11.62     0.63  175.69     1.32




                                                        PRICING RATIOS                       DIVIDEND DATA(6)
                                          -------------------------------------------    ------------------------
                                                                      PRICE/   PRICE/     IND.    DIVI-
                                          PRICE/     PRICE/  PRICE/    TANG.    CORE      DIV./   DEND     PAYOUT
FINANCIAL INSTITUTION                     EARNINGS    BOOK   ASSETS    BOOK   EARNINGS    SHARE   YIELD   RATIO(7)
----------------------------------------  --------  -------  ------   ------  --------    -----   -----   --------
                                            (X)       (%)     (%)      (%)      (X)        ($)     (%)      (%)
Market Averages. BIF-Insured Thrifts
(no MHCs)
----------------------------------------
     BIF-Insured Thrifts(59)                18.15    189.51   20.26   188.94   19.05       0.42   1.42     25.82
     NYSE Traded Companies(4)               22.57    197.60   27.10   202.61   24.77       0.60   1.31     26.47
     AMEX Traded Companies(7)               18.06    169.68   19.66   177.20   20.69       0.55   1.77     33.45
     NASDAQ Listed OTC Companies(48)        17.81    191.02   19.72   189.36   18.28       0.38   1.39     24.85
     California Companies(1)                13.16    162.87   17.46   163.53   13.16       0.00   0.00      0.00
     Mid-Atlantic Companies(21)             21.83    172.46   23.04   174.45   22.26       0.36   1.17     25.14
     New England Companies(31)              16.10    199.85   18.05   203.02   16.79       0.45   1.50     26.21
     North-West Companies(3)                17.26    253.03   20.66   204.90   21.53       0.60   1.68     29.62
     South-East Companies(3)                22.27    140.62   23.82   142.15   22.38       0.41   2.43     35.67
     Thrift Strategy(44)                    17.85    176.70   21.06   178.62   18.96       0.41   1.47     26.51
     Mortgage Banker Strategy(7)            20.42    210.74   17.34   225.77   19.87       0.29   1.10     22.08
     Real Estate Strategy(3)                12.81    194.60   20.94   194.93   13.58       0.26   1.09     13.61
     Diversified Strategy(5)                19.89    264.46   16.96   245.45   20.89       0.65   1.50     30.83
     Companies Issuing Dividends(47)        19.11    196.53   19.36   196.13   19.86       0.52   1.78     32.92
     Companies Without Dividends(12)        10.53    162.67   23.77   163.43   13.63       0.00   0.00      0.00
     Equity/Assets less than 6%(4)          15.68    297.31   15.21   284.42   20.97       0.45   1.19     16.85
     Equity/Assets 6-12%(40)                17.22    198.41   17.50   201.40   17.76       0.45   1.50     26.96
     Equity/Assets greater than 12%(15)     22.40    140.57   28.04   143.26   22.75       0.32   1.30     24.99
     Converted Last 3 Mths (no MHC)(4)       0.00    136.97   32.47   137.88   28.49       0.00   0.00      0.00
     Actively Traded Companies(17)          17.01    217.31   19.64   213.95   18.64       0.64   1.70     28.79
     Market Value Below $20 Million(2)       3.18    148.53   13.41   149.75    3.31       0.00   0.00      0.00
     Holding Company Structure(47)          17.74    182.26   21.17   180.30   18.97       0.40   1.39     24.74
     Assets Over $1 Billion(18)             21.46    208.61   22.41   201.04   22.17       0.57   1.45     30.23
     Assets $500 Million-$1 Billion(15)     14.86    193.35   17.19   198.19   15.15       0.44   1.41     22.14
     Assets $250-$500 Million(11)           17.88    187.06   20.10   191.45   18.56       0.30   1.44     26.09
     Assets less than $250 Million(15)      17.19    168.10   20.19   169.83   18.16       0.31   1.39     23.20
     Goodwill Companies(32)                 18.62    199.31   18.37   199.36   20.08       0.44   1.33     24.17
     Non-Goodwill Companies(27)             17.62    178.52   22.29   178.52   17.82       0.39   1.52     27.68

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                                 Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part Two
                                               Prices As Of March 13, 1998


                                                              KEY FINANCIAL RATIOS
                                         --------------------------------------------------------------    ASSET QUALITY RATIOS
                                                    TANG.        REPORTED EARNINGS       CORE EARNINGS    -----------------------
                                         EQUITY/   EQUITY/    -----------------------   ---------------    MPAS    RESVS/  RESVS/
FINANCIAL INSTITUTION                    ASSETS    ASSETS     ROA(5)   ROE(5)  ROI(5)   ROA(5)   ROE(5)   ASSETS    NPAS   LOANS
---------------------------------------- -------   -------    ------   ------  ------   ------   ------   ------   ------  ------
                                           (%)       (%)        (%)      (%)     (%)      (%)      (%)      (%)      (%)     (%)
Market Averages, MHC Institutions
------------------------------------
     SAIF-Insured Thrifts(19)             12.00    11.86       0.81     7.18    2.60     0.77     6.79     0.54    152.87    0.73
     BIF-Insured Thrifts(3)               10.33     9.39       1.07    11.06    3.51     0.78     7.73     0.93     94.96    1.13
     NASDAQ Listed OTC Companies(22)      11.79    11.55       0.84     7.66    2.71     0.77     6.91     0.59    145.63    0.78
     Florida Companies(3)                  9.77     9.75       0.74     7.34    2.80     0.65     6.47     0.41     71.26    0.45
     Mid-Atlantic Companies(11)           12.02    11.61       0.80     7.27    2.47     0.78     6.99     0.70    117.79    0.87
     Mid-West Companies(5)                13.06    13.05       0.89     7.16    2.91     0.84     6.66     0.41    243.41    0.54
     New England Companies(1)              8.68     8.63       1.18    13.88    3.97     0.68     8.00     0.68    153.86    1.57
     Thrift Strategy(20)                  12.28    12.06       0.81     6.99    2.66     0.78     6.66     0.58    150.94    0.71
     Mortgage Banker Strategy(1)           8.12     7.24       0.89    10.88    2.21     0.76     9.24     0.62     63.10    0.94
     Diversified Strategy(1)               8.68     8.63       1.18    13.88    3.97     0.68     8.00     0.68    153.86    1.57
     Companies Issuing Dividends(22)      11.79    11.55       0.84     7.66    2.71     0.77     6.91     0.59    145.63    0.78
     Equity/Assets 6-12%(16)               9.85     9.52       0.78     8.11    2.67     0.69     7.08     0.68     85.83    0.77
     Equity/Assets >12%(6)                17.62    17.62       1.02     6.33    2.85     1.03     6.38     0.33    325.04    0.81
     Holding Company Structure(3)         10.73     9.82       0.85     8.15    2.92     0.78     7.48     0.81     59.64    0.57
     Assets Over $1 Billion(6)             8.56     8.06       0.92    10.51    2.93     0.74     8.40     0.61     88.80    0.91
     Assets $500 Million-$1 Billion(2)    11.34    11.34       0.80     7.04    2.63     0.73     6.45     0.41     90.57    0.62
     Assets $250-$500 Million(6)          11.54    11.52       0.88     7.81    2.87     0.86     7.59     0.55    192.81    0.56
     Assets less than $250 Million(8)     13.85    13.58       0.78     6.04    2.52     0.75     5.72     0.63    159.02    0.85
     Goodwill Companies(9)                 9.18     8.53       0.89     9.83    3.06     0.76     8.24     0.63     97.85    0.80
     Non-Goodwill Companies(13)           13.36    13.36       0.81     6.36    2.51     0.78     6.10     0.57    174.30    0.77
     MHC Institutions(22)                 11.79    11.55       0.84     7.66    2.71     0.77     6.91     0.59    145.63    0.78


                                                        PRICING RATIOS                       DIVIDEND DATA(6)
                                          -------------------------------------------    ------------------------
                                                                      PRICE/   PRICE/     IND.    DIVI-
                                          PRICE/     PRICE/  PRICE/    TANG.    CORE      DIV./   DEND     PAYOUT
FINANCIAL INSTITUTION                     EARNINGS    BOOK   ASSETS    BOOK   EARNINGS    SHARE   YIELD   RATIO(7)
----------------------------------------  --------  -------  ------   ------  --------    -----   -----   --------
                                            (X)       (%)     (%)      (%)      (X)        ($)     (%)      (%)
Market Averages, MHC Institutions
------------------------------------
     SAIF-Insured Thrifts(19)               27.94    243.18   30.12   243.46    28.91      0.45    1.78    53.56
     BIF-Insured Thrifts(3)                 25.17    291.70   29.54   315.58     0.00      0.48    1.48    40.79
     NASDAQ Listed OTC Companies(22)        26.55    250.11   30.05   253.76    28.91      0.46    1.74    51.24
     Florida Companies(3)                    0.00    252.56   24.77   253.34     0.00      0.90    2.54     0.00
     Mid-Atlantic Companies(11)              0.00    242.62   31.39   249.20     0.00      0.28    1.34    48.61
     Mid-West Companies(5)                  27.94    242.70   30.09   243.15    28.91      0.55    2.16    57.66
     New England Companies(1)               25.17    327.30   28.40   329.00     0.00      0.76    2.00    50.33
     Thrift Strategy(20)                    27.94    244.17   29.68   247.97    28.91      0.45    1.78    52.42
     Mortgage Banker Strategy(1)             0.00      0.00   36.84     0.00     0.00      0.22    0.92    41.51
     Diversified Strategy(1)                25.17    327.30   28.40   329.00     0.00      0.76    2.00    50.33
     Companies Issuing Dividends(22)        26.55    250.11   30.05   253.76    28.91      0.46    1.74    51.24
     Equity/Assets 6-12%(16)                26.55    271.19   28.46   276.30    28.91      0.45    1.54    49.97
     Equity/Assets >12%(6)                   0.00    197.42   34.82   197.42     0.00      0.48    2.32    56.92
     Holding Company Structure(3)            0.00    267.97   28.61   291.00     0.00      0.41    1.51    52.53
     Assets Over $1 Billion(6)              25.17    287.17   29.70   288.81     0.00      0.51    1.70    43.62
     Assets $500 Million-$1 Billion(2)       0.00    258.07   29.27   258.07     0.00      0.90    2.21     0.00
     Assets $250-$500 Million(6)            27.94    271.34   30.97   271.79    28.91      0.51    1.82    57.40
     Assets less than $250 Million(8)        0.00    226.25   29.84   232.83     0.00      0.33    1.65    52.11
     Goodwill Companies(9)                  26.55    265.58   28.34   278.36    28.91      0.45    1.53    40.49
     Non-Goodwill Companies(13)              0.00    243.92   31.08   243.92     0.00      0.46    1.86    60.19
     MHC Institutions(22)                   26.55    250.11   30.05   253.76    28.91      0.46    1.74    51.24


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                                 Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part Two
                                               Prices As Of March 13, 1998


                                                              KEY FINANCIAL RATIOS
                                         --------------------------------------------------------------    ASSET QUALITY RATIOS
                                                    TANG.        REPORTED EARNINGS       CORE EARNINGS    -----------------------
                                         EQUITY/   EQUITY/    -----------------------   ---------------    MPAS    RESVS/  RESVS/
FINANCIAL INSTITUTION                    ASSETS    ASSETS     ROA(5)   ROE(5)  ROI(5)   ROA(5)   ROE(5)   ASSETS    NPAS   LOANS
---------------------------------------- -------   -------    ------   ------  ------   ------   ------   ------   ------  ------
                                           (%)       (%)        (%)      (%)     (%)      (%)      (%)      (%)      (%)     (%)
NYSE Traded Companies
----------------------------------------
  AHM   Ahmanson and Co. H.F. of CA             4.11     3.50    0.79   19.65    6.39    0.70    17.24     1.73   46.72    1.22
  CFB   Commercial Federal Corp. of NE          6.38     5.75    0.97   15.98    5.97    0.95    15.67     0.84   80.01    0.90
  DME   Dime Bancorp, Inc. of NY*               6.02     4.94    0.62   11.10    3.51    0.62    11.10     1.06   45.34    0.71
  DSL   Downey Financial Corp. of CA            7.13     7.04    0.73    9.96    5.02    0.70     9.56     0.89   61.86    0.60
  FED   FirstFed Fin. Corp. of CA               5.35     5.31    0.56   11.24    5.54    0.55    11.03     0.96  210.84    2.62
  GSB   Golden State Bancorp of CA(8)           6.04     5.45    0.60   10.47    5.21    0.72    12.56     1.08   90.12    1.31
  GDW   Golden West Fin. Corp. of CA            6.82     6.82    0.91   14.14    6.58    0.90    13.91     1.07   55.16    0.70
  GPT   GreenPoint Fin. Corp. of NY*            9.70     5.29    1.11   10.83    4.75    1.08    10.52     2.90   28.75    1.22
  JSB   JSB Financial, Inc. of NY*             23.22    23.22    1.93    8.61    5.51    1.71     7.65     1.07   35.16    0.61
  NYB   New York Bancorp, Inc. of NY(8)         5.46     5.46    1.65   31.75    5.82    1.68    32.39     0.86   66.31    0.91
  OCN   Ocwen Financial Corp. of FL            14.14    13.77    3.10   32.13    4.66    1.74    17.99      NA      NA      NA
  SIB   Staten Island Bancorp of NY*           25.87    25.17    0.70    5.11    1.60    1.53    11.18     0.83   71.34    1.43
  WES   Westcorp Inc. of Orange CA              9.09     9.06    0.99   10.58    6.67    0.21     2.26      NA      NA     1.81


AMEX Traded Companies
----------------------------------------
  ANA   Acadiana Bancshares, Inc of LA         16.95    16.95    0.98    5.64    4.36    0.95     5.46     0.50  201.03    1.32
  ANE   Alliance Bancorp of NE, of CT*          7.61     7.39    0.84   11.87    5.82    0.59     8.30     1.60   75.91    1.91
  BKC   American Bank of Waterbury CT*          9.01     8.72    1.32   15.52    6.62    1.14    13.44     2.11   41.86    1.54
  BFD   BostonFed Bancorp of MA                 8.37     8.06    0.76    8.43    5.92    0.67     7.50     0.18  371.41    0.82
  CFX   CFX Corp of Keene NH(8)*                8.55     8.25    0.61    7.38    1.82    0.99    11.95     0.59  128.94    1.06
  CNY   Carver Bancorp, Inc. of NY              8.48     8.16   -0.11   -1.33   -1.33    0.02     0.20     1.67   41.11    1.15
  CBK   Citizens First Fin.Corp. of IL         13.88    13.88    0.70    4.87    3.65    0.47     3.27     0.69   44.35    0.36
  EBI   Equality Bancorp, Inc. of MO           11.18    11.18    0.53    7.30    2.89    0.12     1.59     0.39   31.69    0.25
  ESX   Essex Bancorp of Norfolk VA(8)          0.02    -0.08    0.12     NM     3.85    0.10      NM      2.11   51.58    1.27
  FCB   Falmouth Bancorp, Inc. of MA*          23.94    23.94    0.98    4.06    2.85    0.83     3.42      NA      NA     0.83
  FAB   FirstFed America Bancorp of MA         11.17    11.17    0.17    1.58    1.02    0.53     4.99     0.35  263.67    1.19
  GAF   GA Financial Corp. of PA               14.82    14.67    1.14    7.12    5.65    1.08     6.72     0.22   76.28    0.43
  HBS   Haywood Bancshares, Inc. of NC*        14.19    13.69    1.34   11.63    7.01    1.34    11.63     0.67   71.19    0.64
  KNK   Kankakee Bancorp, Inc. of IL           11.01    10.38    0.88    8.04    6.22    0.86     7.86     1.27   49.02    0.88
  KYF   Kentucky First Bancorp of KY           17.03    17.03    1.14    6.80    5.60    1.12     6.71     0.13  348.65    0.77
  MBB   MSB Bancorp of Middletown NY(8)*        8.23     4.39    0.53    7.06    4.36    0.40     5.29     0.78   39.12    0.63
  NBN   Northeast Bancorp of ME*                7.54     6.80    0.60    8.33    3.89    0.58     8.10     1.24   80.05    1.21
  PDB   Piedmont Bancorp, Inc. of NC           16.19    16.19    1.19    7.28    5.08    1.19     7.28     1.29   52.20    0.81
  SSB   Scotland Bancorp, Inc. of NC           24.07    24.07    1.67    5.26    5.73    1.67     5.26      NA      NA     0.57
  SZB   SouthFirst Bancshares of AL            14.22    14.22    0.53    3.76    2.36    0.49     3.47     1.28   37.22    0.78
  SRN   Southern Banc Company of AL            17.01    16.83    0.14    0.79    0.72    0.50     2.84      NA      NA     0.19
  SSM   Stone Street Bancorp of NC             29.57    29.57    1.54    4.69    4.27    1.54     4.69     0.23  229.34    0.62
  TSH   Teche Holding Company of LA            13.54    13.54    0.97    7.28    5.54    0.93     6.95     0.38  215.27    0.97
  FTF   Texarkana Fst. Fin. Corp of AR         15.15    15.15    1.76   11.23    6.17    1.72    10.97     0.17  377.18    0.76
  THR   Three Rivers Fin. Corp. of MI          13.77    13.72    0.90    6.47    4.36    0.85     6.08     1.08   47.87    0.80
  WSB   Washington SB, FSB of MD                8.51     8.51    0.88   10.51    6.21    0.52     6.26      NA      NA     0.96
  WFI   Winton Financial Corp. of OH            7.17     7.03    1.05   14.68    5.85    0.86    12.03     0.25  100.24    0.29


NASDAQ Listed OTC Companies
----------------------------------------
  FBCV  1st Bancorp of Vincennes IN             8.98     8.82    0.75    8.89    6.64    0.49     5.79     1.48   31.23    0.63
  FBER  1st Bergen Bancorp of NJ               13.52    13.52    0.78    5.27    3.79    0.78     5.27     0.75  140.88    2.34
  AFED  AFSALA Bancorp, Inc. of NY             12.52    12.52    0.79    5.91    4.46    0.79     5.91     0.30  234.30    1.46
  ALBK  ALBANK Fin. Corp. of Albany NY          8.81     6.84    1.18   12.94    6.74    1.17    12.87     0.88   81.33    1.02
  AMFC  AMB Financial Corp. of IN              14.77    14.77    1.07    6.93    6.14    0.68     4.38      NA      NA     0.53
  ASBP  ASB Financial Corp. of OH              15.47    15.47    0.92    5.85    4.28    0.92     5.85     0.91   78.25    1.03
  ABBK  Abington Bancorp of MA*                 6.83     6.21    0.87   12.53    5.78    0.77    11.06     0.18  233.13    0.68
  AABC  Access Anytime Bancorp of NM            8.65     8.65    1.44   22.38   11.58    1.34    20.78     1.58   31.35    0.95


                                                        PRICING RATIOS                       DIVIDEND DATA(6)
                                          -------------------------------------------    ------------------------
                                                                      PRICE/   PRICE/     IND.    DIVI-
                                          PRICE/     PRICE/  PRICE/    TANG.    CORE      DIV./   DEND     PAYOUT
FINANCIAL INSTITUTION                     EARNINGS    BOOK   ASSETS    BOOK   EARNINGS    SHARE   YIELD   RATIO(7)
----------------------------------------  --------  -------  ------   ------  --------    -----   -----   --------
                                            (X)       (%)     (%)      (%)      (X)        ($)     (%)      (%)
NYSE Traded Companies
----------------------------------------
  AHM   Ahmanson and Co. H.F. of CA         15.64    310.21   12.73      NM     17.82      0.88    1.38     21.57
  CFB   Commercial Federal Corp. of NE      16.75    248.93   15.87   276.03    17.07      0.22    0.63     10.53
  DME   Dime Bancorp, Inc. of NY*           28.51    264.96   15.95   322.98    28.51      0.16    0.53     15.24
  DSL   Downey Financial Corp. of CA        19.93    190.20   13.57   192.67    20.76      0.32    1.08     21.48
  FED   FirstFed Fin. Corp. of CA           18.06    187.17   10.02   188.69    18.40      0.00    0.00      0.00
  GSB   Golden State Bancorp of CA(8)       19.19    187.24   11.30   207.48    15.99      0.00    0.00      0.00
  GDW   Golden West Fin. Corp. of CA        15.19    199.47   13.59   199.47    15.44      0.50    0.53      8.05
  GPT   GreenPoint Fin. Corp. of NY*        21.05    244.20   23.70      NM     21.67      0.64    1.75     36.78
  JSB   JSB Financial, Inc. of NY*          18.14    150.04   34.83   150.04    20.41      1.60    2.97     53.87
  NYB   New York Bancorp, Inc. of NY(8)     17.19       NM    27.89      NM     16.85      0.60    1.41     24.19
  OCN   Ocwen Financial Corp. of FL         21.46       NM    58.90      NM       NM       0.00    0.00      0.00
  SIB   Staten Island Bancorp of NY*          NM     131.18   33.94   134.82    28.49      0.00    0.00      0.00
  WES   Westcorp Inc. of Orange CA          14.98    151.12   13.73   151.47      NM       0.40    2.04     30.53


AMEX Traded Companies
----------------------------------------
  ANA   Acadiana Bancshares, Inc of LA      22.94    129.21   21.90   129.21    23.67      0.44    1.98     45.36
  ANE   Alliance Bancorp of NE, of CT*      17.18    183.90   13.99   189.17    24.57      0.20    0.95     16.26
  BKC   American Bank of Waterbury CT*      15.10    208.02   18.75   215.04    17.44      1.52    2.94     44.44
  BFD   BostonFed Bancorp of MA             16.90    146.35   12.25   151.90    18.97      0.28    1.29     21.88
  CFX   CFX Corp of Keene NH(8)*              NM     296.28   25.34   307.11      NM       0.44    1.45       NM
  CNY   Carver Bancorp, Inc. of NY            NM      98.43    8.35   102.32      NM       0.00    0.00       NM
  CBK   Citizens First Fin.Corp. of IL      27.38    136.55   18.95   136.55      NM       0.00    0.00      0.00
  EBI   Equality Bancorp, Inc. of MO          NM     154.61   17.28   154.61      NM       0.24    1.51     52.17
  ESX   Essex Bancorp of Norfolk VA(8)      25.95       NM     2.86      NM     28.83      0.00    0.00      0.00
  FCB   Falmouth Bancorp, Inc. of MA*         NM     137.88   33.01   137.88      NM       0.24    1.08     38.10
  FAB   FirstFed America Bancorp of MA        NM     132.01   14.74   132.01      NM       0.00    0.00      0.00
  GAF   GA Financial Corp. of PA            17.71    127.11   18.83   128.39    18.75      0.48    2.51     44.44
  HBS   Haywood Bancshares, Inc. of NC*     14.26    128.32   18.20   132.92    14.26      0.60    2.70     38.46
  KNK   Kankakee Bancorp, Inc. of IL        16.08    128.33   14.14   136.13    16.46      0.48    1.36     21.82
  KYF   Kentucky First Bancorp of KY        17.86    121.47   20.68   121.47    18.09      0.50    3.64     64.94
  MBB   MSB Bancorp of Middletown NY(8)*    22.95    155.71   12.82   292.13      NM       0.60    1.72     39.47
  NBN   Northeast Bancorp of ME*            25.71    190.27   14.36   211.02    26.47      0.21    1.17     30.00
  PDB   Piedmont Bancorp, Inc. of NC        19.69    138.77   22.46   138.77    19.69      0.40    3.76     74.07
  SSB   Scotland Bancorp, Inc. of NC        17.47    131.05   31.54   131.05    17.47      0.20    1.97     34.48
  SZB   SouthFirst Bancshares of AL           NM     154.94   22.04   154.94      NM       0.60    2.77       NM
  SRN   Southern Banc Company of AL           NM     114.06   19.40   115.25      NM       0.00    0.00      0.00
  SSM   Stone Street Bancorp of NC          23.41    123.35   36.47   123.35    23.41      0.46    2.29     53.49
  TSH   Teche Holding Company of LA         18.04    126.66   17.15   126.66    18.87      0.50    2.45     44.25
  FTF   Texarkana Fst. Fin. Corp of AR      16.21    179.64   27.22   179.64    16.60      0.56    2.01     32.56
  THR   Three Rivers Fin. Corp. of MI       22.94    145.93   20.09   146.39    24.40      0.44    1.92     44.00
  WSB   Washington SB, FSB of MD            16.12    163.35   13.90   163.35    27.03      0.10    1.19     19.23
  WFI   Winton Financial Corp. of OH        17.08    237.07   17.00   241.86    20.83      0.50    1.82     31.06


NASDAQ Listed OTC Companies
----------------------------------------
  FBCV  1st Bancorp of Vincennes IN         15.06    129.27   11.61   131.58    23.09      0.27    0.99     14.92
  FBER  1st Bergen Bancorp of NJ            26.35    142.23   19.24   142.23    26.35      0.20    1.03     27.03
  AFED  AFSALA Bancorp, Inc. of NY          22.40    137.33   17.19   137.33    22.40      0.28    1.40     31.46
  ALBK  ALBANK Fin. Corp. of Albany NY      14.85    179.04   15.77   230.50    14.93      0.72    1.44     21.43
  AMFC  AMB Financial Corp. of IN           16.27    112.60   16.63   112.60    25.75      0.28    1.62     26.42
  ASBP  ASB Financial Corp. of OH           23.39    136.92   21.18   136.92    23.39      0.40    2.76     64.52
  ABBK  Abington Bancorp of MA*             17.29    207.71   14.19   228.27    19.58      0.20    0.96     16.67
  AABC  Access Anytime Bancorp of NM         8.63    144.87   12.53   144.87     9.30      0.00    0.00      0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                                 Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part Two
                                               Prices As Of March 13, 1998

                                                              KEY FINANCIAL RATIOS
                                         --------------------------------------------------------------    ASSET QUALITY RATIOS
                                                    TANG.        REPORTED EARNINGS       CORE EARNINGS    -----------------------
                                         EQUITY/   EQUITY/    -----------------------   ---------------    MPAS    RESVS/  RESVS/
FINANCIAL INSTITUTION                    ASSETS    ASSETS     ROA(5)   ROE(5)  ROI(5)   ROA(5)   ROE(5)   ASSETS    NPAS   LOANS
---------------------------------------- -------   -------    ------   ------  ------   ------   ------   ------   ------  ------
                                           (%)       (%)        (%)      (%)     (%)      (%)      (%)      (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
  AFBC  Advance Fin. Bancorp of WV        15.22    15.22      0.87      5.65     4.25     0.84    5.45     1.10     27.69    0.35
  AADV  Advantage Bancorp, Inc. of WI(8)  10.02     9.38      1.12     12.13     5.21     0.99   10.64     0.47    121.57    1.05
  AFCB  Affiliated Comm BC, Inc of MA(8)   9.76     9.71      1.08     11.08     4.79     1.08   11.02     0.39    192.06    1.21
  ALBC  Albion Banc Corp. of Albion NY     8.57     8.57      0.50      5.58     4.00     0.49    5.45     0.12    321.43    0.53
  ABCL  Alliance Bancorp, Inc. of IL       9.60     9.49      0.84      9.10     4.79     0.93   10.10     0.27    147.57    0.56
  ATSB  AmTrust Capital Corp. of IN       10.93    10.82      0.40      3.88     3.67     0.23    2.22     1.81     40.38    1.04
  AHCI  Ambanc Holding Co., Inc. of NY*   11.37    11.37     -0.53     -4.16    -3.36    -0.60   -4.71     0.73    107.99    1.48
  ASBI  Ameriana Bancorp of IN            11.36    11.36      0.91      8.24     5.40     0.80    7.21      NA        NA     0.39
  ABCW  Anchor Bancorp Wisconsin of WI     6.64     6.54      1.04     16.41     5.37     0.96   15.14     0.97    117.38    1.42
  ANDB  Andover Bancorp, Inc. of MA*       8.10     8.10      1.06     13.09     6.46     1.03   12.78     0.62    151.68    1.27
  ASFC  Astoria Financial Corp. of NY      8.07     5.61      0.82     10.37     4.41     0.76    9.64     0.56     67.77    0.92
  AVND  Avondale Fin. Corp. of IL          8.48     8.48     -2.10    -23.98   -24.85    -1.78  -20.34     1.35     86.34    2.56
  BKCT  Bancorp Connecticut of CT*        10.60    10.60      1.39     13.29     5.84     1.23   11.80     0.91    131.37    2.04
  BPLS  Bank Plus Corp. of CA              4.35     3.96      0.34      7.31     4.41     0.39    8.21     1.66     72.86    1.76
  BNKU  Bank United Corp. of TX            4.89     4.77      0.69     13.68     5.66     0.60   12.00     0.68     41.06    0.36
  BWFC  Bank West Fin. Corp. of MI        13.66    13.66      0.72      4.94     2.94     0.54    3.67     0.48     32.03    0.22
  BANC  BankAtlantic Bancorp of FL         5.51     4.56      1.04     18.21     7.19     0.55    9.62     1.10     84.73    1.35
  BKUNA BankUnited Fin. Corp. of FL        4.28     3.80      0.28      6.95     2.67     0.21    5.30     0.37     37.97    0.16
  BVCC  Bay View Capital Corp. of CA       5.35     4.44      0.44      7.40     3.31     0.60   10.08     0.51    230.25    1.59
  FSNJ  Bayonne Banchsares of NJ          15.76    15.76      0.46      3.99     2.14     0.65    5.73     1.01     48.09    1.27
  BFSB  Bedford Bancshares, Inc. of VA    14.52    14.52      1.21      8.45     4.90     1.20    8.39     0.54     96.46    0.60
  BFFC  Big Foot Fin. Corp. of IL         17.53    17.53      0.60      3.46     2.14     0.53    3.05     0.09    150.75    0.30
  BYFC  Broadway Fin. Corp. of CA          9.84     9.84      0.29      2.75     3.29     0.33    3.14     1.62     52.84    1.02
  CBES  CBES Bancorp, Inc. of MO          15.78    15.78      1.10      6.32     4.19     0.96    5.50     0.54     90.67    0.54
  CCFH  CCF Holding Company of GA         10.66    10.66      0.15      1.07     0.68    -0.15   -1.14     0.20    288.02    0.70
  CENF  CENFED Financial Corp. of CA(8)    5.56     5.55      0.64     12.26     5.72     0.58   11.04     0.97     76.38    1.07
  CFSB  CFSB Bancorp of Lansing MI         7.92     7.92      1.26     16.41     4.79     1.18   15.36     0.11    526.14    0.62
  CKFB  CKF Bancorp of Danville KY        21.89    21.89      1.84      7.78     6.07     1.38    5.85     0.47     42.66    0.22
  CNSB  CNS Bancorp, Inc. of MO           24.33    24.33      0.79      3.21     2.58     0.79    3.21     0.50     80.20    0.58
  CSBF  CSB Financial Group Inc of IL     24.00    22.65      0.50      2.01     2.13     0.43    1.73     0.69     52.91    0.63
  CBCI  Calumet Bancorp of Chicago IL     16.77    16.77      1.61     10.01     6.77     1.62   10.09     1.64     76.23    1.58
  CAFI  Camco Fin. Corp. of OH             9.41     8.73      1.15     11.99     6.73     0.93    9.73     0.48     53.21    0.30
  CMRN  Cameron Fin. Corp. of MO          21.43    21.43      1.18      5.29     4.76     1.17    5.23     0.98     82.65    0.94
  CAPS  Capital Savings Bancorp of MO(8)   9.43     9.43      0.98     11.06     5.56     0.95   10.62     0.41     78.85    0.40
  CFNC  Carolina Fincorp of NC*           22.71    22.71      1.22      5.24     4.26     1.17    5.02     0.10    365.18    0.50
  CASB  Cascade Financial Corp. of WA      6.93     6.93      0.66     10.21     5.19     0.64    9.93     0.35    274.48    1.13
  CATB  Catskill Fin. Corp. of NY*        24.32    24.32      1.34      5.20     4.62     1.34    5.20     0.35    184.75    1.49
  CNIT  Cenit Bancorp of Norfolk VA        6.95     6.36      0.80     11.30     4.40     0.74   10.50     0.52    103.38    0.77
  CEBK  Central Co-Op. Bank of MA*         9.90     8.91      0.87      8.69     4.58     0.83    8.22     0.42    185.68    1.08
  CENB  Century Bancorp, Inc. of NC       30.15    30.15      1.61      5.35     4.58     1.62    5.37     0.58     93.95    0.84
  CBSB  Charter Financial Inc. of IL(8)   15.54    13.92      1.36      9.12     3.92     1.50   10.06     0.62     90.95    0.76
  COFI  Charter One Financial of OH        6.97     6.51      0.81     11.85     3.25     1.19   17.33     0.38    150.61    0.89
  CVAL  Chester Valley Bancorp of PA       8.81     8.81      1.00     11.61     4.14     0.96   11.05     0.25    385.96    1.15
  CTZN  CitFed Bancorp of Dayton OH(8)     6.06     5.54      0.87     13.86     4.11     0.87   13.86     0.37    143.60    1.01
  CLAS  Classic Bancshares, Inc. of KY    14.88    12.64      0.81      5.53     4.00     0.95    6.47     0.42    148.74    0.92
  CBSA  Coastal Bancorp of Houston TX      3.47     2.92      0.42     12.45     7.27     0.43   12.77      NA        NA     0.58
  CFCP  Coastal Fin. Corp. of SC           5.98     5.98      1.22     19.67     6.24     1.03   16.52     0.59    151.67    1.20
  CMSB  Commonwealth Bancorp Inc of PA     9.47     7.48      0.73      7.51     5.05     0.56    5.72     0.42     94.35    0.69
  CMSV  Commty. Svgs, MHC of FL (48.5)    11.34    11.34      0.80      7.04     2.63     0.73    6.45     0.41     90.57    0.62
  CFTP  Community Fed. Bancorp of MS      26.46    26.46      1.32      4.49     3.27     1.32    4.49     0.49     53.05    0.45
  CFFC  Community Fin. Corp. of VA        13.63    13.57      1.07      7.86     5.07     1.08    7.91     0.44    129.75    0.65
  CFBC  Community First Bnkg Co. of GA    17.80    17.57      0.59      6.09     2.11     0.59    6.09     2.19     25.76    0.75
  CIBI  Community Inv. Bancorp of OH      11.58    11.58      0.97      8.30     5.87     0.97    8.30     0.65     82.39    0.62
  COOP  Cooperative Bancshares of NC       7.66     7.66      0.63      8.32     3.70     0.62    8.21     0.17    142.58    0.30
  CRZY  Crazy Woman Creek Bncorp of WY    23.63    23.63      1.28      4.92     4.38     1.30    4.99     0.18    237.50    0.92
  DNFC  D&N Financial Corp. of MI          5.40     5.35      0.87     15.65     5.95     0.78   14.06     0.29    199.00    0.80

                                                        PRICING RATIOS                       DIVIDEND DATA(6)
                                          -------------------------------------------    ------------------------
                                                                      PRICE/   PRICE/     IND.    DIVI-
                                          PRICE/     PRICE/  PRICE/    TANG.    CORE      DIV./   DEND     PAYOUT
FINANCIAL INSTITUTION                     EARNINGS    BOOK   ASSETS    BOOK   EARNINGS    SHARE   YIELD   RATIO(7)
----------------------------------------  -------   -------  ------   ------  --------    -----   -----   --------
                                            (X)       (%)     (%)      (%)      (X)        ($)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
  AFBC  Advance Fin. Bancorp of WV         23.51    130.19   19.82    130.19   24.38       0.32    1.62   38.10
  AADV  Advantage Bancorp, Inc. of WI(8)   19.19    215.48   21.59    230.33   21.88       0.40    0.58   11.20
  AFCB  Affiliated Comm BC, Inc of MA(8)   20.87    218.06   21.29    219.23   20.99       0.60    1.62   33.90
  ALBC  Albion Banc Corp. of Albion NY     25.00    135.97   11.65    135.97   25.58       0.11    1.00   25.00
  ABCL  Alliance Bancorp, Inc. of IL       20.90    163.91   15.73    165.84   18.84       0.44    1.64   34.38
  ATSB  AmTrust Capital Corp. of IN        27.23    102.14   11.16    103.18     NM        0.20    1.31   35.71
  AHCI  Ambanc Holding Co., Inc. of NY*      NM     129.69   14.75    129.69     NM        0.24    1.32     NM
  ASBI  Ameriana Bancorp of IN             18.53    151.02   17.16    151.02   21.17       0.64    3.08   57.14
  ABCW  Anchor Bancorp Wisconsin of WI     18.64    287.72   19.12    292.44   20.20       0.32    0.78   14.55
  ANDB  Andover Bancorp, Inc. of MA*       15.48    191.26   15.48    191.26   15.85       0.76    1.92   29.69
  ASFC  Astoria Financial Corp. of NY      22.66    178.90   14.43    257.09   24.37       0.80    1.38   31.25
  AVND  Avondale Fin. Corp. of IL            NM     109.40    9.28    109.40     NM        0.00    0.00     NM
  BKCT  Bancorp Connecticut of CT*         17.14    215.62   22.85    215.62   19.30       0.52    2.62   44.83
  BPLS  Bank Plus Corp. of CA              22.69    157.59    6.85    172.92   20.21       0.00    0.00    0.00
  BNKU  Bank United Corp. of TX            17.66    229.50   11.23    235.57   20.14       0.64    1.44   25.40
  BWFC  Bank West Fin. Corp. of MI           NM     165.69   22.63    165.69     NM        0.24    1.64   55.81
  BANC  BankAtlantic Bancorp of FL         13.92    242.60   13.36    292.66   26.34       0.13    0.88   12.26
  BKUNA BankUnited Fin. Corp. of FL          NM     156.08    6.69    175.93     NM        0.00    0.00    0.00
  BVCC  Bay View Capital Corp. of CA         NM     243.22   13.01    293.13   22.15       0.40    1.14   34.48
  FSNJ  Bayonne Banchsares of NJ             NM     131.70   20.75    131.70     NM        0.17    1.21   56.67
  BFSB  Bedford Bancshares, Inc. of VA     20.42    166.57   24.19    166.57   20.57       0.56    1.93   39.44
  BFFC  Big Foot Fin. Corp. of IL            NM     158.25   27.75    158.25     NM        0.00    0.00    0.00
  BYFC  Broadway Fin. Corp. of CA            NM      86.32    8.49     86.32   26.56       0.20    1.57   47.62
  CBES  CBES Bancorp, Inc. of MO           23.85    151.52   23.91    151.52   27.37       0.40    1.54   36.70
  CCFH  CCF Holding Company of GA            NM     170.28   18.15    170.28     NM        0.55    2.50     NM
  CENF  CENFED Financial Corp. of CA(8)    17.48    195.86   10.89    196.14   19.41       0.36    0.85   14.94
  CFSB  CFSB Bancorp of Lansing MI         20.89    329.39   26.09    329.39   22.33       0.48    1.64   34.29
  CKFB  CKF Bancorp of Danville KY         16.47    133.90   29.31    133.90   21.91       0.50    2.35   38.76
  CNSB  CNS Bancorp, Inc. of MO              NM     127.27   30.97    127.27     NM        0.24    1.32   51.06
  CSBF  CSB Financial Group Inc of IL        NM      98.27   23.59    104.13     NM        0.00    0.00    0.00
  CBCI  Calumet Bancorp of Chicago IL      14.76    144.34   24.20    144.34   14.65       0.00    0.00    0.00
  CAFI  Camco Fin. Corp. of OH             14.86    170.83   16.07    184.14   18.31       0.54    2.08   30.86
  CMRN  Cameron Fin. Corp. of MO           21.01    111.83   23.97    111.83   21.24       0.28    1.42   29.79
  CAPS  Capital Savings Bancorp of MO(8)   18.00    186.26   17.57    186.26   18.75       0.24    1.07   19.20
  CFNC  Carolina Fincorp of NC*            23.47    121.83   27.67    121.83   24.47       0.24    1.40   32.88
  CASB  Cascade Financial Corp. of WA      19.26    165.12   11.45    165.12   19.79       0.00    0.00    0.00
  CATB  Catskill Fin. Corp. of NY*         21.65    114.66   27.89    114.66   21.65       0.32    1.80   39.02
  CNIT  Cenit Bancorp of Norfolk VA        22.71    261.28   18.15    285.29   24.44       1.20    1.56   35.40
  CEBK  Central Co-Op. Bank of MA*         21.81    180.06   17.82    199.88   23.05       0.32    0.98   21.48
  CENB  Century Bancorp, Inc. of NC        21.81    115.17   34.72    115.17   21.76       2.00    2.29   50.00
  CBSB  Charter Financial Inc. of IL(8)    25.50    225.63   35.07    252.00   23.12       0.32    1.00   25.40
  COFI  Charter One Financial of OH          NM     281.49   19.61    301.19   21.07       1.00    1.65   50.76
  CVAL  Chester Valley Bancorp of PA       24.14    264.55   23.31    264.55   25.36       0.44    1.26   30.34
  CTZN  CitFed Bancorp of Dayton OH(8)     24.35    316.79   19.21    346.88   24.35       0.36    0.70   17.14
  CLAS  Classic Bancshares, Inc. of KY     25.00    135.49   20.16    159.53   21.35       0.28    1.37   34.15
  CBSA  Coastal Bancorp of Houston TX      13.75    162.64    5.64    193.43   13.41       0.48    1.45   20.00
  CFCP  Coastal Fin. Corp. of SC           16.03    291.26   17.41    291.26   19.09       0.36    1.71   27.48
  CMSB  Commonwealth Bancorp Inc of PA     19.80    151.29   14.32    191.57   25.97       0.28    1.40   27.72
  CMSV  Commty. Svgs, MHC of FL (48.5)       NM     258.07   29.27    258.07     NM        0.90    2.21     NM
  CFTP  Community Fed. Bancorp of MS         NM     142.54   37.71    142.54     NM        0.32    1.72   52.46
  CFFC  Community Fin. Corp. of VA         19.73    148.57   20.25    149.25   19.59       0.56    1.93   38.10
  CFBC  Community First Bnkg Co. of GA       NM     156.36   27.84    158.48     NM        0.60    1.32   62.50
  CIBI  Community Inv. Bancorp of OH       17.04    141.19   16.35    141.19   17.04       0.32    1.84   31.37
  COOP  Cooperative Bancshares of NC       27.00    213.61   16.37    213.61   27.36       0.00    0.00    0.00
  CRZY  Crazy Woman Creek Bncorp of WY     22.84    113.90   26.92    113.90   22.54       0.40    2.34   53.33
  DNFC  D&N Financial Corp. of MI          16.80    244.71   13.22    247.00   18.71       0.18    0.68   11.46

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                                 Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part Two
                                               Prices As Of March 13, 1998

                                                              KEY FINANCIAL RATIOS
                                         --------------------------------------------------------------    ASSET QUALITY RATIOS
                                                    TANG.        REPORTED EARNINGS       CORE EARNINGS    -----------------------
                                         EQUITY/   EQUITY/    -----------------------   ---------------    MPAS    RESVS/  RESVS/
FINANCIAL INSTITUTION                    ASSETS    ASSETS     ROA(5)   ROE(5)  ROI(5)   ROA(5)   ROE(5)   ASSETS    NPAS   LOANS
---------------------------------------- -------   -------    ------   ------  ------   ------   ------   ------   ------  ------
                                           (%)       (%)        (%)      (%)     (%)      (%)      (%)      (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
  DCBI  Delphos Citizens Bancorp of OH    26.78    26.78      1.69      6.10    4.38     1.69     6.10       0.35   29.22    0.13
  DIME  Dime Community Bancorp of NY*     12.51    10.82      0.89      6.05    3.88     0.85     5.80       0.53  145.69    1.36
  DIBK  Dime Financial Corp. of CT*        8.27     8.05      1.94     23.88   10.80     1.92    23.73       0.30  433.25    3.30
  EGLB  Eagle BancGroup of IL             11.87    11.87      0.29      2.43    2.11     0.21     1.75       1.36   40.27    0.76
  EBSI  Eagle Bancshares of Tucker GA      7.83     7.83      0.66      8.05    4.52     0.67     8.14       1.18   56.90    0.92
  EGFC  Eagle Financial Corp. of CT(8)     7.06     5.73      0.42      5.96    2.23     0.55     7.88       0.52   87.45    0.86
  ETFS  East Texas Fin. Serv. of TX       17.47    17.47      0.63      3.48    3.26     0.59     3.24       0.33   68.42    0.45
  ESBK  Elmira Svgs Bank (The) of NY*      6.32     6.32      0.39      6.11    4.11     0.42     6.57       0.70   90.95    0.82
  EMLD  Emerald Financial Corp. of OH      7.80     7.68      1.05     13.71    5.58     0.97    12.69        NA      NA     0.35
  EFBC  Empire Federal Bancorp of MT      36.37    36.37      1.47      3.98    3.59     1.47     3.98       0.05  357.14    0.45
  EFBI  Enterprise Fed. Bancorp of OH     10.75    10.75      0.82      6.96    3.42     0.74     6.27       0.01     NA     0.32
  EQSB  Equitable FSB of Wheaton MD        5.20     5.20      0.76     14.86    6.39     0.74    14.62       0.54   32.66    0.26
  FCBF  FCB Fin. Corp. of Neenah WI       13.89    13.89      1.04      6.66    3.31     0.71     4.53       0.26  269.82    0.89
  FFDF  FFD Financial Corp. of OH         24.06    24.06      1.82      7.45    5.41     0.87     3.56       0.05  642.86    0.42
  FFLC  FFLC Bancorp of Leesburg FL       12.85    12.85      1.00      7.15    5.00     0.95     6.80       0.19  224.83    0.53
  FFFC  FFVA Financial Corp. of VA(8)     13.70    13.43      1.15      8.57    3.68     1.36    10.16       0.11  530.28    1.02
  FFWC  FFW Corporation of Wabash IN       9.57     8.73      1.03     10.52    6.28     1.00    10.26       0.31  120.30    0.56
  FFYF  FFY Financial Corp. of OH         13.59    13.59      1.29      9.32    5.62     1.27     9.17       0.62   74.80    0.61
  FMCO  FMS Financial Corp. of NJ          6.49     6.39      1.02     15.82    6.88     1.01    15.69       1.15   43.53    0.94
  FFHH  FSF Financial Corp. of MN         10.91    10.91      0.83      7.18    5.20     0.82     7.11       0.22  102.41    0.32
  FOBC  Fed One Bancorp of Wheeling WV(8) 11.07    10.60      0.92      8.13    3.89     0.91     8.01       0.36  111.94    0.88
  FBCI  Fidelity Bancorp of Chicago IL    10.47    10.45      0.22      2.11    1.53     0.63     6.06        NA      NA     0.13
  FSBI  Fidelity Bancorp, Inc. of PA       6.84     6.84      0.77     11.22    5.53     0.76    10.96       0.15  349.48    1.04
  FFFL  Fidelity Bcsh MHC of FL (47.7)     8.21     8.15      0.67      7.64    2.98     0.57     6.49       0.40   51.95    0.28
  FFED  Fidelity Fed. Bancorp of IN        7.28     7.28      0.73     12.79    5.67     0.68    11.87       0.35  240.48    1.01
  FFOH  Fidelity Financial of OH          12.01    10.59      0.94      7.26    4.97     0.90     7.01       0.18  167.81    0.38
  FIBC  Financial Bancorp, Inc. of NY      8.93     8.89      0.92      9.85    5.94     0.98    10.50       1.94   25.52    0.95
  FBSI  First Bancshares, Inc. of MO      14.40    14.40      1.17      8.23    5.38     1.11     7.85       0.42   76.11    0.37
  FBBC  First Bell Bancorp of PA          10.80    10.80      1.10     10.10    6.11     1.08     9.93       0.09  112.78    0.12
  SKBO  First Carnegie MHC of PA(45.0)    17.20    17.20      0.64      4.58    2.13     0.71     5.13       0.78   47.72    0.85
  FSTC  First Citizens Corp of GA         10.12     7.98      1.96     20.63    6.83     1.75    18.43       1.12   99.21    1.46
  FCME  First Coastal Corp. of ME*         9.75     9.75      4.17     48.29   31.43     4.01    46.37       1.65  108.25    2.49
  FFBA  First Colorado Bancorp of CO      13.46    13.18      1.30      9.81    4.16     1.25     9.39       0.15  201.71    0.40
  FDEF  First Defiance Fin.Corp. of OH    18.43    18.43      0.96      4.71    4.10     0.95     4.63       0.33  140.92    0.60
  FESX  First Essex Bancorp of MA*         7.60     6.68      0.83     11.19    5.24     0.74     9.97       0.54  164.26    1.47
  FFSX  First FSB MHC Sxld of IA(46.1)     8.86     8.79      0.73      8.67    3.58     0.71     8.38       0.19  195.85    0.49
  FFES  First Fed of E. Hartford CT        6.82     6.82      0.57      8.80    5.15     0.63     9.74       0.30   88.43    1.33
  BDJI  First Fed. Bancorp. of MN         10.18    10.18      0.65      6.01    3.65     0.65     6.01       0.19  198.64    0.79
  FFBH  First Fed. Bancshares of AR       14.89    14.89      1.06      6.78    4.48     1.01     6.48       0.96   23.38    0.29
  FTFC  First Fed. Capital Corp. of WI     7.08     6.70      1.12     17.09    5.91     0.89    13.47       0.32  155.81    0.61
  FFKY  First Fed. Fin. Corp. of KY       13.67    12.92      1.64     11.98    6.70     1.61    11.82       0.47   98.79    0.52
  FFBZ  First Federal Bancorp of OH        7.61     7.60      0.97     12.68    5.42     0.97    12.68       0.64  149.74    1.10
  FFCH  First Fin. Holdings Inc. of SC     6.44     6.44      0.87     14.13    4.13     0.85    13.80       1.35   48.83    0.82
  FFBI  First Financial Bancorp of IL      9.23     9.23      0.14      1.68    1.28     0.32     3.75       1.00   64.36    0.97
  FFHS  First Franklin Corp. of OH         9.21     9.16      0.74      8.28    5.31     0.68     7.58       0.58   76.37    0.66
  FGHC  First Georgia Hold. Corp of GA     8.31     7.70      1.13     13.71    5.40     0.94    11.35       4.97   12.42    0.71
  FSPG  First Home Bancorp of NJ(8)        6.86     6.76      0.93     13.99    5.66     0.91    13.67       0.77   95.63    1.36
  FFSL  First Independence Corp. of KS    10.00    10.00      0.65      6.26    5.11     0.65     6.26       1.44   40.91    0.81
  FISB  First Indiana Corp. of IN          9.48     9.38      1.16     12.17    5.06     0.93     9.83       1.38  100.34    1.63
  FKFS  First Keystone Fin. Corp of PA     6.62     6.62      0.80     11.37    6.40     0.72    10.25       1.15   38.88    0.86
  FLKY  First Lancaster Bncshrs of KY     28.51    28.51      1.16      3.62    3.50     1.16     3.62       3.49    8.62    0.34
  FLFC  First Liberty Fin. Corp. of GA     7.40     6.68      0.73      9.98    3.46     0.78    10.68       1.00   96.64    1.37
  CASH  First Midwest Fin., Inc. of OH    10.82     9.66      0.96      8.50    5.96     0.89     7.95       0.74   67.97    0.80
  FMBD  First Mutual Bancorp Inc of IL    13.84    10.62      0.25      1.75    1.44     0.20     1.44       0.40   92.09    0.46
  FMSB  First Mutual SB of Bellevue WA*    6.79     6.79      1.03     15.34    5.93     1.01    15.05       0.15  720.77    1.33
  FNGB  First Northern Cap. Corp of WI    11.05    11.05      0.94      8.35    5.23     0.90     7.99       0.09  535.75    0.53

                                                        PRICING RATIOS                       DIVIDEND DATA(6)
                                          -------------------------------------------    ------------------------
                                                                      PRICE/   PRICE/     IND.    DIVI-
                                          PRICE/     PRICE/  PRICE/    TANG.    CORE      DIV./   DEND     PAYOUT
FINANCIAL INSTITUTION                     EARNINGS    BOOK   ASSETS    BOOK   EARNINGS    SHARE   YIELD   RATIO(7)
----------------------------------------  -------   -------  ------   ------  --------    -----   -----   --------
                                            (X)       (%)     (%)      (%)      (X)        ($)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
  DCBI  Delphos Citizens Bancorp of OH     22.85    143.29   38.38    143.29   22.85       0.24    1.13   25.81
  DIME  Dime Community Bancorp of NY*      25.79    163.66   20.48    189.34   26.92       0.32    1.31   33.68
  DIBK  Dime Financial Corp. of CT*         9.26    195.44   16.16    200.67    9.32       0.48    1.60   14.81
  EGLB  Eagle BancGroup of IL                NM     118.21   14.03    118.21     NM        0.00    0.00    0.00
  EBSI  Eagle Bancshares of Tucker GA      22.14    166.02   13.00    166.02   21.91       0.60    2.82   62.50
  EGFC  Eagle Financial Corp. of CT(8)       NM     226.69   16.00    279.54     NM        1.00    1.89     NM
  ETFS  East Texas Fin. Serv. of TX          NM     106.36   18.58    106.36     NM        0.20    0.92   28.17
  ESBK  Elmira Svgs Bank (The) of NY*      24.35    145.76    9.22    145.76   22.62       0.64    2.23   54.24
  EMLD  Emerald Financial Corp. of OH      17.92    231.68   18.07    235.23   19.37       0.28    1.30   23.33
  EFBC  Empire Federal Bancorp of MT       27.82    111.22   40.45    111.22   27.82       0.30    1.74   48.39
  EFBI  Enterprise Fed. Bancorp of OH      29.28    199.26   21.43    199.39     NM        1.00    3.08     NM
  EQSB  Equitable FSB of Wheaton MD        15.66    216.05   11.24    216.05   15.91       0.00    0.00    0.00
  FCBF  FCB Fin. Corp. of Neenah WI          NM     160.90   22.34    160.90     NM        0.80    2.64     NM
  FFDF  FFD Financial Corp. of OH          18.47    133.29   32.07    133.29     NM        0.30    1.46   27.03
  FFLC  FFLC Bancorp of Leesburg FL        20.00    145.56   18.71    145.56   21.05       0.36    1.80   36.00
  FFFC  FFVA Financial Corp. of VA(8)      27.14    219.27   30.03    223.53   22.89       0.60    1.58   42.86
  FFWC  FFW Corporation of Wabash IN       15.93    155.63   14.90    170.70   16.32       0.36    1.82   29.03
  FFYF  FFY Financial Corp. of OH          17.80    165.61   22.51    165.61   18.09       0.80    2.35   41.88
  FMCO  FMS Financial Corp. of NJ          14.53    215.19   13.96    218.37   14.66       0.28    0.82   11.97
  FFHH  FSF Financial Corp. of MN          19.23    137.17   14.97    137.17   19.42       0.50    2.50   48.08
  FOBC  Fed One Bancorp of Wheeling WV(8)  25.73    206.26   22.83    215.33   26.11       0.62    1.76   45.26
  FBCI  Fidelity Bancorp of Chicago IL       NM     136.55   14.30    136.78   22.83       0.40    1.61     NM
  FSBI  Fidelity Bancorp, Inc. of PA       18.08    185.94   12.72    185.94   18.50       0.36    1.13   20.34
  FFFL  Fidelity Bcsh MHC of FL (47.7)       NM     247.04   20.27    248.61     NM        0.90    2.88     NM
  FFED  Fidelity Fed. Bancorp of IN        17.64    196.81   14.32    196.81   19.00       0.40    4.05   71.43
  FFOH  Fidelity Financial of OH           20.11    152.31   18.29    172.75   20.83       0.28    1.60   32.18
  FIBC  Financial Bancorp, Inc. of NY      16.83    159.94   14.28    160.64   15.80       0.50    1.94   32.68
  FBSI  First Bancshares, Inc. of MO       18.60    150.38   21.65    150.38   19.51       0.10    0.63   11.63
  FBBC  First Bell Bancorp of PA           16.38    169.49   18.31    169.49   16.67       0.40    2.11   34.48
  SKBO  First Carnegie MHC of PA(45.0)       NM     179.24   30.82    179.24     NM        0.30    1.56   73.17
  FSTC  First Citizens Corp of GA          14.65    255.27   25.83    323.74   16.41       0.32    1.02   14.88
  FCME  First Coastal Corp. of ME*          3.18    134.90   13.15    134.90    3.31       0.00    0.00    0.00
  FFBA  First Colorado Bancorp of CO       24.05    227.95   30.67    232.62   25.12       0.52    1.83   44.07
  FDEF  First Defiance Fin.Corp. of OH     24.41    122.75   22.62    122.75   24.81       0.36    2.34   57.14
  FESX  First Essex Bancorp of MA*         19.09    203.89   15.50    231.92   21.42       0.56    2.27   43.41
  FFSX  First FSB MHC Sxld of IA(46.1)     27.94    231.87   20.53    233.66   28.91       0.48    1.44   40.34
  FFES  First Fed of E. Hartford CT        19.42    161.55   11.01    161.55   17.54       0.68    1.70   33.01
  BDJI  First Fed. Bancorp. of MN          27.40    165.02   16.80    165.02   27.40       0.00    0.00    0.00
  FFBH  First Fed. Bancshares of AR        22.35    151.74   22.60    151.74   23.38       0.28    1.11   24.78
  FTFC  First Fed. Capital Corp. of WI     16.93    268.91   19.05    284.44   21.48       0.48    1.50   25.40
  FFKY  First Fed. Fin. Corp. of KY        14.93    173.69   23.74    183.73   15.14       0.56    2.52   37.58
  FFBZ  First Federal Bancorp of OH        18.44    222.99   16.97    223.21   18.44       0.28    1.24   22.95
  FFCH  First Fin. Holdings Inc. of SC     24.19    305.91   19.70    305.91   24.76       0.84    1.61   38.89
  FFBI  First Financial Bancorp of IL        NM     127.79   11.80    127.79     NM        0.00    0.00    0.00
  FFHS  First Franklin Corp. of OH         18.84    150.20   13.83    150.96   20.58       0.40    1.50   28.17
  FGHC  First Georgia Hold. Corp of GA     18.53    237.31   19.72    255.95   22.40       0.40    3.72   68.97
  FSPG  First Home Bancorp of NJ(8)        17.67    231.03   15.86    234.55   18.09       0.40    1.30   22.99
  FFSL  First Independence Corp. of KS     19.58    124.94   12.49    124.94   19.58       0.30    2.02   39.47
  FISB  First Indiana Corp. of IN          19.78    229.22   21.74    231.91   24.50       0.48    1.73   34.29
  FKFS  First Keystone Fin. Corp of PA     15.63    168.59   11.16    168.59   17.33       0.20    1.14   17.86
  FLKY  First Lancaster Bncshrs of KY      28.55    101.41   28.91    101.41   28.55       0.50    3.30     NM
  FLFC  First Liberty Fin. Corp. of GA     28.91    274.34   20.30    303.65   27.03       0.44    1.32   38.26
  CASH  First Midwest Fin., Inc. of OH     16.79    140.33   15.19    157.32   17.97       0.48    2.09   35.04
  FMBD  First Mutual Bancorp Inc of IL       NM     126.21   17.47    164.56     NM        0.32    1.64     NM
  FMSB  First Mutual SB of Bellevue WA*    16.87    240.65   16.35    240.65   17.19       0.20    1.12   18.87
  FNGB  First Northern Cap. Corp of WI     19.12    155.88   17.22    155.88   20.00       0.36    2.77   52.94

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                                 Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part Two
                                               Prices As Of March 13, 1998

                                                              KEY FINANCIAL RATIOS
                                         --------------------------------------------------------------    ASSET QUALITY RATIOS
                                                    TANG.        REPORTED EARNINGS       CORE EARNINGS    -----------------------
                                         EQUITY/   EQUITY/    -----------------------   ---------------    MPAS    RESVS/  RESVS/
FINANCIAL INSTITUTION                    ASSETS    ASSETS     ROA(5)   ROE(5)  ROI(5)   ROA(5)   ROE(5)   ASSETS    NPAS   LOANS
---------------------------------------- -------   -------    ------   ------  ------   ------   ------   ------   ------  ------
                                           (%)       (%)        (%)      (%)     (%)      (%)      (%)      (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
  FFPB  First Palm Beach Bancorp of FL     6.37     6.23      0.56      8.55    4.93     0.43      6.57    0.54     53.27    0.45
  FSLA  First SB SLA MHC of NJ (47.5)(8)   9.69     8.85      0.90      9.58    2.75     0.95     10.07    0.59     98.01    1.03
  FWWB  First Savings Bancorp of WA       13.68    12.64      1.24      8.47    4.81     1.16      7.93    0.25    263.53    0.97
  FSFF  First SecurityFed Fin of IL       27.03    27.03      1.29      4.77    3.97     1.29      4.77    0.78     85.16    0.98
  SHEN  First Shenango Bancorp of PA(8)   12.76    12.76      1.15     10.18    5.20     1.15     10.14    1.04     83.27    1.25
  SOPN  First Svgs Bancorp of NC          22.77    22.77      1.75      7.41    5.87     1.75      7.41    0.20    101.34    0.30
  FBNW  FirstBank Corp of Clarkston WA    16.18    16.18      0.59      4.73    2.41     0.30      2.37    0.64     90.64    0.74
  FFDB  FirstFed Bancorp, Inc. of AL       9.69     8.90      0.96      9.89    6.23     0.96      9.89     NA        NA     0.95
  FSPT  FirstSpartan Fin. Corp. of SC     26.40    26.40      1.16      6.68    3.06     1.16      6.68    0.47     82.73    0.48
  FLAG  Flag Financial Corp of GA          9.11     9.11      0.91      9.84    4.96     0.75      8.19    3.92     49.66    2.82
  FLGS  Flagstar Bancorp, Inc of MI        5.98     5.74      1.41     28.47    7.50     0.70     14.24    3.04      8.02    0.27
  FFIC  Flushing Fin. Corp. of NY*        12.54    12.05      0.94      6.35    4.48     0.95      6.40    0.27    223.94    1.07
  FBHC  Fort Bend Holding Corp. of TX      6.77     6.35      0.78     12.28    6.48     0.57      9.06    0.47    114.18    1.02
  FTSB  Fort Thomas Fin. Corp. of KY      15.82    15.82      1.23      7.55    5.18     1.23      7.55    2.04     23.24    0.52
  FKKY  Frankfort First Bancorp of KY     16.97    16.97      0.17      0.84    0.88     0.73      3.55    0.10     71.94    0.08
  FTNB  Fulton Bancorp, Inc. of MO        23.97    23.97      1.26      5.11    3.41     1.01      4.08    1.05     86.26    1.10
  GFSB  GFS Bancorp of Grinnell IA(8)     11.83    11.83      1.29     11.12    6.74     1.22     10.56    1.55     44.35    0.81
  GUPB  GFSB Bancorp, Inc of Gallup NM    12.50    12.50      0.89      6.08    5.20     0.89      6.08    0.24    132.26    0.58
  GSLA  GS Financial Corp. of LA          42.66    42.66      1.38      3.88    2.38     1.36      3.80    0.13    246.99    0.76
  GOSB  GSB Financial Corp. of NY*        28.44    28.44      0.63      3.39    2.06     0.58      3.09    0.10    137.39    0.23
  GFCO  Glenway Financial Corp. of OH      9.29     9.20      0.83      8.74    5.03     0.83      8.74    0.06    542.78    0.38
  GTPS  Great American Bancorp of IL      19.93    19.93      0.63      2.98    2.60     0.63      2.98    0.28    126.79    0.44
  PEDE  Great Pee Dee Bancorp of SC       37.86    37.86      1.57      4.15    3.53     1.57      4.15    0.45     97.55    0.57
  GSBC  Great Southern Bancorp of MO       8.74     8.67      1.89     21.59    6.38     1.75     19.90    1.84    114.98    2.48
  GDVS  Greater DV SB,MHC of PA (19.9)    11.20    11.20      0.83      7.17    2.03     0.83      7.17    1.52     38.83    1.00
  GSFC  Green Street Fin. Corp. of NC     35.23    35.23      1.61      4.50    3.78     1.61      4.50    0.07    197.67    0.20
  GFED  Guaranty Fed Bancshares of MO     30.17    30.17      1.00      5.76    2.71     0.97      5.58    0.61    154.73    1.24
  HCBB  HCB Bancshares of Camden AR       19.09    18.40      0.25      2.30    1.23     0.25      2.30     NA        NA     1.42
  HEMT  HF Bancorp of Hemet CA             7.87     6.62      0.04      0.46    0.36     0.22      2.69    1.38     27.21    0.67
  HFFC  HF Financial Corp. of SD           9.58     9.58      1.08     11.49    7.13     1.00     10.65    0.36    241.11    1.14
  HFNC  HFNC Financial Corp. of NC        18.24    18.24      1.23      6.02    4.54     0.93      4.58    0.79    100.96    0.98
  HMNF  HMN Financial, Inc. of MN         12.22    11.34      0.95      6.79    4.62     0.76      5.39    0.12    340.52    0.61
  HALL  Hallmark Capital Corp. of WI       7.62     7.62      0.67      9.29    5.92     0.66      9.09    0.11    471.85    0.71
  HARB  Harbor FL Bncp MHC of FL (46.1(8)  8.93     8.66      1.29     15.26    3.84     1.24     14.68    0.51    197.92    1.31
  HRBF  Harbor Federal Bancorp of MD      12.49    12.49      0.74      5.73    4.13     0.70      5.49    0.53     37.43    0.31
  HFSA  Hardin Bancorp of Hardin MO       11.34    11.34      0.75      6.03    5.18     0.69      5.48    0.19    106.88    0.39
  HARL  Harleysville SB of PA              6.81     6.81      1.02     15.58    6.62     1.02     15.66     NA        NA     0.78
  HFGI  Harrington Fin. Group of IN        4.47     4.47      0.19      3.96    2.50     0.20      4.22    0.18     21.99    0.19
  HARS  Harris Fin. MHC of PA (24.3)       8.12     7.24      0.89     10.88    2.21     0.76      9.24    0.62     63.10    0.94
  HFFB  Harrodsburg 1st Fin Bcrp of KY    26.73    26.73      1.35      5.05    4.45     1.35      5.05    0.45     70.72    0.41
  HHFC  Harvest Home Fin. Corp. of OH     11.02    11.02      0.83      6.96    5.31     0.73      6.09    0.03    393.33    0.27
  HAVN  Haven Bancorp of Woodhaven NY      5.72     5.70      0.62     10.47    5.12     0.63     10.56    0.66     96.47    1.09
  HTHR  Hawthorne Fin. Corp. of CA         4.56     4.56      0.89     19.31   13.09     1.07     23.14     NA        NA     1.56
  HMLK  Hemlock Fed. Fin. Corp. of IL     17.22    17.22      0.57      3.47    2.38     0.98      5.93    0.15    301.56    1.01
  HFWA  Heritage Financial Corp of WA     29.23    29.23      1.53      5.25    3.31     1.53      5.25    0.10    817.44    1.30
  HCBC  High Country Bancorp of CO        20.47    20.47      0.76      5.23    3.08     0.76      5.23    0.42    177.96    0.93
  HBNK  Highland Bancorp of CA             7.55     7.55      1.20     16.15    7.38     0.93     12.42    1.94     82.92    2.03
  HIFS  Hingham Inst. for Sav. of MA*      9.60     9.60      1.25     13.09    6.23     1.25     13.09    0.77     91.33    0.89
  HBEI  Home Bancorp of Elgin IL          27.01    27.01      0.80      2.90    2.28     0.80      2.90    0.35       NA      NA
  HBFW  Home Bancorp of Fort Wayne IN     12.16    12.16      0.86      6.55    3.32     0.86      6.49    0.09    464.55    0.47
  HBBI  Home Building Bancorp of IN       14.07    14.07      0.74      5.68    4.38     0.71      5.46    0.67     29.02    0.29
  HCFC  Home City Fin. Corp. of OH        19.61    19.61      1.24      6.77    4.97     1.26      6.84    0.82     77.27    0.73
  HOMF  Home Fed Bancorp of Seymour IN     8.80     8.55      1.38     16.20    5.94     1.22     14.26    0.55    101.25    0.67
  HWEN  Home Financial Bancorp of IN      16.98    16.98      0.81      4.51    4.05     0.59      3.26    1.63     38.73    0.79
  HPBC  Home Port Bancorp, Inc. of MA*    10.52    10.52      1.67     15.70    6.88     1.63     15.35     NA        NA     1.47
  HFBC  HopFed Bancorp of KY              22.59    22.59      0.99      4.37    3.39     0.99      4.37    0.12     93.93    0.23

                                                        PRICING RATIOS                       DIVIDEND DATA(6)
                                          -------------------------------------------    ------------------------
                                                                      PRICE/   PRICE/     IND.    DIVI-
                                          PRICE/     PRICE/  PRICE/    TANG.    CORE      DIV./   DEND     PAYOUT
FINANCIAL INSTITUTION                     EARNINGS    BOOK   ASSETS    BOOK   EARNINGS    SHARE   YIELD   RATIO(7)
----------------------------------------  -------   -------  ------   ------  --------    -----   -----   --------
                                            (X)       (%)     (%)      (%)      (X)        ($)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
  FFPB  First Palm Beach Bancorp of FL    20.30     164.49   10.48    168.23   26.40      0.70    1.85     37.63
  FSLA  First SB SLA MHC of NJ (47.5)(8)    NM      332.94   32.28       NM      NM       0.48    1.14     41.38
  FWWB  First Savings Bancorp of WA       20.80     175.68   24.04    190.20   22.22      0.36    1.38     28.80
  FSFF  First SecurityFed Fin of IL       25.21     120.16   32.48    120.16   25.21      0.00    0.00      0.00
  SHEN  First Shenango Bancorp of PA(8)   19.23     184.57   23.56    184.57   19.32      0.60    1.41     27.03
  SOPN  First Svgs Bancorp of NC          17.04     124.26   28.29    124.26   17.04      0.88    3.83     65.19
  FBNW  FirstBank Corp of Clarkston WA      NM      132.98   21.52    132.98     NM       0.28    1.41     58.33
  FFDB  FirstFed Bancorp, Inc. of AL      16.05     158.33   15.34    172.48   16.05      0.50    2.11     33.78
  FSPT  FirstSpartan Fin. Corp. of SC       NM      147.36   38.91    147.36     NM       0.60    1.38     45.11
  FLAG  Flag Financial Corp of GA         20.18     191.18   17.41    191.18   24.26      0.34    1.67     33.66
  FLGS  Flagstar Bancorp, Inc of MI       13.33     248.93   14.88    259.13   26.66      0.24    1.08     14.46
  FFIC  Flushing Fin. Corp. of NY*        22.34     139.08   17.44    144.75   22.14      0.32    1.33     29.63
  FBHC  Fort Bend Holding Corp. of TX     15.43     176.97   11.98    188.80   20.91      0.40    1.84     28.37
  FTSB  Fort Thomas Fin. Corp. of KY      19.30     144.03   22.79    144.03   19.30      0.25    1.62     31.25
  FKKY  Frankfort First Bancorp of KY       NM      114.94   19.51    114.94   27.12      0.80    5.00       NM
  FTNB  Fulton Bancorp, Inc. of MO        29.33     146.08   35.02    146.08     NM       0.24    1.09     32.00
  GFSB  GFS Bancorp of Grinnell IA(8)     14.83     155.83   18.43    155.83   15.63      0.26    1.49     22.03
  GUPB  GFSB Bancorp, Inc of Gallup NM    19.21     115.92   14.49    115.92   19.21      0.40    1.93     37.04
  GSLA  GS Financial Corp. of LA            NM      126.56   53.99    126.56     NM       0.28    1.36     57.14
  GOSB  GSB Financial Corp. of NY*          NM      112.55   32.01    112.55     NM       0.00    0.00      0.00
  GFCO  Glenway Financial Corp. of OH     19.89     168.25   15.63    170.03   19.89      0.40    1.92     38.10
  GTPS  Great American Bancorp of IL        NM      118.20   23.55    118.20     NM       0.40    2.00       NM
  PEDE  Great Pee Dee Bancorp of SC       28.36     117.54   44.51    117.54   28.36      0.00    0.00      0.00
  GSBC  Great Southern Bancorp of MO      15.66     319.80   27.94    322.18   16.99      0.44    1.69     26.51
  GDVS  Greater DV SB,MHC of PA (19.9)      NM      342.31   38.33    342.31     NM       0.36    1.18     58.06
  GSFC  Green Street Fin. Corp. of NC     26.42     118.40   41.71    118.40   26.42      0.44    2.52     66.67
  GFED  Guaranty Fed Bancshares of MO       NM      109.03   32.89    109.03     NM       0.23    1.89     69.70
  HCBB  HCB Bancshares of Camden AR         NM      101.39   19.35    105.18     NM       0.20    1.37       NM
  HEMT  HF Bancorp of Hemet CA              NM      127.01    9.99    150.98     NM       0.00    0.00      0.00
  HFFC  HF Financial Corp. of SD          14.02     153.91   14.74    153.91   15.13      0.42    1.46     20.49
  HFNC  HFNC Financial Corp. of NC        22.03     143.69   26.20    143.69   28.92      0.32    2.31     50.79
  HMNF  HMN Financial, Inc. of MN         21.67     143.52   17.54    154.60   27.34      0.00    0.00      0.00
  HALL  Hallmark Capital Corp. of WI      16.89     147.86   11.27    147.86   17.26      0.00    0.00      0.00
  HARB  Harbor FL Bncp MHC of FL (46.1(8) 26.04        NM    33.08       NM    27.08      1.40    1.87     48.61
  HRBF  Harbor Federal Bancorp of MD      24.22     134.94   16.85    134.94   25.27      0.48    2.06     50.00
  HFSA  Hardin Bancorp of Hardin MO       19.32     120.39   13.66    120.39   21.26      0.48    2.51     48.48
  HARL  Harleysville SB of PA             15.11     218.76   14.91    218.76   15.04      0.44    1.41     21.36
  HFGI  Harrington Fin. Group of IN         NM      160.00    7.15    160.00     NM       0.12    1.00     40.00
  HARS  Harris Fin. MHC of PA (24.3)        NM         NM    36.84       NM      NM       0.22    0.92     41.51
  HFFB  Harrodsburg 1st Fin Bcrp of KY    22.47     113.44   30.32    113.44   22.47      0.40    2.41     54.05
  HHFC  Harvest Home Fin. Corp. of OH     18.83     129.72   14.30    129.72   21.51      0.44    2.92     55.00
  HAVN  Haven Bancorp of Woodhaven NY     19.55     191.67   10.96    192.27   19.39      0.30    1.22     23.81
  HTHR  Hawthorne Fin. Corp. of CA         7.64     140.61    6.41    140.61    6.37      0.00    0.00      0.00
  HMLK  Hemlock Fed. Fin. Corp. of IL       NM      128.79   22.18    128.79   24.52      0.28    1.48     62.22
  HFWA  Heritage Financial Corp of WA       NM      158.57   46.35    158.57     NM       0.00    0.00      0.00
  HCBC  High Country Bancorp of CO          NM      113.13   23.16    113.13     NM       0.00    0.00      0.00
  HBNK  Highland Bancorp of CA            13.54     199.61   15.08    199.61   17.61      0.00    0.00      0.00
  HIFS  Hingham Inst. for Sav. of MA*     16.05     199.82   19.19    199.82   16.05      0.48    1.47     23.53
  HBEI  Home Bancorp of Elgin IL            NM      129.59   35.00    129.59     NM       0.40    2.22       NM
  HBFW  Home Bancorp of Fort Wayne IN       NM      206.00   25.04    206.00     NM       0.20    0.54     16.39
  HBBI  Home Building Bancorp of IN       22.86     125.46   17.65    125.46   23.76      0.30    1.25     28.57
  HCFC  Home City Fin. Corp. of OH        20.11     121.79   23.88    121.79   19.89      0.36    1.95     39.13
  HOMF  Home Fed Bancorp of Seymour IN    16.85     253.89   22.34    261.16   19.14      0.40    1.29     21.74
  HWEN  Home Financial Bancorp of IN      24.67     111.70   18.96    111.70     NM       0.10    1.13     27.78
  HPBC  Home Port Bancorp, Inc. of MA*    14.53     218.12   22.94    218.12   14.86      0.80    3.08     44.69
  HFBC  HopFed Bancorp of KY              29.53     129.19   29.18    129.19   29.53      0.00    0.00      0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                                 Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part Two
                                               Prices As Of March 13, 1998

                                                              KEY FINANCIAL RATIOS
                                         --------------------------------------------------------------    ASSET QUALITY RATIOS
                                                    TANG.        REPORTED EARNINGS       CORE EARNINGS    -----------------------
                                         EQUITY/   EQUITY/    -----------------------   ---------------    MPAS    RESVS/  RESVS/
FINANCIAL INSTITUTION                    ASSETS    ASSETS     ROA(5)   ROE(5)  ROI(5)   ROA(5)   ROE(5)   ASSETS    NPAS   LOANS
---------------------------------------- -------   -------    ------   ------  ------   ------   ------   ------   ------  ------
                                           (%)       (%)        (%)      (%)     (%)      (%)      (%)      (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
  HZFS  Horizon Fin'l. Services of IA     10.17    10.17      0.85      8.33    5.19    0.68      6.63     0.96     44.55    0.67
  HRZB  Horizon Financial Corp. of WA*    15.92    15.92      1.56     10.02    5.66    1.55      9.93      NA        NA     0.84
  IBSF  IBS Financial Corp. of NJ         17.73    17.73      0.79      4.51    2.95    0.79      4.51     0.11    130.18    0.49
  ITLA  ITLA Capital Corp of CA*          10.72    10.68      1.46     13.06    7.60    1.46     13.06      NA        NA     1.50
  IFSB  Independence FSB of DC             7.25     6.45      0.54      8.04    6.68    0.22      3.32     2.70      7.89    0.36
  INCB  Indiana Comm. Bank, SB of IN(8)   12.15    12.15      0.52      4.28    2.57    0.52      4.28      NA        NA     0.94
  INBI  Industrial Bancorp of OH          16.72    16.72      1.48      8.31    4.88    1.48      8.31     0.31    155.81    0.54
  IWBK  Interwest Bancorp of WA            6.73     6.62      1.10     16.46    6.00    0.96     14.33     0.69     62.65    0.74
  IPSW  Ipswich SB of Ipswich MA*          5.21     5.21      1.18     20.53    6.89    0.96     16.78     0.95     77.31    0.96
  JXVL  Jacksonville Bancorp of TX        14.63    14.63      1.49      9.87    6.90    1.49      9.87     0.70     70.27    0.66
  JXSB  Jcksnville SB,MHC of IL (45.6)    10.41    10.41      0.61      5.69    2.10    0.49      4.57     0.94     42.01    0.51
  JSBA  Jefferson Svgs Bancorp of MO       9.03     7.08      0.79      9.68    3.59    0.77      9.38     0.67    101.16    0.89
  JOAC  Joachim Bancorp, Inc. of MO(8)    28.92    28.92      0.76      2.64    2.22    0.76      2.64     0.25     89.29    0.30
  KSAV  KS Bancorp of Kenly NC            12.81    12.81      1.15      8.58    5.75    1.15      8.58     0.44     64.74    0.34
  KSBK  KSB Bancorp of Kingfield ME*       7.36     7.00      1.07     14.93    6.59    1.07     14.93      NA        NA     1.12
  KFBI  Klamath First Bancorp of OR       15.07    13.77      1.09      6.06    3.88    1.09      6.06     0.02    932.65    0.24
  LSBI  LSB Fin. Corp. of Lafayette IN     8.64     8.64      0.78      8.67    5.28    0.69      7.65      NA        NA     0.82
  LVSB  Lakeview Financial of NJ          10.68     9.04      1.43     13.49    6.59    0.88      8.35     1.14     59.91    1.49
  LARK  Landmark Bancshares, Inc of KS    14.09    14.09      1.09      7.61    6.35    0.98      6.88     0.30    151.09    0.62
  LARL  Laurel Capital Group of PA        10.57    10.57      1.39     13.35    5.70    1.40     13.45     0.42    203.92    1.22
  LSBX  Lawrence Savings Bank of MA*      10.45    10.45      2.30     25.00    9.95    2.28     24.74     0.52    168.85    1.91
  LFED  Leeds FSB, MHC of MD (36.3)       16.63    16.63      1.20      7.33    3.05    1.20      7.33     0.04    453.33    0.30
  LXMO  Lexington B&L Fin. Corp. of MO    18.33    17.19      1.10      4.29    3.88    1.10      4.29     0.54    119.11    0.94
  LFCO  Life Financial Corp of CA(8)      16.83    16.83      4.81     40.35    6.94    4.81     40.35      NA        NA     0.80
  LFBI  Little Falls Bancorp of NJ        11.68    10.77      0.57      4.32    3.57    0.52      3.93     0.90     38.49    0.77
  LOGN  Logansport Fin. Corp. of IN       19.21    19.21      1.50      7.75    5.72    1.55      7.99     0.62     45.62    0.38
  LONF  London Financial Corp. of OH      13.76    13.76      1.09      5.76    5.31    1.01      5.33     0.20    238.16    0.62
  LISB  Long Island Bancorp, Inc of NY     9.18     9.09      0.86      9.44    3.51    0.71      7.79     0.89     62.67    0.91
  MAFB  MAF Bancorp, Inc. of IL            7.62     6.71      1.14     14.72    6.66    1.12     14.49     0.32    138.86    0.57
  MBLF  MBLA Financial Corp. of MO        12.68    12.68      0.81      6.31    5.15    0.82      6.40     0.48     62.09    0.51
  MECH  MECH Financial Inc of CT*          9.92     9.92      1.60     15.91    9.15    1.58     15.72     0.58    270.14    2.39
  MFBC  MFB Corp. of Mishawaka IN         12.70    12.70      0.83      6.00    4.55    0.82      5.96     0.09    162.45    0.18
  MSBF  MSB Financial, Inc of MI          16.87    16.87      1.52      8.83    5.35    1.40      8.15     0.84     51.31    0.46
  MARN  Marion Capital Holdings of IN     20.78    20.33      1.57      7.09    5.64    1.57      7.09     1.43     74.17    1.30
  MRKF  Market Fin. Corp. of OH           35.57    35.57      1.06      3.30    2.57    1.06      3.30     0.34     26.94    0.18
  MFSL  Maryland Fed. Bancorp of MD(8)     8.48     8.39      0.65      7.77    3.09    0.91     10.97     0.60     65.66    0.47
  MASB  MassBank Corp. of Reading MA*     11.21    11.06      1.12     10.54    5.59    1.03      9.73     0.19    131.79    0.86
  MFLR  Mayflower Co-Op. Bank of MA*       9.75     9.61      1.11     11.52    5.78    1.05     10.93     0.69    124.95    1.49
  MDBK  Medford Bancorp, Inc. of MA*       8.94     8.41      1.05     11.80    5.79    1.02     11.38     0.16    379.54    1.17
  MERI  Meritrust FSB of Thibodaux LA(8)   8.49     8.49      1.18     14.53    4.45    1.18     14.53     0.35     62.38    0.41
  MWBX  MetroWest Bank of MA*              7.34     7.34      1.34     18.12    6.75    1.32     17.79     1.03    130.81    1.78
  METF  Metropolitan Fin. Corp. of OH      3.96     3.64      0.69     17.52    4.86    0.65     16.45     0.56    108.45    0.79
  MIFC  Mid Iowa Financial Corp. of IA     9.36     9.35      1.21     12.97    7.19    1.33     14.29     0.21    105.32    0.41
  MCBN  Mid-Coast Bancorp of ME            8.34     8.34      0.76      8.86    5.05    0.71      8.30     1.09     48.53    0.66
  MWBI  Midwest Bancshares, Inc. of IA     7.23     7.23      0.88     12.56    7.29    0.78     11.14     0.73     52.45    0.62
  MWFD  Midwest Fed. Fin. Corp of WI(8)    9.00     8.70      1.45     16.68    5.90    1.14     13.16     0.09    879.14    1.02
  MFFC  Milton Fed. Fin. Corp. of OH      11.84    11.84      0.65      4.81    3.53    0.62      4.64     0.26     83.77    0.35
  MIVI  Miss. View Hold. Co. of MN        18.18    18.18      1.08      5.89    5.28    1.06      5.77     0.56    225.65    1.90
  MBSP  Mitchell Bancorp, Inc. of NC      40.12    40.12      1.52      3.59    3.25    1.52      3.59     1.77     29.42    0.64
  MBBC  Monterey Bay Bancorp of CA        11.75    10.95      0.43      3.81    2.65    0.39      3.47     0.65     62.58    0.63
  MONT  Montgomery Fin. Corp. of IN       18.60    18.60      0.72      4.29    3.45    0.72      4.29     0.78     22.34    0.19
  MSBK  Mutual SB, FSB of Bay City MI      5.09     5.09     -1.39    -23.41  -15.99   -0.49     -8.21     0.07    434.66    0.62
  MYST  Mystic Financial of MA*           19.47    19.47      0.78      4.00    2.95    0.78      4.00     0.18    315.24    0.91
  NHTB  NH Thrift Bancshares of NH         8.04     6.95      0.91     11.84    6.65    0.74      9.62     0.66    146.88    1.18
  NSLB  NS&L Bancorp, Inc of Neosho MO    19.74    19.59      0.72      3.62    3.54    0.71      3.56     0.23     36.57    0.14
  NSSY  NSS Bancorp of CT*                 8.14     7.90      1.05     13.40    6.53    1.19     15.20     1.31     73.30    1.46

                                                        PRICING RATIOS                       DIVIDEND DATA(6)
                                          -------------------------------------------    ------------------------
                                                                      PRICE/   PRICE/     IND.    DIVI-
                                          PRICE/     PRICE/  PRICE/    TANG.    CORE      DIV./   DEND     PAYOUT
FINANCIAL INSTITUTION                     EARNINGS    BOOK   ASSETS    BOOK   EARNINGS    SHARE   YIELD   RATIO(7)
----------------------------------------  -------   -------  ------   ------  --------    -----   -----   --------
                                            (X)       (%)     (%)      (%)      (X)        ($)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
  HZFS  Horizon Fin'l. Services of IA     19.28      151.23   15.37   151.23   24.24      0.18    1.13    21.69
  HRZB  Horizon Financial Corp. of WA*    17.66      169.16   26.93   169.16   17.82      0.44    2.29    40.37
  IBSF  IBS Financial Corp. of NJ           NM       152.03   26.96   152.03     NM       0.40    2.23      NM
  ITLA  ITLA Capital Corp of CA*          13.16      162.87   17.46   163.53   13.16      0.00    0.00     0.00
  IFSB  Independence FSB of DC            14.96      114.62    8.31   128.73     NM       1.00    6.13      NM
  INCB  Indiana Comm. Bank, SB of IN(8)     NM       164.12   19.94   164.12     NM       0.36    1.75    67.92
  INBI  Industrial Bancorp of OH          20.50      171.84   28.74   171.84   20.50      0.56    2.73    56.00
  IWBK  Interwest Bancorp of WA           16.67      256.02   17.23   260.42   19.14      0.72    1.69    28.24
  IPSW  Ipswich SB of Ipswich MA*         14.52      272.18   14.17   272.18   17.76      0.16    1.19    17.20
  JXVL  Jacksonville Bancorp of TX        14.49      141.94   20.76   141.94   14.49      0.50    2.50    36.23
  JXSB  Jcksnville SB,MHC of IL (45.6)      NM       264.45   27.53   264.45     NM       0.30    1.24    58.82
  JSBA  Jefferson Svgs Bancorp of MO      27.84      238.10   21.50   303.71   28.72      0.28    1.04    28.87
  JOAC  Joachim Bancorp, Inc. of MO(8)      NM       121.30   35.08   121.30     NM       0.50    3.01      NM
  KSAV  KS Bancorp of Kenly NC            17.39      145.45   18.63   145.45   17.39      0.80    3.33    57.97
  KSBK  KSB Bancorp of Kingfield ME*      15.16      208.10   15.32   218.93   15.16      0.10    0.54     8.20
  KFBI  Klamath First Bancorp of OR       25.78      154.25   23.25   168.82   25.78      0.32    1.41    36.36
  LSBI  LSB Fin. Corp. of Lafayette IN    18.94      161.55   13.95   161.55   21.48      0.40    1.31    24.84
  LVSB  Lakeview Financial of NJ          15.18      191.87   20.50   226.67   24.52      0.13    0.51     7.74
  LARK  Landmark Bancshares, Inc of KS    15.75      118.01   16.63   118.01   17.42      0.40    1.74    27.40
  LARL  Laurel Capital Group of PA        17.54      226.62   23.95   226.62   17.41      0.35    1.49    26.12
  LSBX  Lawrence Savings Bank of MA*      10.05      216.65   22.64   216.65   10.16      0.00    0.00     0.00
  LFED  Leeds FSB, MHC of MD (36.3)         NM       231.34   38.47   231.34     NM       0.56    2.59      NM
  LXMO  Lexington B&L Fin. Corp. of MO    25.77      110.78   20.31   118.12   25.77      0.30    1.79    46.15
  LFCO  Life Financial Corp of CA(8)      14.41      262.96   44.25   262.96   14.41      0.00    0.00     0.00
  LFBI  Little Falls Bancorp of NJ        28.03      127.32   14.87   138.06     NM       0.20    1.08    30.30
  LOGN  Logansport Fin. Corp. of IN       17.48      130.56   25.08   130.56   16.96      0.40    2.34    40.82
  LONF  London Financial Corp. of OH      18.83      149.07   20.51   149.07   20.33      0.24    1.57    29.63
  LISB  Long Island Bancorp, Inc of NY    28.46      258.99   23.77   261.36     NM       0.60    1.00    28.44
  MAFB  MAF Bancorp, Inc. of IL           15.02      216.52   16.50   245.80   15.26      0.28    0.74    11.07
  MBLF  MBLA Financial Corp. of MO        19.42      122.67   15.55   122.67   19.15      0.40    1.46    28.37
  MECH  MECH Financial Inc of CT*         10.93      161.39   16.02   161.39   11.07      0.00    0.00     0.00
  MFBC  MFB Corp. of Mishawaka IN         22.00      133.43   16.94   133.43   22.18      0.34    1.24    27.20
  MSBF  MSB Financial, Inc of MI          18.68      160.98   27.15   160.98   20.24      0.30    1.76    32.97
  MARN  Marion Capital Holdings of IN     17.72      125.17   26.01   127.91   17.72      0.88    3.14    55.70
  MRKF  Market Fin. Corp. of OH             NM       110.71   39.37   110.71     NM       0.28    1.67    65.12
  MFSL  Maryland Fed. Bancorp of MD(8)      NM       240.03   20.36   242.71   22.94      0.45    1.22    39.47
  MASB  MassBank Corp. of Reading MA*     17.89      175.50   19.68   178.01   19.39      1.00    1.96    35.09
  MFLR  Mayflower Co-Op. Bank of MA*      17.31      188.68   18.40   191.49   18.24      0.80    2.96    51.28
  MDBK  Medford Bancorp, Inc. of MA*      17.28      194.09   17.35   206.18   17.93      0.80    1.84    31.87
  MERI  Meritrust FSB of Thibodaux LA(8)  22.49      307.64   26.13   307.64   22.49      0.70    0.89    19.94
  MWBX  MetroWest Bank of MA*             14.81      252.37   18.54   252.37   15.09      0.12    1.50    22.22
  METF  Metropolitan Fin. Corp. of OH     20.59      324.62   12.87      NM    21.92      0.00    0.00     0.00
  MIFC  Mid Iowa Financial Corp. of IA    13.91      167.07   15.64   167.30   12.63      0.08    0.65     8.99
  MCBN  Mid-Coast Bancorp of ME           19.79      172.49   14.38   172.49   21.11      0.52    1.37    27.08
  MWBI  Midwest Bancshares, Inc. of IA    13.71      162.52   11.75   162.52   15.45      0.24    1.41    19.35
  MWFD  Midwest Fed. Fin. Corp of WI(8)   16.94      260.68   23.46   269.67   21.48      0.34    1.11    18.89
  MFFC  Milton Fed. Fin. Corp. of OH      28.36      138.93   16.45   138.93   29.41      0.60    3.78      NM
  MIVI  Miss. View Hold. Co. of MN        18.94      113.46   20.63   113.46   19.32      0.32    1.67    31.68
  MBSP  Mitchell Bancorp, Inc. of NC        NM       110.86   44.48   110.86     NM       0.40    2.32    71.43
  MBBC  Monterey Bay Bancorp of CA          NM       139.82   16.42   149.93     NM       0.14    0.67    25.45
  MONT  Montgomery Fin. Corp. of IN       28.98      107.23   19.94   107.23   28.98      0.22    1.73    50.00
  MSBK  Mutual SB, FSB of Bay City MI       NM       174.67    8.89   174.67     NM       0.00    0.00      NM
  MYST  Mystic Financial of MA*             NM       135.62   26.41   135.62     NM       0.00    0.00     0.00
  NHTB  NH Thrift Bancshares of NH        15.04      163.40   13.13   188.86   18.52      0.60    3.00    45.11
  NSLB  NS&L Bancorp, Inc of Neosho MO    28.23      105.17   20.76   106.00   28.69      0.50    2.86      NM
  NSSY  NSS Bancorp of CT*                15.31      187.86   15.29   193.54   13.50      0.40    0.95    14.49

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                                 Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part Two
                                               Prices As Of March 13, 1998

                                                              KEY FINANCIAL RATIOS
                                         --------------------------------------------------------------    ASSET QUALITY RATIOS
                                                    TANG.        REPORTED EARNINGS       CORE EARNINGS    -----------------------
                                         EQUITY/   EQUITY/    -----------------------   ---------------    MPAS    RESVS/  RESVS/
FINANCIAL INSTITUTION                    ASSETS    ASSETS     ROA(5)   ROE(5)  ROI(5)   ROA(5)   ROE(5)   ASSETS    NPAS   LOANS
---------------------------------------- -------   -------    ------   ------  ------   ------   ------   ------   ------  ------
                                           (%)       (%)        (%)      (%)     (%)      (%)      (%)      (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
  NMSB  Newmil Bancorp, Inc. of CT*        9.32     9.32       0.85     8.52    5.36    0.86      8.64     0.90    172.67    3.24
  NASB  North American SB, FSB of MO       8.49     8.24       1.67    21.16    7.71    1.35     17.20     3.07     27.86    0.99
  NBSI  North Bancshares of Chicago IL    13.49    13.49       0.52     3.69    2.51    0.50      3.52      NA        NA     0.26
  FFFD  North Central Bancshares of IA    22.92    22.92       1.83     7.49    5.18    1.83      7.49      NA        NA     1.11
  NEIB  Northeast Indiana Bncrp of IN     14.37    14.37       1.20     7.72    5.52    1.20      7.72     0.17    350.00    0.67
  NWEQ  Northwest Equity Corp. of WI      11.60    11.60       1.06     9.03    5.64    1.01      8.66     1.35     35.37    0.58
  NWSB  Northwest SB, MHC of PA (30.7)     9.24     8.20       0.93     9.65    2.56    0.95      9.88     0.72     86.28    0.85
  NTMG  Nutmeg FS&LA of CT                 5.51     5.51       0.68    12.20    6.09    0.43      7.83     1.57     30.83    0.55
  OHSL  OHSL Financial Corp. of OH        10.90    10.90       0.87     7.88    4.76    0.84      7.54     0.30     73.10    0.31
  OCFC  Ocean Fin. Corp. of NJ            14.27    14.27       0.98     5.94    5.12    0.97      5.91     0.45     97.91    0.84
  OTFC  Oregon Trail Fin. Corp. of OR     12.49    12.49       0.93     8.04    3.43    0.94      8.16     0.18    180.70    0.55
  OFCP  Ottawa Financial Corp. of MI       8.62     7.01       0.87     9.92    4.80    0.83      9.43     0.34    109.69    0.44
  PFFB  PFF Bancorp of Pomona CA           9.71     9.61       0.54     5.26    4.10    0.52      4.99     1.40     67.00    1.38
  PSFI  PS Financial of Chicago IL        37.32    37.32       1.96     6.07    5.19    1.99      6.15     0.68     31.79    0.52
  PVFC  PVF Capital Corp. of OH            7.28     7.28       1.36    19.21    7.92    1.28     18.10     1.06     65.77    0.75
  PBCI  Pamrapo Bancorp, Inc. of NJ       12.88    12.80       1.37    10.35    6.59    1.31      9.89     2.20     29.81    1.16
  PFED  Park Bancorp of Chicago IL        21.82    21.82       0.87     3.86    3.47    0.94      4.15     0.23    125.00    0.73
  PVSA  Parkvale Financial Corp of PA      7.91     7.87       1.07    14.01    6.73    1.07     14.01     0.36    397.79    1.88
  PBHC  Pathfinder BC MHC of NY (46.1)*   11.98    10.15       0.96     8.24    3.05    0.87      7.46     1.17     36.05    0.68
  PEEK  Peekskill Fin. Corp. of NY        25.24    25.24       1.09     4.23    3.78    1.09      4.23     0.90     39.49    1.34
  PFSB  PennFed Fin. Services of NJ        6.96     5.96       0.81    11.02    6.17    0.80     10.92     0.58     33.00    0.28
  PWBC  PennFirst Bancorp of PA            8.37     7.44       0.68     8.87    5.02    0.68      8.87     0.45       NA      NA
  PWBK  Pennwood Bancorp, Inc. of PA      17.99    17.99       0.95     5.12    4.15    1.10      5.92     1.49     34.66    0.80
  PBKB  People's Bancshares of MA*         4.10     3.93       0.83    15.42    5.82    0.43      7.92     0.57     98.78    1.04
  PFDC  Peoples Bancorp of Auburn IN      15.27    15.27       1.49     9.76    5.60    1.49      9.76     0.30    102.04    0.37
  PBCT  Peoples Bank, MHC of CT (40.1)*    8.68     8.63       1.18    13.88    3.97    0.68      8.00     0.68    153.86    1.57
  TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)*17.18    15.52       1.18     6.97    1.87    0.88      5.18     0.78     68.34    0.85
  PFFC  Peoples Fin. Corp. of OH          18.85    18.85       0.96     5.10    3.37    0.95      5.01     0.04    480.65    0.25
  PHBK  Peoples Heritage Fin Grp of ME*    6.99     5.25       1.25    16.39    5.81    1.24     16.20     0.88    114.30    1.40
  PSFC  Peoples Sidney Fin. Corp of OH    24.73    24.73       1.15     5.90    3.61    1.15      5.90     1.13     34.69    0.45
  PERM  Permanent Bancorp, Inc. of IN     10.00     9.88       0.62     6.51    3.91    0.61      6.46     0.70     70.95    0.97
  PMFI  Perpetual Midwest Fin. of IA(8)    8.92     8.92       0.49     5.66    3.55    0.44      5.05     0.39    193.33    0.86
  PERT  Perpetual of SC, MHC (46.8)(8)    11.91    11.91       0.80     6.41    1.90    0.89      7.07      NA        NA     1.02
  PCBC  Perry Co. Fin. Corp. of MO        19.23    19.23       1.08     5.70    4.60    1.08      5.70     0.01    277.78    0.17
  PHFC  Pittsburgh Home Fin Corp of PA     8.23     8.13       0.82     7.69    5.94    0.70      6.61     1.68     28.88    0.76
  PFSL  Pocahnts Fed, MHC of AR (47.0)(8)  6.36     6.36       0.62     9.84    3.24    0.61      9.71     0.23    194.26    1.02
  PTRS  Potters Financial Corp of OH       8.81     8.81       0.96    10.97    6.40    0.95     10.79     0.44    389.09    2.65
  PKPS  Poughkeepsie Fin. Corp. of NY(8)   8.30     8.30       0.27     3.28    1.81    0.35      4.15     4.03     26.72    1.40
  PHSB  Ppls Home SB, MHC of PA (45.0)    13.14    13.14       0.77     7.20    3.08    0.73      6.83     0.44    146.58    1.38
  PRBC  Prestige Bancorp of PA            10.91    10.91       0.60     5.15    4.41    0.58      5.03     0.43     65.96    0.42
  PFNC  Progress Financial Corp. of PA     5.09     4.27       0.90    17.37    5.31    0.69     13.16     1.05     63.33    1.00
  PSBK  Progressive Bank, Inc. of NY(8)*   8.88     8.05       0.98    11.44    5.11    0.96     11.19     0.74    150.14    1.71
  PROV  Provident Fin. Holdings of CA     11.58    11.58       0.77     5.71    4.45    0.41      3.02     1.49     56.25    0.96
  PULB  Pulaski SB, MHC of MO (29.8)(8)   13.30    13.30       1.21     9.32    2.04    1.06      8.14      NA        NA     0.46
  PLSK  Pulaski SB, MHC of NJ (46.0)      11.94    11.94       0.63     6.25    2.90    0.63      6.25     0.53     95.10    0.89
  PULS  Pulse Bancorp of S. River NJ       8.19     8.19       1.09    13.66    6.95    1.11     13.81     0.98     43.79    1.67
  QCFB  QCF Bancorp of Virginia MN        16.45    16.45       1.65     9.37    6.41    1.65      9.37     0.39    214.67    1.95
  QCBC  Quaker City Bancorp of CA          8.63     8.63       0.73     8.41    6.05    0.70      8.08     1.33     70.08    1.18
  QCSB  Queens County Bancorp of NY*      10.63    10.63       1.58    12.45    3.80    1.56     12.29     0.54    108.40    0.67
  RARB  Raritan Bancorp of Raritan NJ*     7.56     7.45       1.01    13.22    5.74    0.99     12.98     0.23    349.74    1.23
  REDF  RedFed Bancorp of Redlands CA(8)   8.35     8.32       1.11    13.41    7.29    1.14     13.78     1.69     45.34    0.86
  RELY  Reliance Bancorp, Inc. of NY       8.56     5.82       0.90    10.87    5.08    0.94     11.39     0.56     69.33    0.88
  RELI  Reliance Bancshares Inc of WI     50.09    50.09       1.06     2.16    2.11    1.11      2.27      NA        NA     0.57
  RCBK  Richmond County Fin Corp of NY*   25.65    25.65       1.22     4.75    3.29    1.22      4.75      NA        NA     1.12
  RIVR  River Valley Bancorp of IN        12.72    12.54       0.84     7.18    4.79    0.70      5.99     0.71    122.47    1.05
  RVSB  Riverview Bancorp of WA           22.73    21.94       1.35     8.56    3.40    1.33      8.40     0.17    218.00    0.58

                                                        PRICING RATIOS                       DIVIDEND DATA(6)
                                          -------------------------------------------    ------------------------
                                                                      PRICE/   PRICE/     IND.    DIVI-
                                          PRICE/     PRICE/  PRICE/    TANG.    CORE      DIV./   DEND     PAYOUT
FINANCIAL INSTITUTION                     EARNINGS    BOOK   ASSETS    BOOK   EARNINGS    SHARE   YIELD   RATIO(7)
----------------------------------------  -------   -------  ------   ------  --------    -----   -----   --------
                                            (X)       (%)     (%)      (%)      (X)        ($)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
  NMSB  Newmil Bancorp, Inc. of CT*       18.66      155.15   14.46   155.15   18.40       0.32    2.42   45.07
  NASB  North American SB, FSB of MO      12.96      251.53   21.36   259.16   15.95       1.00    1.43   18.52
  NBSI  North Bancshares of Chicago IL      NM       150.86   20.35   150.86     NM        0.40    2.29     NM
  FFFD  North Central Bancshares of IA    19.29      148.21   33.98   148.21   19.29       0.32    1.43   27.59
  NEIB  Northeast Indiana Bncrp of IN     18.12      137.85   19.81   137.85   18.12       0.34    1.59   28.81
  NWEQ  Northwest Equity Corp. of WI      17.73      157.08   18.23   157.08   18.49       0.60    2.77   49.18
  NWSB  Northwest SB, MHC of PA (30.7)      NM          NM    33.30      NM      NM        0.16    1.00   39.02
  NTMG  Nutmeg FS&LA of CT                16.42      187.07   10.32   187.07   25.58       0.20    1.82   29.85
  OHSL  OHSL Financial Corp. of OH        20.99      162.06   17.66   162.06   21.94       0.88    2.59   54.32
  OCFC  Ocean Fin. Corp. of NJ            19.52      126.59   18.06   126.59   19.63       0.80    2.30   44.94
  OTFC  Oregon Trail Fin. Corp. of OR     29.17      172.74   21.58   172.74   28.72       0.20    1.09   31.75
  OFCP  Ottawa Financial Corp. of MI      20.82      205.71   17.73   252.87   21.90       0.40    1.35   28.17
  PFFB  PFF Bancorp of Pomona CA          24.37      128.76   12.50   130.07   25.67       0.00    0.00    0.00
  PSFI  PS Financial of Chicago IL        19.28       94.04   35.09    94.04   19.01       0.48    3.46   66.67
  PVFC  PVF Capital Corp. of OH           12.63      221.20   16.11   221.20   13.41       0.00    0.00    0.00
  PBCI  Pamrapo Bancorp, Inc. of NJ       15.17      158.17   20.38   159.20   15.88       1.12    4.15   62.92
  PFED  Park Bancorp of Chicago IL        28.79      114.80   25.05   114.80   26.76       0.00    0.00    0.00
  PVSA  Parkvale Financial Corp of PA     14.86      194.74   15.41   195.86   14.86       0.52    1.69   25.12
  PBHC  Pathfinder BC MHC of NY (46.1)*     NM       256.10   30.68   302.16     NM        0.20    0.95   31.25
  PEEK  Peekskill Fin. Corp. of NY        26.47      113.92   28.76   113.92   26.47       0.36    2.13   56.25
  PFSB  PennFed Fin. Services of NJ       16.22      169.17   11.77   197.37   16.36       0.14    0.78   12.61
  PWBC  PennFirst Bancorp of PA           19.93      146.48   12.26   164.77   19.93       0.36    1.88   37.50
  PWBK  Pennwood Bancorp, Inc. of PA      24.10      129.79   23.34   129.79   20.83       0.36    1.80   43.37
  PBKB  People's Bancshares of MA*        17.19      276.85   11.35   288.46     NM        0.48    1.94   33.33
  PFDC  Peoples Bancorp of Auburn IN      17.86      169.81   25.92   169.81   17.86       0.44    1.96   34.92
  PBCT  Peoples Bank, MHC of CT (40.1)*   25.17      327.30   28.40   329.00     NM        0.76    2.00   50.33
  TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)*  NM          NM    61.79      NM      NM        0.35    0.80   42.68
  PFFC  Peoples Fin. Corp. of OH          29.70      151.60   28.57   151.60     NM        0.50    3.01     NM
  PHBK  Peoples Heritage Fin Grp of ME*   17.22      266.37   18.63      NM    17.42       0.88    1.93   33.21
  PSFC  Peoples Sidney Fin. Corp of OH    27.73      120.58   29.82   120.58   27.73       0.28    1.58   43.75
  PERM  Permanent Bancorp, Inc. of IN     25.60      160.32   16.03   162.27   25.81       0.44    1.38   35.20
  PMFI  Perpetual Midwest Fin. of IA(8)   28.19      155.49   13.87   155.49     NM        0.30    1.04   29.41
  PERT  Perpetual of SC, MHC (46.8)(8)      NM       329.14   39.19   329.14     NM        1.40    2.10     NM
  PCBC  Perry Co. Fin. Corp. of MO        21.73      117.72   22.64   117.72   21.73       0.40    1.72   37.38
  PHFC  Pittsburgh Home Fin Corp of PA    16.82      143.77   11.83   145.51   19.57       0.24    1.33   22.43
  PFSL  Pocahnts Fed, MHC of AR (47.0)(8)   NM       294.99   18.75   294.99     NM        0.90    2.01   62.07
  PTRS  Potters Financial Corp of OH      15.63      167.41   14.74   167.41   15.89       0.20    1.07   16.67
  PKPS  Poughkeepsie Fin. Corp. of NY(8)    NM       182.29   15.12   182.29     NM        0.24    2.29     NM
  PHSB  Ppls Home SB, MHC of PA (45.0)      NM       184.47   24.25   184.47     NM        0.24    1.25   40.68
  PRBC  Prestige Bancorp of PA            22.67      114.17   12.45   114.17   23.21       0.20    1.03   23.26
  PFNC  Progress Financial Corp. of PA    18.82      289.32   14.73   344.51   24.83       0.12    0.67   12.63
  PSBK  Progressive Bank, Inc. of NY(8)*  19.56      214.84   19.08   236.94   20.00       0.80    1.82   35.56
  PROV  Provident Fin. Holdings of CA     22.48      130.98   15.16   130.98     NM        0.00    0.00    0.00
  PULB  Pulaski SB, MHC of MO (29.8)(8)     NM          NM    59.02      NM      NM        1.10    2.18     NM
  PLSK  Pulaski SB, MHC of NJ (46.0)        NM       177.36   21.17   177.36     NM        0.30    1.64   56.60
  PULS  Pulse Bancorp of S. River NJ      14.39      186.09   15.25   186.09   14.24       0.80    3.00   43.24
  QCFB  QCF Bancorp of Virginia MN        15.61      150.03   24.68   150.03   15.61       0.00    0.00    0.00
  QCBC  Quaker City Bancorp of CA         16.54      133.50   11.52   133.50   17.21       0.00    0.00    0.00
  QCSB  Queens County Bancorp of NY*      26.28         NM    38.14      NM    26.62       0.80    1.95   51.28
  RARB  Raritan Bancorp of Raritan NJ*    17.42      220.81   16.70   224.08   17.75       0.60    2.09   36.36
  REDF  RedFed Bancorp of Redlands CA(8)  13.72      169.53   14.15   170.11   13.34       0.00    0.00    0.00
  RELY  Reliance Bancorp, Inc. of NY      19.68      185.74   15.89   272.86   18.78       0.64    1.73   34.04
  RELI  Reliance Bancshares Inc of WI       NM       103.33   51.75   103.33     NM        0.00    0.00    0.00
  RCBK  Richmond County Fin Corp of NY*     NM       144.19   36.98   144.19     NM        0.00    0.00    0.00
  RIVR  River Valley Bancorp of IN        20.88      128.38   16.33   130.23   25.00       0.20    1.05   21.98
  RVSB  Riverview Bancorp of WA           29.41      162.87   37.02   168.76   29.96       0.12    0.76   22.22

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                                 Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part Two
                                               Prices As Of March 13, 1998

                                                              KEY FINANCIAL RATIOS
                                         --------------------------------------------------------------    ASSET QUALITY RATIOS
                                                    TANG.        REPORTED EARNINGS       CORE EARNINGS    -----------------------
                                         EQUITY/   EQUITY/    -----------------------   ---------------    MPAS    RESVS/  RESVS/
FINANCIAL INSTITUTION                    ASSETS    ASSETS     ROA(5)   ROE(5)  ROI(5)   ROA(5)   ROE(5)   ASSETS    NPAS   LOANS
---------------------------------------- -------   -------    ------   ------  ------   ------   ------   ------   ------  ------
                                           (%)       (%)        (%)      (%)     (%)      (%)      (%)      (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
  RSLN  Roslyn Bancorp, Inc. of NY*      17.64     17.55      0.96      5.10    3.43     1.22    6.50      0.18    362.05    2.42
  SCCB  S. Carolina Comm. Bnshrs of SC   20.69     20.69      1.00      4.02    3.67     1.00    4.02      1.53     42.40    0.81
  SBFL  SB Fngr Lakes MHC of NY (33.1)    8.75      8.75      0.39      4.11    1.21     0.34    3.60      0.50     93.11    0.96
  SFED  SFS Bancorp of Schenectady NY    12.29     12.29      0.62      4.91    3.91     0.60    4.74      0.84     53.36    0.58
  SGVB  SGV Bancorp of W. Covina CA       7.55      7.44      0.33      4.42    3.25     0.39    5.12      1.23     26.58    0.42
  SHSB  SHS Bancorp, Inc. of PA          13.34     13.34      0.67      5.00    4.24     0.67    5.00      1.43     33.94    0.74
  SISB  SIS Bancorp, Inc. of MA*          7.24      7.24      0.65      8.83    3.58     0.88   12.06      0.47    279.99    2.67
  SWCB  Sandwich Bancorp of MA(8)*        8.10      7.82      0.98     12.12    4.29     0.96   11.83      0.56    140.03    1.11
  SFSL  Security First Corp. of OH        9.36      9.22      1.38     14.76    5.47     1.38   14.76      0.43    176.70    0.84
  SKAN  Skaneateles Bancorp Inc of NY*    6.90      6.72      0.67      9.83    5.87     0.65    9.49      1.89     52.90    1.19
  SOBI  Sobieski Bancorp of S. Bend IN   14.39     14.39      0.60      3.91    3.21     0.60    3.91      0.26     87.34    0.29
  SOSA  Somerset Savings Bank of MA(8)*   6.64      6.64      1.15     18.37    7.44     1.12   17.86      4.86     29.23    1.83
  SSFC  South Street Fin. Corp. of NC*   14.90     14.90      0.85      3.61    3.44     0.87    3.69      0.16    118.51    0.38
  SCBS  Southern Commun. Bncshrs of AL   20.42     20.42      1.15      5.98    3.89     1.15    5.98      2.34     48.64    1.73
  SMBC  Southern Missouri Bncrp of MO    16.60     16.60      0.85      5.22    3.91     0.81    4.98      0.83     58.44    0.66
  SWBI  Southwest Bancshares of IL(8)    11.96     11.96      1.09      9.85    4.75     1.10    9.92      0.18    115.50    0.29
  SVRN  Sovereign Bancorp, Inc. of PA     4.76      3.95      0.48     11.13    2.90     0.65   15.15      0.67     94.38    0.91
  STFR  St. Francis Cap. Corp. of WI      8.27      7.38      0.78      9.58    5.27     0.75    9.21      0.30    126.18    0.81
  SPBC  St. Paul Bancorp, Inc. of IL      9.17      9.14      1.08     12.20    5.41     1.09   12.29      0.24    308.50    1.06
  SFFC  StateFed Financial Corp. of IA   17.66     17.66      1.27      7.17    4.83     1.27    7.17      1.74     14.72    0.33
  SFIN  Statewide Fin. Corp. of NJ        9.36      9.34      0.81      8.36    5.20     0.81    8.36      0.38    104.03    0.84
  STSA  Sterling Financial Corp. of WA    5.48      5.07      0.51     10.96    4.60     0.46    9.91      0.73     65.29    0.83
  SFSB  SuburbFed Fin. Corp. of IL(8)     6.73      6.71      0.66     10.03    4.68     0.53    8.11      0.47     42.37    0.30
  ROSE  T R Financial Corp. of NY*        6.27      6.27      0.98     15.68    5.97     0.87   14.01      0.52     74.90    0.72
  THRD  TF Financial Corp. of PA          8.39      7.00      0.77      7.24    5.86     0.66    6.16      0.29    117.08    0.80
  TPNZ  Tappan Zee Fin., Inc. of NY      17.16     17.16      0.85      4.86    3.46     0.84    4.79      1.39     39.34    1.18
  TSBK  Timberland Bancorp of WA         30.46     30.46      1.85      6.06    4.18     1.85    6.06      3.07     19.72    0.94
  TRIC  Tri-County Bancorp of WY         15.37     15.37      1.02      6.67    5.50     1.05    6.85       NA        NA     1.01
  TWIN  Twin City Bancorp, Inc. of TN    12.89     12.89      1.01      7.87    5.86     0.83    6.48      0.09    131.58    0.16
  USAB  USABancshares, Inc of PA*         8.43      8.30      0.49      5.72    2.67     0.43    5.01      0.57     70.22    0.75
  UCBC  Union Community Bancorp of IN    36.48     36.48      1.58      4.33    3.87     1.58    4.33       NA        NA     0.32
  UFRM  United FSB of Rocky Mount NC(8)   7.23      7.23      0.65      8.66    3.10     0.42    5.62      1.06     88.10    1.10
  UBMT  United Fin. Corp. of MT          24.01     24.01      1.41      6.09    4.48     1.40    6.04      0.48     15.21    0.22
  UTBI  United Tenn. Bancshares of TN    24.48     24.48      1.25      5.10    4.65     1.25    5.10      0.75    123.77    1.27
  VABF  Va. Beach Fed. Fin. Corp of VA    7.15      7.15      0.61      8.99    3.68     0.50    7.31      1.24     59.40    0.95
  WHGB  WHG Bancshares of MD             19.66     19.66      0.76      3.59    2.92     0.77    3.65      0.95     19.59    0.24
  WSFS  WSFS Financial Corp. of DE*       5.72      5.69      1.12     20.56    6.52     1.10   20.25      1.39    117.68    3.15
  WVFC  WVS Financial Corp. of PA        10.66     10.66      1.31     11.07    5.76     1.32   11.17      0.20    312.48    1.14
  WRNB  Warren Bancorp of Peabody MA*    10.79     10.79      2.00     19.45    8.02     1.78   17.31      0.83    132.18    1.68
  WSBI  Warwick Community Bncrp of NY*   23.76     23.76      1.04      4.37    3.19     1.04    4.37      0.69     67.04    0.80
  WFSL  Washington Federal, Inc. of WA   12.89     11.90      1.88     15.54    7.53     1.85   15.32      0.60     69.21    0.56
  WAMU  Washington Mutual, Inc. of WA*    5.35      4.98      0.50      9.55    1.82     0.92   17.75      0.83     83.12    0.99
  WYNE  Wayne Bancorp, Inc. of NJ        12.57     12.57      0.76      5.59    4.04     0.76    5.59      0.92     87.82    1.20
  WAYN  Wayne Svgs Bks MHC of OH (47.8    9.48      9.48      0.75      8.07    2.80     0.70    7.49      0.45     83.22    0.46
  WCFB  Wbstr Cty FSB MHC of IA (45.2)   23.50     23.50      1.45      6.21    3.15     1.45    6.21      0.06    652.54    0.70
  WBST  Webster Financial Corp. of CT     5.44      4.75      0.54     10.34    3.64     0.82   15.76      0.65    114.22    1.34
  WEFC  Wells Fin. Corp. of Wells MN     14.71     14.71      1.09      7.67    6.11     1.07    7.46       NA        NA      NA
  WCBI  WestCo Bancorp, Inc. of IL       15.38     15.38      1.51      9.79    6.59     1.41    9.13      0.19    147.79    0.37
  WSTR  WesterFed Fin. Corp. of MT       10.40      8.45      0.81      7.25    5.00     0.78    7.03      0.35    136.97    0.73
  WOFC  Western Ohio Fin. Corp. of OH    13.87     12.94      0.37      2.65    2.37     0.43    3.09      0.44    115.19    0.66
  WEHO  Westwood Hmstd Fin Corp of OH    22.45     22.45      0.67      2.33    2.27     1.05    3.68      0.12    171.61    0.23
  FFWD  Wood Bancorp of OH               12.80     12.80      1.44     11.41    4.34     1.29   10.26      0.39     93.94    0.44
  YFCB  Yonkers Fin. Corp. of NY         13.54     13.54      1.04      7.04    5.20     1.03    6.97      0.49     71.78    0.82
  YFED  York Financial Corp. of PA        8.86      8.86      0.96     11.17    5.06     0.80    9.31      2.24     29.20    0.75

                                                        PRICING RATIOS                       DIVIDEND DATA(6)
                                          -------------------------------------------    ------------------------
                                                                      PRICE/   PRICE/     IND.    DIVI-
                                          PRICE/     PRICE/  PRICE/    TANG.    CORE      DIV./   DEND     PAYOUT
FINANCIAL INSTITUTION                     EARNINGS    BOOK   ASSETS    BOOK   EARNINGS    SHARE   YIELD   RATIO(7)
----------------------------------------  -------   -------  ------   ------  --------    -----   -----   --------
                                            (X)       (%)     (%)      (%)      (X)        ($)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
  RSLN  Roslyn Bancorp, Inc. of NY*       29.19     151.78   26.77    152.54   22.91      0.32    1.50     43.84
  SCCB  S. Carolina Comm. Bnshrs of SC    27.22     134.38   27.80    134.38   27.22      0.64    2.98       NM
  SBFL  SB Fngr Lakes MHC of NY (33.1)      NM      327.51   28.65    327.51     NM       0.20    1.01       NM
  SFED  SFS Bancorp of Schenectady NY     25.57     126.83   15.58    126.83   26.47      0.32    1.42     36.36
  SGVB  SGV Bancorp of W. Covina CA         NM      133.74   10.10    135.70   26.61      0.00    0.00      0.00
  SHSB  SHS Bancorp, Inc. of PA           23.61     118.14   15.76    118.14   23.61      0.00    0.00      0.00
  SISB  SIS Bancorp, Inc. of MA*          27.92     211.79   15.33    211.79   20.45      0.64    1.67     46.72
  SWCB  Sandwich Bancorp of MA(8)*        23.30     269.30   21.81    278.98   23.87      1.40    2.40     56.00
  SFSL  Security First Corp. of OH        18.28     259.55   24.29    263.32   18.28      0.32    1.47     26.89
  SKAN  Skaneateles Bancorp Inc of NY*    17.03     160.57   11.08    165.00   17.63      0.28    1.42     24.14
  SOBI  Sobieski Bancorp of S. Bend IN      NM      122.80   17.67    122.80     NM       0.32    1.58     49.23
  SOSA  Somerset Savings Bank of MA(8)*   13.44     225.12   14.94    225.12   13.83      0.00    0.00      0.00
  SSFC  South Street Fin. Corp. of NC*    29.07     171.70   25.58    171.70   28.41      0.40    3.20       NM
  SCBS  Southern Commun. Bncshrs of AL    25.71     141.40   28.87    141.40   25.71      0.30    1.67     42.86
  SMBC  Southern Missouri Bncrp of MO     25.59     132.06   21.92    132.06   26.85      0.50    2.30     58.82
  SWBI  Southwest Bancshares of IL(8)     21.07     196.12   23.45    196.12   20.93      0.80    2.51     52.98
  SVRN  Sovereign Bancorp, Inc. of PA       NM      288.49   13.73    347.52   25.37      0.08    0.38     13.11
  STFR  St. Francis Cap. Corp. of WI      18.99     177.31   14.67    198.89   19.75      0.56    1.25     23.83
  SPBC  St. Paul Bancorp, Inc. of IL      18.49     216.37   19.84    217.08   18.36      0.40    1.51     27.97
  SFFC  StateFed Financial Corp. of IA    20.71     144.28   25.48    144.28   20.71      0.20    1.38     28.57
  SFIN  Statewide Fin. Corp. of NJ        19.23     159.55   14.94    159.89   19.23      0.44    1.92     36.97
  STSA  Sterling Financial Corp. of WA    21.74     183.96   10.09    199.04   24.04      0.00    0.00      0.00
  SFSB  SuburbFed Fin. Corp. of IL(8)     21.36     201.63   13.57    202.24   26.40      0.32    0.68     14.55
  ROSE  T R Financial Corp. of NY*        16.75     241.05   15.11    241.05   18.75      0.68    2.06     34.52
  THRD  TF Financial Corp. of PA          17.08     166.22   13.95    199.16   20.10      0.48    1.84     31.37
  TPNZ  Tappan Zee Fin., Inc. of NY       28.93     140.04   24.02    140.04   29.35      0.28    1.38     40.00
  TSBK  Timberland Bancorp of WA          23.92     144.91   44.13    144.91   23.92      0.00    0.00      0.00
  TRIC  Tri-County Bancorp of WY          18.18     118.14   18.15    118.14   17.72      0.40    2.86     51.95
  TWIN  Twin City Bancorp, Inc. of TN     17.06     131.34   16.93    131.34   20.71      0.40    2.76     47.06
  USAB  USABancshares, Inc of PA*           NM      162.16   13.67    164.61     NM       0.00    0.00      0.00
  UCBC  Union Community Bancorp of IN     25.86     111.94   40.84    111.94   25.86      0.30    2.00     51.72
  UFRM  United FSB of Rocky Mount NC(8)     NM      264.84   19.15    264.84     NM       0.24    1.31     42.11
  UBMT  United Fin. Corp. of MT           22.34     134.63   32.33    134.63   22.52      1.00    3.67       NM
  UTBI  United Tenn. Bancshares of TN     21.50     109.58   26.83    109.58   21.50      0.00    0.00      0.00
  VABF  Va. Beach Fed. Fin. Corp of VA    27.17     234.25   16.76    234.25     NM       0.24    1.18     32.00
  WHGB  WHG Bancshares of MD                NM      129.01   25.36    129.01     NM       0.32    1.73     59.26
  WSFS  WSFS Financial Corp. of DE*       15.34     290.95   16.65    292.63   15.58      0.00    0.00      0.00
  WVFC  WVS Financial Corp. of PA         17.37     208.33   22.21    208.33   17.21      1.20    3.24     56.34
  WRNB  Warren Bancorp of Peabody MA*     12.47     226.33   24.43    226.33   14.01      0.52    2.18     27.23
  WSBI  Warwick Community Bncrp of NY*      NM      136.90   32.53    136.90     NM       0.00    0.00      0.00
  WFSL  Washington Federal, Inc. of WA    13.29     195.17   25.17    211.54   13.48      0.87    3.16     42.03
  WAMU  Washington Mutual, Inc. of WA*      NM      349.28   18.69       NM    29.57      1.16    1.65       NM
  WYNE  Wayne Bancorp, Inc. of NJ         24.74     142.43   17.90    142.43   24.74      0.20    0.83     20.62
  WAYN  Wayne Svgs Bks MHC of OH (47.8      NM      279.85   26.54    279.85     NM       0.62    2.07     73.81
  WCFB  Wbstr Cty FSB MHC of IA (45.2)      NM      194.62   45.74    194.62     NM       0.80    3.88       NM
  WBST  Webster Financial Corp. of CT     27.49     226.87   12.35    260.14   18.04      0.80    1.26     34.63
  WEFC  Wells Fin. Corp. of Wells MN      16.37     122.27   17.99    122.27   16.82      0.48    2.59     42.48
  WCBI  WestCo Bancorp, Inc. of IL        15.18     147.06   22.62    147.06   16.29      0.68    2.34     35.60
  WSTR  WesterFed Fin. Corp. of MT        20.00     134.65   14.01    165.71   20.63      0.48    1.85     36.92
  WOFC  Western Ohio Fin. Corp. of OH       NM      110.09   15.26    117.96     NM       1.00    3.88       NM
  WEHO  Westwood Hmstd Fin Corp of OH       NM      128.58   28.86    128.58   27.82      0.36    2.64       NM
  FFWD  Wood Bancorp of OH                23.03     254.98   32.63    254.98   25.63      0.34    1.66     38.20
  YFCB  Yonkers Fin. Corp. of NY          19.25     132.01   17.87    132.01   19.44      0.28    1.43     27.45
  YFED  York Financial Corp. of PA        19.75     210.14   18.63    210.14   23.70      0.52    2.09     41.27

                                  EXHIBIT IV-2

                         Historical Stock Price Indices

                                  Exhibit IV-2
                        Historical Stock Price Indices(1)



                                                                                 SNL        SNL
                                                                 NASDAQ        Thrift       Bank
        Year/Qtr. Ended           DJIA          S&P 500        Composite        Index       Index
        ---------------          ------         -------        ---------       ------       ------
        1991:  Quarter 1         2881.1          375.2           482.3          125.5         66.0
               Quarter 2         2957.7          371.2           475.9          130.5         82.0
               Quarter 3         3018.2          387.9           526.9          141.8         90.7
               Quarter 4         3168.0          417.1           586.3          144.7        103.1

        1992:  Quarter 1         3235.5          403.7           603.8          157.0        113.3
               Quarter 2         3318.5          408.1           563.6          173.3        119.7
               Quarter 3         3271.7          417.8           583.3          167.0        117.1
               Quarter 4         3301.1          435.7           677.0          201.1        136.7

        1993:  Quarter 1         3435.1          451.7           690.1          228.2        151.4
               Quarter 2         3516.1          450.5           704.0          219.8        147.0
               Quarter 3         3555.1          458.9           762.8          258.4        154.3
               Quarter 4         3754.1          466.5           776.8          252.5        146.2

        1994:  Quarter 1         3625.1          445.8            743.5         241.6        143.1
               Quarter 2         3625.0          444.3            706.0         269.6        152.6
               Quarter 3         3843.2          462.6            764.3         279.7        149.2
               Quarter 4         3834.4          459.3            752.0         244.7        137.6

        1995:  Quarter 1         4157.7          500.7            817.2         278.4        152.1
               Quarter 2         4556.1          544.8            933.5         313.5        171.7
               Quarter 3         4789.1          584.4          1,043.5         362.3        195.3
               Quarter 4         5117.1          615.9          1,052.1         376.5        207.6

        1996:  Quarter 1         5587.1          645.5          1,101.4         382.1        225.1
               Quarter 2         5654.6          670.6          1,185.0         387.2        224.7
               Quarter 3         5882.2          687.3          1,226.9         429.3        249.2
               Quarter 4         6442.5          737.0          1,280.7         483.6        280.1

        1997:  Quarter 1        6583.5          757.1           1,221.7         527.7        292.5
               Quarter 2        7672.8          885.1           1,442.1         624.5        333.3
               Quarter 3        7945.3          947.3           1,685.7         737.5        381.7
               Quarter 4        7908.3          970.4           1,570.4         814.1        414.9

        1998:  March 13, 1998   8602.5         1068.6           1,771.7         832.3        439.5


        (1)   End of period data.

        Sources:   SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3

                         Historical Thrift Stock Indices

                                 ThriftINVESTOR

                                  Index Values


                                            Index Values                     Percent Change
                              --------------------------------------     -----------------------
                              02/27/98    1 Month      YTD       LTM     1 Month    YTD     LTM
------------------------------------------------------------------------------------------------

All Pub. Traded Thrifts......    818.7      768.3      814.1    563.1      6.55    0.57    45.38
MHC Index....................  1,191.4    1,110.1    1,179.9    609.6      7.32    0.97    95.44


Deposit Insurance Indices
------------------------------------------------------------------------------------------------
SAIF Thrifts.................    759.5      711.2      764.4    506.8      6.79   -0.65    49.87
BIF Thrifts..................  1,011.3      952.7      984.4    726.3      6.16    2.74    39.24


Stock Exchange Indices
------------------------------------------------------------------------------------------------
AMEX Thrifts.................    254.3      242.6      255.4    169.1      4.85   -0.41    50.39
NYSE Thrifts.................    509.8      473.0      521.3    336.9      7.78   -2.20    51.34
OTC Thrifts..................    927.1      873.5      911.5    645.4      6.14    1.71    43.65


Geographic Indices
------------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts.........  1,752.5    1,620.6    1,735.2  1,118.2      8.14    1.00    56.72
Midwestern Thrifts...........  1,876.2    1,770.0    1,832.9  1,258.0      6.00    2.36    49.14
New England Thrifts..........    776.0      724.7      778.3    482.1      7.08   -0.30    60.98
Southeastern Thrifts.........    789.6      748.8      776.0    523.5      5.46    1.76    50.84
Southwestern Thrifts.........    519.1      477.4      533.5    369.2      8.75   -2.70    40.61
Western Thrifts..............    776.3      734.3      778.8    579.8      5.71   -0.33    33.89


Asset Size Indices
------------------------------------------------------------------------------------------------
Less than $250M..............    877.8      850.0      869.9    635.9      3.27    0.91    38.05
$250M to $500M...............  1,324.4    1,266.7    1,312.3    862.9      4.55    0.92    53.48
$500M to $1B.................    853.9      824.0      846.8    574.0      3.62    0.84    48.76
$1B to $5B...................    983.9      909.6      956.8    618.8      3.17    2.83    59.01
Over $5B.....................    509.8      477.1      512.3    366.2      6.86   -0.48    39.20


Comparative Indices
------------------------------------------------------------------------------------------------
Dow Jones Industrials........  8,545.7    7,906.5    7,908.3    6,925.1    8.08    8.06    23.40
S&P 500......................  1,049.3      980.3      970.4    795.1      7.04    8.13    31.98



All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR;
Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;
New England:  CT, MA, ME, NH, RI, VT;
Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;
Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

                                  EXHIBIT IV-4

                        Market Area Acquisition Activity

                 Chicago-Area Thrift Merger and Acquisition Activity
                                   1996 to Present


                                                                                        Seller Financials at Announcement
                                                                               --------------------------------------------------
                                                                                Total    Total    YTD     YTD     NPAs     Rsrvs/
Annd       Comp                                                                 Assets   Equity   ROAA    ROAE    Assets   NPLs
Date       Date       Buyer                 ST   Seller                  ST     ($000)    (%)     (%)     (%)     (%)       (%)
---------------------------------------------------------------------------------------------------------------------------------
12/30/97   Pending    Citizens Finl Svcs    IN   SuburbFed Financial     IL      432,559   6.61   0.66    10.13    0.34    60.49
12/17/97   Pending    Alliance Bncp         IL   Southwest Bancshares    IL      375,004  11.34   1.08    10.01    0.20   101.05
03/17/97   09/04/97   TCF Financial Corp    MN   Standard Financial      IL    2,405,221  11.13   0.53     4.45    0.18   160.20
03/03/97   08/04/97   Pinnacle Financial    MI   CB Bancorp, Inc.        IN      226,553   8.83   1.03    10.79    NA      NA
11/14/96   08/04/97   Pinnacle Financial    MI   Indiana Fed'l Corp.     IN      809,123   8.11   0.58     6.07    NA     148.72
08/02/96   02/10/97   Hinsdale Finl Corp    IL   Liberty Bancorp         IL      651,198   9.81   0.57     5.89    0.06   922.51
04/22/96   09/30/96   Pinnacle Banc Group   IL   Financial Security      IL      277,057  13.99   0.75     5.68    2.00    54.15
12/14/95   06/07/96   Standard Federal Bk   MI   Bell Bancorp            IL    1,901,498  15.74   0.64     4.12    0.91    60.13
01/26/96   06/06/96   First Chicago NBD     IL   Barrington Bancorp      IL       67,775  16.98   0.70     4.20    0.63    83.96
11/29/95   05/30/96   MAF Bancorp           IL   N.S. Bancorp            IL    1,160,184  19.41   1.55     8.47    0.30   341.70

                                                                    Average      830,617  12.20   0.81     6.98    0.58   214.77
                                                                    Median       541,879  11.24   0.68     5.98    0.32   101.05



                             Deal Terms and Pricing at Announcement
           ------------------------------------------------------------
                                            Deal    Deal    Deal     Tgbk
           Deal   Deal              Deal    Pr/     Pr/     Pr/      Pr/
Annd       Value  Pr/Shr  Consid.  Pr/Bk   Tg Bk   4-Qtr   Assets   CoreDp
Date       ($M)   ($)      Type    (%)     (%)     EPS(x)   (%)      (%)
-----------------------------------------------------------------------
12/30/97    46.5  36.000  Stock   158.33  158.86  17.65   10.75    6.34
12/17/97    89.9  32.349  Stock   202.05  202.05  22.46   23.97   19.48
03/17/97   423.3  25.000  Mixture 150.78  151.06  33.33   17.60    9.97
03/03/97    43.5  35.000  Stock   203.37  203.37  21.34   19.20   18.64
11/14/96   120.9  24.750  Stock   NA      NA      NA      NA      NA
08/02/96    60.9  24.506  Stock   NA      NA      NA      NA      NA
04/22/96    46.0  28.500  Mixture 109.95  109.95  21.11   16.60    4.33
12/14/95   362.8  37.500  Cash    114.68  114.68  27.57   19.08    4.60
01/26/96    17.9  25.850  Stock   148.56  148.56  35.90   26.41   14.93
11/29/95   275.7  42.140  Mixture 113.22  113.22  16.40   23.76    6.05

Average    148.74  31.16          150.12  150.22  24.47   19.67   10.54
Median      75.40  30.42          149.67  149.81  21.90   19.14    8.16



Source:  SNL Securities, LC.

                                    EXHIBIT IV-5

                    Directors and Senior Management Summary Resumes

                                    Exhibit IV-5
                              Directors Summary Resumes




         Sally A. Abbott is currently retired. Previously, Ms. Abbott was employed by the Bank from 1955 until 1994, retiring as a Vice President.

         Gregory W. Blaine has served as Chairman and Chief Executive Officer of TN Technologies since 1996. TN Technologies is a subsidiary of True North Communications, Inc., Hinsdale, Illinois. Mr. Blaine has served in various positions with True North Communications, Inc. since joining the Company in 1979 including serving on the Board of Directors from 1990 to 1997 and as director of Global Operating Systems.

         Bernard W. Bolls is currently retired. Previously, Mr. Bolls was the owner of O.E. Bolls and Company, Hammond, Indiana, a wholesale food products distributor.

         Thomas J. Burns has operated the Burns-Kish Funeral Homes, Hammond, Indiana since 1954.

         James Dal Santo is currently retired. Previously, Mr. Dal Santo worked for Price Real Estate. He is currently self-employed as a real estate manager.

         Gene Diamond is President and Chief Executive Officer of St. Margaret Mercy Healthcare Centers, located in Hammond and Dyer, Indiana, serving in such positions since April 1993.

         James W. Prisby has served as Vice Chairman of the Board, President and Chief Operating Officer of the Bank since February 1996. Previously, Mr. Prisby served as Executive Vice President since 1993 and Corporate Secretary of the Bank from 1977 to 1996. Mr. Prisby joined the Bank in 1974 as internal auditor.

         Thomas F. Prisby has served as Chairman of the Board and Chief Executive Officer of the Bank since February 1996. Previously, Mr. Prisby served as President and Chief Operating Officer of the Bank from 1989 to 1996. Mr. Prisby joined the Bank in 1982 as Executive Vice President and Chief Operating Officer.

         Daniel P. Ryan currently serves as President and Chief Executive Officer of SuburbFed and Suburban Federal and has held such positions with SuburbFed since its formation in 1991 and with Suburban Federal since 1986. He was elected Vice Chairman of the Boards of Directors of SuburbFed and Suburban Federal in 1992 and Chairman of the Boards of SuburbFed and Suburban Federal in 1997.

         John T. Stephens currently serves as Executive Vice President, Chief Financial Officer and Treasurer and has done so since 1993. Mr. Stephens joined the Bank in 1983 as Senior Vice President, Chief Financial Officer and Treasurer.

                                    Exhibit IV-5
                          Senior Management Summary Resumes



         James W. Prisby has served as Vice Chairman of the Board, President and Chief Operating Officer of the Bank since February 1996. Previously, Mr. Prisby served as Executive Vice President since 1993 and Corporate Secretary of the Bank from 1977 to 1996. Mr. Prisby joined the Bank in 1974 as internal auditor.

         Thomas F. Prisby has served as Chairman of the Board and Chief Executive Officer of the Bank since February 1996. Previously, Mr. Prisby served as President and Chief Operating Officer of the Bank from 1989 to 1996. Mr. Prisby joined the Bank in 1982 as Executive Vice President and Chief Operating Officer.

         Daniel P. Ryan currently serves as President and Chief Executive Officer of SuburbFed and Suburban Federal and has held such positions with SuburbFed since its formation in 1991 and with Suburban Federal since 1986. He was elected Vice Chairman of the Boards of Directors of SuburbFed and Suburban Federal in 1992 and Chairman of the Boards of SuburbFed and Suburban Federal in 1997.

         John T. Stephens currently serves as Executive Vice President, Chief Financial Officer and Treasurer and has done so since 1993. Mr. Stephens joined the Bank in 1983 as Senior Vice President, Chief Financial Officer and Treasurer.

         Jeffrey C. Stur has served as Senior Vice President of the Bank for Lending since December 1992. Mr. Stur has been employed by the Bank since 1972 and has previously served as a loan officer, a staff appraiser and the Manager of the Appraisal Department.

         Byron G. Thoren currently is Executive Vice President and Chief Operating Officer of SuburbFed and Suburban Federal. He has held such positions since 1988, with respect to Suburban Federal and 1991 with respect to SuburbFed.

         Steven E. Stock currently is Senior Vice President, Chief Financial Officer and Treasurer of SuburbFed and Suburban Federal. Mr. Stock joined Suburban Federal in 1991.

                                    EXHIBIT IV-6

                              Pro Forma Analysis Sheet

                            PRO FORMA ANALYSIS SHEET
                        Citizens Financial Services, FSB
                           Prices as of March 13, 1998


                                                                                                                      All Savings
                                                                          Peer Group          Indiana Companies       Institutions
                                                                        --------------        -----------------       ------------
        Price Multiple                  Symbol  Subject (1)             Mean    Median          Mean    Median          Mean
        --------------                  ------  -----------             ----    ------          ----    ------          ----
        Price-earnings ratio             P/E     26.02x                 19.18x  18.99x          20.41x  18.74x          19.83x

        Price-book ratio         =       P/B     88.26%                189.27% 171.46%         148.82% 133.43%         169.49%

        Price-assets ratio       =       P/A     14.15%                 19.43%  19.44%          19.01%  17.65%          20.72%

        Valuation Parameters
        --------------------

        Pre-Conversion Earnings (Y)                  $4,568,000      ESOP Stock Purchases (E)         8.00% (5)
        Pre-Conversion Book Value (B)               $95,196,000      Cost of ESOP Borrowings (S)      0.00% (4)
        Pre-Conv. Tang. Book Value (B)              $95,109,000      ESOP Amortization (T)            12.00 years
        Pre-Conversion Assets (A)                $1,184,512,000      RRP Amount (M)                   4.00%
        Reinvestment Rate (2)(R)                          3.29%      RRP Vesting (N)                   5.00 years (5)
        Est. Conversion Expenses (3)(X)                   5.20%      Foundation (F)                    2.22%
        Tax rate (TAX)                                   40.00%      Exchange Shares (SH)             33.75%
                                                                     Tax Benefit (Z)               1,000,000
                                                                     Percentage Sold (PCT)           100.00%


Calculation of Pro Forma Value After Conversion
-----------------------------------------------

  1.    V=                            P/E * (Y)                                V=  $185,183,101
           --------------------------------------------------------------
           1 - P/E * PCT * ((1-X-E-M-F-SH)*R - (1-TAX)*E/T - (1-TAX)*M/N)


  2.    V=          P/B  *  (B+Z)                V=      $184,488,412
          ------------------------------
          1 - P/B * PCT * (1-X-E-M-F-SH)


   3.    V=            P/A * (A+Z)                V=      $183,639,142
            ------------------------------
            1 - P/A * PCT * (1-X-E-M-F-SH)


                                                                                    Shares                      Aggregate
                        Shares Sold    Price     Gross Offering  Exchange Shares  Issued To    Total Shares   Market Value
        Conclusion       to Public   Per Share      Proceeds     Issued to SFSB   Foundation    Issued       of Stock Issued
        ----------        ------     ---------       --------     --------------   ----------    ------       ---------------
        Minimum         11,475,000      10.00     $114,750,000    4,556,452        300,000      16,331,452      163,314,520
        Midpoint        13,500,000      10.00     135,000,000     4,556,452        300,000      18,356,452      183,564,520
        Maximum         15,525,000      10.00     155,250,000     4,556,452        300,000      20,381,452      203,814,520
        Supermaximum    17,853,750      10.00     178,537,500     4,556,452        300,000      22,710,202      227,102,020

_______________________________________________

(1) Pricing ratios shown reflect the midpoint value.
(2) Net return reflects a reinvestment rate of 5.48 percent, and a tax rate of 40.00 percent.
(3) Offering expenses shown at estimated midpoint value.
(4) No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and MRP amortize over 12 years and 5 years, respectively; amortizationexpenses tax effected at 40.00 percent.

                                  EXHIBIT IV-7

                     Pro Forma Effect of Conversion Proceeds

                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                        Citizens Financial Services, FSB
                                 At the Minimum






1.      Offering Proceeds                                                       $114,750,000
        Less: Estimated Offering Expenses                                          6,800,805
                                                                                   ---------
        Net Conversion Proceeds                                                 $107,949,195


2.      Estimated Additional Income from Conversion Proceeds

        Net Conversion Proceeds                                                 $107,949,195
        Less: Proceeds Invested in Non-Earning Fixed Assets                                0
        Less: Non-Cash Stock Purchases (1)                                        13,770,000
                                                                                  ----------
        Net Proceeds Reinvested                                                  $94,179,195
        Estimated net incremental rate of return                                       3.29%
                                                                                       ----
        Earnings Increase                                                         $3,096,612
            Less: Estimated cost of ESOP borrowings (2)                                    0
            Less: Amortization of ESOP borrowings (3)                                459,000
            Less: Recognition Plan Vesting (4)                                       550,800
                                                                                     -------
        Net Earnings Increase                                                     $2,086,812



                                                                          Net
                                                         Before         Earnings          After
3.      Pro Forma Earnings                              Conversion      Increase        Conversion
                                                        ----------      --------        ----------
        12 Months ended December 31, 1997 (reported)    $4,568,000       $2,086,812      $6,654,812
        12 Months ended December 31, 1997 (core)        $5,613,000       $2,086,812      $7,699,812


                                                Before          Net Cash    Tax Benefit (5)     After
4.      Pro Forma Net Worth                     Conversion      Proceeds    Of Contribution   Conversion
                                                ----------      --------    ---------------   ----------
        December 31, 1997                       $95,196,000     $94,179,195      $1,000,000    $190,375,195
        December 31, 1997 (Tangible)            $95,109,000     $94,179,195      $1,000,000    $190,288,195


                                                Before          Net Cash      Tax Benefit (5)    After
5.      Pro Forma Assets                        Conversion      Proceeds      Of Contribution  Conversion
                                                ----------      --------      ---------------  ----------
        December 31, 1997                       $1,184,512,000  $94,179,195      $1,000,000   $1,279,691,195



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 12 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
40.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                        Citizens Financial Services, FSB
                                 At the Midpoint






1.      Offering Proceeds                                                     $135,000,000
        Less: Estimated Offering Expenses                                        7,015,050
                                                                                 ---------
        Net Conversion Proceeds                                               $127,984,950


2.      Estimated Additional Income from Conversion Proceeds

        Net Conversion Proceeds                                               $127,984,950
        Less: Proceeds Invested in Non-Earning Fixed Assets                              0
        Less: Non-Cash Stock Purchases (1)                                      16,200,000
                                                                                ----------
        Net Proceeds Reinvested                                               $111,784,950
        Estimated net incremental rate of return                                     3.29%
                                                                                ----------
        Earnings Increase                                                       $3,675,489
            Less: Estimated cost of ESOP borrowings (2)                                  0
            Less: Amortization of ESOP borrowings (3)                              540,000
            Less: Recognition Plan Vesting (4)                                     648,000
                                                                                   -------
        Net Earnings Increase                                                   $2,487,489



                                                                           Net
                                                          Before         Earnings          After
3.      Pro Forma Earnings                              Conversion       Increase        Conversion
                                                        ----------       --------        ----------
        12 Months ended December 31, 1997 (reported)    $4,568,000    $2,487,489      $7,055,489
        12 Months ended December 31, 1997 (core)        $5,613,000    $2,487,489      $8,100,489


                                        Before        Net Cash      Tax Benefit (5)      After
4.      Pro Forma Net Worth           Conversion      Proceeds      Of Contribution    Conversion
                                      ----------      --------      ---------------    ----------
        December 31, 1997             $95,196,000     $111,784,950    $1,000,000      $207,980,950
        December 31, 1997 (Tangible)  $95,109,000     $111,784,950    $1,000,000      $207,893,950


                                        Before       Net Cash      Tax Benefit (5)     After
5.      Pro Forma Assets              Conversion     Proceeds      Of Contribution   Conversion
                                      ----------     --------      ---------------   ----------
        December 31, 1997         $1,184,512,000    $111,784,950      $1,000,000      $1,297,296,950



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 12 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
40.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                        Citizens Financial Services, FSB
                                 At the Maximum



1.      Offering Proceeds                                               $155,250,000
        Less: Estimated Offering Expenses                                  7,229,295
                                                                           ---------
        Net Conversion Proceeds                                         $148,020,705


2.      Estimated Additional Income from Conversion Proceeds

        Net Conversion Proceeds                                         $148,020,705
        Less: Proceeds Invested in Non-Earning Fixed Assets                        0
        Less: Non-Cash Stock Purchases (1)                                18,630,000
                                                                          ----------
        Net Proceeds Reinvested                                         $129,390,705
        Estimated net incremental rate of return                               3.29%
                                                                               -----
        Earnings Increase                                                 $4,254,366
            Less: Estimated cost of ESOP borrowings (2)                            0
            Less: Amortization of ESOP borrowings (3)                        621,000
            Less: Recognition Plan Vesting (4)                               745,200
                                                                             -------
        Net Earnings Increase                                             $2,888,166



                                                                           Net
                                                          Before         Earnings          After
3.      Pro Forma Earnings                              Conversion       Increase        Conversion
                                                        ----------       --------        ----------
        12 Months ended December 31, 1997 (reported)    $4,568,000       $2,888,166      $7,456,166
        12 Months ended December 31, 1997 (core)        $5,613,000       $2,888,166      $8,501,166


                                  Before        Net Cash    Tax Benefit (5)    After
4.      Pro Forma Net Worth     Conversion      Proceeds    Of Contribution  Conversion
                                ----------      --------    ---------------  ----------
December 31, 1997              $ 95,196,000   $129,390,705   $  1,000,000   $225,586,705
December 31, 1997 (Tangible)   $ 95,109,000   $129,390,705   $  1,000,000   $225,499,705


                                Before             Net Cash    Tax Benefit (5)      After
5.      Pro Forma Assets      Conversion           Proceeds    Of Contribution    Conversion
                              ----------           --------    ---------------    ----------
December 31, 1997            $1,184,512,000   $  129,390,705   $    1,000,000   $1,314,902,705



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 12 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
40.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                        Citizens Financial Services, FSB
                            At the Supermaximum Value






1.      Offering Proceeds                                           $178,537,500
        Less: Estimated Offering Expenses                              7,475,677
                                                                       ---------
        Net Conversion Proceeds                                     $171,061,823


2.      Estimated Additional Income from Conversion Proceeds

        Net Conversion Proceeds                                     $171,061,823
        Less: Proceeds Invested in Non-Earning Fixed Assets                    0
        Less: Non-Cash Stock Purchases (1)                            21,424,500
                                                                      ----------
        Net Proceeds Reinvested                                     $149,637,323
        Estimated net incremental rate of return                           3.29%
                                                                           -----
        Earnings Increase                                             $4,920,075
            Less: Estimated cost of ESOP borrowings (2)                        0
            Less: Amortization of ESOP borrowings (3)                    714,150
            Less: Recognition Plan Vesting (4)                           856,980
                                                                         -------
        Net Earnings Increase                                         $3,348,945



                                                                            Net
                                                           Before         Earnings          After
3.      Pro Forma Earnings                               Conversion       Increase        Conversion
                                                         ----------       --------        ----------
        12 Months ended December 31, 1997 (reported)     $4,568,000       $3,348,945      $7,916,945
        12 Months ended December 31, 1997 (core)         $5,613,000       $3,348,945      $8,961,945


                                  Before        Net Cash    Tax Benefit (5)     After
4.      Pro Forma Net Worth     Conversion      Proceeds    Of Contribution   Conversion
                                ----------      --------    ---------------   ----------
December 31, 1997              $ 95,196,000   $149,637,323   $  1,000,000   $245,833,323
December 31, 1997 (Tangible)   $ 95,109,000   $149,637,323   $  1,000,000   $245,746,323


                                 Before         Net Cash     Tax Benefit (5)    After
5.      Pro Forma Assets       Conversion       Proceeds     Of Contribution  Conversion
                               ----------       --------     ---------------  ----------
December 31, 1997            $1,184,512,000   $149,637,323   $  1,000,000   $1,335,149,323



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 12 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
40.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  EXHIBIT IV-8

                        Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(701) 528-1700

                                             Core Earnings Analysis
                                         Comparable Institution Analysis
                                  For the Twelve Months Ended December 31, 1997


                                                                                                   Estimated
                                           Net Income     Less Net     Tax Effect   Less Extd    Core Income             Estimated
                                           to Common    Gains (Loss)     @ 34%        Items        to Common    Shares    Core EPS
                                           ----------   ------------   ----------   ----------    -----------   ------    ---------
                                             ($000)        ($000)        ($000)       ($000)         ($000)     ($000)        ($)
Comparable Group
----------------

ABCL  Alliance Bancorp, Inc. of IL........   10,249         1,712          -582            0         11,379      8,022       1.42
FCBF  ECU Fin. Corp. of Neonah WI (1).....    3,844          -598           203         -827          2,622      3,863       0.68
EFYF  EEY Financial Corp. of OH...........    7,761          -150            51            0          7,662      4,070       1.88
FFOH  Fidelity Financial of OH............    4,876          -303           103            0          4,676      5,593       0.84
FDEF  First Defiance Fin. Corp. of OH.....    5,406          -222            75            0          5,259      8,528       0.62
FTFC  First Fed. Capital Corp. of WI......   17,391        -5,648         1,920            0         13,663      9,191       1.49
FISB  First Indiana Corp. of IN...........   17,744        -5,149         1,751            0         14,346     12,668       1.13
HMNF  HMN Financial, Inc. of MN...........    5,579        -1,719           584            0          4,444      4,144       1.07
HOMF  HOMF Fed Bancorp of Seymour, TN.....    9,397        -1,689           574            0          8,282      5,113       1.62
MAFB  MAF Bancorp, Inc. of IL.............   37,948          -836           284            0         37,396     15,013       2.49
STFR  St. Francis Cap. Corp. of WI........   12,359          -741           252            0         11,870      5,251       2.26
SPBC  St. Paul Bancorp, Inc. of IL........   49,058          -568           193          403         49,086     34,205       1.44


(1) Financial information is for the quarter ending September 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-9

                       Pro Forma Regulatory Capital Ratios



                                          Citizens Fin. as of         Suburban Federal         Pro Forma As
                                           December 31, 1997          December 31, 1997        December 31,
                                         --------------------       -------------------        -------------
                                                     Percent                   Percent                 Percent
                                           Amount   of Assets         Amount  of Assets       Amount  of Assets
                                          --------  ---------        -------- ---------      -------- ---------

Tangible Capital
Actual   .......................           $62,857       8.46%        $26,097     5.99%      $88,954   7.55%
Requirement.....................            11,147       1.50%          6,530     1.50%       17,677   1.50%
                                          --------   --------        -------- --------      -------- -------
Excess .........................           $51,710       6.96%        $19,567     4.49%      $71,277   6.05%
                                          --------   --------        -------- --------      -------- -------
                                          --------   --------        -------- --------      -------- -------

Core Capital....................           $62,857       8.46%        $26,112     6.00%      $88,969   7.55%
Core Capital Requirement........            22,294       3.00%         13,060     3.00%       35,354   3.00%
                                          --------   --------        -------- --------      -------- -------
Excess..........................           $40,563       5.46%        $13,052     3.00%      $53,615   4.55%
                                          --------   --------        -------- --------      -------- -------
                                          --------   --------        -------- --------      -------- -------

Risk-Based Capital                         $65,951      23.75%        $26,821    13.65%      $92,772  19.57%
Requirement.....................            22,214       8.00%         15,715     8.00%       37,929   8.00%
                                          --------   --------        -------- --------      -------- -------
Excess..........................           $43,737      15.75%        $11,106     5.65%      $54,843  11.57%
                                          --------   --------        -------- --------      -------- -------
                                          --------   --------        -------- --------      -------- -------

                                                                     Pro Forma at December 31, 1997
                                           ----------------------------------------------------------------------
                                               Minimum               Midpoint                 Maximum Maximum As Adj.
                                         --------------------  -------------------    ---------------------------------------
                                                     Percent               Percent              Percent              Percent
                                           Amount   of Assets    Amount   of Assets    Amount  of Assets    Amount  of Assets
                                          --------  ---------   --------  ---------   -------- ---------   -------- ---------
                                                         (Dollars in Thousands)
Tangible Capital
Actual   .......................          $131,309   10.68%      $138,897   11.21%    $146,485    11.73%   $155,210  12.33%
Requirement.....................            18,450    1.50%        18,588    1.50%      18,726     1.50%     18,885   1.50%
                                          --------  -------      --------  -------    --------   -------   -------- --------
Excess..........................          $112,858    9.18%      $120,308    9.71%    $127,758    10.23%   $136,325  10.83%
                                          --------  -------      --------  -------    --------   -------   -------- --------
                                          --------  -------      --------  -------    --------   -------   -------- --------
Core Capital....................          $131,324   10.68%      $138,912   11.21%    $146,500    11.73%   $155,225  12.33%
Core Capital Requirement........            36,900    3.00%        37,176    3.00%      37,453     3.00%     37,770   3.00%
                                          --------  -------      --------  -------    --------   -------   -------- --------
Excess..........................           $94,423    7.68%      $101,735    8.21%    $109,047     8.73%   $117,455   9.33%
                                          --------  -------      --------  -------    --------   -------   -------- --------
Risk-Based Capital                        $135,127   27.89%      $142,715   29.35%    $150,303    30.79%   $159,028  32.44%
Requirement.....................            38,754    8.00%        38,901    8.00%      39,048     8.00%     39,218   8.00%
                                          --------  -------      --------  -------    --------   -------   -------- --------
Excess..........................           $96,373   19.89%      $103,814   21.35%    $111,254    22.79%   $119,811  24.44%
                                          --------  -------      --------  -------    --------   -------   -------- --------
                                          --------  -------      --------  -------    --------   -------   -------- --------

                                   EXHIBIT V-1

                                RP Financial, LC.
                          Firm Qualifications Statement

RP FINANCIAL, LC.
-----------------------------------------           FIRM QUALIFICATION STATEMENT
Financial Services Industry Consultants



                          FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
    Ronald S. Riggins, Managing Director (18)
    William E. Pommerening, Managing Director (14)
    Gregory E. Dunn, Senior Vice President (16)
    James P. Hennessey, Senior Vice President (13)
    James J. Oren, Senior Vice President (11)

-------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center                                        Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210                     Fax No.: (703) 528-1788
Arlington, VA 22209

                                   TABLE 2.1
                       CITIZENS FINANCIAL SERVICES, INC.
                            SUMMARY DEMOGRAPHIC DATA


                                        YEAR
                        -------------------------------------   GROWTH RATE    GROWTH RATE
POPULATION (000)           1990         1997         2002         1990-97       1997-2002
----------------------  -----------  -----------  -----------  -------------  -------------
United States              248,710      267,805      281,209          1.1%           1.0%
INDIANA                      5,544        5,886        6,123          0.9%           0.8%
  La Porte County              107          110          111          0.3%           0.3%
  Lake County                  476          480          483          0.1%           0.1%
  Porter County                129          144          155          1.6%           1.4%
ILLINOIS                    11,431       11,906       12,235          0.6%           0.5%
  Cook County                5,105        5,089        5,078         (0.0%)         (0.0%)
  Dupage County                782          869          929          1.5%           1.4%
  Will County                  357          442          500          3.1%           2.5%

HOUSEHOLDS (000)

United States               91,947       99,020      104,001          1.1%           1.0%
INDIANA                      2,065        2,221        2,330          1.0%           1.0%
  La Porte County               38           40           41          0.5%           0.5%
  Lake County                  171          174          177          0.3%           0.3%
  Porter County                 45           52           56          2.0%           1.7%
ILLINOIS                     4,202        4,373        4,482          0.6%           0.5%
  Cook County                1,879        1,883        1,876          0.0%          (0.1%)
  Dupage County                279          309          330          1.5%           1.3%
  Will County                  117          143          161          2.9%           2.4%

MEDIAN HOUSEHOLD
  INCOME ($)

United States            $  29,199    $  36,961    $  42,042          3.4%           2.6%
INDIANA                     26,507       37,600       45,103          5.1%           3.7%
  La Porte County           26,956       37,521       47,122          4.8%           4.7%
  Lake County               29,189       36,826       42,716          3.4%           3.0%
  Porter County             34,070       46,069       54,097          4.4%           3.3%
ILLINOIS                    31,424       40,853       47,507          3.8%           3.1%
  Cook County               31,022       42,000       48,468          4.4%           2.9%
  Dupage County             47,578       58,844       66,445          3.1%           2.5%
  Will County               37,810       51,873       63,206          4.6%           4.0%

PER CAPITA INCOME--($)

United States            $  13,179    $  18,100           --          4.6%            N/A
INDIANA                     11,490       17,711           --          6.4%            N/A
  La Porte County           11,031       17,642           --          6.9%            N/A
  Lake County               11,490       16,097           --          4.9%            N/A
  Porter County             12,721       20,091           --          6.7%            N/A
ILLINOIS                    13,705       19,726           --          5.3%            N/A
  Cook County               13,823       20,791           --          6.0%            N/A
  Dupage County             18,577       26,098           --          5.0%            N/A
  Will County               13,472       19,969           --          5.8%            N/A



      1997 AGE                                                                                                  CHECK
   DISTRIBUTION(%)      0-14 YEARS   15-24 YEARS  25-44 YEARS   45-64 YEARS     65+ YEARS     MEDIAN AGE    (NOT PRINTED)
----------------------  -----------  -----------  -----------  -------------  -------------  -------------  -------------

United States                 21.7         13.6         31.4          20.5           12.7           34.8            99.9
INDIANA                       21.5         14.6         29.8          21.2           12.9           35.0           100.0
  La Porte County             20.2         12.9         30.4          22.6           13.8           36.9            99.9
  Lake County                 22.0         14.4         29.2          21.1           13.3           35.0           100.0
  Porter County               21.0         15.8         29.6          22.9           10.7           34.9           100.0
ILLINOIS                      21.9         13.6         31.5          20.2           12.9           34.7           100.1
  Cook County                 21.5         12.7         32.9          19.8           13.0           34.7            99.9
  Dupage County               23.7         11.5         34.5          20.9            9.3           34.3            99.9
  Will County                 24.5         14.0         32.4          20.5            8.6           32.6           100.0



    1997 HH INCOME       LESS THAN   $15,000 TO   $25,000 TO    $50,000 TO     $100,000 TO
       DIST.(%)           $15,000      25,000       $50,000      $100,000       $150,000       $150,000+
----------------------  -----------  -----------  -----------  -------------  -------------  -------------

United States                 17.7         14.4         33.5          26.5            5.4            2.6
INDIANA                       15.3         14.5         36.4          27.5            4.6            1.6
  La Porte County             15.1         14.5         37.0          27.5            4.5            1.4
  Lake County                 18.7         13.7         35.0          27.4            4.0            1.3
  Porter County               10.4         11.0         33.6          35.3            6.7            3.1
ILLINOIS                      15.2         12.5         33.0          29.5            6.7            3.1
  Cook County                 15.0         12.0         31.9          30.1            7.4            3.6
  Dupage County                4.9          6.2         27.6          43.2           12.3            5.8
  Will County                  8.6          7.9         30.7          40.4            9.5            2.8



Source: CACI.


RP FINANCIAL, LC.
PAGE 2.2


                                   TABLE 2.1
                            SUBURBFED FINANCIAL CORP
                            SUMMARY DEMOGRAPHIC DATA

                                        YEAR
                        -------------------------------------  GROWTH RATE  GROWTH RATE
POPULATION (000)           1990         1997         2002        1990-97     1997-2002
----------------------  -----------  -----------  -----------  -----------  -----------
United States              248,710      267,805      281,209         1.1%         1.0%
INDIANA                      5,544        5,886        6,123         0.9%         0.8%
  La Porte County              107          110          111         0.3%         0.3%
  Lake County                  476          480          483         0.1%         0.1%
  Porter County                129          144          155         1.6%         1.4%

HOUSEHOLDS (000)

United States               91,947       99,020      104,001         1.1%         1.0%
INDIANA                      2,065        2,221        2,330         1.0%         1.0%
  La Porte County               38           40           41         0.5%         0.5%
  Lake County                  171          174          177         0.3%         0.3%
  Porter County                 45           52           56         2.0%         1.7%

MEDIAN HOUSEHOLD
  INCOME ($)

United States            $  29,199    $  36,961    $  42,042         3.4%         2.6%
INDIANA                     26,507       37,600       45,103         5.1%         3.7%
  La Porte County           26,956       37,521       47,122         4.8%         4.7%
  Lake County               29,189       36,826       42,716         3.4%         3.0%
  Porter County             34,070       46,069       54,097         4.4%         3.3%

PER CAPITA INCOME--($)

United States            $  13,179    $  18,100           --         4.6%          N/A
INDIANA                     11,490       17,711           --         6.4%          N/A
  La Porte County           11,031       17,642           --         6.9%          N/A
  Lake County               11,490       16,097           --         4.9%          N/A
  Porter County             12,721       20,091           --         6.7%          N/A



      1997 AGE                                                                                            CHECK
   DISTRIBUTION(%)      0-14 YEARS   15-24 YEARS  25-44 YEARS  45-64 YEARS   65+ YEARS   MEDIAN AGE   (NOT PRINTED)
----------------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------

United States                 21.7         13.6         31.4         20.5         12.7         34.8          99.9
INDIANA                       21.5         14.6         29.8         21.2         12.9         35.0         100.0
  La Porte County             20.2         12.9         30.4         22.6         13.8         36.9          99.9
  Lake County                 22.0         14.4         29.2         21.1         13.3         35.0         100.0
  Porter County               21.0         15.8         29.6         22.9         10.7         34.9         100.0



   1997 HH INCOME        LESS THAN   $15,000 TO   $25,000 TO   $50,000 TO   $100,000 TO                   CHECK
       DIST.(%)           $15,000      25,000       $50,000     $100,000     $150,000     $150,000+   (NOT PRINTED)
----------------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------

United States                 17.7         14.4         33.5         26.5          5.4          2.6         100.1
INDIANA                       15.3         14.5         36.4         27.5          4.6          1.6          99.9
  La Porte County             15.1         14.5         37.0         27.5          4.5          1.4         100.0
  Lake County                 18.7         13.7         35.0         27.4          4.0          1.3         100.1
  Porter County               10.4         11.0         33.6         35.3          6.7          3.1         100.1


Source: CACI.
